AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 2, 1996

                                                      REGISTRATION NO.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------
                            EXECUFIRST BANCORP, INC.
(EXACT NAME OF THE REGISTRANT AS SPECIFIED IN ITS CERTIFICATE OF INCORPORATION)

              PENNSYLVANIA                                  5961                                   23-2486815
    (STATE OR OTHER JURISDICTION OF               (PRIMARY S.I.C. NUMBER)                        (IRS EMPLOYER
     INCORPORATION OR ORGANIZATION)                                                           IDENTIFICATION NO.)

                            ------------------------

                               1513 WALNUT STREET
                             PHILADELPHIA, PA 19102
                                 (215)564-3300
              (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
     INCLUDING AREA CODE, OF THE REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                            ------------------------

                                 ZVI H. MUSCAL
                            EXECUFIRST BANCORP, INC.
                               1513 WALNUT STREET
                             PHILADELPHIA, PA 19102
                                 (215)564-3300
           (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)
                            ------------------------

                        Copies of all communications to:

   STEPHEN T. BURDUMY, ESQUIRE             AND                       EDWARD G. FITZGERALD, ESQUIRE
KLEHR, HARRISON, HARVEY, BRANZBURG                                    SPECTOR, GADON & ROSEN, PC
           & ELLERS                                                       1700 MARKET STREET,
        1401 WALNUT STREET                                                    29TH FLOOR
      PHILADELPHIA, PA 19103                                             PHILADELPHIA, PA 19103
          (215) 568-6060                                                     (215) 241-8833

                            ------------------------

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF THE SECURITIES TO THE
PUBLIC: As soon as practicable after the Registration Statement becomes effective.

     If the Securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. / /
                            ------------------------

                        CALCULATION OF REGISTRATION FEE

                                                                      PROPOSED               PROPOSED
             TITLE OF EACH CLASS                AMOUNT TO BE      MAXIMUM OFFERING      MAXIMUM AGGREGATE          AMOUNT OF
      OF SECURITIES TO BE REGISTERED(1)          REGISTERED        PRICE PER UNIT         OFFERING PRICE        REGISTRATION FEE
Common Stock, par value $.01.................   1,985,658(2)             $                      $                 $2,636.13(3)

(1) This registration statement relates to shares of common stock of the Registrant issuable to holders of the common stock of Republic Bancorporation, Inc. ('Republic') in connection with the proposed merger of Republic with and into the Registrant.

(2) Based on an estimated maximum of 1,985,658 shares of Registrant's common stock to be issued in exchange for an estimated maximum of 794,263 outstanding shares of Republic common stock.

(3) Estimated solely for the purpose of calculating the registration fee and based, in accordance with Rule 457(f)(1) under the Securities Act of 1933, on the average of the bid and asked prices of Republic's common stock ($9.625) as reported on the Electronic Bulletin board on January 25, 1996. Pursuant to Rule 457(b), $397.13 represents the filing fee payable by ExecuFirst and Republic under Section 14(g) of the Securities Exchange Act of 1934 in connection with the filing of preliminary proxy materials.
                            ------------------------

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                            EXECUFIRST BANCORP, INC.
                         REPUBLIC BANCORPORATION, INC.
                             CROSS-REFERENCE TABLE
                           PURSUANT TO REGULATION S-B

ITEM NO.                      FORM S-4 CAPTION                               PROSPECTUS/JOINT PROXY
---------  ------------------------------------------------------  -------------------------------------------
A. INFORMATION ABOUT THE TRANSACTION
Item 1     Forepart of the Registration Statement and Outside
             Front Cover Page of Prospectus......................  Facing Page; Cross Reference Sheet; Outside
                                                                     Front Cover Page of Prospectus/Joint
                                                                     Proxy Statement
Item 2     Inside Front and Outside Back Cover Pages of
             Prospectus..........................................  Available Information; Incorporation of
                                                                     Certain Documents by Reference
Item 3     Risk Factors, Ratio of Earnings to Fixed Charges and
             Other Information...................................  Outside Front Cover Page of
                                                                     Prospectus/Joint Proxy Statement;
                                                                     Summary; Special Considerations; Pro
                                                                     Forma Per Share Comparative Financial
                                                                     Data; The Merger; The Plan of Merger and
                                                                     Related Agreements; ExecuFirst
Item 4     Terms of the Transaction..............................  Summary; The Merger; The Plan of Merger and
                                                                     Related Agreements; Description of
                                                                     ExecuFirst Stock; Certain Differences in
                                                                     the Rights of ExecuFirst and Republic
                                                                     Shareholders
Item 5     Pro Forma Financial Information.......................  Unaudited Pro Forma Combined Financial Data
Item 6     Material Contracts with the Company Being Acquired....  Summary; The Merger
Item 7     Additional Information Required for Reoffering by
             Persons and Parties Deemed to be Underwriters.......  Not Applicable
Item 8     Interests of Named Experts and Counsel................  Not Applicable
Item 9     Disclosure of Commission Position on Indemnification
             for Securities Acts Liabilities.....................  Not Applicable

ITEM NO.                      FORM S-4 CAPTION                               PROSPECTUS/JOINT PROXY
---------  ------------------------------------------------------  -------------------------------------------
B. INFORMATION ABOUT THE REGISTRANT
Item 10    Information with Respect to S-3 Registrants...........  Not Applicable
Item 11    Incorporation of Certain Information by Reference.....  Not Applicable
Item 12    Information with Respect to S-2 or S-3 Registrants....  Incorporation of Certain Documents by
                                                                     Reference
Item 13    Incorporation of Certain Information by Reference.....  Incorporation of Certain Documents by
                                                                     Reference
Item 14    Information with Respect to Registrants Other than S-2
             or S-3 Registrants..................................  Not Applicable

C. INFORMATION ABOUT THE COMPANY BEING ACQUIRED
Item 15    Information with Respect to S-3 Companies.............  Not Applicable
Item 16    Information with Respect to S-2 or S-3 Companies......  Not Applicable
Item 17    Information with Respect to Companies Other than S-2
             or S-3 Companies....................................  Summary; The Merger; Republic

D. VOTING AND MANAGEMENT INFORMATION
Item 18    Information if Proxies, Consents or Authorizations are
             to be Solicited.....................................  Facing Page; Outside Front Cover Page of
                                                                     Prospectus/Joint Proxy Statement;
                                                                     Summary; The ExecuFirst Meeting; The
                                                                     Republic Meeting; The Merger; ExecuFirst;
                                                                     Republic
Item 19    Information if Proxies, Consents or
             Authorizations are not to be Solicited or in an
             Exchange Offer......................................  Not Applicable

                            EXECUFIRST BANCORP, INC.
                               1513 WALNUT STREET
                             PHILADELPHIA, PA 19102
                                 (215) 564-3300

                                                                [March   , 1996]

Dear Shareholder:

     You are cordially invited to attend a special meeting of shareholders (the 'Special Meeting') of ExecuFirst Bancorp, Inc. ('ExecuFirst') to be held [April
  , 1996], at                , local time at
                  . Notice of the Special Meeting, a Prospectus/Joint Proxy Statement, and a Proxy Card are enclosed.

     The Special Meeting has been called for the purpose of considering and acting upon a proposal for the approval of the merger (the 'Merger') of Republic Bancorporation, Inc., a Pennsylvania corporation ('Republic'), with and into ExecuFirst, pursuant to the Agreement and Plan of Merger dated November 17, 1995 by and between ExecuFirst and Republic (the 'Plan of Merger'). In addition, shareholders will be asked to consider and vote upon proposals to approve certain amendments to ExecuFirst's Articles of Incorporation and to approve an amended and restated stock option plan. Shareholders may be asked to approve adjournment of the Special Meeting to permit further solicitation of proxies in the event that there are insufficient votes at the time of the Special Meeting to approve the Merger and the Plan of Merger and the other proposed actions.

     YOUR BOARD OF DIRECTORS HAS APPROVED THE PLAN OF MERGER AND BELIEVES THAT THE MERGER IS IN THE BEST INTERESTS OF EXECUFIRST AND ITS SHAREHOLDERS. ACCORDINGLY, YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR APPROVAL OF THE MERGER AND THE PLAN OF MERGER, FOR THE AMENDMENTS TO THE ARTICLES OF INCORPORATION, FOR THE AMENDED AND RESTATED STOCK OPTION PLAN, AND FOR ADJOURNMENT OF THE SPECIAL MEETING, IF NECESSARY.

     If any other matters are properly brought before the Special Meeting, the persons named in the enclosed Proxy Card will vote the shares represented by such proxy upon such matters in accordance with their best judgment. You are urged to read the accompanying Prospectus/Joint Proxy Statement which provides detailed information concerning the Merger and related matters. Please give this material your careful consideration.

     Your vote is important, regardless of the number of shares you own. ON BEHALF OF THE BOARD OF DIRECTORS, I URGE YOU TO SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD AS SOON AS POSSIBLE EVEN IF YOU PLAN TO ATTEND THE SPECIAL MEETING. This will not prevent you from voting in person but will assure that your vote is counted if you are unable to attend the Special Meeting.

                                         Sincerely,

                                         [SIGNATURE]

                                         Zvi H. Muscal
                                         Chairman of the Board,
                                         President and Chief Executive Officer

                         REPUBLIC BANCORPORATION, INC.
                               1515 MARKET STREET
                             PHILADELPHIA, PA 19102
                                 (215) 563-3600

                                                                [March   , 1996]

Dear Shareholder:

     You are cordially invited to attend a special meeting of shareholders (the 'Special Meeting') of Republic Bancorporation, Inc. ('Republic') to be held
[April   , 1996], at                , local time at
                  . Notice of the Special Meeting, a Prospectus/Joint Proxy Statement, and a Proxy Card are enclosed.

     The Special Meeting has been called for the purpose of considering and acting upon a proposal for the approval of the merger (the 'Merger') of Republic with and into ExecuFirst Bancorp, Inc., a Pennsylvania corporation ('ExecuFirst'), pursuant to the Agreement and Plan of Merger dated November 17, 1995 by and between ExecuFirst and Republic (the 'Plan of Merger'). In addition, shareholders may be asked to approve adjournment of the Special Meeting to permit further solicitation of proxies in the event that there are insufficient votes at the time of the Special Meeting to approve the Merger and the Plan of Merger.

     YOUR BOARD OF DIRECTORS HAS APPROVED THE PLAN OF MERGER AND BELIEVES THAT THE MERGER IS IN THE BEST INTERESTS OF REPUBLIC AND ITS SHAREHOLDERS. ACCORDINGLY, YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR APPROVAL OF THE MERGER AND THE PLAN OF MERGER AND FOR ADJOURNMENT OF THE SPECIAL MEETING, IF NECESSARY.

     If the Merger is approved by the shareholders at the Special Meeting, under Pennsylvania law, Republic shareholders may be entitled to exercise dissenters' rights with respect to the proposed Merger. A description of the procedure for exercising dissenters' rights is included in the Prospectus/Joint Proxy Statement.

     If any other matters are properly brought before the Special Meeting, the persons named in the enclosed Proxy Card will vote the shares represented by such proxy upon such matters as determined by a majority of the Board of Directors. You are urged to read the accompanying Prospectus/Joint Proxy Statement which provides detailed information concerning the Merger and related matters. Please give this material your careful consideration.

     Your vote is important, regardless of the number of shares you own. ON BEHALF OF THE BOARD OF DIRECTORS, I URGE YOU TO SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD AS SOON AS POSSIBLE EVEN IF YOU PLAN TO ATTEND THE SPECIAL MEETING. This will not prevent you from voting in person but will assure that your vote is counted if you are unable to attend the Special Meeting.

                                         Sincerely,

                                         [SIGNATURE]

                                         Rolf A. Stensrud
                                         Director, President and
                                         Chief Executive Officer

                         REPUBLIC BANCORPORATION, INC.
                               1515 MARKET STREET
                             PHILADELPHIA, PA 19102
                                 (215) 563-3600
                            ------------------------

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                         TO BE HELD ON [APRIL   , 1996]
                            ------------------------

     NOTICE IS HEREBY GIVEN that a special meeting of shareholders (the 'Special Meeting') of Republic Bancorporation, Inc. ('Republic') will be held in the
                                                  , Philadelphia, Pennsylvania,
on [            , April   , 1996], at       ,  .m., local time, for the
following purposes:

          (1) To consider and vote upon a proposal to approve an Agreement and Plan of Merger dated November 17, 1995 (as the same may be amended, the ('Plan of Merger') by and between Republic and ExecuFirst Bancorp, Inc. ('ExecuFirst'), pursuant to which (a) Republic would merge with and into ExecuFirst (the 'Merger'), and (b) each outstanding share of Republic common stock, subject to the exercise of perfected dissenters' appraisal rights, would be converted into shares of ExecuFirst common stock in accordance with the exchange ratio set forth in the Plan of Merger.

          (2) To consider and vote upon the adjournment of the Special Meeting to permit further solicitation of proxies in the event that there are insufficient votes at the time of the Special Meeting to approve the Merger and the Plan of Merger.

          (3) To consider and vote upon other business as may properly come before the Special Meeting or any adjournments thereof.

As of the date hereof, the Board of Directors of Republic is not aware of any other business to come before the Special Meeting.

     The Board of Directors of Republic has fixed the close of business on February 16, 1996 as the record date for the determination of shareholders entitled to notice of and to vote at the Special Meeting.

     Any action may be taken on any one of the foregoing proposals at the Special Meeting on the date specified above, or on any date or dates to which, by original or later adjournment, the Special Meeting may be adjourned or to which the Special Meeting may be postponed. A majority of the outstanding shares of the Republic common stock must be represented at the Special Meeting, in person or by proxy, to constitute a quorum for the transaction of business.

     If the actions proposed are approved by the shareholders at the Special Meeting and effected by ExecuFirst and Republic, Republic shareholders may have dissenter's appraisal rights in connection with the Merger pursuant to Sections 1571 to 1580, inclusive, of the Pennsylvania Business Corporation Law of 1988, as amended.

                                         By Order of the Board of Directors,

                                         [SIGNATURE]

                                         Rolf A. Stensrud
                                         Director, President
                                         and Chief Executive Officer

Philadelphia, Pennsylvania
           , 1996

IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. THEREFORE, WHETHER OR NOT YOU PLAN TO BE PRESENT IN PERSON AT THE SPECIAL MEETING, PLEASE COMPLETE, DATE, AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

                            EXECUFIRST BANCORP, INC.
                               1513 WALNUT STREET
                             PHILADELPHIA, PA 19102
                                 (215) 564-3300
                            ------------------------
                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                         TO BE HELD ON [APRIL   , 1996]
                            ------------------------

     NOTICE IS HEREBY GIVEN that a special meeting of shareholders (the 'Special Meeting') of ExecuFirst Bancorp, Inc. ('ExecuFirst') will be held in the
                        , Philadelphia, Pennsylvania, on [      , April   ,
1996], at       ,  .m., local time, for the following purposes:

          (1) To consider and vote upon a proposal to approve an Agreement and Plan of Merger dated November 17, 1995 (as the same may be amended, the 'Plan of Merger') by and between ExecuFirst and Republic Bancorporation, Inc. ('Republic'), pursuant to which (a) Republic would merge with and into ExecuFirst (the 'Merger'), and (b) each outstanding share of Republic common stock, subject to the exercise of perfected dissenters' appraisal rights, would be converted into shares of ExecuFirst common stock in accordance with the exchange ratio set forth in the Plan of Merger.

          (2) To consider and vote upon a proposal to approve an amendment to ExecuFirst's Articles of Incorporation to insert a new Article relating to a restriction on ownership of more than 10% of ExecuFirst's outstanding common stock.

          (3) To consider and vote upon a proposal to approve amendments to ExecuFirst's Amended and Restated Articles of Incorporation relating to (i) the indemnification of officers and directors by ExecuFirst; (ii) nominations for election to the board of directors and (iii) the vote required to amend the Articles of Incorporation.

          (4) To consider and vote upon a proposal to adopt an Amended and Restated Stock Option Plan.

          (5) To consider and vote upon the adjournment of the Special Meeting to permit further solicitation of proxies in the event that there are insufficient votes at the time of the Special Meeting to approve the Merger and the Plan of Merger.

          (6) To consider and vote upon other business as may properly come before the Special Meeting or any adjournments thereof.

As of the date hereof, the Board of Directors of ExecuFirst is not aware of any other business to come before the Special Meeting.

     The Board of Directors of ExecuFirst has fixed the close of business on February 16, 1996 as the record date for the determination of shareholders entitled to notice of and to vote at the Special Meeting.

     Any action may be taken on any one of the foregoing proposals at the Special Meeting on the date specified above, or on any date or dates to which, by original or later adjournment, the Special Meeting may be adjourned or to which the Special Meeting may be postponed. A majority of the outstanding shares of the ExecuFirst common stock must be represented at the Special Meeting, in person or by proxy, to constitute a quorum for the transaction of business.

                                          By Order of the Board of Directors,

                                          [SIGNATURE]

                                          Zvi H. Muscal
                                          Chairman of the Board, President
                                          and Chief Executive Officer
Philadelphia, Pennsylvania
               , 1996

 IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. THEREFORE, WHETHER OR NOT YOU PLAN TO BE PRESENT IN PERSON AT THE SPECIAL MEETING, PLEASE COMPLETE, DATE, AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

                    [INSERT LOGO]                                           [INSERT LOGO]
               EXECUFIRST BANCORP, INC.                             REPUBLIC BANCORPORATION, INC.
              PROSPECTUS/PROXY STATEMENT                                   PROXY STATEMENT
                                    [             ] SHARES OF COMMON STOCK
                                           PAR VALUE $.01 PER SHARE
                                           (SUBJECT TO ADJUSTMENT)
 SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON [APRIL    SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON [APRIL
                        , 1996]                                                 , 1996]

     This Prospectus/Joint Proxy Statement and the accompanying proxy cards are first being mailed to shareholders of ExecuFirst and Republic on or about
             , 1996
                            ------------------------

     This Prospectus/Joint Proxy Statement is being furnished to holders of common stock, $.01 par value ('ExecuFirst Common Stock'), of ExecuFirst Bancorp, Inc., a Pennsylvania corporation ('ExecuFirst'), in connection with the solicitation of proxies by the Board of Directors of ExecuFirst (the 'ExecuFirst Board') for use at a special meeting of ExecuFirst shareholders (the 'ExecuFirst
Meeting') to be held at       a.m. local time, on [April   , 1996], at
                , and at any adjournment or postponement thereof.

     This Prospectus/Joint Proxy Statement is being furnished to holders of common stock, $.01 par value ('Republic Common Stock'), of Republic Bancorporation, Inc., a Pennsylvania corporation ('Republic'), in connection with the solicitation of proxies by the Board of Directors of Republic (the 'Republic Board') for use at a special meeting of Republic shareholders (the
'Republic Meeting') to be held at       a.m. local time, on [April   , 1996], at
                , and at any adjournment or postponement thereof.

     At the ExecuFirst Meeting and the Republic Meeting, shareholders of ExecuFirst and Republic, respectively, will be asked to consider and vote upon the approval and adoption of an Agreement and Plan of Merger, dated November 17, 1995, by and between ExecuFirst and Republic (the 'Plan of Merger'), and to approve the merger (the 'Merger') of Republic with and into ExecuFirst, which shall be the surviving corporation (with respect to post-Merger actions, ExecuFirst as the surviving corporation shall be referred to herein as the 'Holding Company'). Pursuant to the terms of the Plan of Merger, each outstanding share of Republic Common Stock (other than shares of Republic Common Stock as to which dissenters' rights of appraisal have been perfected under Chapter 15 ('Chapter 15') of the Pennsylvania Business Corporation Law of 1988, as amended (the 'BCL') will be converted into shares of Holding Company's common stock, $.01 par value (the 'Holding Company Common Stock') based on the respective per share book values of ExecuFirst Common Stock and the Republic Common Stock at the end of the quarter immediately preceding consummation of the Merger. In addition, shareholders of ExecuFirst will be asked to consider and vote upon the approval of certain amendments to ExecuFirst's Amended and Restated Articles of Incorporation, as amended (the 'Articles of Incorporation') and the adoption of the Amended and Restated ExecuFirst Stock Option Plan (the 'Amended and Restated Stock Option Plan'). APPROVAL OF PROPOSALS II AND III BY THE EXECUFIRST SHAREHOLDERS, THE AMENDMENTS TO THE ARTICLES OF INCORPORATION, IS A CONDITION TO THE CONSUMMATION OF THE MERGER, WHICH CONDITION MAY BE WAIVED BY REPUBLIC.

     On January 25, 1996, the last reported sales price of ExecuFirst Common Stock on the NASDAQ Small Cap Market was $6.00.

     Unless authority to vote is withheld, all shares of ExecuFirst Common Stock represented by properly signed proxies received by the ExecuFirst Board pursuant to this solicitation (and not revoked before they are voted) will be voted FOR approval and adoption of the Plan of Merger and the Merger; FOR approval of the amendments to the Articles of Incorporation; and FOR approval of the Amended and Restated Stock Option Plan.

                                                  (Cover continued on next page)

     Unless authority to vote is withheld, all shares of Republic Common Stock represented by properly signed proxies received by the Republic Board pursuant to this solicitation (and not revoked before they are voted) will be voted FOR the approval and adoption of the Plan of Merger and the Merger.

     As of the date of this Prospectus/Joint Proxy Statement, the ExecuFirst Board and the Republic Board, respectively, know of no business that will be presented for consideration at the ExecuFirst Meeting and Republic Meeting, respectively, other than that referred to above. If any other business properly comes before either of the meetings, the persons designated in the enclosed proxy will vote on such business in accordance with their best judgment (in the case of the ExecuFirst meeting) or as determined by a majority of the Republic Board (in the case of the Republic meeting).

     Under applicable Pennsylvania law, Republic shareholders may have dissenters' rights with respect to the Merger. A summary of such rights, including a description of the procedures to be followed in order to assert such rights, is set forth in the Prospectus/Joint Proxy Statement under the caption 'THE SPECIAL MEETINGS--The Republic Meeting--Rights of Dissenting Shareholders.'

     The enclosed proxies are being solicited by the ExecuFirst Board and the Republic Board for use at the ExecuFirst Meeting and the Republic Meeting, respectively. The costs of soliciting the shareholders of ExecuFirst and Republic will be born by the parties on a pro rata basis based on the number of shareholders. ExecuFirst has engaged Georgeson & Company, Inc. to assist in the solicitation of proxies from ExecuFirst shareholders for an estimated fee of $6,000. In addition, the solicitation may be made by directors, officers, employees and management of ExecuFirst or Republic, respectively. However, such persons will not receive any fees for such solicitation. Proxies may be solicited in person or by mail, telephone, telegram, mailgram or other means. Brokers, nominees, fiduciaries and other custodians have been requested to forward such solicitation materials to the beneficial owners of shares held of record by such custodian. Such custodians may be reimbursed for their expenses. Any proxy may be revoked at any time before it is voted by giving written notice of such revocation to, or by filing a later dated proxy with, the Secretary of ExecuFirst or Republic, as appropriate. In addition, any proxy may be voided by attending the ExecuFirst Meeting or the Republic Meeting, as appropriate, and voting in person.

FOR ADDITIONAL INFORMATION

     Questions concerning the voting of ExecuFirst shares should be directed to the toll-free number established at ExecuFirst's request for Georgeson &
Company, Inc. (1-800-           ) between the hours of 9:00 A.M. and 8:00 P.M.
(Eastern Standard Time) or to George S. Rapp, Executive Vice President and Chief Operating Officer of ExecuFirst ((215) 564-3300) between the hours of 9:00 A.M. and 4:00 P.M. (Eastern Standard Time).

SEE 'SPECIAL CONSIDERATIONS' BEGINNING ON PAGE 11 FOR CERTAIN CONSIDERATIONS RELEVANT TO AN INVESTMENT IN THE SECURITIES REFERRED TO HEREIN.

THE SECURITIES TO BE ISSUED PURSUANT TO THIS PROSPECTUS/JOINT PROXY STATEMENT HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAVE THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS/JOINT PROXY STATEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE SECURITIES TO BE ISSUED PURSUANT TO THE PROSPECTUS/JOINT PROXY STATEMENT ARE NOT SAVINGS ACCOUNTS OR DEPOSITS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY.

   The date of this Prospectus/Joint Proxy Statement is                , 1996

                               TABLE OF CONTENTS

                                                                                                               PAGE
                                                                                                             ---------
AVAILABLE INFORMATION......................................................................................          4
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE............................................................          4
SUMMARY....................................................................................................          5
SPECIAL CONSIDERATIONS.....................................................................................         11
PRO FORMA PER SHARE COMPARATIVE FINANCIAL DATA.............................................................         13
UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION.........................................................         14
THE SPECIAL MEETINGS.......................................................................................         21
  General..................................................................................................         21
  The ExecuFirst Meeting...................................................................................         21
     Time and Place........................................................................................         21
     Matters to be Considered..............................................................................         21
     Record Date; Voting at the ExecuFirst Meeting, Vote Required..........................................         21
     Voting and Revocation Of Proxies......................................................................         22
     Rights of Dissenting Shareholders.....................................................................         22
  The Republic Meeting.....................................................................................         23
     Time and Place........................................................................................         23
     Matters To Be Considered..............................................................................         23
     Record Date; Voting at the Republic Meeting, Vote Required............................................         23
     Voting and Revocation of Proxies......................................................................         23
     Rights of Dissenting Shareholders.....................................................................         24
PROPOSAL I:
APPROVAL OF THE AGREEMENT AND PLAN OF MERGER AND THE MERGER................................................         25
The Merger.................................................................................................         25
  Overview.................................................................................................         25
  Background to the Merger.................................................................................         25
  ExecuFirst's Reasons for the Merger......................................................................         27
  Republic's Reasons for the Merger........................................................................         28
  Opinions of Financial Advisors...........................................................................         29
  Certain Federal Income Tax Considerations................................................................         36
  Accounting Treatment.....................................................................................         37
  Regulatory Approvals.....................................................................................         37
  Interests of Certain Persons in the Merger...............................................................         38
THE PLAN OF MERGER AND RELATED AGREEMENTS..................................................................         40
  Conversion of Republic Common Stock......................................................................         40
  Effective Date...........................................................................................         40
  Alternative Proposals....................................................................................         40
  Business Pending Consummation of the Merger..............................................................         41
  Corporate Structure and Related Matters After the Merger.................................................         41
  Conditions To Consummation of the Merger.................................................................         41
  Termination; Amendment...................................................................................         42
  Amended and Restated Stock Option Plan; Treatment of Employee Stock Options..............................         43
  Stock Option Agreements..................................................................................         44
  Fees and Expenses........................................................................................         46

                                                                                                               PAGE
                                                                                                             ---------
EXECUFIRST.................................................................................................         46
  History and Business.....................................................................................         46
  Voting Securities and Principal Holders..................................................................         46
  Directors and Executive Officers.........................................................................         47
  Executive Compensation...................................................................................         50
  Certain Relationships and Related Transactions...........................................................         53
REPUBLIC...................................................................................................         54
  History and Business.....................................................................................         54
  Voting Securities and Principal Holders..................................................................         54
  Market Price of Republic Common Stock and Dividends......................................................         55
MANAGEMENT'S DISCUSSION AND ANALYSIS.......................................................................         55
RIGHTS OF DISSENTING SHAREHOLDERS..........................................................................         64
DESCRIPTION OF EXECUFIRST STOCK............................................................................         67
  Authorized Capital.......................................................................................         67
  Common Stock.............................................................................................         67
  Preferred Stock..........................................................................................         68
  Market Price of ExecuFirst Common Stock and Dividends....................................................         68
CERTAIN DIFFERENCES IN THE RIGHTS OF EXECUFIRST AND REPUBLIC SHAREHOLDERS..................................         69
PROPOSAL II:
APPROVAL OF AN AMENDMENT TO THE ARTICLES OF INCORPORATION RELATING TO A RESTRICTION ON OWNERSHIP OF
  SHARES...................................................................................................         74
PROPOSAL III:
APPROVAL OF AMENDMENTS TO THE ARTICLES OF INCORPORATION RELATING TO (i) ARTICLE X, INDEMNIFICATION OF
  OFFICERS AND DIRECTORS, (ii) ARTICLE VII, NOMINATIONS FOR ELECTION TO THE BOARD OF DIRECTORS, AND (iii)
  ARTICLE XI, THE VOTE REQUIRED TO AMEND THE ARTICLES OF INCORPORATION.....................................         75
PROPOSAL IV:
APPROVAL OF THE AMENDED AND RESTATED EXECUFIRST STOCK OPTION PLAN..........................................         78
EXPERTS....................................................................................................         82
LEGAL MATTERS..............................................................................................         82
SHAREHOLDER PROPOSALS......................................................................................         83
INDEX TO FINANCIAL STATEMENTS..............................................................................        F-1
ATTACHMENTS
  ANNEX A: Agreement and Plan of Merger (Without Exhibits)
  ANNEX B: Subchapter D of Chapter 15 and Section 1930 of the Pennsylvania Business Corporation Law of
           1988, as amended ('Chapter 15')
  ANNEX C: Fairness Opinion of Berwind Financial Group
  ANNEX D: Fairness Opinion of Janney Montgomery Scott
  ANNEX E: Amendment to Articles
  ANNEX F: Amended and Restated Stock Option Plan
  ANNEX G: ExecuFirst Stock Option Agreement
  ANNEX H: Republic Stock Option Agreement

                             AVAILABLE INFORMATION

     NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATION OTHER THAN THOSE CONTAINED OR INCORPORATED IN THIS PROSPECTUS/JOINT PROXY STATEMENT, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION SHOULD NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY EXECUFIRST OR REPUBLIC. THIS PROSPECTUS/JOINT PROXY STATEMENT DOES NOT CONSTITUTE AN OFFER TO EXCHANGE OR SELL, OR A SOLICITATION OF AN OFFER TO EXCHANGE OR PURCHASE, THE SECURITIES OFFERED BY THIS PROSPECTUS/JOINT PROXY STATEMENT, OR THE SOLICITATION OF A PROXY, IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR TO OR FROM ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. THE INFORMATION CONTAINED IN THIS PROSPECTUS/JOINT PROXY STATEMENT SPEAKS AS OF THE DATE HEREOF UNLESS OTHERWISE SPECIFICALLY INDICATED. INFORMATION CONTAINED IN THIS PROSPECTUS/JOINT PROXY STATEMENT REGARDING REPUBLIC HAS BEEN PROVIDED BY REPUBLIC AND INFORMATION HEREIN REGARDING EXECUFIRST HAS BEEN PROVIDED BY EXECUFIRST. NEITHER REPUBLIC NOR EXECUFIRST WARRANTS THE ACCURACY OR COMPLETENESS OF INFORMATION RELATING TO THE OTHER PARTY.

     ExecuFirst has filed with the Securities and Exchange Commission (the 'SEC') a Registration Statement on Form S-4 under the Securities Act of 1933 (the 'Securities Act') relating to the shares of Holding Company Common Stock to be issued in connection with the Merger (the 'Registration Statement'). This Prospectus/Joint Proxy Statement does not contain all the information set forth in the Registration Statement, certain portions of which have been omitted pursuant to the rules and regulations of the SEC. The information omitted may be obtained from the public reference facilities of the SEC or inspected and copied at the principal or regional offices of the Securities and Exchange Commission at 450 Fifth Street, N.W., Washington, D.C. 20549; Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661; and Seven World Trade Center, New York, New York 10048.

     ExecuFirst is subject to the information requirements of the Securities Exchange Act of 1934, as amended (the 'Exchange Act') and, in accordance therewith, files reports, proxy statements and other information with the SEC. Such reports, proxy statements and other information can be inspected and copied, at prescribed rates, at the public reference facilities maintained by the SEC at 450 Fifth Avenue, N.W., Room 1024, Washington, D.C. 20549, and at the SEC's regional office located at 7 World Trade Center, New York, NY 10048. ExecuFirst Common Stock is listed on the NASDAQ Small Cap Market, and such reports, proxy statements and other information concerning ExecuFirst may be inspected at the NASDAQ Stock Market, Reports Section, 1735 K Street, N.W., Washington, D.C. 20006.

     Republic is not subject to the information requirements of the Exchange Act and therefore does not file reports, proxy statements or other information with the SEC.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents filed with the SEC by ExecuFirst (File No. 0-17007) under Section 13(a) of the Exchange Act are hereby incorporated by reference in this Prospectus/Joint Proxy Statement;

          (i) ExecuFirst's Annual Report on Form 10-KSB for the year ended December 31, 1994;

          (ii) ExecuFirst's Quarterly Report on Form 10-QSB for the quarters ended March 31, 1995, June 30, 1995 and September 30, 1995 (as amended by Form 10-QSB/A dated January 16, 1996);

     Accompanying this Prospectus/Joint Proxy Statement is ExecuFirst's Annual Report on Form 10-KSB for the year ended December 31, 1994 and Quarterly Report on Form 10-QSB/A for the quarter ended September 30, 1995.

                                   SUMMARY

     The following is a summary of certain information relating to the Merger. This summary is not intended to include all material information relating to the Merger and is qualified in its entirety by reference to the more detailed information contained elsewhere in this Prospectus/Joint Proxy Statement, including the attached Annexes. A copy of the Plan of Merger (including exhibits) is set forth as 'Annex A' and reference is made thereto for a complete description of the terms of the Merger. Shareholders are urged to read carefully this entire Prospectus/Joint Proxy Statement, including the Annexes.

PARTIES TO THE MERGER

  ExecuFirst Bancorp, Inc.

     ExecuFirst is a bank holding company registered under the Bank Holding Company Act of 1956, as amended (the 'Bank Holding Company Act'). It was incorporated under the laws of the Commonwealth of Pennsylvania on November 16, 1987. ExecuFirst became a bank holding company on November 2, 1988 when it acquired all of the authorized capital stock of First Executive Bank ('First Executive Bank'). ExecuFirst provides banking services through First Executive Bank and does not presently engage in any activities other than banking activities. The principal executive offices of ExecuFirst and First Executive Bank are located at 1513 Walnut Street, Philadelphia, PA 19102. The telephone number is (215) 564-3300.

  Republic Bancorporation, Inc.

     Republic is a bank holding company registered under the Bank Holding Company Act. It was incorporated under the laws of the Commonwealth of Pennsylvania on January 18, 1995. Republic became a bank holding company on August 2, 1995 when it acquired all of the authorized capital stock of Republic Bank, a Pennsylvania state chartered bank ('Republic Bank') which commenced business on September 6, 1988. Republic's non-banking subsidiary, Republic Services, Inc. ('Republic Services') is a partner in a joint venture with a subsidiary of Jackson Hewitt, Inc. ('Jackson Hewitt'), one of the country's largest federal income tax preparers, to provide federal tax refund anticipation loans (an 'RAL'). Persons who employ Jackson Hewitt to prepare their federal income tax returns and are entitled to an income tax refund payment may arrange with Jackson Hewitt for an RAL by submitting a loan application at the time their federal income tax return is filed. Republic Services processes such loan application, places the loan with a financial institution located in the State of Delaware and partially funds such loans through a loan participation agreement (the 'Refant Program'). The joint venture receives a fee for such services. See 'REPUBLIC-- Management's Discussion and Analysis.' Republic does not currently engage in any other non-banking activities.

     The principal executive offices of Republic and Republic Bank are located at 1515 Market Street, Philadelphia, PA 19102. The telephone number is (215) 563-3600.

THE MERGER AND THE PLAN OF MERGER

     On November 17, 1995, ExecuFirst and Republic entered into the Plan of Merger pursuant to which Republic will be merged with and into ExecuFirst. Under the terms of the Plan of Merger, each outstanding share of Republic Common Stock will be exchanged for shares of Holding Company Common Stock, subject to any perfected exercise of dissenters' rights, with cash being paid in lieu of any fractional share interest. The exchange ratio for the stock exchange will be determined by the relative per share book values of ExecuFirst Common Stock and Republic Common Stock at the end of the quarter immediately preceding the consummation of the Merger. See 'THE MERGER-- Overview.' The Merger is subject to regulatory and shareholder approval, and is intended to qualify as a tax-free reorganization under Section 368(a) of the Internal Revenue Code of 1986, as amended (the 'Code'). See 'THE MERGER--Regulatory Approvals; Certain Federal Income Tax Considerations.' Following the Merger, First Executive Bank will merge with and into Republic Bank ('Merged Bank'). The Merged Bank will conduct business under Republic's charter. See 'THE MERGER--The Plan of Merger and Related Agreements.'

  Effective Date and Time

     Subject to the terms and conditions of the Plan of Merger, the effective date of the Merger (the 'Effective Date') will occur on the fifteenth calendar day after certain conditions to the consummation of the Merger shall have been satisfied or waived, or such other date as shall be mutually agreed upon by the parties to the Plan of Merger. Subject to the foregoing, it is currently
anticipated that the Effective Date will occur on or about         , 1996. The
'Effective Time' of the Merger will be the time on the Effective Date at which the Certificate of Merger is filed with the Department of State for the Commonwealth of Pennsylvania or becomes effective. See 'THE PLAN OF MERGER AND RELATED AGREEMENT--Effective Date.'

  Business Pending Consummation of the Merger

     The Plan of Merger requires each of Republic and ExecuFirst, and their respective subsidiaries, to operate their businesses in accordance with their ordinary and usual course and in a manner consistent with past practices pending the consummation of the Merger. In particular, without the consent of the other party, neither ExecuFirst nor Republic may issue any additional shares of capital stock, declare or pay any dividends or redeem shares of its capital stock, increase any salaries or employee benefits, dispose of any of its material assets, or change accounting policies. Further, neither party may solicit or encourage inquiries or proposals with respect to any tender or exchange offer.

     The parties have executed a Confidentiality Agreement which restricts their ability to disclose or to use confidential information exchanged between the parties in connection with the Merger. See 'THE PLAN OF MERGER AND RELATED AGREEMENTS--Alternative Proposals; Business Pending Consummation of the Merger and Related Matters.'

  Conditions to Consummation of the Merger

     Consummation of the Merger is subject to certain conditions, some of which may be waived by either or both parties. SPECIFICALLY, IT IS A CONDITION TO CONSUMMATION OF THE MERGER THAT THE SHAREHOLDERS OF EXECUFIRST APPROVE PROPOSALS II AND III RELATING TO CERTAIN AMENDMENTS TO EXECUFIRST'S ARTICLES OF INCORPORATION. Certain conditions may not be waived by the parties, including those relating to receipt of shareholder and regulatory approval. See 'THE PLAN OF MERGER AND RELATED AGREEMENTS--Conditions to Consummation of the Merger.'

  Termination; Amendment

     The Plan of Merger may be terminated before the Effective Time upon the parties' mutual agreement or in the event that the Merger has not been consummated by June 30, 1996. In addition, it may be terminated in the event that (i) approval of the Merger is not received from the Board of Governors of Federal Reserve System (the 'Federal Reserve Board') and/or the Pennsylvania Department of Banking (the 'Department of Banking') or such approval shall have been received subject to the imposition of a condition or requirement which would materially and adversely affect the economic or business benefits of the Merger to ExecuFirst or Republic, (ii) the shareholders fail to approve the Plan of Merger at the meetings called for such purpose, (iii) the ExecuFirst Board or Republic Board do not recommend the Plan of Merger and the Merger to their respective shareholders, or (iv) there is a breach by either party of any representation or warranty or material breach of any covenant or agreement contained in the Plan of Merger, which breach cannot be cured within 30 days of notice thereof to the breaching party. The Plan of Merger may be amended at any time before the Effective Time by written agreement of the parties, except that the Exchange Ratio may not be decreased after the approval of the Merger and the Plan of Merger by Republic shareholders. See 'THE PLAN OF MERGER AND RELATED AGREEMENTS--Termination; Amendment.'

  Corporate Structure and Related Matters After the Merger

     At the Effective Time, Republic will be merged with and into ExecuFirst. As described above, all of the issued and outstanding shares of Republic Common Stock, except those as to which dissenters' rights have been perfected, will be converted into shares of Holding Company Common Stock in accordance with the Exchange Ratio. ExecuFirst's Articles of Incorporation will be amended with respect to the provisions relating to (i) indemnification of officers and directors; (ii) nominations for election to the Board and (iii) the vote required to amend the Articles; and with respect to certain restrictions on the ownership of more than 10% of the issued and outstanding Holding Company Common Stock and, as amended, shall be the Articles of Incorporation of the Holding Company. The Holding Company Board will be, or will have been, expanded to 18 members and 9 members of the Republic Board (or designees of Republic who are acceptable to ExecuFirst) will be, or will have been, appointed to fill such newly created vacancies. In addition, certain management changes will be effected with respect to the Holding Company and/or the Merged Bank. See 'EXECUFIRST--Directors and Executive Officers.'
Each outstanding Republic Stock Option (as hereinafter defined) will be converted into a Holding Company Stock Option (as hereinafter defined). See 'THE PLAN OF MERGER AND RELATED AGREEMENTS--Conversion of Republic Common Stock; Corporate Structure and Related Matters After the Merger; Amended and Restated Stock Option Plan; Treatment of Employee Stock Options.'

  Stock Option Agreements

     In connection with the Plan of Merger, each of ExecuFirst and Republic have executed a Stock Option Agreement granting the other party an option, exercisable under certain specified conditions, to purchase up to an aggregate of 19.9% of the then outstanding ExecuFirst Common Stock or Republic Common Stock, as the case may be. To the knowledge of ExecuFirst and Republic, as of the date hereof, no event giving rise to exercise of either of such options has occurred. See 'THE PLAN OF MERGER AND RELATED AGREEMENTS--Stock Option Agreements.'

THE SPECIAL MEETINGS

  The ExecuFirst Meeting

     The ExecuFirst Meeting will be held on [April   , 1996], at              in
the                       , Philadelphia, Pennsylvania. The purpose of the
ExecuFirst Meeting is to consider and vote upon proposals (i) to approve the Plan of Merger and the Merger, (ii) to amend certain provisions of ExecuFirst's Articles of Incorporation, and (iii) to approve the Amended and Restated Stock Option Plan. See 'THE SPECIAL MEETINGS--The ExecuFirst Meeting--Matters to be Considered.'

     As of February 16, 1996, the record date for voting at the ExecuFirst Meeting (the 'ExecuFirst Record Date'), approximately 1,226,057 shares of ExecuFirst Common Stock were issued and outstanding and entitled to vote at the ExecuFirst Meeting. Such shares were held by approximately 323 holders of record. Holders of ExecuFirst Common Stock are entitled to one vote per share with respect to all matters acted upon at the ExecuFirst Meeting. As of the ExecuFirst Record Date, there were no other classes of ExecuFirst's capital stock issued or outstanding. See 'THE SPECIAL MEETINGS--The ExecuFirst Meeting--Record Date; Voting at the ExecuFirst Meeting; Vote Required.'

     The presence in person or by proxy of a majority of the votes entitled to be cast at the ExecuFirst Meeting will constitute a quorum for the purpose of conducting business at the meeting. The affirmative vote of a majority of the votes cast at the ExecuFirst Meeting will be required to approve the Merger and the Plan of Merger and to adopt the Amended and Restated Stock Option Plan. The affirmative vote of a majority of the outstanding shares of ExecuFirst Common Stock will be required to adopt Proposal II, the amendment to the Articles of Incorporation relating to the restriction on ownership of ExecuFirst Common Stock. The affirmative vote of at least 75% of the outstanding shares of ExecuFirst Common Stock will be required to approve Proposal III, the amendments to ExecuFirst's Articles of Incorporation relating to (i) indemnification of officers and directors, (ii) nominations for election to the ExecuFirst Board and (iii) the vote required to amend the Articles of Incorporation. See 'THE SPECIAL MEETINGS--The ExecuFirst Meeting--Record Date; Voting at the ExecuFirst Meeting; Vote Required.'

     As of the ExecuFirst Record Date, the directors and executive officers of ExecuFirst and/or First Executive beneficially owned and have the right to vote, in the aggregate, 106,148 shares of ExecuFirst Common Stock, representing 8.7% of the votes entitled to be cast at the ExecuFirst Meeting. It is currently expected that the directors and executive officers of ExecuFirst will vote their shares of

ExecuFirst Common Stock in favor of approval of the Plan of Merger and the Merger, in favor of the amendments to the Articles of Incorporation and in favor of the Amended and Restated Stock Option Plan. See 'EXECUFIRST--Voting Securities and Principal Holders.'

     First Fidelity Bancorporation ('First Fidelity'), a New Jersey bank holding company is the beneficial and record owner of 299,847 shares of ExecuFirst Common Stock, or approximately 24.5% of the total shares outstanding and entitled to vote at the ExecuFirst Meeting. First Fidelity has advised ExecuFirst that it is its present intention to vote such shares in favor of the approval of the Plan of Merger, subject to First Fidelity's discretion to vote as it determines at the time of the ExecuFirst Meeting. See 'EXECUFIRST--Voting Securities and Principal Holders.'

     Shares of ExecuFirst Common Stock represented by a proxy properly signed and received at or before the ExecuFirst Meeting, unless subsequently revoked, will be voted in accordance with the instructions thereon. IF A PROXY IS SIGNED AND RETURNED WITHOUT INDICATING ANY VOTING INSTRUCTIONS, THE SHARES OF EXECUFIRST COMMON STOCK REPRESENTED BY THE PROXY WILL BE VOTED 'FOR' THE PROPOSAL TO APPROVE THE MERGER AND THE PLAN OF MERGER, AND 'FOR' THE OTHER PROPOSED ACTIONS DESCRIBED ABOVE.

     Any ExecuFirst shareholder who executes and returns a proxy card may revoke it at any time before it is exercised by (i) delivering to the Corporate Secretary an instrument revoking the proxy or a duly executed proxy bearing a later date, or (ii) attending the Annual Meeting and voting in person. All written notices of revocation and other communications with respect to revocation of ExecuFirst proxies should be addressed to: ExecuFirst Bancorp, Inc., 1513 Walnut Street, Philadelphia, PA 19102, Attn: Corporate Secretary. ATTENDANCE AT THE EXECUFIRST MEETING WILL NOT IN AND OF ITSELF CONSTITUTE A REVOCATION OF A PROXY. See 'THE SPECIAL MEETINGS--The ExecuFirst Meeting--Voting and Revocation of Proxies.'

     Holders of ExecuFirst Common Stock are not entitled to dissenters' appraisal rights in connection with the Merger.

  The Republic Meeting

     The Republic Meeting will be held on [April   , 1996], at              in
the _____________________, Philadelphia, Pennsylvania. The purpose of the Republic Meeting is to consider and vote upon a proposal to approve the Merger and the Plan of Merger. See 'THE SPECIAL MEETINGS--The Republic Meeting--Matters to be Considered.'

     As of February 16, 1996, the record date for voting at the Republic Meeting (the 'Republic Record Date'), 794,263 shares of Republic Common Stock were issued and outstanding and entitled to vote at the Republic Meeting, held by approximately 256 holders of record. Holders of Republic Common Stock are entitled to one vote per share with respect to all matters acted upon at the Republic Meeting. As of the Republic Record Date, there were no other classes of Republic's capital stock issued or outstanding. See 'THE SPECIAL MEETINGS--The Republic Meeting--Record Date; Voting at the Republic Meeting; Vote Required.'

     The presence in person or by proxy of a majority of the votes entitled to be cast at the Republic Meeting will constitute a quorum for the purpose of conducting business at the meeting. The affirmative vote of a majority of the votes cast at the Republic Meeting will be required to approve the Merger and Plan of Merger. See 'THE SPECIAL MEETINGS--The Republic Meeting--Record Date; Voting at the Republic Meeting; Vote Required.'

     As of the Republic Record Date, the directors and executive officers of Republic and/or Republic Bank beneficially owned and have the right to vote, in the aggregate, 166,764 shares of Republic Common Stock, representing 21% of the votes entitled to be cast at the Republic Meeting. It is currently expected that such directors and executive officers of Republic will vote their shares of Republic Common Stock in favor of approval of the Plan of Merger and the Merger at the Republic Meeting. See 'REPUBLIC--Voting Securities and Principal Holders.'

     Shares of Republic Common Stock represented by a proxy properly signed and received at or before the Republic Meeting, unless subsequently revoked, will be voted in accordance with the instructions thereon. IF A PROXY IS SIGNED AND RETURNED WITHOUT INDICATING ANY VOTING INSTRUCTIONS,

THE SHARES OF REPUBLIC COMMON STOCK REPRESENTED BY THE PROXY WILL BE VOTED 'FOR' THE PROPOSAL TO APPROVE THE PLAN OF MERGER.

     Any Republic shareholder who executes and returns a proxy card may revoke it at any time before it is exercised by (i) delivering to the Corporate Secretary an instrument revoking the proxy or a duly executed proxy bearing a later date, or (ii) attending the Annual Meeting and voting in person. All written notices of revocation and other communications with respect to revocation of Republic proxies should be addressed to: Republic Bancorporation, Inc., 1515 Market Street, Philadelphia, PA 19102, Attn: Corporate Secretary. ATTENDANCE AT THE REPUBLIC MEETING WILL NOT IN AND OF ITSELF CONSTITUTE A REVOCATION OF A PROXY. See 'THE SPECIAL MEETINGS--The Republic Meeting--Voting and Proxies.'

     Holders of Republic Common Stock may have dissenters' appraisal rights in connection with the Merger pursuant to Chapter 15. In order to exercise such dissenters' rights, holders of Republic Common Stock must, among other things, file with Republic, before the shareholder vote, a written notice of intention to demand payment if the Merger is effectuated. It is a condition to consummation of the Merger, which condition may be waived by Republic, that holders of no more than 5% of the issued and outstanding Republic Common Stock elect to exercise dissenters' rights. See 'REPUBLIC--Rights of Dissenting Shareholders; Annex B: Chapter 15.'

RECOMMENDATIONS OF THE BOARDS OF DIRECTORS; BACKGROUND AND REASONS

     THE EXECUFIRST BOARD HAS APPROVED THE PLAN OF MERGER AND BELIEVES THE MERGER IS FAIR TO, AND IS IN THE BEST INTERESTS OF, EXECUFIRST'S SHAREHOLDERS. ACCORDINGLY, THE EXECUFIRST BOARD UNANIMOUSLY RECOMMENDS THAT THE EXECUFIRST SHAREHOLDERS VOTE 'FOR' APPROVAL OF THE PLAN OF MERGER AND THE MERGER, 'FOR' THE AMENDMENTS TO THE ARTICLES OF INCORPORATION, AND 'FOR' THE AMENDED AND RESTATED STOCK OPTION PLAN.

     THE REPUBLIC BOARD HAS APPROVED THE PLAN OF MERGER AND BELIEVES THE MERGER IS FAIR TO, AND IS IN THE BEST INTERESTS OF, REPUBLIC'S SHAREHOLDERS. ACCORDINGLY, THE REPUBLIC BOARD UNANIMOUSLY RECOMMENDS THAT THE REPUBLIC SHAREHOLDERS VOTE 'FOR' APPROVAL OF THE PLAN OF MERGER AND THE MERGER.

     For a discussion of the background of the Merger and the factors considered by each of the ExecuFirst Board and the Republic Board in reaching its decision to approve the Plan of Merger, See 'THE MERGER--Background; The ExecuFirst's Reasons for the Merger; Republic's Reasons for the Merger.'

OPINIONS OF FINANCIAL ADVISORS

  ExecuFirst

     ExecuFirst has retained Berwind Financial Group, L.P. ('Berwind') as its financial advisor in connection with the Merger and has requested that Berwind render its opinion with respect to the fairness from a financial point of view of the Merger to ExecuFirst and its shareholders. Berwind rendered its oral opinion to the ExecuFirst Board on November 14, 1995 to the effect that the Merger was fair to ExecuFirst and its shareholders from a financial point of view (the 'November Opinion'). The November Opinion was updated and confirmed on
        , 1996 (the 'Fairness Opinion'). The Fairness Opinion sets forth a description of the assumptions made, matters considered, and limitations of review undertaken by Berwind. A copy of the Fairness Opinion is included herein as Annex C.

  Republic

     Republic has retained Janney Montgomery Scott Inc. ('JMS') as its financial advisor in connection with the Merger and has requested that JMS render its opinion with respect to the fairness from a financial point of view of the Merger to Republic and its shareholders. JMS rendered its oral opinion to the Republic Board on November 14, 1995 to the effect that the Merger was fair to Republic and its shareholders from a financial point of view (the 'Preliminary
Opinion'). The Preliminary Opinion was updated and confirmed on         , 1996
(the 'Proxy Opinion'). The Proxy Opinion sets forth a description of the assumptions made, matters considered, and limitations of review undertaken by JMS. A copy of the Proxy Opinion is included herein as Annex D.

CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

     Consummation of the Merger is conditioned, among other things, upon receipt by ExecuFirst and Republic of the opinions of Klehr, Harrison, Harvey, Branzburg & Ellers and Spector Gadon & Rosen, P.C., respectively, to the effect that no gain or loss will be recognized for federal income tax purposes by the Republic shareholders who receive shares of Holding Company Common Stock in the Merger, other than in respect to any cash received in lieu of fractional share interests or cash received upon exercise of perfected dissenters' rights (the 'Tax Opinions'). See 'THE MERGER--Certain Federal Income Tax Consequences; THE PLAN OF MERGER AND RELATED AGREEMENTS-- Conditions to the consummation of the Merger.'

     BECAUSE CERTAIN TAX CONSEQUENCES MAY VARY DEPENDING UPON THE PARTICULAR CIRCUMSTANCES OF EACH REPUBLIC SHAREHOLDER, IT IS RECOMMENDED THAT EACH REPUBLIC SHAREHOLDER CONSULT SUCH SHAREHOLDER'S OWN TAX ADVISORS CONCERNING THE FEDERAL (AND ANY STATE, LOCAL AND FOREIGN) TAX CONSEQUENCES OF THE MERGER IN SUCH SHAREHOLDER'S PARTICULAR CIRCUMSTANCES.

ACCOUNTING TREATMENT

     The Merger will be accounted for under purchase accounting treatment under generally accepted accounting principles ('GAAP') consistently applied. See 'THE MERGER--Accounting Treatment;.'

REGULATORY APPROVALS

     The Merger is subject to the prior approval of the Federal Reserve Board under the Bank Holding Company Act and of the Department of Banking. Joint applications with respect to the Merger have been filed with the Federal Reserve Board and the Department of Banking. Consummation of the Merger is conditioned upon the receipt of these regulatory approvals, which condition may not be waived by the parties. In the event that such regulatory approval is received subject to the imposition of a condition or requirement which would adversely affect the economic or business benefit of the Merger to ExecuFirst or Republic, the Plan of Merger and the Merger may be terminated. See 'THE MERGER--Regulatory Approvals; THE PLAN OF MERGER AND RELATED AGREEMENTS--Conditions to
Consummation of the Merger.' There can be no assurance that any such regulatory approvals will be obtained in a timely manner, or at all, or if obtained will not be subject to any such condition or requirement.

INTERESTS OF CERTAIN PERSONS IN THE MERGER

     Certain members of management and of the board of directors of each of Republic and ExecuFirst may have interests in the Merger that are in addition to any interests they may have as shareholders of Republic or ExecuFirst generally. These interests may include, among others, certain provisions in the Plan of Merger relating to indemnification of Republic directors and officers; the election or appointment of members of the existing Republic Board (or other designees of Republic who are reasonably acceptable to ExecuFirst) to the Holding Company Board; the conversion of Republic Stock Options held by members of Republic management into Holding Company Options; the grant of Holding Company Options to Harry D. Madonna and the employment of certain members of ExecuFirst's management, including Messrs. Muscal and Rapp, and of Republic's management, including Messrs. Stensrud and Gallagher, by the Holding Company and/or the Merged Bank. See 'THE MERGER--Interests of Certain Persons in the Merger.'

                             SPECIAL CONSIDERATIONS

     The following special considerations should be considered by holders of ExecuFirst Common Stock and Republic Common Stock in evaluating whether to approve the Plan of Merger and the Merger. These factors should be considered in conjunction with the other information included and incorporated by reference in this Prospectus/Joint Proxy Statement.

INTEGRATION OF OPERATIONS

     ExecuFirst and Republic have entered into the Plan of Merger with the expectation that the Merger will result in certain beneficial synergies. These include the combination of certain of the administrative and operational functions of the companies and their subsidiaries. Achieving these anticipated benefits will depend in part on whether the operations of First Executive Bank and Republic Bank can be integrated in an efficient and effective manner. There can be no assurance that such integration will occur or, if such integration does occur, that the anticipated benefits will result. The combination of the companies will require, among other things, integration of the banks' respective computer and software systems and coordination of the banks' marketing and customer service efforts. The successful integration of operations will be significantly influenced by the ability of the combined business to retain key management and other personnel. In addition, the integration of operations following the Merger may temporarily distract the attention of certain members of management from other responsibilities. The inability of management successfully to integrate the operations of the companies could have an adverse effect on the business and results of operations of the Merged Bank.

RECENT EXECUFIRST LOSSES; LOAN LOSS RESERVES

     ExecuFirst sustained a net loss for the year ended December 31, 1994 of $834,339, or approximately $.68 per share of ExecuFirst Common Stock. The net loss in 1994 was primarily the result of an increase in the provision for loan loss reserves associated with loan losses resulting from the bankruptcy of two significant borrowers. There can be no assurance that additions in the provision for loan loss reserves for the Merged Bank will not be required and, if required, such additions could have a material adverse effect on the results of operation and profitability of the Merged Bank.

WRITTEN AGREEMENTS

     On May 24, 1995, ExecuFirst and First Executive Bank entered into Written Supervisory Agreements (the 'Written Agreements') with each of the Federal Reserve Bank of Philadelphia (the 'Federal Reserve') and the Department of Banking. In the course of a joint examination, the Federal Reserve and the Department of Banking identified certain alleged deficiencies and violations relating to (i) certain policies and procedures of the Bank with respect to the documentation, review and granting of loans; certain aspects of its loan loss reserves; and certain other internal controls, (ii) the staff of First Executive Bank, and (iii) certain reporting requirements under the Currency and Foreign Transaction Reporting Act. In order to remedy such alleged deficiencies and violations, but without admitting such allegations, ExecuFirst and First Executive Bank agreed, among other things, to (a) not pay dividends or incur any debt except in the ordinary course of business without the prior approval of the Federal Reserve and/or the Department of Banking, (b) submit certain plans and reports with respect to the capital position of First Executive Bank, its proposed business activities, its executive management, and its loan policies and procedures and internal controls to the Federal Reserve and/or the Department of Banking and (c) to establish a 'Compliance Committee' composed of three outside directors to ensure compliance with the Written Agreements. The approval of the Merger by the Federal Reserve and/or the Department of Banking subject to the terms and conditions of the Written Agreements may be deemed to constitute the imposition of a condition or requirement which would adversely affect the economic or business benefits of the Merger and may result in the termination of the Plan of Merger and the Merger. See 'THE PLAN OF MERGER AND RELATED AGREEMENTS--Termination; Amendment.' There can be no assurance that approval of the Merger will not be subject to the terms of the Written Agreements or that the Holding Company and/or the Merged Bank would not be subject to similar or identical agreements in the future.

DIVIDENDS ON COMMON STOCK

     ExecuFirst has not paid any dividends on its Common Stock. In addition to restrictions on the payment of dividends imposed by applicable Pennsylvania banking law and/or Pennsylvania corporate law, the payment of dividends is further restricted by (i) the Written Agreements, which require ExecuFirst to receive the prior approval of the Federal Reserve Bank and/or the Department of Banking before paying any such dividends and (ii) the ability of the Merged Bank to pay dividends to the Holding Company. The payment of dividends by the Merged Bank is subject to restrictions imposed by the terms of certain Subordinated Debentures (as hereinafter defined) issued by Republic Bank, which Subordinated Debentures will remain an obligation of the Merged Bank upon consummation of the Merger. See 'REPUBLIC--Market Price of Republic Common Stock and Dividends.' There can be no assurance that the Holding Company will pay any dividends on its Common Stock in the future.

COMPETITION

     The market in which ExecuFirst and First Executive Bank compete is highly competitive. As a result of certain recent mergers and consolidations in the banking industry, many of the banks with which First Executive Bank competes are much larger, have more branches, greater name recognition and financial resources and offer a wider variety of financial products and services. ExecuFirst and Republic believe that the Merged Bank will be more competitive in the Philadelphia market as a result of, among other things, certain projected internal cost savings, a projected increase in funds available for loans, higher loan limits to borrowers and the offering of more diversified products and services than First Executive Bank. However, there can be no assurance that the Holding Company and the Merged Bank will be able to compete successfully in such market.

KEY PERSONNEL

     ExecuFirst and First Executive Bank and Republic and Republic Bank, respectively, are, and the Holding Company and the Merged Bank will be, dependent to a large extent on the services of certain key personnel, including Messrs. Muscal and Rapp and Messrs. Stensrud and Gallagher, respectively. Each of such persons are expected to provide such services to the Holding Company and/or the Merged Bank. See 'THE PLAN OF MERGER AND RELATED AGREEMENTS--Corporate Structure and Related Matters after the Merger.' The loss or disruption of the services of one or more of such persons could have a material adverse effect on the Holding Company and the Merged Bank.

CERTAIN TAX MATTERS

     For the taxable year ended December 31, 1994, ExecuFirst reported, for federal income tax purposes, net operating loss carryforwards of approximately $3,400,000. Under section 382 of the Code, if a corporation which has net operating losses and net operating loss carryforwards undergoes an 'Ownership Change' (within the meaning of section 382 of the Code), the amount of its net operating losses (and certain other tax attributes) prior to such Ownership Change that may be utilized to offset taxable income following such Ownership Change is subject to an annual limitation.

     As a result of the Merger, it is expected that ExecuFirst will be deemed to have undergone an Ownership Change for federal income tax purposes. Accordingly, ExecuFirst's net operating loss carryforwards will be subject to such annual limitation. Computation of the amount of such annual limitation will depend on several factors, including, but not limited to, the value of ExecuFirst at the time of the Ownership Change. Accordingly, there can be no assurance as to the amount or period of utilization of net operating losses of the Holding Company.

                 PRO FORMA PER SHARE COMPARATIVE FINANCIAL DATA

     The following tabulation reflects (a) the historical net income (loss) per share of ExecuFirst's Common Stock in comparison with the pro forma net income per share after giving effect to the Merger; (b) the historical net income per share of Republic Common Stock in comparison with the pro forma net income (based on an Exchange Ratio of 1.73).

                                                                                         NINE MONTHS
                                                                     YEAR ENDED             ENDED
                                                                  DECEMBER 31, 1994  SEPTEMBER 30, 1995
                                                                  -----------------  -------------------
NET INCOME (LOSS) PER SHARE
ExecuFirst Historical...........................................      $   (0.68)          $    0.25
Republic Historical.............................................      $    1.02           $    0.56
Combined Pro Forma..............................................      $   (0.24)          $    0.34

                              BOOK VALUE PER SHARE

     On September 30, 1995 the book value per share of ExecuFirst Common Stock was $6.17 and the book value per share of Republic Common Stock was $10.64. The pro forma book value per share for the Holding Company as of such date after giving effect to the Merger would be $6.15 (based on an Exchange Ratio of 1.73).

               UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

     The following unaudited pro forma combined condensed financial statements give effect to the Merger on a purchase accounting basis based on the fair market value of ExecuFirst's Common Stock at a price of $5.75 per share, the estimated market value of the stock for a reasonable period before and after November 17, 1995, the announcement date of the Merger. Upon consummation of the Merger, shareholders of Republic will own approximately 1,374,075 shares of Holding Company Common Stock (based on an Exchange Ratio of 1.73 calculated based on the ExecuFirst and Republic book values per share on September 30, 1995. As a result, the Merger will be accounted for as a reverse acquisition of ExecuFirst by Republic. Solely for accounting and financial reporting purposes, Republic will be considered to be the acquiring entity notwithstanding the fact that, the Holding Company (as ExecuFirst is referred to herein with respect to post-Merger activities) will be the surviving entity and the entity issuing common stock. Accordingly, the pro forma financial information presented herein is the historical financial statements of Republic and ExecuFirst with purchase accounting adjustments to reflect the acquisition of ExecuFirst.

     The pro forma combined condensed balance sheet assumes the Merger took place on September 30, 1995, whereby Republic acquired all of the outstanding ExecuFirst Common Stock at its fair market value plus direct costs incurred, which are approximately $500,000. For accounting purposes, the acquisition has been treated as a recapitalization of Republic with Republic as the acquiror (reverse acquisition). The pro forma condensed combined statements of operations present (i) Republic's historical condensed consolidated statements of income for the fiscal years ended December 31, 1994 and 1993 with ExecuFirst's condensed consolidated statement of operations for the fiscal years ended December 31, 1994 and 1993, and (ii) Republic's unaudited condensed consolidated statement of income for the nine months ended September 30, 1995 with ExecuFirst's unaudited condensed consolidated statements of operations for the nine months ended September 30, 1995; adjusted for the following effects of the Merger, (i) amortization resulting from purchase accounting adjustments to loans, deposits and other assets, and (ii) the related tax effect of the Merger, as if the Merger occurred on January 1, with respect to each period presented.

     The pro forma information presented below does not include any expected cost savings as a result of the merger. Estimated merger transaction costs for the transaction are approximately $500,000 for Republic and ExecuFirst, collectively. These costs represent estimated legal and professional fees and severance payments to employees. ExecuFirst and Republic are reviewing certain opportunities to reduce combined costs and plan to consider eliminating duplicative operations where savings can be achieved after the Merger. Certain restructuring charges may be incurred to eliminate duplicative operations. The pro forma combined condensed statements of operations are not necessarily indicative of operating results which would have been achieved had the Merger been consummated as of the beginning of such periods and should not be construed as representative of future operations.

     These pro forma combined condensed financial statements should be read in conjunction with the historical consolidated financial statements and the notes thereto of ExecuFirst, which are incorporated by reference in this Prospectus/Joint Proxy Statement, and Republic, which are included elsewhere in this Prospectus/Joint Proxy Statement.

                   PRO FORMA CONDENSED COMBINED BALANCE SHEET
                               SEPTEMBER 30, 1995
                                  (UNAUDITED)
                    (IN THOUSANDS EXCEPT PER SHARE AMOUNTS)

                                                          EXECUFIRST    REPUBLIC      MERGER          HOLDING
                                                              AND          AND      ADJUSTMENTS       COMPANY
                                                          SUBSIDIARIES SUBSIDIARIES  PRO FORMA       PRO FORMA
                                                          ------------ ------------ -----------     -----------
ASSETS
Cash and due from banks.................................   $   3,723    $   2,468                   $     6,191
Interest-bearing deposits with banks....................         990                                        990
Securities available for sale, at fair value (amortized
  cost of $35,354)......................................      35,462            0                        35,462
Securities held to maturity, at amortized cost (fair
  value of $35,802).....................................           0       36,254                        36,254
Federal funds sold......................................       9,275        3,278                        12,553
  Loans.................................................      73,603       82,181                       155,784
  Less allowances.......................................      (1,237)        (617)                       (1,854)
                                                          -----------  -----------                  -----------
Loans, Net..............................................      72,366       81,564          200(5)       154,130
Bank premises and equipment, net........................         289          196         (289)(3)          196
Other real estate owned -- net..........................          84          295          (84)(3)          295
Accrued interest receivable and other assets............       1,618        2,817          583(2)(3)      5,018
                                                          -----------  -----------  -----------     -----------
Total assets............................................   $ 123,807    $ 126,872    $     410      $   251,089
                                                          -----------  -----------  -----------     -----------
                                                          -----------  -----------  -----------     -----------
LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities:
  Deposits:
     Demand: non-interest bearing.......................   $  17,817    $  10,035                   $    27,852
     Demand: interest-bearing...........................       5,069        1,716                         6,785
     Money market & savings.............................      18,087       14,008                        32,095
     Time deposits......................................      55,967       79,041                       135,008
     Time deposits over $100,000........................      17,909        8,067                        25,976
                                                          -----------  -----------                  -----------
Total Deposits..........................................     114,849      112,867          430(5)       228,146
Subordinated debt.......................................           0        3,400                         3,400
Accrued expenses and other liabilities..................       1,388        2,158                         3,546
                                                          -----------  -----------  -----------     -----------
Total Liabilities.......................................     116,237      118,425          430          235,092
Commitments and contingencies
Shareholders' equity:
  Common stock..........................................          12        1,588       (1,574)(4)           26
  Capital in excess of par..............................      11,483        5,075       (2,371)(1)(4)    14,187
  Retained earnings (deficit)...........................      (3,996)       1,784        3,996(4)         1,784
     Unrealized gain on securities available for sale,
        net.............................................          71            0          (71)(4)            0
                                                          -----------  -----------  -----------     -----------
Total shareholders' equity..............................       7,570        8,447          (20)          15,997
                                                          -----------  -----------  -----------     -----------
Total liabilities and shareholders' equity..............   $ 123,807    $ 126,872    $     410      $   251,089
                                                          -----------  -----------  -----------     -----------
                                                          -----------  -----------  -----------     -----------
Book value per share....................................   $    6.17    $   10.64                   $      6.15
                                                          -----------  -----------                  -----------
                                                          -----------  -----------                  -----------

            See notes to pro forma condensed combined balance sheet.

FOOTNOTES TO PRO FORMA CONDENSED COMBINED BALANCE SHEET (UNAUDITED)

     1. The pro forma combined condensed balance sheet gives effect to the Merger on a purchase accounting basis based on the fair market value of ExecuFirst's common stock at a price of $5.75 per share, the estimated market value of the stock for a reasonable period before and after November 17, 1995, the announcement date of the Merger. The Merger will be accounted for as a reverse acquisition of ExecuFirst by Republic. Solely for accounting and financial reporting purposes, Republic is considered the acquiring entity even though, the Holding Company (as ExecuFirst is referred to with respect to post-Merger actions) is the surviving entity and the entity issuing common stock because Republic shareholders will acquire the majority of Holding Company Common Stock as a result of the Merger.

     2. Reflects the reduction of the valuation allowance on net deferred tax assets (after deferred tax effect of the purchase accounting adjustments set forth in footnote 6).

     3. Negative goodwill in the amount of $1,344,000 was generated for purchase accounting purposes and was applied against (i) bank premises and equipment in the amount of $289,000, (ii) other real estate owned, in the net amount of $84,000, and (iii) the net deferred tax asset in the amount of $971,000. No negative goodwill remains after application to these noncurrent assets.

     4. Reflects the recapitalization of Republic based upon the par value of ExecuFirst shares and the elimination of ExecuFirst shareholders' equity. The adjustment to shareholders' equity also reflects the fair market value of outstanding ExecuFirst shares (1,226,057 shares) determined during a reasonable period before and after the announcement date of the Merger (November 17, 1995).

     5. Loans and deposits have been increased by $200,000 and $430,000 as of September 30, 1995, respectively, to reflect the premium associated with the fair market value of the underlying asset and liability.

              PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                      NINE MONTHS ENDED SEPTEMBER 30, 1995
                                  (UNAUDITED)
                    (IN THOUSANDS EXCEPT PER SHARE AMOUNTS)

                                                               EXECUFIRST    REPUBLIC      MERGER         HOLDING
                                                                   AND          AND       PRO FORMA       COMPANY
                                                               SUBSIDIARIES SUBSIDIARIES ADJUSTMENTS     PRO FORMA
                                                               ------------ ------------ -----------    -----------
Interest income:
  Interest and fees on loans.................................   $   5,233    $   5,595    $     (30)(3)  $  10,798
  Interest on federal funds sold.............................         493          152                         645
  Interest on time deposits due from banks...................          68            0                          68
  Interest on investments....................................       1,148        1,148                       2,606
                                                               -----------  -----------  -----------   -----------
     Total interest income...................................       6,942        7,205          (30)        14,117
Interest expense:
  Interest on deposits.......................................       3,095        4,032         (323)(3)      6,804
  Interest on borrowed funds.................................           0           38                          38
  Interest on subordinated debt..............................           0          206                         206
                                                               -----------  -----------  -----------   -----------
     Total interest expense..................................       3,095        4,276         (323)         7,048
                                                               -----------  -----------  -----------   -----------
  Net interest income........................................       3,847        2,929          293          7,069
  Provision for loan losses..................................         365          172            0            537
                                                               -----------  -----------  -----------   -----------
  Net interest income after provision for
     loan losses.............................................       3,842        2,757          293          6,532
Other income:
  Net Gain (loss) on sale of securities......................          75            0                          75
  Other income...............................................         223          117            0            340
                                                               -----------  -----------  -----------   -----------
     Total other income......................................         298          117            0            415
                                                               -----------  -----------  -----------   -----------
  Income before other expenses...............................       3,780        2,874          293          6,947
Other expenses:
  Salaries, wages and employee benefits......................       1,647        1,165                       2,812
  Occupancy expenses.........................................         334          345                         679
  Professional fees..........................................         345          154                         499
  Other operating expenses...................................       1,148          544                       1,692
                                                               -----------  -----------  -----------   -----------
     Total other expenses....................................       3,474        2,208            0          5,682
                                                               -----------  -----------  -----------   -----------
Income before income taxes...................................         306          666          293          1,265
Provision for income taxes...................................           0          219          153(2)         372
                                                               -----------  -----------  -----------   -----------
Net income...................................................   $     306    $     447    $     140      $     893
                                                               -----------  -----------  -----------   -----------
Net income per common share..................................   $    0.25    $    0.56                   $    0.34
Weighted average number of shares............................       1,226          794                       2,600

      See notes to pro forma condensed combined statements of operations.

              PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                     TWELVE MONTHS ENDED DECEMBER 31, 1994
                                  (UNAUDITED)
                    (IN THOUSANDS EXCEPT PER SHARE AMOUNTS)

                                                               EXECUFIRST    REPUBLIC      MERGER        HOLDING
                                                                   AND          AND       PRO FORMA      COMPANY
                                                               SUBSIDIARIES SUBSIDIARIES ADJUSTMENTS    PRO FORMA
                                                               ------------ ------------ -----------    ----------
Interest income:
  Interest and fees on loans.................................   $   6,787    $   5,521    $     (40)(3)    $12,268
  Interest on federal funds sold.............................         385          278                         663
  Interest on time deposits due from banks...................           0            0                           0
  Interest on investments....................................         841        1,442                       2,283
                                                               -----------  -----------  -----------    ----------
     Total interest income...................................       8,013        7,241          (40)        15,214
Interest expense:
  Interest on deposits.......................................       3,114        3,664         (430)(3)      6,348
  Interest on borrowed funds.................................           0           25                          25
  Interest on subordinated debt..............................           0          255                         255
                                                               -----------  -----------  -----------    ----------
     Total interest expense..................................       3,114        3,944         (430)         6,628
  Net interest income........................................       4,899        3,297          390          8,586
  Provision for loan losses..................................       1,349          323            0          1,672
                                                               -----------  -----------  -----------    ----------
  Net interest income after provision for
     loan losses.............................................       3,550        2,974          390          6,914
Other income:
  Net gain (loss) on sale of securities......................          (3)           0                         (3)
  Other income...............................................         125        1,096            0          1,221
                                                               -----------  -----------  -----------    ----------
     Total other income......................................         122        1,096            0          1,218
                                                               -----------  -----------  -----------    ----------
  Income before other expenses...............................       3,672        4,070          390          8,132
Other expenses:
  Salaries, wages and employee benefits......................       1,731        1,284                       3,015
  Occupancy expenses.........................................         553          425                         978
  Professional fees..........................................         532          288                         820
  Other operating expenses...................................       1,690          836                       2,526
                                                               -----------  -----------  -----------    ----------
     Total other expenses....................................       4,506        2,833            0          7,339
                                                               -----------  -----------  -----------    ----------
Income (loss) before income taxes............................        (834)       1,237          390            793
Provision (benefit) for income taxes.........................           0          430         (253)(2)        177
                                                               -----------  -----------  -----------    ----------
Net income (loss)............................................   $    (834)   $     807    $     643           $616
                                                               -----------  -----------  -----------    ----------
Net income (loss) per common share...........................   $   (0.68)   $    1.02                     $(0.24)
Weighted average number of shares............................       1,226          794                       2,600

      See notes to pro forma condensed combined statements of operations.

              PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                     TWELVE MONTHS ENDED DECEMBER 31, 1993
                                  (UNAUDITED)
                    (IN THOUSANDS EXCEPT PER SHARE AMOUNTS)

                                                               EXECUFIRST    REPUBLIC       MERGER        HOLDING
                                                                   AND          AND        PRO FORMA      COMPANY
                                                               SUBSIDIARIES SUBSIDIARIES  ADJUSTMENTS    PRO FORMA
                                                               ------------ ------------ -------------  -----------
INTEREST INCOME:
Interest and fees on loans...................................   $   6,077    $   4,555     $     (40)(3)  $  10,592
Interest on federal funds sold...............................         277          403                          680
Interest on time deposits due from banks.....................          17            0                           17
Interest on investments......................................         724        1.159                        1,883
                                                               -----------  -----------       ------    -----------
Total interest income........................................       7,095        6,117           (40)        13,172
INTEREST EXPENSE:
  Interest on deposits.......................................       2,998        3,498          (430)(3)      6,066
  Interest on borrowed funds.................................           0            0                            0
  Interest on subordinated debt..............................           0            0                            0
                                                               -----------  -----------       ------    -----------
Total Interest expense.......................................       2,998        3,498          (430)         6,066
                                                               -----------  -----------       ------    -----------
Net interest income..........................................       4,097        2,619           390          7,106
Provision for loan losses....................................         352          207             0            559
                                                               -----------  -----------       ------    -----------
Net interest income after provision for loan losses..........       3,745        2,412           390          6,547
OTHER INCOME:
Net (gain) on sale of securities.............................          98          210                          308
Other income.................................................          98          467             0            565
                                                               -----------  -----------       ------    -----------
Total other income...........................................         196          677             0            873
                                                               -----------  -----------       ------    -----------
Income before other expenses.................................       3,941        3,089           390          7,420
OTHER EXPENSES:
Salaries, wages and employee benefits........................       1,259        1,059                        2,318
Occupancy expenses...........................................         543          376                          919
Professional fees............................................         338          189                          527
Other operating expenses.....................................       1,385          659                        2,044
                                                               -----------  -----------       ------    -----------
Total other expenses.........................................       3,525        2,283             0          5,808
                                                               -----------  -----------       ------    -----------
Income before income taxes...................................         416          806           390          1,612
Provision (benefit) for income taxes.........................           0          300           250(2)         550
                                                               -----------  -----------       ------    -----------
Net income...................................................   $     416    $     506     $     140          1,062
                                                               -----------  -----------       ------    -----------
Net income per common share..................................   $    0.34    $    0.64                    $    0.41
Weighted average number of shares............................       1,226          794                        2,600

      See notes to pro forma condensed combined statements of operations.

 FOOTNOTES TO PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS--(UNAUDITED)

     1. The pro forma condensed combined statements of operations do not reflect non-recurring professional fees of Republic directly attributable to the Merger in the amount of $500,000. See footnote 4 to the pro forma condensed combined balance sheet. The after tax effect of such expenses in the pro forma condensed combined statement of operations for the nine months ended September 30, 1995, would have been to decrease net income by $330,000 or $0.13 per share.

     2. The provision for income taxes has been adjusted to reflect a reduction in the valuation allowance upon the adoption of SFAS No. 109, 'Accounting for Income Taxes', in 1993 and a change in the net deferred tax asset during the year. The changes in 1994 and 1995 reflect a change in the net deferred tax asset.

     3. Interest and fees on loans has been reduced by $40,000 for the years ended December 31, 1994 and 1993 and $30,000 for the nine months ended September 30, 1995, respectively, to reflect the amortization of the purchase accounting loan premium adjustment. The statement of operations, in all periods presented, also reflects the accretion of the deposit premium purchase accounting adjustment amounting to $430,000 for the years ended December 31, 1994 and 1993 and $323,000 for the nine months ended September 30, 1995. The loan premium and the deposit premium amortization adjustments have been made assuming the Merger had taken place at the beginning of the periods presented and are being amortized over five years and one year, respectively.

     4. ExecuFirst and Republic's pro forma earnings per share for the nine months ended September 30, 1995 and for the years ended December 31, 1994 and 1993 are based on weighted average common shares outstanding because dilution from potentially dilutive common stock equivalents was less than 3% for each such period.

                              THE SPECIAL MEETINGS

GENERAL

     This Prospectus/Joint Proxy Statement is being furnished by ExecuFirst to the holders of ExecuFirst Common Stock as a proxy statement in connection with the solicitation of proxies by the ExecuFirst Board for use at the ExecuFirst Meeting and as a prospectus to the holders of Republic Common Stock with respect to the shares of Holding Company Common Stock to be issued in the Merger.

     This Prospectus/Joint Proxy Statement is being furnished by Republic to the holders of Republic Common Stock as a proxy statement in connection with the solicitation of proxies by the Republic Board for use at the Republic Meeting.

THE EXECUFIRST MEETINGS

     Time and Place.  The ExecuFirst Meeting is scheduled to be held on April
  , 1996 at            , in the                                             ,
Philadelphia, Pennsylvania.

     Matters to be Considered. At the ExecuFirst Meeting, shareholders of record of ExecuFirst as of the close of business on February 16, 1996, will be asked to consider and vote upon proposals (i) to approve and adopt the Plan of Merger and to approve the Merger, (ii) to amend certain provisions of ExecuFirst's Articles of Incorporation, (iii) to adopt the Amended and Restated Stock Option Plan, and (iv) to transact such other business as may properly come before the ExecuFirst Meeting or any postponements or adjournments thereof.

     THE EXECUFIRST BOARD HAS DETERMINED THAT THE MERGER IS ADVISABLE AND IN THE BEST INTERESTS OF EXECUFIRST AND ITS SHAREHOLDERS AND HAS THEREFORE APPROVED THE PLAN OF MERGER AND THE MERGER, AND RECOMMENDS A VOTE BY THE SHAREHOLDERS OF EXECUFIRST 'FOR' APPROVAL AND ADOPTION OF THE PLAN OF MERGER AND APPROVAL OF THE MERGER, 'FOR' APPROVAL OF THE AMENDMENTS TO THE ARTICLES OF INCORPORATION, AND 'FOR' APPROVAL OF THE AMENDED AND RESTATED PLAN.

     Record Date; Voting at the ExecuFirst Meeting; Vote Required. The ExecuFirst Board has fixed February 16, 1996 as the ExecuFirst Record Date for the determination of the shareholders of ExecuFirst entitled to notice of and to vote at the ExecuFirst Meeting. As of the ExecuFirst Record Date there were 1,226,057 shares of ExecuFirst Common Stock outstanding and entitled to vote, which were held by approximately 323 holders of record. Each record holder of ExecuFirst Common Stock on the ExecuFirst Record Date is entitled to cast one vote per share, exercisable in person or by properly executed proxy, on each matter properly submitted for the vote at the ExecuFirst Meeting.

     The presence, in person or by properly executed proxy, of the holders of a majority of the outstanding shares of ExecuFirst Common Stock entitled to vote at the ExecuFirst Meeting is necessary to constitute a quorum. The affirmative vote of a majority of the votes cast by all ExecuFirst shareholders entitled to vote thereon will be required to approve Proposal I (approval of the Plan of Merger and the Merger) and Proposal IV (approval of the Amended and Restated Stock Option Plan). The affirmative vote of a majority of the issued and outstanding shares of ExecuFirst Common Stock will be required to approve Proposal II (approval of the amendment to the Articles of Incorporation relating to a restriction on ownership of ExecuFirst Common Stock). The affirmative vote of at least 75% of the issued and outstanding shares of ExecuFirst Common Stock will be required to approve Proposal III (approval of amendments to the Articles of Incorporation relating to (i) indemnification of ExecuFirst directors and officers, (ii) nominations to the ExecuFirst Board and (iii) the vote required to amend the Articles of Incorporation). With respect to certain proposals, brokers who hold shares of ExecuFirst Common Stock in street name for customers may not be entitled to vote those shares without specific instructions from such customers ('Broker Non-Votes'). Abstentions and Broker Non-Votes will be counted as being present for purposes of determining the presence or absence of a quorum with respect to the applicable proposals but, except with respect to Proposal II and Proposal III, will not constitute a vote cast for or against such proposal. In the case of Proposal II and

Proposal III, abstentions and Broker Non-Votes will have the effect of a vote cast against such proposal.

     As of the ExecuFirst Record Date, ExecuFirst directors and executive officers and their affiliates may be deemed to be the beneficial owners of approximately 8.7% of the outstanding shares of ExecuFirst Common Stock. Each of the directors and executive officers of ExecuFirst is expected to vote or direct the vote of all shares of ExecuFirst Common Stock over which each of them has voting control in favor of the Plan of Merger and the Merger.

     First Fidelity is the beneficial and record owner of 299,847 shares of ExecuFirst Common Stock, or approximately 24.5% of the total shares outstanding and entitled to vote at the ExecuFirst Meeting. First Fidelity has advised ExecuFirst that it is its present intention to vote such shares FOR the approval of the Plan of Merger, subject to First Fidelity's discretion to vote as it determines at the time of the ExecuFirst Meeting.

     Voting and Revocation of Proxies. All shares of ExecuFirst Common Stock that are entitled to vote and are represented at the ExecuFirst Meeting by properly executed proxies received before or at the ExecuFirst Meeting, and not duly and timely revoked, will be voted at the ExecuFirst Meeting in accordance with the instructions indicated on such proxies. IF NO INSTRUCTIONS ARE INDICATED, SUCH PROXIES WILL BE VOTED FOR APPROVAL AND ADOPTION OF THE PLAN OF MERGER AND APPROVAL OF THE MERGER; FOR APPROVAL OF THE AMENDMENTS TO THE ARTICLES OF INCORPORATION, AND FOR APPROVAL OF THE AMENDED AND RESTATED STOCK OPTION PLAN.

     IF ANY OTHER MATTERS ARE PROPERLY PRESENTED FOR CONSIDERATION AT THE EXECUFIRST MEETING (OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF), INCLUDING, AMONG OTHER THINGS, CONSIDERATION OF A MOTION TO ADJOURN OR POSTPONE THE EXECUFIRST MEETING TO ANOTHER TIME AND/OR PLACE (INCLUDING, WITHOUT LIMITATION, FOR THE PURPOSE OF SOLICITING ADDITIONAL PROXIES IF, FOR EXAMPLE, AN INSUFFICIENT NUMBER OF VOTES ARE CAST TO APPROVE THE PLAN OF MERGER AND THE MERGER), THE PERSONS NAMED IN THE ENCLOSED PROXY CARDS AND VOTING THEREUNDER WILL VOTE IN ACCORDANCE WITH THEIR JUDGMENT ON SUCH MATTERS.

     Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. Proxies may be revoked by (i) filing with the Corporate Secretary of ExecuFirst, at or before the taking of the vote at the ExecuFirst Meeting, a written notice of revocation bearing a later date than the proxy, (ii) duly executing a later dated proxy relating to the same shares and delivering it to the Corporate Secretary of ExecuFirst before the taking of the vote at the ExecuFirst Meeting, or (iii) attending the ExecuFirst Meeting and voting in person (attendance at the ExecuFirst Meeting will not in and of itself constitute a revocation of a proxy). Any written notice of revocation or subsequent proxy should be sent so as to be delivered to ExecuFirst Bancorp, Inc., 1513 Walnut Street, Philadelphia, PA 19102, Attn:
Corporate Secretary or hand-delivered to the Corporate Secretary at or before the taking of the vote at the ExecuFirst Meeting.

     ExecuFirst has engaged Georgeson & Co., Inc. to assist in the solicitation of proxies. In addition to such solicitation and solicitation by use of the mails, proxies may be solicited by directors, officers and employees of ExecuFirst in person or by telephone, telegram or other means of communication. Such directors, officers and employees will not be additionally compensated, but may be reimbursed for reasonable out-of-pocket expenses in connection with such solicitation. Arrangements will also be made with custodians, nominees and fiduciaries for forwarding proxy solicitation materials to beneficial owners of shares held of record by such custodians, nominees and fiduciaries, and ExecuFirst will reimburse such custodians, nominees and fiduciaries for reasonable expenses incurred in connection therewith.

     Rights of Dissenting Shareholders. Holders of ExecuFirst Common Stock do not have dissenters' appraisal rights in connection with the Merger.

THE REPUBLIC MEETING

     Time and Place.  The Republic Meeting is scheduled to be held on April   ,
1996 at            , in the                                             ,
Philadelphia, Pennsylvania.

     Matters to be Considered. At the Republic Meeting, shareholders of record of Republic as of the close of business on February 16, 1996, will be asked to consider and vote upon proposals (i) to approve and adopt the Plan of Merger and to approve the Merger, and (ii) to transact such other business as may properly come before the Special Meeting or any postponements or adjournments thereof.

     THE REPUBLIC BOARD HAS DETERMINED THAT THE MERGER IS ADVISABLE AND IN THE BEST INTERESTS OF REPUBLIC AND ITS SHAREHOLDERS AND HAS THEREFORE UNANIMOUSLY APPROVED THE PLAN OF MERGER AND THE MERGER, AND RECOMMENDS A VOTE BY THE SHAREHOLDERS OF REPUBLIC 'FOR' APPROVAL AND ADOPTION OF THE PLAN OF MERGER AND APPROVAL OF THE MERGER.

     Record Date; Voting at the Republic Meeting; Vote Required. The Republic Board has fixed February 16, 1996 as the Republic Record Date for the determination of the shareholders of Republic entitled to notice of and to vote at the Republic Meeting. As of the Republic Record Date there were 794,263 shares of Republic Common Stock outstanding and entitled to vote, which were held by approximately 256 holders of record. Each record holder of Republic Common Stock on the Republic Record Date is entitled to cast one vote per share, exercisable in person or by properly executed proxy, on each matter properly submitted for the vote of the shareholders of Republic at the Republic Meeting.

     The presence, in person or by properly executed proxy, of the holders of a majority of the outstanding shares of Republic Common Stock entitled to vote at the Republic Meeting is necessary to constitute a quorum. The approval of the Plan of Merger and the Merger will require the affirmative vote of a majority of the votes cast by all Republic shareholders entitled to vote thereon. Abstentions and Broker Non-Votes will be counted as being present for purposes of determining the presence or absence of a quorum with respect to the applicable proposals but, will not constitute a vote cast for or against such proposal.

     As of the Republic Record Date, Republic directors and executive officers and their affiliates may be deemed to be the beneficial owners of approximately 21% of the outstanding shares of Republic Common Stock. Each of the directors and executive officers of Republic is expected to vote or direct the vote of all shares of Republic Common Stock over which each of them has voting control in favor of the Plan of Merger and the Merger.

     Voting and Revocation of Proxies. All shares of Republic Common Stock that are entitled to vote and are represented at the Republic Meeting by properly executed proxies received before or at the Republic Meeting, and not duly and timely revoked, will be voted at the Republic Meeting in accordance with the instructions indicated on such proxies. IF NO INSTRUCTIONS ARE INDICATED, SUCH PROXIES WILL BE VOTED FOR APPROVAL AND ADOPTION OF THE PLAN OF MERGER AND APPROVAL OF THE MERGER.

     IF ANY OTHER MATTERS ARE PROPERLY PRESENTED FOR CONSIDERATION AT THE REPUBLIC MEETING (OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF), INCLUDING, AMONG OTHER THINGS, CONSIDERATION OF A MOTION TO ADJOURN OR POSTPONE THE REPUBLIC MEETING TO ANOTHER TIME AND/OR PLACE (INCLUDING, WITHOUT LIMITATION, FOR THE PURPOSE OF SOLICITING ADDITIONAL PROXIES IF, FOR EXAMPLE, AN INSUFFICIENT NUMBER OF VOTES ARE CAST TO APPROVE THE PLAN OF MERGER AND THE MERGER), THE PERSONS NAMED IN THE ENCLOSED PROXY CARDS AND VOTING THEREUNDER WILL VOTE ON SUCH MATTERS IN ACCORDANCE WITH THE DETERMINATION OF A MAJORITY OF THE REPUBLIC BOARD.

     Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. Proxies may be revoked by (i) filing with the Corporate Secretary of Republic, at or before the taking of the vote at the Republic Meeting, a written notice of revocation bearing a later date than the proxy, (ii) duly executing a later dated proxy relating to the same shares and delivering it to the Corporate Secretary of Republic before the taking of the vote at the Republic Meeting, or

(iii) attending the Republic Meeting and voting in person (attendance at the Republic Meeting will not in and of itself constitute a revocation of a proxy). Any written notice of revocation or subsequent proxy should be sent so as to be delivered to Republic Bancorporation, Inc., 1515 Market Street, Philadelphia, PA 19102, Attn: Corporate Secretary or hand-delivered to the Corporate Secretary at or before the taking of the vote at the Republic Meeting.

     In addition to solicitation by use of the mails, proxies may be solicited by directors, officers and employees of Republic in person or by telephone, telegram or other means of communication. Such directors, officers and employees will not be additionally compensated, but may be reimbursed for reasonable out-of-pocket expenses in connection with such solicitation. Arrangements will also be made with custodians, nominees and fiduciaries for forwarding proxy solicitation materials to beneficial owners of shares held of record by such custodians, nominees and fiduciaries, and Republic will reimburse such custodians, nominees and fiduciaries for reasonable expenses incurred in connection therewith.

              SHAREHOLDERS SHOULD NOT SEND ANY STOCK CERTIFICATES
                             WITH THEIR PROXY CARDS

     Rights of Dissenting Shareholders. In accordance with Pennsylvania law, shareholders of Republic have the right to dissent from the proposed Merger and to receive payment of the Fair Value of their shares of Republic Common Stock, provided they comply with the statutory provisions relating to dissenters' rights. If the Merger is not consummated for any reason, dissenters' rights will not be available. See 'REPUBLIC--Rights of Dissenting Shareholders.'

                                   PROPOSAL I
                          TO APPROVE THE AGREEMENT AND
                         PLAN OF MERGER AND THE MERGER

                                   THE MERGER

OVERVIEW

     Pursuant to the terms of the Plan of Merger, Republic will merge with and into ExecuFirst. Upon consummation of the Merger, Republic's separate corporate existence will be extinguished and the equity interest of Republic's shareholders in Republic will cease. The number of directors comprising the Holding Company Board will be increased to eighteen and the current members of the Republic Board will be appointed to fill the newly created vacancies. See 'EXECUFIRST--Directors and Executive Officers.' Each outstanding share of Republic Common Stock (other than those as to which dissenters' rights have been perfected) will be converted into the right to receive that number of shares of Holding Company Common Stock equal to the quotient obtained by dividing the Republic Book Value Per Share (as hereinafter defined) by the ExecuFirst Book Value Per Share (as hereinafter defined) (the 'Exchange Ratio'). For the purposes of the Plan of Merger, the 'Republic Book Value Per Share' is defined as the quotient obtained by dividing (x) the total shareholders' equity of Republic as reflected on Republic's financial statements for the calendar quarter ended immediately preceding the Effective Date, as determined in accordance with GAAP consistently applied, by (y) the number of issued and outstanding shares of Republic Common Stock as of the Effective Date less the number of shares of Republic Common Stock held by Republic or any of its subsidiaries. The 'ExecuFirst Book Value Per Share' is defined as the quotient obtained by dividing (x) the total shareholders' equity of ExecuFirst as reflected on ExecuFirst's financial statements for the calendar quarter ended immediately preceding the Effective Date, as determined in accordance with GAAP (in the case of ExecuFirst only, changes after September 30, 1995 in the valuation reserve accounted for in compliance with Financial Accounting Statement No. 115 will not be recognized as a change in ExecuFirst's total shareholders' equity and profits or losses with respect to RALs funded by First Executive will not be otherwise accrued or shown as losses), by (y) the number of issued and outstanding shares of ExecuFirst Common Stock as of the Effective Time less the number of shares of ExecuFirst Common Stock held by ExecuFirst or any of its subsidiaries. No fractional shares of Holding Company Common Stock will be issued in the Merger, but in lieu thereof each holder of Republic Common Stock who would otherwise be entitled to a fraction of a share of Holding Company Common Stock will receive from the Holding Company an amount in cash (rounded to the nearest whole cent), without interest, equal to the product of such fraction multiplied by the ExecuFirst Book Value Per Share. Each share of Republic Common Stock would be exchanged for approximately 1.73 shares of Holding Company Common Stock (an aggregate total of 1,374,075 shares of Holding Company Common Stock), if the Exchange Ratio were based on the ExecuFirst and Republic Book Values per share on September 30, 1995. See 'THE PLAN OF MERGER AND RELATED AGREEMENTS--Conversion of Republic Common Stock.'

     Upon consummation of the Merger, each then outstanding and unexercised employee or director stock option to purchase Republic Common Stock (each, a 'Republic Stock Option') will be converted into and become an option to purchase shares of Holding Company Common Stock. See 'THE PLAN OF MERGER AND RELATED AGREEMENTS--Amended and Restated Stock Option Plan.'

BACKGROUND TO THE MERGER

     As part of its review of strategic alternatives designed to enhance shareholder value, the ExecuFirst Board has considered from time to time the possible affiliation of ExecuFirst and First Executive Bank with other financial institutions. In furtherance thereof, the Oversight Committee of the ExecuFirst Board, which had been formed in the fall of 1994 to address regulatory issues facing First Executive Bank, expanded its role to include activities related to an evaluation of, and possible pursuit of, such strategic alternatives. This resulted in certain informal general discussions with a select number of other banks during the first several months of 1995 regarding the future of their institutions. Such discussions terminated in their initial stages. In January 1995, the Oversight Committee engaged Berwind to provide financial advisory services to the ExecuFirst Board. At a special meeting of the Board of Directors of First Executive Bank (the 'First Executive Board') held on May 18, 1995, representatives of Berwind, discussed various strategic alternatives available to the First Executive Board including, but not limited to, remaining independent, an acquisition, sale or merger. Thereafter, the First Executive Board authorized Berwind to contact a limited number of qualified prospects to determine their interest in a possible transaction.

     During July and August 1995, Mr. Muscal had several meetings with Harry D. Madonna, Chairman of the Republic Board and with Rolf A. Stensrud, President and Chief Executive Officer of Republic, to discuss informally general issues regarding a possible transaction involving the two institutions. Mr. Muscal, Mr. Stensrud and Mr. Madonna have been acquaintances for several years. Mr. Muscal and Mr. Madonna decided to continue these informal discussions regarding a possible transaction between Republic and First Executive Bank, and Mr. Muscal and Mr. Madonna exchanged copies of their respective reports and financial statements. Messrs. Muscal, Stensrud and Madonna also discussed combined future operations and plans, the relative benefits of the transaction for Republic and First Executive Bank and the shareholders of their respective parent companies, and structural issues. At a meeting of the Board of Directors held on August 16, 1995, Berwind reported the results of the contacts which they had made with other financial institutions. Based upon this report, the Board authorized members of management and the Oversight Committee to continue discussions with Republic regarding a possible transaction.

     On August 30, 1995, Mr. Muscal met with Mr. Madonna and a member of the First Executive Board and Oversight Committee, to continue discussions concerning management, employment, future operations and plans of both Republic and First Executive, in the context of a possible transaction. On that same day, Republic and ExecuFirst executed a Confidentiality Agreement and each entity began a preliminary due diligence review of the other.

     On September 6, 1995, Messrs. Muscal and Stensrud met again to continue their general discussions concerning management of the banks. The First Executive Board discussed the potential transaction with management and legal counsel at its meeting of September 21, 1995. At that meeting, the First Executive Board was presented with an executive summary of a proposed transaction, a proposed management structure, preliminary pro forma financial statements, and an analysis of potential merger economies. The Board concluded that it would be prudent to continue discussions concerning a possible merger with Republic and authorized management to proceed with such further discussions.

     At an executive session of the First Executive Board held on October 19, 1995, the Board discussed various aspects of the proposed transaction with legal counsel and directed management to finalize an engagement with Berwind as its financial advisor in connection with the proposed transaction and authorized counsel to commence negotiations regarding a definitive agreement with Republic. On that same day, Messrs. Muscal, Madonna and Stensrud met again to discuss organizational, due diligence, personnel and other financial and regulatory aspects of the proposed transaction.

     The ExecuFirst Board discussed the proposed merger with management of ExecuFirst and First Executive Bank, legal counsel and representatives of Berwind at a special meeting on November 14, 1995. Berwind apprised the ExecuFirst Board of various business, financial and economic aspects of the proposed merger with respect to the parties and their respective shareholders. ExecuFirst's legal counsel provided detailed information concerning the legal issues relating to the proposed transaction and discussed the results of the due diligence review of Republic. Legal counsel also reviewed the terms of the draft Plan of Merger and related agreements and responded to questions from the members of the ExecuFirst Board. Berwind provided detailed information concerning the financial terms of the merger, responded to questions from members of the Board, and gave its oral opinion that, based upon its review as of the date of the meeting, the proposed merger was fair from a financial point of view to the holders of ExecuFirst Common Stock. See 'THE MERGER--Opinions of Financial Advisors.' Upon further discussion, the ExecuFirst Board unanimously approved the form of the Plan of Merger and related documents subject to amendments deemed necessary or appropriate by ExecuFirst's management and authorized management and members of the Oversight Committee to complete final negotiations and definitive documentation.

     On November 14, 1995, at a meeting of the Republic Board attended by Republic's financial advisors, JMS, and legal counsel, detailed information concerning the financial and legal terms of the proposed merger was provided. Counsel presented the results of its due diligence review. After reviewing the information and other drafts and an overview of the proposed Plan of Merger, the Republic Board unanimously approved the transaction as presented and subject to amendments deemed necessary or appropriate by Republic management. At a Special Meeting of the Republic Board held on November 17, 1995, the Republic Board unanimously approved the form of the Plan of Merger and authorized management to execute the definitive agreement.

     The Plan of Merger was executed by Republic and ExecuFirst on November 17, 1995.

EXECUFIRST'S REASONS FOR THE MERGER

     The ExecuFirst Board has approved the Plan of Merger and has determined that the Merger is in the best interests of ExecuFirst and its shareholders. Therefore, the ExecuFirst Board recommends that holders of ExecuFirst Common Stock vote FOR approval of the Plan of Merger and the Merger.

     In arriving at its determination that the Plan of Merger and the Merger is in the best interests of the ExecuFirst shareholders, the ExecuFirst Board considered a number of factors, from both a short-term and long-term perspective, including, without limitation, the following:

          (i) Its familiarity with, and review of, ExecuFirst's business, financial condition, results of operations and prospects, including, but not limited to, its potential growth, development, productivity and profitability;

          (ii) The current and prospective environment in which ExecuFirst and First Executive Bank operate, including the existence of the Written Agreements, the national and local economic conditions, the competitive environment for banks and other financial institutions generally and the trend toward consolidation in the financial services industry and the emergence of increasingly larger institutions;

          (iii) Its review, with its legal and financial advisors, of alternatives to the Merger, including ExecuFirst's continuing as an independent institution, combining with other potential merger partners or being sold and the possible effect of such alternatives on shareholder value and the ExecuFirst Board's determination that the Merger presented a better opportunity for enhancing shareholder value;

          (iv) An oral presentation by Berwind regarding the above alternatives and Berwind's opinion that the Merger is fair to the ExecuFirst shareholders from a financial point of view, See 'THE MERGER--Opinion of Financial Advisors';

          (v) Its review of the general impact that the Merger would have on the various constituencies served by First Executive Bank, including its customers and employees, and its belief that being part of a bank holding company of greater size and resources, would enable the Merged Bank to provide its customers with a greater range of products and services;

          (vi) Its belief that the Merger would result in the Merged Bank being a stronger and more effective competitor in the rapidly changing Philadelphia market than First Executive Bank would be on a stand-alone basis;

          (vii) Its belief that the Merger would result in the Merged Bank being able to take advantage of opportunities that might not be available to First Executive on an independent basis;

          (viii) Its consideration of the nature of, and the likelihood of obtaining, the bank regulatory approvals that would be required with respect to the Merger;

          (ix) Its consideration of the fact that the Merger would be accounted for under purchase accounting treatment for business combinations, See 'THE MERGER--Accounting Treatment';

          (x) Its consideration of the terms and conditions of the Plan of Merger and the transactions contemplated thereby, including the Stock Option Agreements; and

          (xi) Its consideration of the compatibility of the respective business and management philosophies of ExecuFirst and Republic.

     The above discussion of the information and factors considered by the ExecuFirst Board is not intended to be exhaustive. In reaching its decision to approve and recommend the Plan of Merger and the Merger, the ExecuFirst Board did not assign any relative or specific weights to the factors set forth above, although individual directors may have given one or more factors more weight than other factors.

REPUBLIC'S REASONS FOR THE MERGER

     The Republic Board has approved the Plan of Merger and has determined that the Merger is in the best interests of Republic and its shareholders. Therefore, the Republic Board recommends that holders of Republic Common Stock vote for approval of the Plan of Merger and the Merger.

     In arriving at its determination that the Plan of Merger and the Merger is in the best interests of the Republic shareholders, the Republic Board considered a number of factors, keeping in mind both the short-term and long-term interests of Republic, its shareholders and customers, including, without limitation, the following:

          (i) Republic's strong current financial condition and proven management team;

          (ii) The relative costs of increasing Republic's asset base by internal means or by merger;

          (iii) The national and local economic conditions, the competitive environment for banks and other financial institutions, and the trend towards consolidation in the financial services industry and the emergence of increasingly larger institutions, especially in Republic's market;

          (iv) Its review of the impact that the Merger would have on the various constituencies served by Republic Bank, including its customers and employees and the realization that the merger transaction would enable the Merged Bank to provide Republic's customers with a greater range of products and services along with increased loan limits;

          (v) The enhanced shareholder value which would result from Republic's shareholders owning a publicly-traded stock and the fact that a larger shareholder base would result in a more liquid position for Republic shareholders.

          (vi) The ability to offer more services to customers and to have additional locations in the center city Philadelphia area;

          (vii) The prospective value of the Holding Company Common Stock based upon the book value multiplies of other banking institutions in its market;

          (viii) The fact that the receipt by Republic shareholders of Holding Company Common Stock in the merger will not be a taxable transaction to Republic shareholders;

          (ix) Information concerning the financial condition, results of operations and business prospects of the combined institutions; and

          (x) A presentation made by JMS regarding the proposed transaction and their opinion that the merger is fair to Republic shareholders from a financial point of view.

     Republic's Board of Directors did not assign any different weights to these factors but considered all of such factors to be material, although individual directors may have given one or more factors more weight than other factors.

OPINIONS OF FINANCIAL ADVISORS

  Opinion of ExecuFirst's Financial Advisor

     General. Pursuant to an engagement letter dated March 8, 1995, as amended (the 'Engagement Letter') between ExecuFirst and Berwind, ExecuFirst retained Berwind to render an opinion with respect to the fairness from a financial point of view to ExecuFirst and its shareholders of the Merger. Berwind, as part of its investment banking activities, is regularly engaged in the valuation of businesses and their securities in connection with merger transactions and other types of acquisitions, private placements and valuations for corporate and other purposes. ExecuFirst selected Berwind as its financial advisor on the basis of its experience and expertise in banking transactions as well as its prior relationship with Berwind. In the past, Berwind provided general financial advisory services to the ExecuFirst Board.

     At the November 14, 1995 meeting of the ExecuFirst Board, Berwind delivered its oral November Opinion, subsequently confirmed in writing as of the date of this Prospectus/Joint Proxy Statement, that the Merger was fair to ExecuFirst and its shareholders from a financial point of view, as of such date. No limitations were imposed by ExecuFirst on Berwind with respect to the investigations made or procedures followed in rendering its opinions. The full text of the Fairness Opinion as of the date hereof, which sets forth the assumptions made, matters considered and limitations of the review undertaken, attached as Annex C to this Prospectus/Joint Proxy Statement, is incorporated herein by reference, and should be read in its entirety in connection with this Prospectus/Joint Proxy Statement. The summary of the opinion of Berwind set forth herein is qualified in its entirety by reference to the full text of the Fairness Opinion.

     In rendering its Fairness Opinion, Berwind: (i) reviewed the historical financial performances, current financial positions and general prospects of Republic and ExecuFirst, (ii) reviewed the Plan of Merger, (iii) reviewed and analyzed stock market performance of ExecuFirst, (iv) studied and analyzed the consolidated financial and operating data of Republic and ExecuFirst, (v) considered the terms and conditions of the proposed Merger as compared with the terms and conditions of comparable bank mergers and acquisitions, (vi) met and/or communicated with certain members of Republic's and ExecuFirst's senior management to discuss their respective operations, historical financial statements, and future prospects, (vii) reviewed drafts of projections for the combined entity prepared jointly by the managements of Republic and ExecuFirst,
(viii) reviewed this Prospectus/Joint Proxy Statement, and (ix) conducted such other financial analyses, studies and investigations as Berwind deemed appropriate.

     In delivering its November Opinion and Fairness Opinion, Berwind assumed that, in the course of obtaining the necessary regulatory and governmental approvals for the Merger, no restriction will be imposed on ExecuFirst that would have a material adverse effect on the contemplated benefits of the Merger. Berwind also assumed that there would not occur any change in applicable law or regulation that would cause a material adverse change in the prospects or operations of the Holding Company after the Merger.

     Berwind relied without independent verification upon the accuracy and completeness of all of the financial and other information reviewed by and discussed with it for purposes of its opinions. With respect to Republic's, ExecuFirst's and the Holding Company's financial forecasts reviewed by Berwind in rendering its opinions, Berwind assumed that such financial forecasts were reasonably prepared on a basis reflecting the best currently available estimates and judgments of the managements of Republic and ExecuFirst as to the future financial performance of Republic, ExecuFirst and the Holding Company. Berwind did not assume any responsibility to independently verify the assumptions underlying such projections. The projections furnished to Berwind were prepared by the respective managements of ExecuFirst and Republic. ExecuFirst and Republic do not publicly disclose internal management projections of the type provided to Berwind in connection with its review of the Merger. Such projections were not prepared with a view toward public disclosure. The projections were based on numerous variables and assumptions which are inherently uncertain, including, without limitation, factors related to future economic and competitive conditions, the future financial condition and results of operations of ExecuFirst and Republic and the future cost savings associated with the Merger. Accordingly, actual results could vary significantly from those reflected in such projections. Berwind did not make an independent evaluation or appraisal of the assets (including loans) or liabilities of Republic or ExecuFirst nor was it furnished with any such appraisal. Berwind also did not independently verify, and has relied on and assumed, that all allowances for loan and lease losses set forth in the balance sheets of Republic and ExecuFirst were adequate and complied fully with applicable law, regulatory policy and sound banking practice as of the date of such financial statements.

     The following is a summary of selected analyses prepared by Berwind and presented to ExecuFirst's Board in connection with the November Opinion and analyzed by Berwind in connection with the November Opinion and Fairness Opinion. In connection with delivering its Fairness Opinion, Berwind updated certain analyses described above to reflect current market conditions and events occurring since the date of the Plan of Merger. Such reviews and updates led Berwind to conclude that it was not necessary to change the conclusions it had reached in connection with rendering the November Opinion.

     Comparable Companies and Comparable Acquisition Transaction
Analyses. Berwind compared selected financial and operating data for ExecuFirst with those of a peer group of selected banks and bank holding companies with assets between approximately $75 million and $100 million, as of the most recent financial period publicly available, located in Eastern Pennsylvania (the 'Pennsylvania Peer Group'). Berwind also compared selected financial and operating data for ExecuFirst with those of a peer group of Pennsylvania banks commencing operations after January 1, 1985 (the 'De Novo Peer Group'). Financial data and operating ratios compared in the analysis of the Pennsylvania Peer Group and De Novo Peer Group included but was not limited to: return on average assets, return on average equity, shareholders' equity to assets ratio and certain asset quality ratios.

     Berwind also compared certain market ratios (including closing price of the stock to latest twelve months' earnings per share, closing price to book value per share, and dividend yield) of ExecuFirst to those of a group consisting of the publicly traded banks located in Delaware, New Jersey and Pennsylvania with assets less than $250 million.

     Discounted Dividend Analyses. Using discounted dividend analyses, Berwind estimated the present value of the future dividend streams that ExecuFirst could produce over a five year period under different assumptions as to dividend payout levels, if ExecuFirst performed in accordance with various earnings growth forecasts. Berwind also estimated the terminal value for ExecuFirst Common Stock after the five year period by applying a range of earnings multiples of ExecuFirst's terminal year earnings. The range of multiples used reflected a variety of scenarios regarding the growth and profitability prospects of ExecuFirst. The dividend streams and terminal values were then discounted to present value using discount rates, reflecting different assumptions regarding the rates of return required by holders or prospective buyers of ExecuFirst Common Stock.

     Analysis of Selected Merger of Equals Transactions. Berwind reviewed the consideration paid in bank and thrift transactions which it viewed as involving mergers of equals announced since January 1994. For each thrift or bank merged or to be merged in such transactions, Berwind analyzed, among other things, the ratio of transaction price to deposits, transaction price to book value, and transaction price to assets. Berwind placed particular emphasis on those transactions in which the institutions involved in the merger were of an asset size less than $500 million.

     No other company or transaction used in the above analysis as a comparison is identical to ExecuFirst, Republic or the Merger. Accordingly, an analysis of the results of the foregoing is not mathematical, rather, it involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies and other factors that could affect the public trading volume of the companies to which ExecuFirst, Republic and the Merger are being compared.

     Analysis of Selected Merger and Acquisition Transactions. Berwind reviewed the consideration paid in recently announced transactions in which the selling bank sustained a loss in 1994 and was profitable in 1995. For each selling institution, Berwind analyzed, among other things, the ratio of the transaction price book value and transaction price to the latest twelve months earnings per share.

     No other company or transaction used in the above analysis as a comparison is identical to ExecuFirst, Republic or the Merger. Accordingly, an analysis of the results of the foregoing is not mathematical, rather, it involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies and other factors that could affect the public trading value of the companies to which ExecuFirst, Republic and the Merger are being compared.

     Pro Forma Contribution Analysis. Berwind analyzed the change in the amount of earnings, book value and assets represented by one share of ExecuFirst Common Stock prior to the Merger and one share of common stock in the combined entity after the Merger. The analysis considered, among other things, the changes that the Merger would cause to ExecuFirst's earnings per share, book value per share, and assets per share. In reviewing the pro forma combined earnings, equity and assets as of and for the period ended September 30, 1995, Berwind also reviewed the percentage ownership that ExecuFirst's shareholders would hold in the Holding Company.

     Pro Forma Comparable Analysis. Berwind compared selected financial and operating data for the pro forma combined entity with those of a peer group of publicly traded banks with assets between $200 million and $300 million with headquarters in Maryland, New Jersey and Pennsylvania (the 'Pro Forma Peer Group'). Financial data and operating ratios compared included, but were not limited to, return on average assets, return on average equity, shareholders' equity to assets and certain asset quality ratios. Berwind also compared certain market ratios (including price to latest twelve months earnings per share, price to book value and price to tangible book value) of the Pro Forma Peer Group with those of the combined entity.

     Dilution Analysis. Using estimates prepared by the respective managements of ExecuFirst and Republic, Berwind compared the calendar year 1996 and 1997 projected earnings per share of ExecuFirst Common Stock on a stand-alone basis to the calendar year 1996 and 1997 projected earnings per share of the common stock for the pro forma combined company.

     Other Considerations. In connection with rendering its November Opinion and Fairness Opinion, Berwind performed a variety of financial analyses. Although the evaluation of the fairness, from a financial point of view, of the consideration to be paid in the Merger was to some extent a subjective one based on the experience and judgment of Berwind and not merely the result of mathematical analysis of financial data, Berwind principally relied on the previously discussed financial valuation methodologies in its determinations. Berwind believes its analyses must be considered as a whole and that selecting portions of such analyses and factors considered by Berwind without considering all such analyses and factors could create an incomplete view of the process underlying Berwind's opinion. In its analyses, Berwind made numerous assumptions with respect to business, market, monetary and economic conditions, industry performance and other matters, many of which are beyond Republic's and ExecuFirst's control. Any estimates contained in Berwind's analyses are not necessarily indicative of future results or values, which may be significantly more or less favorable than such estimates.

     In reaching its opinion as to fairness, none of the analyses performed by Berwind was assigned a greater or lesser weight by Berwind than any other analysis. As a result of its consideration of the aggregate of all factors present and analyses performed, Berwind reached the conclusion, and opined, that the Merger, as set forth in the Plan of Merger, is fair from a financial point of view to the shareholders of ExecuFirst.

     Berwind's Fairness Opinion was based solely upon the information available to it and the economic, market and other circumstances as they existed as of the date the Fairness Opinion was delivered; events occurring after the date of the Fairness Opinion could materially affect the assumptions used in preparing the Fairness Opinion. Berwind has not undertaken to reaffirm and revise the Fairness Opinion or otherwise comment upon any events occurring after the date thereof.

     Pursuant to the terms of the Engagement Letter, ExecuFirst has previously paid Berwind $15,000 for performing general financial advisory services and $50,000 in connection with the Merger including the delivery of the November and Fairness Opinions. In addition, ExecuFirst has also agreed to reimburse Berwind for its reasonable out-of-pocket expenses. Whether or not the Merger is consummated, ExecuFirst has also agreed to indemnify Berwind and certain related persons against certain liabilities relating to or arising out of its engagement.

     ExecuFirst's shareholders are urged to read the Fairness Opinion in its entirety. Berwind's Fairness Opinion is directed only to the fairness, from a financial point of view, of the Merger to the shareholders of ExecuFirst and does not constitute a recommendation to any holder of ExecuFirst Common Stock as to how such holder should vote at the ExecuFirst Meeting.

     THE FOREGOING PROVIDES ONLY A SUMMARY OF THE FAIRNESS OPINION OF BERWIND AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF THAT OPINION, WHICH IS SET FORTH IN ANNEX C TO THIS PROSPECTUS/JOINT PROXY STATEMENT.

  Opinion of Republic's Financial Advisor

     General. Republic has retained JMS to render a fairness opinion in connection with the Merger. JMS has rendered opinions that, based upon and subject to the various considerations set forth therein, as of November 14, 1995, and as of the date of this Prospectus/Joint Proxy Statement, the Merger is fair, from a financial point of view, to the holders of Republic's securities.

     The full text of JMS' Proxy Opinion as of the date thereof, which sets forth the assumptions made, matters considered and limitations of the review undertaken, attached as Annex D to this Prospectus/Joint Proxy Statement, is incorporated herein by reference, and should be read in its entirety in connection with this Prospectus/Joint Proxy Statement. The summary of the Proxy Opinion of JMS set forth herein is qualified in its entirety by reference to the full text of such opinion attached as Annex D to this Prospectus/Joint Proxy Statement.

     JMS was selected to render an opinion based upon its qualifications, expertise and experience. JMS has knowledge of, and experience with, Pennsylvania banking markets and banking organizations operating in those markets and was selected by Republic because of its knowledge of, experience with, and reputation in the financial services industry. In addition, within the past three years, JMS acted as placement agent for Republic in the sale of Subordinated Debentures and received a fee in connection therewith.

     JMS did not participate in the negotiations with respect to the pricing and other terms of the Merger, and the decision with respect to the Exchange Ratio was determined by the Board in the process of its negotiations with ExecuFirst. On November 17, 1995, the Board of Directors of Republic approved and executed the Agreement and Plan of Merger. JMS delivered the Preliminary Opinion to the Board stating that, as of November 14, 1995, the Exchange Ratio was fair to holders of Republic's securities from a financial point of view. JMS reached the same opinion as of the date of this Prospectus/Joint Proxy Statement. No limitations were imposed by the Republic Board upon JMS with respect to the investigations made or procedures followed by JMS in rendering the Preliminary Opinion or the Proxy Opinion.

     In rendering its Proxy Opinion, JMS: (i) reviewed the historical financial performances, current financial positions and general prospects of Republic and ExecuFirst, (ii) reviewed the Agreement and Plan of Merger, (iii) reviewed the Prospectus/Joint Proxy Statement, (iv) reviewed and analyzed the stock market performance of Republic and ExecuFirst, (v) studied and analyzed the consolidated financial and operating data of Republic and ExecuFirst, (vi) considered the terms and conditions of the proposed Merger between Republic and ExecuFirst as compared with the terms and conditions of comparable bank mergers of equals and bank acquisitions, (vii) met with certain members of Republic's and ExecuFirst's senior management to discuss their respective operations, historical financial statements, and future prospects, and (viii) conducted such other financial analyses, studies and investigations as were deemed appropriate.

     JMS relied without independent verification upon the accuracy and completeness of all of the financial and other information reviewed by and discussed with it for purposes of its opinion. With respect to Republic's, ExecuFirst's and the Holding Company's financial forecasts reviewed by JMS in rendering its opinion, JMS assumed that such financial forecasts were reasonably prepared on bases reflecting the best currently available estimates and judgments of the managements of Republic and ExecuFirst as to the future financial performance of Republic, ExecuFirst and the Holding Company. JMS did not make an independent evaluation or appraisal of the assets (including loans) or liabilities of Republic or ExecuFirst nor was it furnished with any such appraisal. JMS also did not independently verify and has relied on and assumed that all allowances for loan and lease losses set forth in the balance sheets of Republic and ExecuFirst were adequate and complied fully with applicable law, regulatory policy and sound banking practice as of the date of such financial statements.

     The following is a summary of selected analyses prepared by JMS and analyzed by JMS in connection with the Preliminary Opinion and Proxy Opinion.

     Contribution Analysis. JMS analyzed the relative contributions by the two parties to the merger in relation to the proportionate interests in the Holding Company which will be held by shareholders of the respective parties following the Merger. JMS estimated the holders of Republic's securities would hold approximately 52.8% of the outstanding shares of the Holding Company and existing shareholders of ExecuFirst would hold approximately 47.2% after the Merger.

     JMS presented a contribution analysis to the Board of Directors of Republic showing that Republic accounted for approximately the following percentages of the Holding Company based on managements' respective projections for the period ended December 31, 1995: total assets--51.1%; total net loans--52.6%; total deposits--50.1%; total equity--52.8% and total net income of 52.8%.

     JMS also presented a comparison of various historical measures of earnings, performance ratios and financial condition for the period from December 31, 1992 through September 30, 1995. The comparisons included profitability measures such as return on average assets and return on average equity, performance measures such as net interest margin, noninterest expense as a percentage of average assets and efficiency ratios, financial condition measures such as equity as a percentage of assets and loans as a percentage of deposits and asset quality measures such as nonperforming assets as a percentage of assets, nonperforming assets plus loans 90 days past due as a percentage of assets and loan loss reserve as a percentage of nonperforming assets plus loans 90 days past due.

     Comparable Company Analysis. JMS compared selected financial and operating data for Republic and ExecuFirst with those of a peer group of selected banks and bank holding companies, located in Connecticut, Delaware, District of Columbia, Maryland, New Jersey, New York, Pennsylvania, Virginia and West Virginia, with assets between $200 million and $500 million as of the most recent financial period publicly available and for the past three fiscal reporting periods.

     Financial, operating and stock market data, ratios and multiples compared in the analysis of the Republic peer group included but were not limited to: return on average assets, return on average equity, shareholders equity to asset ratios, certain asset quality ratios, price to book value, price to tangible book value, price to earnings (latest twelve months) and dividend yield.

     In addition, JMS also compared selected financial and operating projections for the Holding Company based on managements' estimates with those of selected banks and bank holding companies, located in Connecticut, Delaware, District of Columbia, Maryland, New Jersey, New York, Pennsylvania, Virginia and West Virginia, with assets between $200 million and $500 million as of the most recent financial period publicly available and for the past three fiscal reporting periods.

     Financial, operating and stock market data, ratios and multiples compared in the analysis of the Holding Company peer group included but were not limited to: return on average assets, return on average equity, shareholders equity to asset ratios, certain asset quality ratios, price to book value, price to tangible book value, price to earnings (latest twelve months) and dividend yield.

     Comparable Transaction Analysis. JMS analyzed certain financial aspects of selected other merger-of-equals transactions announced in the period of January 1, 1989 to November 14, 1995, and compared the multiples of book value, tangible book value and latest twelve months' earnings for the Merger with the multiples paid in mergers of equals of banks and bank holding companies that JMS deemed comparable. Additionally, JMS examined a subset of bank mergers of equals involving those transactions where the selling company had less than $250 million in assets. JMS also reviewed certain financial aspects of selected acquisitions announced since January 1, 1995 by sellers with total assets less than $500 million headquartered in Connecticut, Delaware, District of Columbia, New Jersey, New York, Pennsylvania, Virginia and West Virginia. However, no company or transaction used in any of the analyses is identical to Republic, ExecuFirst or the Merger. Accordingly, an analysis of the results of the foregoing is not mathematical, rather, it involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies and other factors that would affect the public trading values of the companies or company to which they are being compared.

     Discounted Dividend Analyses. Using discounted dividend analyses, JMS estimated the present value of the future dividend streams that Republic could produce on a stand alone basis over a five year period under different assumptions as to dividend payout levels, if Republic performed in accordance with various earnings growth forecasts. JMS also estimated the terminal value for Republic Common Stock after the five year period by applying a range of earnings multiples from 10 to 13 times Republic's terminal year earnings. The range of multiples used reflected a variety of scenarios regarding the growth and profitability prospects of Republic. The dividend streams and terminal values were then discounted to present value using discount rates ranging from 12% to 17%, reflecting different assumptions regarding the rates of return required by holders or prospective buyers of Republic Common Stock.

     In addition, JMS estimated the present value of the future dividend streams that the Holding Company could produce over a five year period under different assumptions as to dividend payout levels, if the Holding Company performed in accordance with various earnings growth forecasts based in part on the projections prepared jointly by the respective managements. JMS also estimated the terminal value for the Holding Company Common Stock after the five year period by applying a range of earnings multiples from 10 to 13 times terminal year earnings. The range of multiples used reflected a variety of scenarios regarding growth and profitability prospects of the Holding Company. The dividend streams and terminal values were then discounted to present value using discount rates ranging from 12% to 17%, reflecting different assumptions regarding the rates of return required by holders or prospective buyers of the Holding Company Common Stock. Neither analysis is necessarily indicative of actual values or actual future results and does not purport to reflect prices at which securities may trade at the present or in the future.

     Pro Forma Merger Analysis. JMS analyzed, using projections provided by Republic and ExecuFirst certain pro forma effects resulting from the Merger based on the proposed Exchange Ratio. This analysis examined the pro forma impact to earnings per share and book value per share and compared them to Republic's prospective earnings per share and book value per share.

     In connection with rendering its Preliminary Opinion and Proxy Opinion, JMS performed a variety of financial analyses. Although the evaluation of the fairness, from a financial point of view, of the Exchange Ratio to be paid in the Merger was to some extent a subjective one based on the experience and judgment of JMS and not merely the result of mathematical analysis of financial data, JMS principally relied on the previously discussed financial valuation methodologies in its determinations. JMS believes its analyses must be considered as a whole and that selecting portions of such analyses and factors considered by JMS without considering all such analyses and factors could create an incomplete view of the process underlying JMS' opinion. In its analysis, JMS made numerous assumptions with respect to business, market, monetary and economic conditions, industry performance and other matters, many of which are beyond Republic's and ExecuFirst's control. Any estimates contained in JMS' analyses are not necessarily indicative of future results or values, which may be significantly more or less favorable than such estimates.

     In reaching its opinion as to fairness, none of the analyses performed by JMS was assigned a greater significance by JMS than any other. As a result of its consideration of the aggregate of all factors present and analyses performed, JMS reached the conclusion, and opines, that the Exchange

Ratio, as set forth in the Agreement and Plan of Merger is fair, from a financial point of view, to the shareholders of Republic.

     In connection with delivering its Proxy Opinion, JMS updated certain analyses described above to reflect current market conditions and events occurring since the date of the Plan of Merger. Such reviews and updates led JMS to conclude that it was not necessary to change the conclusions it had reached in connection with rendering the Preliminary Opinion.

     JMS, as part of its investment banking business, is regularly engaged in the valuation of assets, securities and companies in connection with various types of asset and securities transactions, including mergers, acquisitions, private placements, and valuations for various other purposes and in the determination of adequate consideration in such transactions.

     JMS' Proxy Opinion was based solely upon the information available to it and the economic, market and other circumstances as they existed as of the date hereof; events occurring after the date hereof could materially affect the assumptions used in preparing its Proxy Opinion. JMS has not undertaken to reaffirm or revise its Proxy Opinion or otherwise comment upon any events occurring after the date hereof.

     In delivering its Preliminary Opinion and Proxy Opinion, JMS assumed that in the course of obtaining the necessary regulatory and governmental approvals for the Merger, no restrictions will be imposed on Republic or ExecuFirst that would have a material adverse effect on the contemplated benefits of the Merger. JMS also assumed that there would not occur any change in applicable law or regulation that would cause a material adverse change in the prospects or operations of the Holding Company after the Merger.

     Pursuant to the terms of the engagement letter dated November 8, 1995, Republic paid JMS $25,000 upon the issuance of its Preliminary Opinion in connection with the Merger. In addition, Republic has also agreed to pay JMS $25,000 upon the consummation of the Merger and to reimburse JMS for its reasonable out-of-pocket expenses. Whether or not the Merger is consummated, Republic has agreed to indemnify JMS and certain related persons against certain liabilities relating to or arising out of its engagement.

     JMS' Proxy Opinion is directed only to the consideration to be received by Republic shareholders in the Merger and does not constitute a recommendation to any holder of Republic's securities as to how such security holder should vote at the Special Meeting.

     THE FOREGOING PROVIDES ONLY A SUMMARY OF THE PROXY OPINION OF JMS AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF THAT OPINION, WHICH IS SET FORTH AS ANNEX D TO THIS PROSPECTUS/JOINT PROXY STATEMENT.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     The following discussion summarizes the material federal income tax consequences of the Merger to Republic and holders of Republic Common Stock and is based upon the opinions of tax counsel (the 'Tax Opinions') attached as Exhibits 8.1 and 8.2 to the Registration Statement of which this Proxy Statement/Prospectus is a part. Such Tax Opinions are based on certain assumptions noted in such opinions. The discussion and the referenced Tax Opinions are based on the Code, its legislative history, existing and proposed regulations thereunder, publishing rulings and court decisions, all as in effect and existing on the date hereof and all of which are subject to change at any time, which change may be retroactive. The discussion does not address aspects of federal taxation other than income taxation, nor does it address all aspects of federal income taxation including, without limitation, aspects of federal income taxation that may be applicable to particular holders of Republic Common Stock, such as holders who are dealers in securities or persons who acquired their Republic Common Stock as compensation. In addition, it does not address the state, local or foreign tax consequences of the Merger, if any.

     THE FOLLOWING DISCUSSION DOES NOT PURPORT TO BE, NOR SHOULD IT BE CONSTRUED AS, TAX ADVICE. BECAUSE CERTAIN TAX CONSEQUENCES MAY VARY DEPENDING UPON THE PARTICULAR CIRCUMSTANCES OF EACH HOLDER OF REPUBLIC COMMON STOCK, IT IS RECOMMENDED THAT EACH REPUBLIC SHAREHOLDER SEEK THE ADVICE OF, AND CONSULT WITH, HIS OR HER INDIVIDUAL TAX ADVISOR CONCERNING THE FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES OF THE MERGER IN LIGHT OF HIS OR HER PARTICULAR CIRCUMSTANCES.

     The principal federal income tax consequences of the Merger to ExecuFirst, Republic and holders of Republic Common Stock will be as follows:

          (1) The Merger will qualify as a reorganization within the meaning of section 368(a) of the Code;

          (2) No gain or loss will be recognized by ExecuFirst or Republic solely as a result of the Merger;

          (3) No gain or loss will be recognized by holders of Republic Common Stock upon their receipt of Holding Company Common Stock in exchange for their Republic Common Stock, except that Republic shareholders who receive cash proceeds in lieu of fractional shares of Holding Company Common Stock will recognize gain or loss equal to the difference, if any, between such proceeds and the tax basis of Republic Common Stock allocated to their fractional share interests. Such gain or loss, if any, will be capital gain or loss if the fractional share interests exchanged are held as capital assets at the Effective Date, and will be long-term capital gain or loss if the holding period for the fractional share interests (including the holding period of Republic Common Stock attributed thereto) exceeds one year at the Effective Date;

          (4) The tax basis of Holding Company Common Stock received by holders of Republic Common Stock will be the same as the tax basis of the Republic Common Stock exchanged therefor less the tax basis, if any, allocated to fractional share interests;

          (5) The holding period of Holding Company Common Stock in the hands of holders of Republic Common Stock will include the holding period of their Republic Common Stock exchanged therefor, provided that such Republic Common Stock is held as a capital asset at the Effective Date; and

          (6) In general, a dissenting holder of Republic Common Stock receiving solely cash in exchange therefor will recognize gain or loss equal to the difference, if any, between the cash received and the dissenting holder's tax basis in the Republic Common Stock. Such gain or loss, if any, generally will be capital gain or loss if the Republic Common Stock for which the dissenter receives cash is held as a capital asset at the Effective Date, and will be long-term capital gain or loss if the dissenting holder has held the Republic Common Stock for more than one year at the Effective Date.

     It is a condition to ExecuFirst's and Republic's obligations to effect the Merger that ExecuFirst and Republic receive the Tax Opinions from Klehr, Harrison, Harvey, Branzburg & Ellers and Spector Gadon & Rosen, P.C., respectively, to the effect that, on the basis of certain facts, including facts derived from officers' certificates delivered by ExecuFirst and Republic and certain assumptions stated in the Tax Opinions, (i) the Merger will be treated as a reorganization under Section 368(a) of the Code, and (ii) no gain or loss will be recognized by the Republic shareholders who receive shares of Holding Company Common Stock in exchange for their shares of Republic Common Stock, except that gain or loss may be recognized as to cash received in lieu of fractional share interests. Neither ExecuFirst nor Republic intends to waive this condition. If this condition is waived by either ExecuFirst or Republic after approval of the Merger by the holders of Republic Common Stock, then Republic intends to resolicit its shareholders prior to consummation of the Merger. No ruling has been or will be obtained from the Internal Revenue Service (the 'Service') with respect to the Merger. The Tax Opinions are not binding on the Service or the courts, and no assurance can be given that the Tax

Opinions would be followed if challenged by the Service. See 'THE PLAN OF MERGER AND RELATED AGREEMENTS--Conditions to Consummation.'

ACCOUNTING TREATMENT

     The Merger will be accounted for under purchase accounting treatment. Upon consummation of the Merger, shareholders of Republic will own approximately 1,374,075 shares of Holding Company Common Stock (based on an Exchange Ratio of
1.73 calculated based on the ExecuFirst and Republic Book Values per share on September 30, 1995) or approximately 52.86% of the issued and outstanding Holding Company Common Stock. GAAP requires that the company whose shareholders will have the controlling interest in the combined entity be treated as the acquiring entity for purposes of purchase accounting treatment. As a consequence, and solely for accounting and financial reporting purposes, Republic will be deemed to have acquired ExecuFirst, notwithstanding the fact that the Holding Company (as ExecuFirst is referred to herein with respect to post-Merger actions) will be the surviving and continuing legal entity. The unaudited pro forma financial information contained in this Prospectus/Joint Proxy Statement has been prepared using purchase accounting treatment to account for the Merger. See 'UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION.'

REGULATORY APPROVALS

     The Merger is subject to prior approval by the Federal Reserve Board under the Bank Holding Company Act. The Federal Reserve Board will consider the financial and managerial resources of the companies involved and whether the proposed transaction can reasonably be expected to produce benefits to the public (such as greater convenience, increased competition, or gains in efficiency) that outweigh possible adverse effects (such as undue concentration of resources, decreased or unfair competition, conflicts of interests, or unsound banking practices). In addition, the Federal Reserve Board has the authority to deny an application if it concludes that the combined organization would have an inadequate capital position or if the acquiring organization does not meet the requirements of the Community Reinvestment Act of 1977.

     The Merger is also subject to the approval of The Department of Banking. The Department of Banking may conduct such investigation with respect to the Merger as it deems necessary. Such investigation must specifically include consideration of the effects of the Merger on the reasonable availability of banking services to all segments of the public and economy of the Commonwealth of Pennsylvania, with special emphasis on the financing of enterprises and economic development with a view to increasing or retaining employment opportunities. The Department of Banking will also review the credit practices and policies of each of ExecuFirst and Republic to determine their overall performance in providing financial services to individuals and businesses, their individual resources, capital and income, the particular needs of the communities served by each of ExecuFirst and Republic, and the existence of competition and alternative sources of credit within such communities.

     Joint applications for approval of the Plan of Merger and the Merger have been filed by ExecuFirst and Republic with each of the Federal Reserve Board and the Department of Banking.

     THE MERGER CANNOT BE CONSUMMATED IN THE ABSENCE OF THE REQUISITE REGULATORY APPROVALS. THERE CAN BE NO ASSURANCE THAT SUCH REGULATORY APPROVALS WILL BE OBTAINED IN A TIMELY FASHION, OR AT ALL. IN THE EVENT THAT ANY SUCH REGULATORY APPROVALS WHICH ARE OBTAINED ARE SUBJECT TO THE IMPOSITION OF A CONDITION OR REQUIREMENT WHICH WOULD MATERIALLY AND ADVERSELY AFFECT THE ECONOMIC OR BUSINESS BENEFITS OF THE MERGER TO EXECUFIRST OR REPUBLIC, THE PLAN OF MERGER AND THE MERGER MAY BE TERMINATED. THERE CAN BE NO ASSURANCE THAT ANY SUCH REGULATORY APPROVALS WHICH ARE OBTAINED WILL NOT BE SUBJECT TO SUCH CONDITION OR REQUIREMENT. See 'THE PLAN OF MERGER AND RELATED AGREEMENTS--Conditions to Consummation of the Merger; Termination; Amendment.'

INTERESTS OF CERTAIN PERSONS IN THE MERGER

     Certain members of the management and Boards of Republic and ExecuFirst have interests in the Merger that are in addition to any interests they may have as shareholders of Republic or ExecuFirst generally, as discussed below.

  Employment Agreements

     ExecuFirst and First Executive Bank have entered into an amended and restated employment agreement with Zvi H. Muscal (the 'Muscal Agreement') with respect to his employment as President and Chief Executive Officer of the Holding Company and as Chairman and Co-Chief Executive Officer of the Merged Bank. In the event the Merger is not consummated, Mr. Muscal will continued to be employed by ExecuFirst and First Executive Bank under his current employment agreement. The Muscal Agreement contains terms substantially similar to Mr. Muscal's current employment agreement except that, among other things, Mr. Muscal's annual base salary may not be increased for at least one year following the Effective Date of the Merger. For a description of the Muscal Agreement, See 'EXECUFIRST--Directors and Executive Officers.'

     Upon consummation of the Merger, the Holding Company and the Merged Bank will enter into an agreement with Rolf A. Stensrud, currently Chief Executive Officer, President and director of Republic, pursuant to which Mr. Stensrud will serve as Executive Vice President and Chief Operating Officer of the Holding Company and President and Co-Chief Executive Officer of the Merged Bank (the 'Stensrud Agreement'). For a description of the Stensrud Agreement, See 'EXECUFIRST--Directors and Executive Officers.'

     George S. Rapp, currently Executive Vice President and Chief Operating Officer of First Executive Bank, is employed under an agreement which will expire on February 22, 1997. Mr. Rapp will continue to act as Executive Vice President and Chief Operating Officer of the Merged Bank. Upon consummation of the Merger, Mr. Rapp and the Merged Bank will enter into an amended and restated agreement. For a description of Mr. Rapp's current agreement, See 'EXECUFIRST-- Directors and Executive Officers.'

     Upon consummation of the Merger, the Merged Bank will enter into an agreement (the 'Gallagher Agreement') with Kevin Gallagher, currently Republic Bank's Chief Lending Officer, pursuant to which Mr. Gallagher will serve as Executive Vice President and Chief Lending Officer of the Merged Bank. For a description of the Gallagher Agreement, See 'EXECUFIRST--Directors and Executive Officers.'

  Other Agreements

     Upon consummation of the Merger, the Holding Company will enter into an agreement with Harry D. Madonna, currently Republic's Chairman, pursuant to which Mr. Madonna will serve as Chairman of the Holding Company. For a description of such agreement, See 'EXECUFIRST--Directors and Executive Officers.'

  Indemnification; Directors' and Officers' Insurance

     The Plan of Merger provides that the Holding Company will indemnify the past and present directors and officers of Republic and its subsidiaries against certain liabilities, for six years following the Effective Date, to the fullest extent that such persons are entitled to indemnification under the laws of the Commonwealth of Pennsylvania and Republic's Articles of Incorporation and By-Laws as in effect on the date of the Plan of Merger. The Plan of Merger also provides that if economically feasible, for a period of 3 years after the Effective Date, the Holding Company will maintain Republic's existing directors' and officers' liability policy, or obtain a policy (including ExecuFirst's existing policy) providing comparable coverage in an amount and on terms no less favorable, covering such persons as were covered by the Republic policy on the date of the Plan of Merger.

  Employee Stock Options

     Certain members of Republic's management hold Republic Stock Options. It is a condition to consummation of the Merger, which condition may be waived by ExecuFirst, that such holders waive certain rights with respect to such options. Upon consummation of the Merger, such Republic Stock Options will be converted into options to purchase stock in the Holding Company and will be governed by the terms and conditions of the Amended and Restated Stock Option Plan except that, in the event such option holder's relationship with the Holding Company is terminated, such option will remain exercisable until its expiration. See 'THE PLAN OF MERGER AND RELATED AGREEMENTS--Amended and Restated Stock Option Plan; Treatment of Employee Stock Option and PROPOSAL IV.'

  Appointment of Republic Directors to ExecuFirst Board

     It is a condition to the consummation of the Merger that the ExecuFirst Board increase the number of directors to 18 members from 9 members and that such newly created vacancies be filled by the current members of the Republic Board or other designees of Republic who shall be reasonably acceptable to ExecuFirst. See 'THE MERGER--Overview; THE PLAN OF MERGER AND RELATED AGREEMENTS--Corporate Structure and Related Matters After the Merger; Conditions to Consummation of the Merger.'

                   THE PLAN OF MERGER AND RELATED AGREEMENTS

THE PLAN OF MERGER

     The following paragraphs summarize, among other things, the material terms of the Plan of Merger, which is attached hereto as Annex A and incorporated by reference herein. Shareholders are urged to read the Plan of Merger in its entirety for a more complete description of the Merger.

CONVERSION OF REPUBLIC COMMON STOCK

     Subject to the terms and conditions of the Plan of Merger, Republic will merge with and into ExecuFirst. At the Effective Date, each outstanding share of Republic Common Stock (other than shares as to which dissenters' rights have been perfected and shares held in the treasury of Republic, the latter of which will be canceled, without consideration, as a result of the Merger) will be converted into the right to receive that number of shares of Holding Company Common Stock as determined by the Exchange Ratio. No fractional shares of Holding Company Common Stock will be issued in the Merger, but in lieu thereof each holder of Republic Common Stock who would otherwise be entitled to a fraction of a share of Holding Company Common Stock (after aggregating all fractional shares of Holding Company Common Stock to be received by such holder) will receive from Holding Company an amount in cash (rounded to the nearest whole cent), without interest, equal to the product of such fraction multiplied by the ExecuFirst Book Value Per Share. For information regarding rights of dissenting shareholders. See 'THE SPECIAL MEETINGS--The Republic Meeting--Rights of Dissenting Shareholders'.

     As soon as practicable after Effective Date, the Holding Company will cause to be sent to each shareholder of record of Republic as of the Effective Date (other than dissenting shareholders) transmittal materials for use in exchanging certificates representing shares of Republic Common Stock for certificates representing shares of Holding Company Common Stock. The transmittal materials will contain information and instructions with respect to the surrender of Republic Common Stock certificates and the amount of cash to be paid for any fractional shares resulting from the exchange. CERTIFICATES REPRESENTING SHARES OF REPUBLIC COMMON STOCK SHOULD NOT BE SURRENDERED UNTIL THE LETTER OF TRANSMITTAL IS RECEIVED.

EFFECTIVE DATE

     The Merger will become effective upon the fifteenth (15) calendar day following the satisfaction or waiver by ExecuFirst and Republic of each of the conditions set forth in Article VI of the Plan of Merger or upon such other date as the parties may agree. See 'THE PLAN OF MERGER AND RELATED
AGREEMENTS--Conditions to Consummation of the Merger.'

ALTERNATIVE PROPOSALS

     The Plan of Merger provides that each of Republic and ExecuFirst shall not, other than in limited circumstances, directly or through their respective subsidiaries, (i) solicit or encourage inquiries or proposals with respect to any tender offer or exchange offer, or (ii) have any discussions or engage in any negotiations with a third party concerning or relating to a tender offer or exchange offer or the acquisition by such third party of a substantial equity interest in or a substantial portion of the assets of the other party to the Plan of Merger or its subsidiaries. The Plan of Merger does not prevent the Republic Board and/or the ExecuFirst Board from furnishing information to and participating in discussions and negotiations with third parties in the event that either Board determines in good faith, after consultation with and upon the advice of its outside counsel, that it is required to do so in the exercise of their respective fiduciary duties.

BUSINESS PENDING CONSUMMATION OF THE MERGER AND RELATED MATTERS

     Pursuant to the Plan of Merger, each of Republic and ExecuFirst has made certain covenants, with respect to itself and its subsidiary or subsidiaries, relating to the conduct of business pending the consummation of the Merger. Among other things, each of Republic and ExecuFirst has agreed (except as otherwise contemplated or permitted by the Plan of Merger or with the prior written consent of the other party) that it, and each of their respective subsidiaries, will operate their businesses in accordance with their ordinary and usual course and in a manner consistent with past practices. In particular, each of Republic and ExecuFirst has agreed not to take any of the following actions without the prior written consent of the other party: (i) issue any additional shares of its capital stock or give any person the right to acquire any such shares; (ii) declare or pay any dividend or redeem or otherwise acquire any shares of its capital stock; (iii) increase any salaries or employee benefits or enter into or modify any employment agreements or employee benefit plans; (iv) dispose of or discontinue any of its material assets, business or properties or acquire any material business or property of any other entity; (v) take any action, other than as required by GAAP or by regulation of any banking or governmental authority, to change accounting policies or procedures; or (vi) knowingly take any action which would or would be reasonably likely to (a) prevent or impede the Merger from qualifying as a reorganization under the Code,
(b) result in any of the representations or warranties contained in the Plan of Merger being or becoming untrue in any material respect, (c) result in any of the conditions to the Merger not being satisfied, or (d) result in a material violation of any provision of the Plan of Merger except, in every case, as may be required by law.

CORPORATE STRUCTURE AND RELATED MATTERS AFTER THE MERGER

     On or prior to the Effective Date, the Articles of Amendment, as described below, amending ExecuFirst's Articles of Incorporation will be filed with the Secretary of State of the Commonwealth of Pennsylvania and the Department of Banking and will become effective at the Effective Time. On the Effective Date at the Effective Time, Republic will be merged with and into ExecuFirst. ExecuFirst's Board of Directors will be, or will have been, increased to eighteen (18) members and nine (9) members of Republic's Board of Directors (or designees of Republic reasonably acceptable to ExecuFirst) will have been appointed to fill such newly created vacancies with respect to the Holding Company. Harry D. Madonna, (Chairman of the Republic Board) shall be Chairman of the Holding Company Board; Michael J. Bradley (Chairman of First Executive) shall be Vice-Chairman; Zvi H. Muscal (Chairman, President and Chief Executive Officer of ExecuFirst) shall be President and Chief Executive Officer; and Rolf
A. Stensrud (President and Chief Executive Officer of Republic) shall be Executive Vice President and Chief Operating Officer. With respect to the Merged Bank, Zvi H. Muscal shall be Chairman and Co-Chief Executive Officer; Rolf A. Stensrud shall be President and Co-Chief Executive Officer; George S. Rapp (Executive Vice President and Chief Operating Officer of First Executive) shall be Executive Vice President and Chief Operating Officer; and Kevin J. Gallagher (Chief Lending Officer of Republic Bank) shall be Executive Vice President and Chief Lending Officer. See 'THE MERGER--Interests of Certain Persons in the Merger.'

CONDITIONS TO CONSUMMATION OF THE MERGER

     Consummation of the Merger is subject to the satisfaction of various conditions, including (i) the approval and adoption of (a) the Plan of Merger,
(b) the amendments to ExecuFirst's Articles of Incorporation, and (c) the Amended and Restated Stock Option Plan, by the requisite vote of the shareholders of Republic (as to item (a) only) and ExecuFirst (as to items (a), (b), and (c)); (ii) the effectiveness of the Registration Statement of which this Prospectus/Joint Proxy Statement is a part (pursuant to which the Holding Company Common Stock to be issued in the Merger will be registered) and the absence of any stop order or proceedings seeking a stop order relating to the Registration Statement; (iii) receipt by each of Republic and ExecuFirst of all regulatory approvals and consents or the expiration or termination of any waiting period applicable to the Merger; (iv) the absence of any order, decree or injunction issued by any court of competent jurisdiction or other legal restraints or prohibitions, prohibiting or making illegal the consummation of the Merger, (v) the receipt of an officer's certificate by each of Republic and ExecuFirst to the effect that certain representations and warranties made by the respective party are true and correct in all respects on and as of the Effective Time, except where the failure to be true and correct would not have had a Material Adverse Effect (as defined below), and to the effect that the respective party has performed or complied in all material respects with all agreements and covenants required by the Plan of Merger on or prior to the Effective Time; (vi) the obtaining by Republic and ExecuFirst of all material consents, waivers, approvals, authorizations or orders (other than those of regulatory authorities or the shareholders of each of Republic and ExecuFirst) required to be obtained and all filings required to be made for the authorization, execution and delivery of the Plan of Merger and the consummation of the transactions contemplated thereby;
(vii) exercise of dissenters' rights of appraisal under Chapter 15 of the BCL in connection with the Merger by holders of not more than 5% of the shares of Republic Common Stock; (viii) the receipt by Republic and ExecuFirst of the Tax Opinions, Accountant's Letters and Fairness Opinions; (ix) approval for listing on NASDAQ Small Cap Market or, if eligible, the National Market System, of the shares of the Holding Company Common Stock issuable pursuant to the Plan of Merger; and (x) increase of ExecuFirst's Board to 18 members and appointment thereto of 9 members of the Republic Board or designees of Republic. In addition, it is a condition to the obligation of Republic and ExecuFirst to consummate the Merger that the other shall not have experienced any change, occurrence or circumstance (individually or taken together) that is reasonably likely to be materially adverse to its or any of its subsidiaries' business, assets, financial condition, results of operations or prospects (a 'Material Adverse Effect').

     The obligations of ExecuFirst to consummate the Merger are further subject to the satisfaction of the following conditions: (i) ExecuFirst shall have received a legal opinion, dated as of the Effective Date, from Spector, Gadon & Rosen, P.C., outside counsel to Republic, regarding certain matters; (ii) each of Rolf A. Stensrud and Kevin J. Gallagher shall have entered into employment agreements, and each of Zvi H. Muscal and George Rapp shall have entered into amended and restated employment agreements, with ExecuFirst; (iii) Harry D. Madonna, Chairman of Republic, shall have entered into an agreement with the Holding Company with respect to his service as Chairman of the Holding Company;
(iv) ExecuFirst shall have received a waiver from each holder of a Republic Stock Option, (v) the total shareholders' equity of Republic (calculated in accordance with GAAP) shall not be less than $6,979,000; and (vi) ExecuFirst shall have received a written opinion from Berwind, dated as of the date hereof, to the effect that the Merger is fair to ExecuFirst from a financial point of view.

     The obligations of Republic to consummate the Merger are further subject to the satisfaction of the following conditions: (i) Republic shall have received a legal opinion, dated as of the Effective Date, from Klehr, Harrison, Harvey, Branzburg & Ellers, outside counsel to ExecuFirst, regarding certain matters;
(ii) Republic shall have received a written opinion from JMS, dated as of the date hereof, to the effect that the terms of the Merger are fair to Republic and its shareholders from a financial point of view, and (iii) the total shareholder's equity of ExecuFirst (calculated in accordance with GAAP) shall not be less than $6,000,000.

TERMINATION; AMENDMENT

     The Plan of Merger may be terminated, and the Merger abandoned, prior to the Effective Date (notwithstanding approval by the shareholders of each of ExecuFirst and Republic), under the circumstances specified in the Plan of Merger, including (i) by mutual written agreement of Republic and ExecuFirst; or
(ii) by either Republic or ExecuFirst, (a) if the Merger has not been consummated by June 30, 1996 and if the terminating party has not caused the failure of the Merger to be consummated by reason of its knowing action or inaction; (b) if approval of the Merger is not received from the Federal Reserve Board and/or the Department of Banking or such approval shall have been received subject to the imposition of a condition or requirement which would materially and adversely effect the business benefits of the Merger; (c) if the Federal Reserve Board shall have issued a non-appealable final order prohibiting the Merger; (d) if the shareholders of such party fail to approve the Merger or the Plan of Merger; (e) if the Board of such party has failed to recommend the Merger to its respective shareholders or has withdrawn, modified or changed its recommendation of the Merger or the Plan of Merger; or (f) in the event of a breach by the other, of any representation or warranty or a material breach of any covenant or agreement contained in the Plan of Merger which breach cannot be cured within thirty (30) days after the giving of notice to the breaching party.

     The Plan of Merger may be amended by an agreement in writing among the parties thereto at any time prior to the Effective Time; provided, however, that, after approval of the Merger by the shareholders of Republic, the Exchange Ratio may not be decreased.

AMENDED AND RESTATED STOCK OPTION PLAN; TREATMENT OF EMPLOYEE STOCK OPTIONS

     Subject to the approval of ExecuFirst's shareholders at the ExecuFirst Meeting, the ExecuFirst Board has adopted the Amended and Restated Stock Option Plan. Upon consummation of the Merger, Republic's Stock Option Plan (the 'Republic Plan') will be terminated and be of no further force and effect. It is a condition to consummation of the Merger, which condition may be waived by ExecuFirst, that holders of Republic Options consent to the conversion of such options into Holding Company Options (as hereinafter defined). Such Holding Company Options will be deemed to have been granted under the Amended and Restated Stock Option Plan. The terms and conditions of such Holding Company Options will be substantially similar to the terms and conditions of other options granted under the Amended and Restated Stock Option Plan except that, in the event such option holder's relationship with the Holding Company is terminated, such option will remain exercisable until terminated. In the event that the Amended and Restated Stock Option Plan is not approved by ExecuFirst shareholders, such Holding Company Options will be granted outside ExecuFirst's current Stock Option Plan.

     A description of the Amended and Restated Stock Option Plan is set forth in Proposal IV and the full text of the Amended and Restated Plan is set forth as Annex G to this Prospectus/Joint Proxy Statement.

  Treatment of Republic Stock Options

     Upon consummation of the Merger and the consent of the holders of Republic Stock Options, each outstanding Republic Stock Option will be converted into an option to purchase Holding Company Common Stock (a 'Holding Company Option'). Each such Holding Company Option which will be exercisable for that number of shares of Holding Company Common Stock equal to the product of (i) the number of shares of Republic Common Stock that were purchasable under the Republic Plan immediately prior to the Effective Date, multiplied by (ii) the Exchange Ratio, rounded down to the nearest whole number of shares of Holding Company Common Stock. The per share exercise price for the shares of Holding Company Common Stock issuable upon exercise of the Holding Company Option will be equal to the product of (x) the exercise price per share of Republic Common Stock at which the Republic Stock Option was exercisable immediately prior to the Effective Date and (y) the quotient obtained by dividing 1 by the Exchange Ratio, and rounding the resulting exercise price up to the nearest whole cent. The Holding Company Option will be subject to any applicable vesting schedule to which the Republic Stock Option was subject. Republic Stock Options exercisable to purchase 154,880 shares of Republic Common Stock are issued and outstanding as of the date hereof.

     Set forth below is a list of the executive officers and directors of Republic and/or Republic Bank who hold Republic Stock Options and the number of Republic Stock Options held by each such person.

NAME                                                                       NUMBER OF OPTIONS
----                                                                       -----------------
Kenneth Adelberg.........................................................          9,928
William W. Batoff........................................................          7,943
Daniel S. Berman.........................................................          9,928
Kevin J. Gallagher.......................................................          3,971
Jerome D. McTiernan......................................................          3,971
Harry D. Madonna.........................................................         21,842
Eustace W. Mita..........................................................         11,914
Neal I. Rodin............................................................         11,914
Steven J. Shotz..........................................................         17,871
Rolf A. Stensrud.........................................................         23,828

  Treatment of ExecuFirst Stock Options

     Each outstanding ExecuFirst Stock Option will be deemed to have been issued under the Amended and Restated Stock Option Plan and will be subject to the terms and conditions of such plan. No adjustment to (i) the number of shares of ExecuFirst Common Stock issuable upon exercise of an ExecuFirst Option or (ii) the per share exercise price of such options will be made as a result of the adoption of the Amended and Restated Stock Option Plan.

STOCK OPTION AGREEMENTS

     As an inducement and condition to Republic's willingness to enter into the Plan of Merger, ExecuFirst entered into the ExecuFirst Stock Option Agreement (the 'ExecuFirst Stock Option Agreement') with Republic. Pursuant to the ExecuFirst Stock Option Agreement, ExecuFirst granted an option to Republic which is exercisable, under the conditions set forth below, to purchase up to an aggregate of 243,985 shares of ExecuFirst Common Stock, which shares represent approximately 19.9% of the issued and outstanding ExecuFirst Common Stock, at an exercise price of $5.00 per share. The purchase of any shares of ExecuFirst Common Stock by Republic pursuant to the ExecuFirst Stock Option Agreement is subject to compliance with applicable law, including the receipt of necessary approvals under the Bank Holding Company Act.

     As an inducement and condition to ExecuFirst's willingness to enter into the Plan of Merger, Republic entered into the Republic Stock Option Agreement (the 'Republic Stock Option Agreement,' the ExecuFirst Stock Option Agreement and the Republic Stock Option Agreement are sometimes hereinafter referred to as the 'Stock Option Agreements') with ExecuFirst. Pursuant to the Republic Stock Option Agreement, Republic granted to ExecuFirst an option which is exercisable, under the conditions set forth below, to purchase up to an aggregate of 158,058 shares of Republic Common Stock, which shares represent 19.9% of the issued and outstanding Republic Common Stock, at an exercise price of $8.50 per share. The purchase of any shares of Republic Common Stock by ExecuFirst pursuant to the Republic Stock Option Agreement is subject to compliance with applicable law, including the receipt of necessary approvals under the Bank Holding Company Act.

     For purposes of the following summary of the material provisions of the Stock Option Agreements, the term (i) 'Issuer' means Republic with respect to the Republic Stock Option Agreement and ExecuFirst with respect to the ExecuFirst Stock Option Agreement, and (ii) 'Grantee' means ExecuFirst with respect to the Republic Stock Option Agreement and Republic with respect to the ExecuFirst Stock Option Agreement.

     If the Grantee is not in material breach of the related Stock Option Agreement or the Plan of Merger and if no injunction or other court order against delivery of the shares covered by the related stock option is in effect, the Grantee may exercise the related stock option, in whole or in part, at any time and from time to time following the happening of the following events (each, a 'Purchase Event'):

          (i) without the Grantee's prior written consent, the Issuer shall have recommended, proposed or announced an intention to authorize, recommend or propose, or entered into an agreement with any person (other than the Grantee or any subsidiary of the Grantee) to effect (a) a merger, consolidation or similar transaction involving the Issuer or any of its significant subsidiaries (other than transactions solely between the Issuer's subsidiaries that are not violative of the Plan of Merger, (b) the disposition, by sale, lease, exchange or otherwise, of assets or deposits of the Issuer or any of its significant subsidiaries representing in either case 22.5% or more of the consolidated assets or deposits of the Issuer and its subsidiaries, or (c) the issuance, sale or other disposition by the Issuer of (including by way of merger, consolidation, share exchange or any similar transaction) securities representing 22.5% or more of the voting power of the Issuer or any of its significant subsidiaries; or

          (ii) any person (other than the Grantee or any subsidiary of the Grantee) shall have acquired beneficial ownership (as such term is defined in Rule 13d-3 promulgated under the Exchange Act) of or the right to acquire beneficial ownership of, or any 'group' (as such term is defined in Section 13(d)(3) of the Exchange Act), other than a group of which the Grantee or the Issuer or any affiliates or persons participating with any affiliate or any subsidiary of the Grantee or the Issuer is a part, shall have been formed to acquire beneficial ownership of, or has the right to acquire beneficial ownership of, 22.5% or more of the voting power of the Issuer or any of its significant subsidiaries;

provided that the related stock option will terminate upon the earliest to occur of:

          (i) the Effective Time;

          (ii) termination of the Plan of Merger prior to the occurrence of a Purchase Event (other than a termination resulting from a willful breach by the Issuer of any covenant contained therein); or

          (iii) 12 months after a termination of the Plan of Merger following the occurrence of a Purchase Event or if such termination is due to a willful breach by the Issuer of any covenant, representation or warranty contained therein.

     Upon the occurrence of certain events set forth in the related Stock Option Agreement, at the election of the Grantee the related stock option (or shares issued pursuant to the exercise thereof) must be repurchased by the Issuer (the 'Repurchase') or converted into, or exchanged for, an option with respect to another corporation of the Issuer (the 'Substitute Option'). In addition, the Stock Option Agreement grants certain registration rights ('Registration Rights') to the Grantee with respect to the shares represented by the related option. The terms of such Repurchase, Substitute Option and Registration Rights are set forth in the Stock Option Agreements.

     The Stock Option Agreements and the stock options issuable thereunder are intended to increase the likelihood that the Merger will be consummated according to the terms set forth in the Plan of Merger, and may be expected to discourage offers by third parties to acquire ExecuFirst or Republic prior to the Merger. The exercise of the stock options by ExecuFirst or Republic, as the case may be, would significantly increase a third party's cost of acquiring ExecuFirst or Republic compared to the cost that would be incurred by such third party in the absence of the Stock Option Agreements. Such increased cost may discourage such third party from considering or proposing the acquisition of ExecuFirst or Republic or may result in such third party proposing to pay a lower per share price to acquire ExecuFirst or Republic, as the case may be, than it might have otherwise proposed to pay. ExecuFirst and Republic believe that the existence of the Stock Option Agreements is likely to prevent any such third party from accounting for the acquisition of ExecuFirst or Republic utilizing the pooling of interests accounting treatment. In addition, the exercise of the option would increase the ability of ExecuFirst or Republic, as the case may be, to obtain the approval of its shareholders of the Plan of Merger and the Merger and would adversely affect the ability of any such third party to obtain any necessary approval of the ExecuFirst or Republic shareholders of an alternative transaction.

     To the knowledge of ExecuFirst and Republic, no event giving rise to exercise of either of the Options has occurred as of the date of this Prospectus/Joint Proxy Statement.

     Copies of the Stock Option Agreements are set forth in Annexes H and I, respectively, to this Prospectus/Joint Proxy Statement, and reference is made thereto for the complete terms of the Stock Option Agreements and the stock options. The foregoing discussion is qualified in its entirety by reference to the Stock Option Agreements.

FEES AND EXPENSES

     All fees and expenses incurred by ExecuFirst in connection with the Plan of Merger and the transactions contemplated thereby, including, but not limited to, certain legal, accounting and investment bank fees and expenses related to the preparation and distribution of this Prospectus/Joint Proxy Statement and the Registration Statement, will be reimbursed by Republic upon consummation of the Merger.

     In the event that the Merger is not consummated, except as set forth below, all fees and expenses incurred in connection with the Plan of Merger and the transactions contemplated thereby will be paid by the party incurring such expenses.

     All expenses related to the preparation and distribution of this Prospectus/Joint Proxy Statement and the Registration Statement shall be shared pro-rata between the parties in proportion to the number of shareholders of each of Republic and ExecuFirst.

                                   EXECUFIRST

HISTORY AND BUSINESS

     ExecuFirst is a bank holding company registered under the Bank Holding Company Act. It was incorporated under the laws of the Commonwealth of Pennsylvania on November 16, 1987. ExecuFirst became a bank holding company on November 2, 1988 when it acquired all of the authorized capital stock of First Executive Bank. ExecuFirst provides banking services through First Executive Bank and does not presently engage in any activities other than banking activities. ExecuFirst intends to establish an RAL program substantially similar to Republic's Refant Program. The principal executive offices of ExecuFirst and First Executive Bank are located at 1513 Walnut Street, Philadelphia, PA 19102. The telephone number is (215) 564-3300.

VOTING SECURITIES AND PRINCIPAL HOLDERS

  Security Ownership of Management

     The following table sets forth information as of January 25, 1996 with respect to the shares of ExecuFirst Common Stock beneficially owned by each director and executive officer of ExecuFirst and by all directors and executive officers as a group. With the exception of Mr. Muscal no executive officer beneficially owns any ExecuFirst Common Stock. The address of each director and executive officer is ExecuFirst Bancorp, Inc., 1513 Walnut Street, Philadelphia, PA 19102.

                                                                                            SHARES          PERCENT
                                                                                         BENEFICIALLY         OF
NAME                                                                                         OWNED           CLASS
----                                                                                   -----------------  -----------
Zvi H. Muscal........................................................................          96,046(1)         7.7%
John F. D'Aprix......................................................................           8,000              *
Michael J. Bradley...................................................................          20,000            1.9%
Sheldon E. Goldberg..................................................................          30,750            2.5%
Gerald Levinson......................................................................           5,352              *
John O'Donnell, Ph.D.................................................................              --             --
Allen L. Kramer......................................................................              --             --
James E. Schleif.....................................................................           7,000              *
All directors and executive officers as a group (10 persons).........................         167,148           13.0%

------------------
 * Less than 1%
(1) Includes immediately exercisable options held to purchase 60,000 shares of ExecuFirst Common Stock.

  Security Ownership of Certain Beneficial Owners

     The following table sets forth certain information concerning First Fidelity and Mr. Zeev Shenkman, a former director of ExecuFirst and First Executive, the only entities or persons, other than Mr. Muscal, known to ExecuFirst to be the beneficial owners of more than 5% of the shares of ExecuFirst Common Stock (based upon 1,226,057 shares of ExecuFirst Common Stock outstanding as of January 15, 1996), as determined in accordance with Rule 13d--3 of the Exchange Act. The information provided in connection with this table has been obtained from ExecuFirst's records or, in the case of Mr. Shenkman, from a Statement on Schedule 13D filed by Mr. Shenkman with the SEC. As of January 25, 1996, executive officers and directors of ExecuFirst could be deemed to have beneficially owned, in the aggregate, approximately 13.6% of ExecuFirst's Common Stock.


                                                                                 AMOUNT AND NATURE OF   PERCENTAGE
NAME AND LOCAL ADDRESS                                                           BENEFICIAL OWNERSHIP    OF CLASS
----------------------                                                           --------------------  -------------
First Fidelity Bancorporation .................................................          299,847           24.5%
  Newark, New Jersey

Zeev Shenkman .................................................................           90,800            7.4%
  Two Bala Plaza, Suite 300
  Bala Cynwyd, PA 19004

DIRECTORS AND EXECUTIVE OFFICERS

     ExecuFirst's By-Laws provide for the classification of directors into three classes, as nearly equal in number as possible, with approximately one-third of the directors to be elected annually for three-year terms. Pursuant to the Plan of Merger, upon the Effective Date the Holding Company Board will be composed of 18 members, 9 of whom will be members of the Republic Board or designees of Republic who are reasonably acceptable to ExecuFirst. The Holding Company Board will be divided into three classes, which classes shall be as nearly as equal a number as possible. Thereafter, the actual number of positions on the ExecuFirst Board at a given time will be set, within limits prescribed by the By-Laws, by the Holding Company Board from time to time.

     ExecuFirst's director compensation arrangement in effect throughout 1995 provides that each director would receive an annual fee of $750, plus $150 for each Board and Committee meeting attended. The Chairman of the Board receives an additional $50 per Board
Meeting attended and each committee chairman receives an additional $50 per committee meeting attended. Pursuant to such plan a total of $728,350 was paid for services rendered during 1995; no director received more than $3,550.

     Upon the consummation of the Merger, Harry D. Madonna will serve as the Chairman of the Holding Company Board. Mr. Madonna will not receive any direct compensation for his duties, but will enter into an agreement with the Holding Company pursuant to which Mr. Madonna will be provided with the continuation of certain benefits previously provided to him in his capacity as Chairman of Republic. In addition, upon consummation of the Merger, Mr. Madonna will be granted an immediately exercisable option under the Amended and Restated Stock Option Plan to purchase up to an aggregate of 3% of the issued and outstanding Holding Company Common Stock at an exercise price equal to the fair market value of such stock on the date of grant. Based on the Exchange Ratio on September 30, 1995, Mr. Madonna would be granted an option to purchase 77,289 shares of Holding Company Common Stock. In the event that the Amended and Restated Stock Option Plan is not approved by ExecuFirst shareholders, Mr. Madonna's options will be granted under ExecuFirst's existing Stock Option Plan. See PROPOSAL IV.

  Current ExecuFirst Directors

     Set forth below is certain biographical information with respect to the current directors of ExecuFirst, each of whom is also a director of First Executive Bank and each of whom will continue to serve as a director of the Holding Company and the Merged Bank.

     Zvi H. Muscal, age 60, is currently the Chairman of the Board, President and Chief Executive Officer of ExecuFirst, and President and Chief Executive Officer of First Executive Bank. Mr. Muscal has served in such capacities since 1988. Following the consummation of the Merger, Mr. Muscal will serve as President and Chief Executive Officer of the Holding Company and Chairman and Co-Chief Executive Officer of the Merged Bank. Mr. Muscal's term of office expires at the annual meeting of 1998.

     Michael J. Bradley, age 50, was elected to the ExecuFirst Board in 1988. He currently serves as Vice-Chairman of the ExecuFirst Board and Chairman of the First Executive Board. Following the consummation of the Merger, Mr. Bradley will serve as Vice Chairman of the Holding Company. Since December 1990, Mr. Bradley has served as the Executive Vice President of Acute and Ambulatory Services at Mercy Health Corporation of Southeastern Pennsylvania. Mr. Bradley is also a principal at Paragon Management Group, Inc., a management consulting firm. See 'EXECUFIRST--Certain Relationships and Related Party Transactions.' Mr. Bradley's term of office expires at the annual meeting in 1996.

     Gerald Levinson, age 64, was elected to the ExecuFirst Board in 1989. Since July 1985, he has been an independent financial consultant. Mr. Levinson also serves as a director of The Lannett Company, a publicly held pharmaceutical company. Mr. Levinson's term of office expires at the annual meeting in 1996.

     John F. D'Aprix, age 52, was elected to the ExecuFirst Board in 1991. He is currently Vice Chairman of the First Executive Board. Mr. D'Aprix has been the President of Pennsylvania College of Podiatric Medicine since March 1995 and Chairman and Chief Executive Officer of Housecare America (managed home care) since January 1993. From December 1991 to December 1992, Mr. D'Aprix served as Chairman of Artran Scanning Technology (imaging services); from August 1990 to September 1991, Mr. D'Aprix served as Chairman and Chief Executive Officer of Vantage Health Partners, Inc. (risk-bearing managed care company). Mr. D'Aprix's term of office expires at the annual meeting in 1997.

     James E. Schleif, age 53, was elected to the ExecuFirst Board in 1993. Since 1978, Mr. Schleif has been the Executive Vice President, Administration and Finance, for Mercy Health Corporation of Southeastern Pennsylvania. Mr. Schleif's term of office expires at the annual meeting in 1996.

     Sheldon E. Goldberg, age 63, was elected to the ExecuFirst Board in 1989. Mr. Goldberg has acted as a General Partner and investment advisor at Cumberland Advisors, Pty., Vineland, NJ since June, 1973; a director of Underwriters Management Insurance, Inc. since January 1987; Chairman, Director and Secretary of National CD Sales, Inc., Vineland, NJ (Certificate of Deposit Brokers) since January 1989; and President of Cumberland Brokerage Corporation (broker/dealer), Vineland, NJ, since July 1990. Mr. Goldberg's term of office expires at the annual meeting in 1998.

     John O'Donnell, Ph.D., age 50, was elected to the ExecuFirst Board in 1995. From 1986 to April 1995, Mr. O'Donnell was the Executive Director of the College of Physicians of Philadelphia. Mr. O'Donnell is currently on sabbatical leave. Mr. O'Donnell's term of office expires at the annual meeting in 1998.

     Allen L. Kramer, age 58, was elected to the ExecuFirst Board of Directors in 1995. Since May 1995, Mr. Kramer has acted as Senior Vice President of Millard Consulting. From 1991 until April 1995, Mr. Kramer was Vice President of Learning Services Co. Mr. Kramer's term of office expires at the annual meeting in 1997.

  Current Republic Directors

     Set forth below is certain biographical information with respect to the current directors of Republic, each of whom it is currently expected will be appointed as a director of the Holding Company and the Merged Bank.

     Kenneth Adelberg, age 44, has served as a director of Republic since its formation as a bank holding company in 1995 and as a director of Republic Bank since 1989. Since 1976, Mr. Adelberg has been President of The Hifi House Group of Companies, Broomall, Pennsylvania, which are engaged in the sale of audio, video and telecommunications equipment.

     Daniel S. Berman, age 35, has served as a director of Republic since its formation as a bank holding company in 1995 and as a director of Republic Bank since 1988. Since 1990, Mr. Berman has served as the President of Berman Development Corporation, Valley Forge, Pennsylvania, a real estate development company.

     William W. Batoff, age 61, has served as a director of Republic since its formation as a bank holding company in 1995 and as a director of Republic Bank since 1988. Mr. Batoff serves as President of Pioneer of Philadelphia Title Insurance Company. Mr. Batoff is also Senior Consultant of Cassidy & Associates, a government relations consulting firm located in Washington, D.C. He is a brother-in-law of Mr. Rodin.

     Harry D. Madonna, age 53, has served as Chairman of Republic since its formation as a bank holding company in 1995 and as Chairman of Republic Bank since 1988. Mr. Madonna is partner in the law firm of Blank, Rome, Comisky & McCauley, Philadelphia, Pennsylvania, concentrating in the areas of corporate, securities and health care law, where he has practiced since 1977.

     Eustace W. Mita, age 44, has served as a director of Republic since its formation as a bank holding company in 1995 and as a director of Republic Bank since 1988. From 1984 to 1994, Mr. Mita served as President of Mita Enterprises Incorporated, an automobile leasing company located in Malvern, Pennsylvania. From 1989 until the present, Mr. Mita has served as Chief Operating Officer of HAC Group, Inc., a training services company.

     Neal I. Rodin, age 57, has served as a director of Republic since its formation as a bank holding company in 1995 and as a director of Republic Bank since 1988. Since 1975, he has served as President of The Rodin Group, a real estate investment company located in Philadelphia, Pennsylvania. Mr. Rodin is the brother-in-law of Mr. Batoff.

     Steven J. Shotz, age 50, has served as a director of Republic since its formation as a bank holding company in 1995 and as a director of Republic Bank since 1988. Since 1995, Mr. Shotz has served as President of Quantum Group, Inc., a venture capital firm of which he is the founder. From 1980 to 1994, Mr. Shotz was associated with the accounting firm of Shotz, Miller, Glusman, Footer & Magarick P.C., Philadelphia, Pennsylvania, serving most recently as President and Chief Executive Officer.

     Rolf A. Stensrud, age 57, has served as President, Chief Executive Officer and a director of Republic since its formation as a bank holding company in 1995 and as President, Chief Executive and a director of Republic Bank since the Bank's formation in 1988.

     Harris Wildstein, age 50, has served as a director of Republic since its formation as a bank holding company in 1995 and as a director of Republic Bank since 1988. Mr. Wildstein serves as President of R&S Imports, Ltd. and Vice President of HVW, Inc., auto dealerships located in Huntingdon Valley, Pennsylvania and Hamilton Square, New Jersey, respectively.

  Executive Officers of the Holding Company/Merged Bank

     Set forth below is certain biographical information with respect to the executive officers of ExecuFirst and First Executive Bank, other than Messrs. Muscal and Bradley, and of Republic and Republic Bank, other than Mr. Stensrud, each of whom is expected to be an executive officer of the Holding Company and/or the Merged Bank. Information as to Messrs. Muscal, Bradley and Stensrud is set forth above.

     Kevin J. Gallagher, age 39, is the Executive Vice President and Chief Lending Officer of Republic Bank. Mr. Gallagher served as Senior Vice President of the Bank from 1992 to 1993 and as a Vice President of the Bank from 1988 to 1992. Mr. Gallagher was appointed Executive Vice President in March 1993. Upon consummation of the Merger, Mr. Gallagher will hold the same positions at the Merged Bank.

     Joseph M. Matisoff, age 49, is a Senior Vice President and the Chief Lending Officer of First Executive Bank. He was formerly associated, from May 1993 to October 1994, with First Bank of Philadelphia as a Senior Vice President and Chief Lending Officer. Upon consummation of the Merger, Mr. Mattisoff will be Senior Vice President-Commercial Lending of the Merged Bank.

     Jerome D. McTiernan, age 52, is the Executive Vice President and Chief Operating Officer of Republic. Mr. McTiernan became Executive Vice President in April 1992. From April 1985 to August 1988, Mr. McTiernan was Vice President of Republic Bank and from August 1988 to April 1992 was a Senior Vice President. Upon consummation of the Merger, Mr. McTiernan will be the Executive Vice President of the Merged Bank.

     George S. Rapp, age 43, has been the Executive Vice President and Chief Operating Officer for ExecuFirst and First Executive Bank since February 1995. Prior to joining ExecuFirst, he served for two years as Executive Vice President and Chief Financial Officer at Old York Road Bancorp, Willow Grove, PA. Upon consummation of the Merger, Mr. Rapp will be Executive Vice President and Chief Operating Officer of the Merged Bank.

     Robert M. Scott, age 51, is the Vice President, Secretary, Treasurer and Controller of Republic. Mr. Scott served as Chief Financial Officer of Chestnut Hill National Bank, Philadelphia, Pennsylvania from 1992 to 1994 and as Chief Financial Officer of Founders' Bank, Bryn Mawr, Pennsylvania from 1990 to 1992. Upon consummation of the Merger, Mr. Scott will be Vice President of Finance of the Merged Bank.

EXECUTIVE COMPENSATION

     The following table shows the annual compensation of the Chief Executive Officer of ExecuFirst and First Executive Bank for the fiscal years 1995, 1994 and 1993; and ExecuFirst's and First Executive Bank's most highly compensated executive officer for the fiscal year 1995.

                           SUMMARY COMPENSATION TABLE

                                                                                                      LONG-TERM
                                                                                                     COMPENSATION
                                                                                                        AWARDS
                                                                                             ----------------------------
                                                           ANNUAL COMPENSATION               SECURITIES
                                              ---------------------------------------------  UNDERLYING
        NAME & PRINCIPAL                                                  OTHER ANNUAL        OPTIONS/       ALL OTHER
            POSITION                 YEAR      SALARY($)   BONUS($)      COMPENSATION($)      SARS (#)    COMPENSATION($)
               (A)                    (B)         (C)         (D)              (E)               (G)            (I)
---------------------------------  ---------  -----------  ---------  ---------------------  -----------  ---------------
Zvi H. Muscal(1).................       1995  $   220,000  $       0
                                        1994      220,000     35,000                                  0     $    16,036(2)
                                        1993      213,339     37,500                             12,000(3)       16,036(2)
                                                                                                 12,000           8,377(2)

George S. Rapp(4)................       1995      105,000          0                0                 0

------------------
(1) Mr. Muscal is currently Chairman of the Board, President and Chief Executive Officer of ExecuFirst and President and Chief Executive Officer of First Executive Bank. Upon the consummation of the Merger, Mr. Muscal will be President and Chief Executive Officer of the Holding Company and Chairman and Co-Chief Executive Officer of the Merged Bank.

(2) Represents premiums paid by the Bank for life and disability insurance for the benefit of Mr. Muscal.

(3) No additional options were granted to Mr. Muscal in 1994. Certain options previously granted to Mr. Muscal in 1989 were repriced in 1994 and are reported herein as if granted in 1994.

(4) Mr. Rapp is Executive Vice President and Chief Operating Officer of ExecuFirst and First Executive Bank. Information with respect to Mr. Rapp is presented as if Mr. Rapp had been employed by First Executive for the entire fiscal year. Mr. Rapp's employment commenced on February 17, 1994. Mr. Rapp was paid an aggregate of $86,019 in 1995.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                            AND FY-END OPTION VALUES

                                                                                              # OF
                                                                                           SECURITIES
                                                                                           UNDERLYING
                                                                                           UNEXERCISED
                                                                                           OPTIONS AT
                                                                                           FYI-END (#)
                                                   SHARES ACQUIRED           VALUE        EXERCISABLE/
      NAME                                         ON EXERCISE (#)       REALIZED ($)     UNEXERCISABLE
       (A)                                               (B)                  (C)              (D)
----------------------------------------------  ---------------------  -----------------  -------------
Zvi H. Muscal.................................                0                    0           60,000
                                                                                               60,000/0

  Employment Agreements

     Zvi H. Muscal. Upon consummation of the Merger, Mr. Muscal will serve as President and Chief Executive Officer of the Holding Company and as Chairman and Co-Chief Executive Officer of the Merged Bank pursuant to the terms and conditions of the Muscal Agreement, which agreement contains terms and conditions substantially similar to Mr. Muscal's existing employment agreement. In the event the Merger is not consummated, Mr. Muscal's employment with ExecuFirst and First Executive will continue to be governed by the existing agreement. The Muscal Agreement provides for a term of four years, until January 31, 2000, and will automatically renew for successive one year terms thereafter until terminated by any of the parties. Mr. Muscal will continue to receive an annual base salary of $220,000 per year, which may not be increased for at least one year following the Effective Date of the Merger. Mr. Muscal will also continue to be entitled to receive bonuses at the discretion of the Holding Company Board. In the event that Mr. Muscal dies during the term of the Muscal Agreement, Mr. Muscal's salary will continue to be paid to his estate for six months following his death. If Mr. Muscal's employment is terminated for other than 'Good Cause' or Disability (each, as defined in the Muscal Agreement), Mr. Muscal will be entitled to receive all of his salary and benefits for the remaining term of the Muscal Agreement. If Mr. Muscal voluntarily terminates his employment prior to June 30, 1999, he will forfeit certain of his existing stock options in accordance with a schedule established in the Muscal Agreement.

     Pursuant to the terms of the Muscal Agreement, Mr. Muscal will continue to be eligible to (i) receive options to purchase shares of the Holding Company Common Stock, at the discretion of the Holding Company Compensation Committee; and (ii) participate in any short and long-term incentive compensation plans established by the Holding Company. Mr. Muscal will also continue to be provided with a car (at a monthly expense to the Holding Company of approximately $1,000, including insurance, car phone and parking) and a term life insurance policy in principal amount equal to three (3) times his annual salary. The Holding Company will continue to reimburse Mr. Muscal for certain travel and entertainment expenses incurred in connection with his duties, including, but not limited to, membership fees in certain private clubs. The Holding Company will continue to make contributions to a supplemental retirement plan in which Mr. Muscal participates.

     The Merged Bank will continue to provide Mr. Muscal with disability insurance. If Mr. Muscal is unable to perform his duties due to disability, he will continue to be entitled to receive his full salary and other benefits until such time as the Merged Bank terminates the Muscal Agreement. The Merged Bank may exercise its termination right if Mr. Muscal is disabled for six consecutive months or for eight months out of any twelve month period. If Mr. Muscal resumes his duties within thirty days of such a notice and thereafter continues to work for a period of six months, the termination notice will have no effect. If the Merged Bank does not terminate his employment and the disability continues for more than six months, Mr. Muscal shall only be eligible to receive total salary and the benefits equaling two-thirds of his then current salary, including disability insurance and social security benefits.

     The Muscal Agreement prohibits Mr. Muscal, during the term thereof and for two years thereafter, from associating in any capacity (other than as a less than 5% shareholder or as a customer) with any company or bank which competes with the Holding Company and/or with the Merged Bank in the counties of Philadelphia, Montgomery, Bucks, Delaware or Chester in Pennsylvania, the counties of Burlington, Camden and Gloucester in New Jersey, or the county of New Castle in Delaware. The Muscal Agreement further provides for the non-disclosure by Mr. Muscal of confidential information acquired by him in the context of his employment.

     Rolf A. Stensrud. Upon consummation of the Merger, Mr. Stensrud, currently the President and Chief Executive Officer of Republic Bank, will become Executive Vice President and Chief Operating Officer of the Holding Company and President and Co-Chief Executive Officer of the Merged Bank, pursuant to the terms and conditions of the Stensrud Agreement. The Stensrud Agreement provides for an initial term of three years which will automatically renew for successive one year terms until terminated by the parties. Under the Stensrud Agreement, Mr. Stensrud will receive an annual base salary of $175,000 per year. In addition, Mr. Stensrud will be entitled to: (i) reimbursement for entertainment and travel expenses in connection with his duties, including expenses for one lunch club and annual dues for one golf club; (ii) participate in any bonus stock purchase or grant, stock option, deferred compensation or other compensation plans maintained by the Merged Bank for the Holding Company for its senior executives; (iii) such basic medical, hospitalization and major medical insurance coverage for himself and his dependents as the Merged Bank maintains for its executives; and (iv) use of a car to be provided by the ExecuFirst. If Mr. Stensrud's employment is terminated for reasons other than for engaging in conduct detrimental to the Merged Bank, Mr. Stensrud will be entitled to receive his salary and benefits for certain specified periods of time. The Stensrud Agreement provides for the non-disclosure by Mr. Stensrud of confidential information acquired by him in the context of his employment.

     George S. Rapp. Mr. Rapp is currently employed by First Executive Bank under an employment agreement which will expire on February 22, 1997. Upon consummation of the Merger, Mr. Rapp and the Merged Bank will enter into an amended and restated agreement (the 'Rapp Agreement'), effective as of that date, pursuant to which Mr. Rapp will be employed as Executive Vice President and Chief Operating Officer of the Merged Bank at an annual base salary of $105,000. The term of the Rapp Agreement will be automatically renewed for successive one-year periods beginning February 22, 1997, unless terminated by either party upon 90 days written notice prior to the end of such term or any renewal term. Mr. Rapp will continue to be eligible to receive an annual bonus at the discretion of the Merged Bank Board and to participate in the Amended and Restated Stock Option Plan and all other employee benefit plans. The Merged Bank will continue to provide Mr. Rapp with the use of an automobile and the reimbursement of certain expenses related to the use of such automobile for business purposes. If Mr. Rapp's employment is terminated, other than for engaging in conduct detrimental to the Merged Bank, Mr. Rapp will be entitled to receive his salary and benefits for certain specified periods.

     Kevin J. Gallagher. Upon consummation of the Merger, Mr. Gallagher will be employed by the Merged Bank as Executive Vice President and Chief Lending Officer pursuant to the terms and conditions of the Gallagher Agreement. The Gallagher Agreement is for a term of one year at an annual base salary of $105,000. The term of the Gallagher Agreement will be automatically renewed for successive one-year periods unless terminated by either party upon 90 days written notice prior to the end of the initial term or any renewal term. Mr. Gallagher will be eligible to receive an annual bonus at the discretion of the Merged Bank Board and to participate in the Amended and Restated Stock Option Plan and all other employee benefit plans. The Merged Bank will provide Mr. Gallagher with the use of an automobile and reimburse certain expenses related to the use of such automobile for business purposes. If Mr. Gallagher's employment is terminated, other than for engaging in conduct detrimental to the Merged Bank, Mr. Gallagher will be entitled to receive his salary and benefits for certain specified periods.

     In a joint examination concluded in November 1994, ExecuFirst and First Executive Bank were cited by the Federal Reserve Board and the Department of Banking for certain alleged deficiencies and violations. See 'SPECIAL CONSIDERATIONS; Written Agreements.' The Executive Vice President, Treasurer and Chief Operating Officer of ExecuFirst and First Executive Bank and the Senior Vice President and Chief Credit Officer of First Executive Bank and Secretary of ExecuFirst and First Executive Bank resigned such positions effective November 10, 1994 and March 31, 1995, respectively.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Michael Bradley, Chairman of First Executive and a director of ExecuFirst is a principal of Paragon Management Group, Inc. ('Paragon'). Paragon is paid the sum of $1,000 per month by ExecuFirst and First Executive as compensation for the loss of the services of Mr. Bradley during the time he spends fulfilling his duties to First Executive and ExecuFirst. Mr. Bradley receives no direct compensation for such services.

     Certain of the directors of ExecuFirst and First Executive and/or their affiliates have loans outstanding from First Executive. Each of such loans was made in the ordinary course of the Bank's business; were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with unrelated persons; and, in the opinion of management, do not involve more than the normal risk of collectibility or present other unfavorable features. At September 30, 1995, the aggregate amount of such loans was $726,588 or 9.6% of total shareholder's equity.

                                    REPUBLIC
HISTORY AND BUSINESS

     Republic is a bank holding company registered under the Bank Holding Company Act. It was incorporated under the laws of the Commonwealth of Pennsylvania on January 18, 1995. Republic became a bank holding company on August 2, 1995 when it acquired all of the authorized capital stock of Republic Bank. Republic's non-banking subsidiary, Republic Services is a partner in a joint venture with a subsidiary of Jackson Hewitt, one of the country's largest federal income tax preparers, to provide RALS. Persons who employ Jackson Hewitt to prepare their federal income tax returns and are entitled to an income tax refund payment may arrange with Jackson Hewitt for an RAL by submitting a loan application at the time their federal income tax return is filed. Republic Services processes such loan application, places the loan with a financial institution located in the State of Delaware and partially funds such loans through a loan participation agreement. The joint venture receives a fee for such services. See 'REPUBLIC--Management Discussion and Analysis.' Republic does not currently engage in any other non-banking activities.

VOTING SECURITIES AND PRINCIPAL HOLDERS

  Security Ownership of Management and Beneficial Owners

     The following table sets forth information as of January 25, 1996 with respect to the shares of Republic Common Stock beneficially owned by each director and executive officer of Republic and by all directors and executive officers as a group. Except as disclosed by the table, there are no other entities or persons known to Republic to be the beneficial owner of more than five (5%) percent of the shares of Republic Common Stock (based on 794,263 shares of Republic Common Stock outstanding as of January 25, 1996). The address of each director and executive officer is Republic Bancorporation, Inc., 1515 Market Street, Philadelphia, PA 19102.

                                                                                  SHARES
                                                                                BENEFICIALLY   PERCENTAGE
NAME                                                                             OWNED(1)      OF CLASS(1)
------------------------------------------------------------------------------  -----------    -----------
Harry D. Madonna(2)...........................................................      42,971        5.27%
Kenneth Adelberg(3)...........................................................      31,645        3.94%
William W. Batoff(4)..........................................................      18,807        2.34%
Daniel S. Berman(3)...........................................................      21,179        2.63%
Eustace W. Mita(5)............................................................      24,222        3.00%
Neal I. Rodin(6)..............................................................      39,370        4.88%
Steven J. Shotz(7)............................................................      39,347        4.84%
Rolf A. Stensrud(8)...........................................................      28,881        3.53%
Harris Wildstein..............................................................      35,510        4.47%
All directors and executive officers
  as a group (9) persons......................................................     281,932       30.97%

------------------
 *  Less than 1%

(1) Calculated in accordance with Rule 13d-3 of the Exchange Act.

(2) Includes 21,842 options to purchase shares of Republic Common Stock, 2,865 shares held by Mr. Madonna's IRA account and 274 shares held jointly by Mr. Madonna and Charlene Madonna.

(3) Includes options to purchase 9,928 shares of Republic Common Stock.

(4) Includes options to purchase 7,943 shares of Republic Common Stock.

(5) Includes options to purchase 11,914 shares of Republic Common Stock and 5,000 shares of Republic Common Stock held by Mita Leasing Corp., a company controlled by Mr. Mita.

(6) Includes options to purchase 11,914 shares of Republic Common Stock and 26,173 shares of Republic Common Stock held jointly by Mr. Rodin and Sharon Rodin.

                                              (Footnotes continued on next page)

(Footnotes continued from previous page)

(7) Includes 18,476 shares of Republic Common Stock held of record by the Schotz, Miller, Glusman, Footer & Magarick, P.C. 401(k) Trust, 73 shares held of record by JMS Inc. as custodian for Mr. Schotz and 17,871 options to purchase shares of Republic Common Stock.

(8) Includes options to purchase 23,828 shares of Republic Common Stock.

MARKET PRICE OF REPUBLIC COMMON STOCK AND DIVIDENDS

  Common Stock Prices

     Republic Common Stock is traded in the over-the-counter market and is quoted under the symbol 'RPBL'. There is no substantial trading in Republic Common Stock.

     The following table sets forth the high and low prices for the common stock of Republic for the periods indicated (as reported on the NASDAQ Electronic Bulletin Board). Such quotations reflect inter-dealer prices and do not include retail mark-ups, markdowns or commissions and may not represent actual transactions.


QUARTER ENDED                                                                            HIGH        LOW
-------------                                                                          ---------  ---------
1994
  March 31, 1994.....................................................................   $9.00       $7.00
  June 30, 1994......................................................................    9.00        7.00
  September 30, 1994.................................................................    9.00        7.00
  December 31, 1994..................................................................    9.00        7.00
1995
  March 31, 1995.....................................................................   $9.00       $7.00
  June 30, 1995......................................................................    9.00        7.00
  September 30, 1995.................................................................    9.00        7.50
  December 31, 1995..................................................................    9.75        8.75

DIVIDENDS

     Republic has historically not paid any dividends on its Common Stock. In addition to restrictions imposed by applicable Pennsylvania banking law, and/or Pennsylvania corporate law, Republic is further restricted with respect to the payment of dividends by the terms of its Subordinated Debentures. As long as the Subordinated Debentures remain outstanding, Republic may not pay cash dividends (or make similar distributions) on Republic Common Stock unless the ratio of (i) consolidated income available for Fixed Charges to (ii) Fixed Charges is at least 1.4 to 1.00 for the preceding four fiscal quarters. Fixed Charges are defined as Republic's interest expense on its debt plus its lease expense.

                      MANAGEMENT'S DISCUSSION AND ANALYSIS

     The following discussion and analysis provides information regarding Republic's financial condition and results of operations for the nine months ended September 30, 1994 and 1995 and for the three years ended December 31, 1992, 1993 and 1994. The results for the nine month period are not necessarily indicative of the results that may be expected for the full year or for any other interim period. In particular, Republic's participation in the Refant program significantly impacted first and second quarter results of operations in 1993 and 1994. There have been no material adverse changes in Republic's financial condition since September 30, 1995. Investors should review Republic's unaudited financial statements for the nine months ended September 30, 1995 included in the Proxy Statement/Prospectus.

GENERAL

     Republic, through Republic Bank, conducts a general commercial banking business which consists of attracting deposits from the general public and applying those funds to the origination of loans for commercial, consumer and residential purposes. Republic's profitability depends primarily on net interest income and non-interest income. Net interest income is the difference between interest income generated from interest earning assets (i.e. loans and investments) less the interest expense incurred on interest-bearing liabilities (i.e. customer deposits and borrowed funds). Net interest income is affected by the relative amounts of interest-earning assets and interest-bearing liabilities, and the interest rate paid on these balances. Net interest income is dependent upon Republic's interest rate spread, which is the difference between the average yield earned on its interest-earning assets and the average rate paid on its interest-bearing liabilities. When interest-earning assets approximate or exceed interest-bearing liabilities, any positive interest rate spread will generate net interest income. The interest rate spread is impacted by interest rates, deposit flows and loan demands.

     Republic's profitability is also impacted by non-interest income, which consists primarily of loan fees and income from the sale of investment securities. During the first nine months of 1994, Republic generated significant non-interest income from its participation in the Refant Program. The Refant Program is operated through Refant Partners, a Pennsylvania general partnership comprised of Republic Services and a wholly owned subsidiary of Jackson Hewitt. The Refant Program enables Republic to make RALs to consumer taxpayers for whom Hewitt prepares and electronically files federal income tax returns. The Refant Program began operating in 1992, and began generating income for Republic in 1993. The Refant Program was suspended in 1994, but will be reinstituted for the 1996 tax season. Republic suspended the Refant Program for the 1995 tax season in response to two procedural changes instituted by the Internal Revenue Service. First, the Service revised its policy which previously had confirmed that an individual return had passed a preliminary review. Second, prior to the 1995 tax season, an individual RAL was based on the total of the withholding tax refund and earned income tax credit ('EITC'). Because of alleged fraud by taxpayers, the Service announced that EITC payments would be made separately from tax refunds and would be delayed four to six weeks. In addition, EITC payments would be made directly to the recipient and could not be transmitted to Refant Partners directly. In 1995, Republic Services and Jackson Hewitt restructured the Refant Program to address these procedural changes. Expanded credit checks and certain other criteria were put in place to substitute for the confirmation by the Service. EITC payments are no longer eligible for RALs.

     Republic's profitability is affected to a lesser extent by such factors as the level of non-interest expenses, the provision for loan losses, and the effective tax rate. Non-interest expenses consist of salaries and benefits, occupancy related expenses, deposit insurance premiums paid to the FDIC, the costs associated with opening of branch offices, and other operating expenses.

PERFORMANCE OVERVIEW

     Comparison of the Nine Months Ended September 30, 1995 and 1994. For the nine months ended September 30, 1995, Republic reported net income of $447,000, or $0.56 per share, as compared to net income of $654,000, or $0.82 per share, for the same period in 1994, reflecting a decrease of $207,000 or 32%. The decrease in net income is due primarily to the suspension of the Refant program for the 1994 tax season compared to the prior year's tax season. This decrease in income was partially offset by a 33% increase in interest income of $698,000.

     At September 30, 1995, Republic had total assets of $127 million, representing an increase of $22 million, or 21%, over September 30, 1994. The increase was concentrated in a $10 million increase in the investment portfolio and a $12 million increase in Republic's loan portfolio. Deposits increased $20 million, or 21%, from $93 million at September 30, 1994 to $113 million at September 30, 1995. Management believes that the deposit growth was the result of Republic's continuing effort to attract customer deposits by offering rates at the higher end of the range of market rates of interest.

     Republic's net loans totaled $81.5 million at September 30, 1995, representing 64% of total assets, an increase of $12.5 million or 18% from the same period in 1994. The majority of Republic's loan portfolio consists of loans secured by commercial and residential real estate. Republic decreased its allowance for loan losses to $617,000 at September 30, 1995, as compared to $755,000 at September 30, 1994 as a result of $205,000 in loans charged off during the first three quarters of 1995. Republic's loan loss allowance represented approximately .75% of total loans at September 30, 1995, down from 1% at September 30, 1994.

     Comparison of the Fiscal Years Ended December 31, 1994 and 1993. For the year ended December 31, 1994, Republic reported net income of $807,000, or $1.02 per share, as compared to net income of $506,000, or $0.67 per share, for 1993. The 1994 net income increase over the net income for the prior year was due principally to the Refant program, lower funding costs and growth in the loan and investment portfolio. This increase in income was partially offset by increases in non-interest expense resulting from increased salary, occupancy, legal and FDIC insurance expenses.

     Republic's total assets at December 31, 1994, were $106 million, an increase of $4.5 million, or 4.5% from December 31, 1993. This increase was due primarily to the increase in loans originated by Republic. Republic's net loans, collateralized primarily by commercial and residential real estate, increased during 1994 from $62 million to $71 million. This increase was funded by a $6 million decrease in federal funds sold and the sale of $3.4 million in Subordinated Debentures.

     As stated above, Republic's net loans at December 31, 1994 totaled $71 million or approximately 67% of total assets. The allowance for loan losses increased from $460,000 at December 31, 1993, to $650,000 at December 31, 1994. The loan loss allowance at December 31, 1994 represented approximately 0.9% of total loans, a marginal increase from 0.7% at December 31, 1993. Republic believes that the December 31, 1994 allowance for loan losses is sufficient to cover reasonably expected losses in the loan portfolio.

     Comparison of the Fiscal Years Ended December 31, 1993 and 1992. In 1993, Republic reported net income of $506,000, or $0.64 per share, as compared to net income of $402,750, or $0.51 per share, for 1992. Included in the reported net income for 1993 was a $210,000 gain from the sale of securities. The increase in net income during 1993 was offset by increases in the provision for loan losses charged to operations from $62,000 at December 31, 1992 to $207,000 at December 31, 1993. The increase in the provision for loan losses was necessary in order to maintain an acceptable ratio to the total loans which grew by $3 million in 1993.

     At December 31, 1993, Republic had total assets of $101.5 million, an increase of 25% over December 31, 1992. The majority of this increase was contained in Republic's loan and investment portfolios. These two categories of assets accounted for an increase of approximately $20 million in assets, or 99% of the increase in assets during 1993. The increase in Republic's investment portfolio was funded in part by the growth in the Bank's deposits which increased $15 million, or 20% from December 31, 1992 to December 31, 1993. Management believes that this growth was due mainly to Republic's expanding visibility in the community and its efforts to attract deposits by offering rates at the higher end of the range of market rates of interest.

     Republic's net portfolio loans outstanding at December 31, 1993 totaled $62 million, or 62% of total assets. The majority of Republic's loan portfolio is represented by loans secured by commercial and residential real estate. During 1993, Republic wrote off $87,000 in loans. Republic increased its allowance for loan losses to $460,000 at December 31, 1993, as compared to $340,000 at December 31, 1992. Republic's loan loss allowance for 1993 represented .73% of Republic's total loans at December 31, 1993, up from .57% at December 31, 1992.

NET INCOME

     During the nine months ended September 30, 1995, net income decreased $207,000 from the comparable period in 1994, representing a decrease of 32%. Net income per average common share outstanding during that period was $0.56, compared with $0.82 for the same period in 1994, reflecting a decrease of 32%. Republic's net income in 1994 increased by 37% to $807,000 from $506,000 in 1993. The 1993 results showed a 25% improvement over 1992 net income of $403,000. Net income per average common share outstanding was $1.02 in 1994, as compared with $0.67 for 1993 and $0.51 for 1992.

     Republic believes that the decrease in net income during the first nine months of 1995 is attributable primarily to the suspension of the Refant program. Net income in 1994 increased as a result of the Refant program and lower funding costs. The 1993 results were attributable in part to a $210,000 gain from the sale of securities.

NET INTEREST INCOME

     Net interest income, which constitutes a significant source of income for Republic, is the amount by which interest earned on assets exceeds the interest paid on interest-bearing liabilities. The principal interest-earning assets are loans made to businesses and individuals. Interest-bearing liabilities primarily consist of time deposits, money market accounts, NOW accounts and savings deposits. Time deposits comprise the largest portion of Republic's interest-bearing liabilities and represent Republic's highest cost of funds. For the first nine months of 1995, Republic's average cost of interest-bearing liabilities was 3.9%, compared to 4.5% in 1994, 4.2% in 1993 and 4.4% in 1992. Yields on interest-earning assets were 6.8% for the first nine months of 1995, 7.6% for 1994, 7.2% in 1993 and 7.1% in 1992. Net interest income was positively impacted in 1994 by the lower interest rate environment.

     The decrease in Federal funds sold from an average balance of $5.6 million for the nine months ended September 30, 1994 to an average balance of $3.3 million for the nine months ended September 30, 1995 was due to a substantial increase in the amount of cash and cash due from banks held as assets in anticipation of strong loan demand. Due to declining market rates, the average rate earned on Republic's interest-earning assets during the nine months ended September 30, 1995 was lower than the average rates earned during the same period in 1994.

PROVISION FOR LOAN LOSSES

     The provision for loan losses is an amount charged monthly to operating expenses. In order to determine the amount of this provision, Republic's loan officers conduct a monthly review of the loan portfolio evaluating actual losses over a three-year period and current loan quality. This evaluation takes into consideration such factors as changes in the nature and size of the loan portfolio, overall portfolio quality, specific problem loans and current economic conditions that may affect the borrowers' ability to pay. In the past, Republic has experienced a low level of loan losses, due in part to its conservative loan policy.

     The amounts added to the provision for loan losses were $172,000 and $296,000 for the nine months ended September 30, 1995 and 1994, respectively, and was $323,000, $207,000 and $62,000 for the years ended December 31, 1994, 1993 and 1992, respectively. Net loans charge-offs of $205,000 were taken during the first nine months of 1995. Loans charged-off for the years ended December 31, 1994, 1993 and 1992 were $144,000, $87,000, and $77,000, respectively. In an effort to avoid charge-offs, Republic actively pursues delinquent borrowers. Management of Republic believes that the provision for loan losses is sufficient to maintain the loan loss allowance at levels adequate to cover reasonably expected losses from the loan portfolio. Although management believes it uses the best information available to calculate the provision for loan losses and the level of the loan loss allowance, future adjustments may be necessary if economic conditions differ substantially from the assumptions used or adverse developments arise with respect to Republic's non-performing or performing loans. Material increases in Republic's loan loss allowance would result in a decrease in Republic's net income and capital.

NON-INTEREST INCOME

     Total non-interest income for the nine months ended September 30, 1995 was $117,000, compared with $1,045,000 for the same period in 1994, constituting a 89% decrease, primarily as a result of the suspension of the Refant Program. Total non-interest income for the year ended December 31, 1994 was $1,096,000, an increase of $629,000 or 135% from 1993, which in turn increased $264,000 or 130% over 1992. These increases are primarily due to a substantial increase in service fees on deposit accounts in 1994, the growth of the Refant Program and the increased number of RALs made by Republic.

     At December 31, 1994, deposits totaled $87 million, representing a slight decrease from deposits of $89 million at December 31, 1993, which in turn increased 21% from deposits aggregating $73.5 million at December 31, 1992.

     Non-interest income was also significantly impacted in 1994 by Republic's participation in the Refant program. Refant Partner is a partnership comprised of Republic's wholly-owned subsidiary and a wholly-owned subsidiary of Jackson Hewitt. Consumers seeking a RAL from Republic are required to pay a loan fee of $33, regardless of the amount of the RAL. From this $33 fee, Republic recognizes two types of non-interest income, consisting of a $4.35 fee to Republic for each RAL made and Republic's share of partnership income from the Refant partnership. The fee portion of the non-interest income is used by Republic to offset its cost of funding the RALs and aggregated $175,000 in the first half of 1993. Republic's share of Refant partnership income represents 35% of each $33 loan fee charged to consumers, after deducting (i) the $4.35 fee paid to Republic to cover Republic's cost of funds, (ii) the expenses incurred by Refant in operating the program, (iii) the 7% per annum interest payment to County Bank and (iv) the $35,000 per year management fee payable to Jackson Hewitt. Republic's share of Refant Partner's partnership income was $876,000 for the nine months ended September 30, 1994. The program was suspended for 1995. Republic's share of Refant partnership income is offset by the bad debt allowance attributable to the RALs. During 1993, Republic made RALs aggregating approximately $48 million.

NON-INTEREST EXPENSE

     Non-interest expense for the nine months ended September 30, 1995 increased 6%, to $2,208,000 from $2,085,000 for the same period in 1994. Total non-interest expense for the year ended December 31, 1994 was $2,833,000, a increase of $550,000 or 24% from 1993, which, in turn, represented an increase of $312,000 or 16% over 1992. These increases were the result of increased salary, occupancy and FDIC expenses due to continued growth of Republic.

     Salaries and employee benefits, which represented the largest component of non-interest expense, totaled $1,284,000 in 1994, as compared with $1,059,000 in 1993 and $868,000 in 1992. These increases reflect increased staffing levels due to an expanding customer base. Occupancy expense totaled $425,000 in 1994 as compared with $376,000 in 1993 and $343,000 in 1992. The increase in occupancy expense is a result of annual increases in rental payments required to be made by Republic under the terms of the lease for its office space.

     Although non-interest expense has increased in each of the past three years, the ratio of total non-interest expense to average assets for 1994, 1993 and 1992 has been 2.6%, 2.2% and 2.4% respectively. The consistency in the efficiency ratio from year to year is attributable to management's continuing efforts to maintain the growth of non-interest expenses at consistent level relative to the growth in average assets.

LIQUIDITY AND CAPITAL RESOURCES

     Liquidity involves the ability of Republic to raise funds to support asset growth or to reduce assets to meet deposit withdrawals and other borrowing needs, maintain reserve requirements and otherwise operate itself on an ongoing basis. During the past three years, the liquidity needs of Republic were primarily met by cash on hand, deposits in other banks, federal funds sold and securities purchased under agreements to resell.

     Closely related to the concept of liquidity is the management of interest earning assets and interest bearing liabilities. A principal objective of Republic's asset/liability management strategy is to minimize Republic's exposure to changes in interest rates by ongoing review of the maturity and repricing of interest-earning assets and interest-bearing liabilities. This review is overseen by the Executive Committee of the Board of Directors, which establishes policies to control interest rate sensitivity. Interest rate sensitivity is the volatility of a bank's earnings resulting from a movement in the market interest rates. As part of Republic's interest rate risk management policy, the Executive Committee examines the extent to which its assets and liabilities are interest rate sensitive and monitors Republic's interest rate sensitivity gap. An interest rate sensitive asset or liability is one that, within a defined time period, either matures or experiences an interest rate change in line with general market rates. The interest rate sensitivity gap is the difference between interest-earning assets and interest-bearing liabilities scheduled to mature or reprice within such time period. A gap is considered positive when the amount of interest rate sensitive assets exceeds the amount of interest rate sensitive liabilities. A gap is considered negative when the amount of interest rate sensitive liabilities exceeds interest rate sensitive assets. During a period of rising interest rates, a negative gap would tend to adversely affect net interest income, while a positive gap would tend to result in an increase in net interest income. During a period of falling interest rates, a negative gap would tend to result in an increase in net interest income, while a positive gap would tend to adversely affect net interest income. If the repricing of Republic's assets and liabilities were equally flexible and moved concurrently, the impact of any increase or decrease in interest rates on net interest income would be minimal.

     Republic currently experiences a negative gap which suggests that Republic's net yield on interest earning assets may increase during periods of falling interest rates. A simple interest rate 'gap' analysis by itself may not be an accurate indicator of how net interest income will be affected by changes in interest rates. Income associated with interest-earning assets and costs associated with interest-bearing liabilities may not be affected uniformly by changes in interest rates. In addition, the magnitude and duration of changes in interest rates may have a significant impact on net interest income. Although certain assets and liabilities may have similar maturities or periods of repricing, they may react in different degrees to changes in market interest rates. Interest rates on certain types of assets and liabilities fluctuate in advance of changes in general market interest rates, while interest rates on other types may lag behind changes in general market rates. In addition, certain assets, such as adjustable rate mortgage loans, have features (generally referred to as 'interest rate caps') which limit changes in interest rates on a short-term basis and over the life of the asset. In the event of a change in interest rates, prepayment and early withdrawal levels also could deviate significantly from those assumed in calculating the interest-rate gap. The ability of many borrowers to service their debts also may decrease in the event of an interest rate increase.

     Management's strategy is to maintain a balanced interest rate risk position to protect its net interest margin from market fluctuations. To achieve this, the Executive Committee reviews, on a monthly basis, the maturity and repricing of assets and liabilities.

     The principal interest-earning assets are loans made to businesses and individuals. Interest-bearing liabilities primarily consist of time deposits, money market accounts, NOW accounts and savings deposits. Time deposits comprise the largest portion of Republic's interest-bearing liabilities and represent Republic's highest cost of funds. For the first nine months of 1995, Republic's average cost of interest-bearing liabilities was 3.9%, compared to 4.5% in 1994, 4.2% in 1993 and 4.4% in 1992. Yields on interest-earning assets were 6.8% for the first nine months of 1995, 7.6% for 1994, 7.2% in 1993 and 7.1% in 1992. Net interest income was positively impacted in 1994 by the lower interest rate environment.

INVESTMENT PORTFOLIO

     Republic's investments of approximately $36 million at September 30, 1995 consisted primarily of obligations of United States government agencies with maturities of from one to five years. All investment securities owned by Republic are intended to be held to maturity. At December 31, 1992, 1993 and 1994, respectively, no securities were pledged to secure public deposits and securities sold under agreements to repurchase or for other purposes required or permitted by law.

LOAN PORTFOLIO

     The primary source of income for Republic is the interest and fees earned on loans. At September 30, 1995, Republic's total assets were $127 million, as compared to $105 million at September 30, 1994, and net loans were $81.5 million representing 64% of total assets for the first nine months of 1995, as compared to net loans of $69 million representing 65% of total assets for the first nine months of 1994. At December 31, 1994, 1993 and 1992, Republic had net loans of $71.5 million, $62.5 million and $59.5 million, respectively, representing 68%, 61% and 73%, respectively, of total assets of $106 million, $102 million and $81 million, respectively. Management believes that the increase in net loans during the past three and one-half years is primarily attributable to increased loan demand resulting from greater market acceptance in Republic's service area, as well as the efforts of Republic's officers and directors in generating loan activity.

     Lending activities are conducted pursuant to a written policy which has been adopted by Republic. The principal objectives of Republic's loan policies are to provide superior return on equity to Republic's shareholders, increase Republic's market share and contribute to the sound growth of Republic's customer base. In order to achieve these objectives, Republic seeks to make loans which assure the safety of deposits and capital, while generating sufficient income to produce a superior rate of return on capital and assets. Republic also seeks to establish full banking relationships with its borrowers. Virtually all loans made by Republic are secured by commercial or residential real estate. A typical loan in Republic's loan portfolio ranges in size between $100,000 and $250,000, excluding participation.

     Loans are stated at the amount of unpaid principal, reduced by unearned discount and an allowance for loan losses. To the extent loans are on a demand basis, they are categorized as to maturity based upon their stated amortization schedule. The following table summarizes the loan portfolio of Republic by loan category and amount for the periods indicated.


LOANS                                                        SEPTEMBER 30, 1995    SEPTEMBER 30, 1994
-----                                                       --------------------  --------------------
Commercial and Industrial.................................      $26,367,000           $28,307,000
Commercial Real Estate....................................       29,186,000            21,048,000
Residential Real Estate...................................       25,369,000            19,163,000
Consumer..................................................        1,259,000             1,195,000
                                                                -----------           -----------
                                                                $82,181,000           $69,713,000

NON-PERFORMING LOANS

     Generally, interest on loans is accrued and credited to income based upon the principal balance outstanding. Loans are considered to be non-performing if
(a) they are on a non-accrual basis, (b) they are on an accrual basis, but are contractually past due 90 days or more as to interest or principal or (c) terms have been renegotiated because of a weakening in the position of the borrower to provide a reduction or deferral of interest or principal. It is management's policy to discontinue the accrual of interest income and classify a loan as non-accrual when management believes, after considering economic and business conditions and collection efforts, that the borrower's financial condition is such that collection of interest is doubtful. On December 31, 1994, an aggregate of $840,000 in loans were classified as non-accrual. As of the same date, a total of $1,486,000 in loans were classified as past due and accruing. As of September, an aggregate total of $514,00 in loans were classified as non-accrual and $347,000 were classified as past due and accruing.

POLICIES AND PROCEDURES RELATING TO THE ACCRUAL OF INTEREST INCOME

     Interest income is accrued as earned on a simple interest basis. Accrual of interest is discontinued on a loan when management believes, after considering economic and business conditions and collection efforts, that the borrower's financial condition is such that collection of interest is doubtful. At September 30, 1995, there were no commitments to lend additional funds to borrowers whose loans were classified as non-accrual.

ALLOWANCE FOR LOAN LOSSES

     In originating loans, Republic recognizes that some degree of credit losses will be experienced and that the risk of loss will vary with, among other things, the type of loan being made, the creditworthiness of the borrower over the term of the loan, the quality of the collateral for the loan, as well as general economic conditions. It is management's policy to attempt to maintain an adequate allowance for loan losses based on Republic's historical loan loss experience, evaluation of economic conditions and regular reviews of delinquencies and loan portfolio quality. Republic seeks to maintain a general reserve as well as a specific reserve for individual loans when ultimate collection is considered questionable by management after reviewing the current status of loans which are contractually past due and considering the net realizable value of the collateral for the loan.

     In reviewing its loan portfolio, Republic has instituted a nine point rating system based on factors including performance, adequacy of collateral, prior history, financial and business conditions and collection efforts. Outstanding loans receiving unfavorable ratings are reviewed monthly, while loans given favorable ratings are reviewed on an annual basis.

     Management continues to actively monitor Republic's asset quality and to charge off loans against the allowance for loan losses when appropriate or to provide specific loss allowances when necessary. At September 30, 1995, the amount of the allowance for loan losses was approximately .75% of total net loans outstanding. Although management believes it uses the best information available to make determinations with respect to the allowance for loan losses, future adjustments may be necessary if economic conditions differ from the economic conditions in the assumptions used in making the initial determinations.

COMMITMENTS

     In the normal course of its business, Republic makes commitments to extend credit, and issues standby letters of credit. Generally, such commitments are provided by Republic as a service to its customers. Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. Republic evaluates each customer's creditworthiness on a case-by-case basis. The type and amount of collateral obtained, if deemed necessary by Republic upon extension of credit, are based on management's credit evaluation of the borrower. Standby letters of credit are conditional commitments issued by Republic to guarantee the performance of a customer to a third party. The credit risk involved in issuing standby letters of credit is essentially the same as that involved in extending loan facilities to customers and are based on management's evaluation of the creditworthiness of the borrower and the quality of the collateral. At December 31, 1994 and 1993, firm loan commitments approximated $7,423,000 and $9,537,000, respectively, and commitments under standby letters of credit approximated $602,000 and $1,154,000, respectively. At September 30, 1995, firm loan commitments were approximately $2,294,00 and commitments under standby letters of credit were approximately $1,180,000.

DEPOSITS

     Deposits are the major source of Republic's funds for lending and other investment purposes. Deposit inflows are significantly influenced by general interest rates and market conditions. Republic may use borrowings on a short-term basis if necessary to compensate for reductions in the availability of other sources of funds. Maturity terms, service fees and withdrawal penalties for deposit activity are established by Republic periodically on the basis of funds acquisition and liquidity requirements, market rates and federal regulations. For the nine months ended September 30, 1995, total deposits were $113 million, an increase of approximately $20 million or 21% over the comparable period in 1994. The increase in deposits was primarily attributable to the above-market rates offered by Republic, particularly money market accounts and retail time deposits, which comprise a major portion of Republic's core deposit base.

     One of the primary components of sound growth and profitability is core deposit accumulation and retention. Core deposits consist of all deposits other than public funds in excess of $100,000 and certificates of deposit in excess of $100,000. At September 30, 1994, core deposits represented 88% of total deposits and 77% of total assets. Volatile liabilities consist of certificates of deposit in excess of $100,000 and brokered deposits. At September 30, 1994, volatile liabilities represented 12% of total deposits and 10% of total assets. It is Republic's policy to limit net loans and leases to 75% of total deposits. At September 30, 1995, net loans and leases constituted 72% of total deposits.

     In order to fund the Refant Program, Republic generally relies on brokered deposits, for which it may pay higher interest rates than for its retail deposits. As discussed below, Federal law restricts the ability of financial institutions to accept, renew or roll-over brokered deposits. These restrictions currently do not apply to Republic's Refant Program. Republic will seek to expand its deposit base thereby reducing its need to obtain brokered deposits as a source of funding, by expanding its customer base.

     Regulations promulgated by the FDIC, pursuant to the Federal Deposit Insurance Corporation Improvement Act of 1993, place limitations on the ability of insured depository institutions to accept, renew, or roll-over deposits by offering rates of interest which are significantly higher than the prevailing rates of interest on deposits offered by other institutions having the same type of charter in such depository institution's normal market area. Under these regulations, 'well capitalized' depository institutions may accept, renew, or roll-over such deposits without restriction, 'adequately capitalized' depository institutions may accept, renew, or roll-over such deposits with a waiver from the FDIC (subject to certain restrictions on payments of rates), and 'undercapitalized' depository institutions may not accept, renew or roll-over such deposits. For the purposes of these regulations, Republic was a 'well-capitalized' depository institution at September 30, 1995.

     As of December 31,1994, Republic had total deposits of approximately $88 million. The following table summarizes the composition of these deposits.

DEPOSITS                                                     SEPTEMBER 30, 1995    SEPTEMBER 30, 1994
--------                                                    --------------------  --------------------
Demand--Non interest bearing..............................     $ 10,035,000           $ 5,431,000
Demand--Interest bearing..................................        1,716,000             1,362,000
Money Market & Savings....................................       14,008,000            17,808,000
Certificates Under $100,000...............................       79,041,000            56,288,000
Certificates Over $100,000................................        8,067,000            11,849,000
                                                               ------------           -----------
                                                               $112,867,000           $92,738,000

CAPITAL RESOURCES

     Republic is required to comply with certain 'risk-based' capital adequacy guidelines issued by the FRB and the FDIC. The risk-based capital guidelines assign varying risk weights to the individual assets held by a bank. The guidelines also assign weights to the 'credit-equivalent' amounts of certain off-balance sheet items, such as letters of credit and interest rate and currency swap contracts. Under these guidelines, banks are expected to meet a minimum target ratio for 'qualifying total capital' to weighted-risk assets of 8%, at least one-half of which is to be in the form of 'tier 1 capital.' Qualifying total capital is divided into two separate categories or 'tiers.' 'Tier 1 capital' includes common stockholders' equity, certain qualifying perpetual preferred stock and minority interests in the equity accounts of consolidated subsidiaries, less goodwill. 'Tier 2 capital' components (limited in the aggregate to one-half of total qualifying capital) include allowances for credit losses (within limits), certain excess levels of perpetual preferred stock and certain types of 'hybrid' capital instruments, subordinated debt and other preferred stock. Republic's Subordinated Debentures qualify as 'tier 2 capital' for purposes of the federal capital adequacy guidelines, although the Subordinated Debentures are treated as debt rather than capital under Pennsylvania banking law. Applying the federal guidelines, the ratio of qualifying total capital to weighted-risk assets, was 21.5% at September 30, 1994 and, as required by the guidelines, at least one-half of the qualifying total capital consisted of tier 1 capital elements. Republic's total and tier 1 risk-based capital ratio's on December 31, 1994 were 13.7% and 9.1% respectively. As of that date, Republic's leveraged capital ratios was 7.55%. At September 30, 1995, Republic exceeded the requirements for risk-based capital adequacy.

     Under FRB and FDIC regulations, a bank is deemed to be 'well capitalized' when it has a 'leverage ratio' (tier 1 capital to total assets) of at least 5%, a tier 1 capital to weighted-risk assets ratio of at least 6%, and a total capital to weighted-risk assets ratio of at least 10%. At September 30, 1994, the leverage ratio was 7.66%, tier 1 capital to weighted-risk assets was 14% and, as set forth above, the total capital to weighted-risk assets ratio was 21.5%. At September 30, 1995, Republic was 'well capitalized' under FRB and FDIC regulations.

IMPACT OF INFLATION

     The financial statements and related financial data presented herein have been prepared in accordance with generally accepted accounting principles which require the measurement of financial position and operating results in terms of historical dollars without considering changes in the relative purchasing power of money over time due to inflation. The primary impact of inflation on the operation of Republic is reflected in increased operating costs. Unlike most industrial companies, virtually all of the assets and liabilities of a financial institution are monetary in nature. As a result, interest rates have a more significant impact on a financial institution's performance than the effects of general levels of inflation. Interest rates do not necessarily move in the same direction or in the same magnitude as the price of goods and services. Management believes that continuation of its efforts to manage the rates, liquidity and interest sensitivity of Republic's assets and liabilities is necessary to generate an acceptable return.

FEDERAL INCOME TAXATION

     Under the Revenue Reconciliation Act of 1993, the maximum federal income tax rate applicable to a corporation's taxable income in excess of $10 million was increased from 34% to 35%, effective for taxable years beginning in 1993. In addition, corporations become subject to an additional tax of 3% on taxable income above $15 million, to a maximum tax of $100,000. The top rate on corporate net capital gain also was increased to 35%.

     In the initial years of its operation, Republic generated and subsequently utilized net operating loss (NOL) carryforwards to offset taxable income. By 1994, Republic had exhausted these NOL carryforwards, and its income was subject to corporate income taxation. To the extent Republic's taxable income (including net capital gain) is less than $10 million, the changes implemented by the 1993 tax legislation will have no immediate impact on Republic.

                       RIGHTS OF DISSENTING SHAREHOLDERS

     The following summary of the statutory requirements which a Republic shareholder must satisfy in order to exercise the right to dissent is qualified in its entirety by the full text of Chapter 15, a copy of which is attached to this Prospectus/Joint Proxy Statement as Annex B. Any shareholder of Republic who contemplates exercising the right to dissent should carefully read all of the provisions of

Chapter 15. EACH REQUIRED STEP MUST BE TAKEN IN THE INDICATED ORDER AND IN STRICT COMPLIANCE WITH THE APPLICABLE PROVISIONS OF THE STATUTE IN ORDER TO PERFECT DISSENTERS' RIGHTS AND HAVE A RIGHT TO PAYMENT. Any shareholder who fails to comply with all of the required steps will not be permitted to dissent and instead will receive shares of Holding Company Common Stock in accordance with the Plan of Merger.

     Any written notice or demand which is required in connection with the exercise of dissenters' rights, whether before or after the Effective Date, must be sent to Republic addressed to Robert M. Scott, Vice President and Controller, Republic Bank, 1515 Market Street, Philadelphia, PA 19102.

     The term 'Fair Value' means the value of Republic Common Stock immediately before the effectuation of the Merger, taking into account all relevant factors, but excluding any appreciation or depreciation in anticipation of the Merger.

     Any shareholder of Republic who wishes to dissent and obtain payment of the Fair Value of such shareholder's shares must (i) file with Republic, prior to the vote at the Republic Meeting, a written notice of intention to demand payment for the Fair Value for such shares if the proposed Merger is consummated, (ii) make no change in the beneficial ownership of such shareholder's shares from the date of such filing continuously through the Effective Date of the Merger, and (iii) refrain from voting such shareholder's shares in approval of the Merger. A VOTE AGAINST THE MERGER WILL NOT CONSTITUTE THE WRITTEN NOTICE REQUIRED BY CHAPTER 15. A proxy which is signed and returned without any voting instructions will be deemed a vote in favor of the Merger. If the Merger is approved by at least a majority of the shares cast at the Republic Meeting, Republic, or the Holding Company, will mail a notice to all dissenters who gave notice of intention to demand payment of the fair value of their shares and who refrained from voting in favor of the Merger. The notice will state where and when a demand for payment must be sent and where the original stock certificates must be deposited in order to obtain payment. The date by which the demand for payment and the deposit of the original stock certificates is required to be made will be specified in the notice, but in no event will such period of time be less than 30 days from the mailing of the notice. In addition, the notice will provide a form for demanding payment, which will include a request for certification of the date on which a shareholder acquired beneficial ownership of such shareholder's shares.

     Promptly after consummation of the Merger, the Holding Company will remit, to dissenters who have made timely demand for payment and who have deposited their original stock certificates, an amount which the Holding Company estimates to be the Fair Value of the shares of Republic Common Stock. The payment will be accompanied by the closing balance sheet and statement of income of Republic for the fiscal year ending December 31, 1995, together with the latest available interim statements. In addition, the payment will be accompanied by a statement of the Holding Company's estimate of the Fair Value of the shares and a notice of the right of the dissenter to demand supplemental payment for the dissenter's shares. If the Holding Company gives notice of its estimate of the Fair Value of the Republic Common Stock without payment of such amount or if the Holding Company pays its estimate of the Fair Value of a dissenter's shares and the dissenter believes that the amount stated or remitted is less than the Fair Value of the shares, the dissenter may send to the Holding Company the dissenter's own estimate of the Fair Value of the shares, which will be deemed to be a demand for payment of the amount or the deficiency. Any such demand for payment of the amount or the deficiency must be made by the dissenter within thirty (30) days after the mailing by the Holding Company of its payment or notice, otherwise the dissenter will be entitled to no more than the amount stated in the notice or paid by the Holding Company.

     Within sixty (60) days after the latest of (i) consummation of the Merger,
(ii) timely receipt of any demands for payment, or (iii) timely receipt of any estimate by a dissenter of the Fair Value of the shares, if any demands for payment remain unsettled the Holding Company may file in court an application for relief requesting that the Fair Value of the shares be determined by the court. If the Holding Company fails to file an application with the court, any dissenter who made a demand and who has not already settled the dissenter's claim against the Holding Company may file an application with the court at any time within thirty (30) days after expiration of the sixty (60) day period. If a dissenter does not file an application within the thirty (30) day period, the dissenter will be paid the Holding Company's estimate of the Fair Value of the shares of Republic Common Stock and may bring an action to recover any amount not previously remitted.

     Where shares of Republic Common Stock are held of record in a 'nominee name' or 'street name' by a broker or dealer, the broker or dealer may assert dissenters' rights as to less than all of the shares registered in its name only if such nominee dissents with respect to all of the shares beneficially owned by any one person and discloses the name and address of the person or persons on whose behalf the nominee dissents. A beneficial owner of shares of Republic Common Stock who is not the record holder may assert dissenters' rights with respect to shares held on such beneficial owner's behalf, and will be treated as a dissenting shareholder, if such beneficial owner timely submits to Republic a written consent of the record holder. A beneficial owner can only dissent with respect to all of the shares of Republic Common Stock owned by such beneficial owner, whether or not the shares owned by such beneficial owner are registered in the beneficial owner's name.

     IT IS A CONDITION TO CONSUMMATION OF THE MERGER, WHICH CONDITION MAY BE WAIVED BY REPUBLIC, THAT THE HOLDERS OF NO MORE THAN 5% OF THE ISSUED AND OUTSTANDING REPUBLIC COMMON STOCK ELECT TO EXERCISE DISSENTERS' RIGHTS.

                        DESCRIPTION OF EXECUFIRST STOCK

     FOR THE PURPOSES OF THE FOLLOWING DISCUSSION, ALL REFERENCES HEREIN TO THE HOLDING COMPANY, THE HOLDING COMPANY COMMON STOCK OR THE HOLDING COMPANY PREFERRED STOCK (AS HEREAFTER DEFINED), AS THE CASE MAY BE, SHALL BE DEEMED TO INCLUDE A REFERENCE, AS APPROPRIATE, TO EXECUFIRST, EXECUFIRST COMMON STOCK OR EXECUFIRST PREFERRED STOCK, AS THE CASE MAY BE.

AUTHORIZED STOCK

     ExecuFirst is authorized to issue 20,000,000 shares of ExecuFirst Common Stock and 10,000,000 shares of preferred stock, $.01 par value ('ExecuFirst Preferred Stock'). Following consummation of the Merger, each share of authorized ExecuFirst Common Stock will be automatically be deemed to be an authorized share of Holding Company Common Stock and each share of authorized ExecuFirst Preferred Stock will automatically be deemed to be an authorized share of Holding Company Preferred Stock ('Holding Company Preferred Stock'). Every share of Holding Company Common Stock issued in the Merger will be identical with all previously issued shares of ExecuFirst Common Stock in every respect. No shares of Holding Company Preferred Stock will be issued in connection with the Merger. Immediately following the Merger and in the event that Proposal IV is approved by the ExecuFirst shareholders at the ExecuFirst Meeting, the Holding Company expects to have reserved for future issuance under the Amended and Restated Stock Option Plan 129,924 shares of authorized but unissued Holding Company Common Stock (assuming that options to purchase an aggregate of 286,574 are issued to holders of Republic Stock Options and Harry
D. Madonna). See -- 'The Merger and Related Agreements -- Amended and Restated Stock Option Plan; Treatment of Employee Stock Options.'. The capital stock of the Holding Company will represent non-withdrawable capital, will not be an account of an insurable type, and will not be insured by the FDIC.

COMMON STOCK

     Voting Rights. The holders of the Holding Company Common Stock possess exclusive voting rights in the Holding Company, except to the extent that shares of the Holding Company Preferred Stock issued in the future may have voting rights, if any. Each holder of shares of the Holding Company Common Stock is entitled to one vote for each share held of record on all matters submitted to a vote of the Holding Company shareholders. No cumulative voting is allowed.

     Dividends. The Holding Company may, from time to time, declare dividends to the holders of the Holding Company Common Stock, who will be entitled to share equally in any such dividends. The payment of dividends by the Holding Company is subject to the earnings of the Holding Company, certain regulatory limitations (including, but not limited to, the Written Agreements), the receipt of dividends from the Merged Bank, and other factors. The payment of dividends to the Holding Company by the Merged Bank is subject to the discretion of the Merged Bank's Board of Directors and depends upon a variety of factors, including the Merged Bank's operating results and financial condition, regulatory limitations, tax considerations and other factors (including, but not limited to the restriction imposed by the terms of the Subordinated Debentures). See 'SPECIAL CONSIDERATIONS--Written Agreements; Dividends on Common Stock.'

     Liquidation. In the event of a liquidation, dissolution or winding up of the Holding Company each holder of shares of the Holding Company Common Stock will be entitled to receive, after payment of all debts and liabilities of the Holding Company, a pro rata portion of all assets of the Holding Company available for distribution to the holders of the Holding Company Common Stock. If any Holding Company Preferred Stock is issued, the holders thereof may have a priority in liquidation or dissolution over those holders of the Holding Company Common Stock.

     Restrictions on the Acquisition of ExecuFirst Common Stock. An amendment to ExecuFirst's Articles of Incorporation, proposed for adoption at the ExecuFirst Meeting, would restrict the voting rights of persons who hold (directly or indirectly, or in combination with other shareholder(s) acting as a group) more than 10% of the outstanding shares of ExecuFirst Common Stock (the 'Limit Amount'). If this amendment is approved by the ExecuFirst shareholders, then, upon consummation of the Merger, once a Holding Company shareholder acquires the Limit Amount, the Holding Company Board would be able to (i) terminate all voting rights attributable to the Holding Company Common Stock held by such shareholder, (ii) commence litigation to require divestiture of such amount of Holding Company Common Stock so that after such divestiture such shareholder would hold less than the Limit Amount, (iii) upon resolution of at least two thirds of the Holding Company Board, waive the restriction imposed, or
(iv) take such other action as is appropriate under the circumstances. It is a condition to consummation of the Merger, which condition may be waived by Republic that Proposal II, the above described amendment to the Articles of Incorporation, be approved by ExecuFirst's shareholders. See PROPOSAL II.

     In addition to the proposed amendment to the Articles of Incorporation, the Pennsylvania Control Share Acquisition Statute (Subchapter G, 2561-2568 of the
BCL) generally precludes a person who acquires voting shares of the Holding Company in excess of specified thresholds of the voting power (i.e., 20%, 33 , and 50%) from voting the shares held in excess of the applicable threshold, unless voting rights for such shares are approved by the affirmative vote of (i) the holders of a majority of the shares entitled to vote, excluding interested shares and (ii) the holder of a majority of the shares entitled to vote including the interested shares.

     Other Characteristics. Holders of the Holding Company Common Stock do not have preemptive rights with respect to any additional shares of the Holding Company Common Stock which may be issued, nor do they have any redemption rights. Upon consummation of the Merger, the shares of Holding Company Common Stock to be issued to the Republic shareholders will be, when issued, fully paid and non-assessable.

PREFERRED STOCK

     None of the authorized shares of the Holding Company Preferred Stock are currently outstanding or will be issued in the Merger. The Holding Company Board is authorized to issue the Holding Company Preferred Stock and to fix and state voting powers, designations, preferences or other special rights of such shares, and the qualifications, limitations and restrictions thereof. The Holding Company Preferred Stock may rank prior to Holding Company Common Stock as to dividend rights or liquidation preferences, or both, and may have full or limited voting rights. As of the date hereof there is no present intention to issue any Holding Company Preferred Stock.

MARKET PRICE OF EXECUFIRST COMMON STOCK AND DIVIDENDS

Common Stock Prices

     ExecuFirst Common Stock is traded NASDAQ Small-Cap Market under the symbol 'FXBC'.

     The following table sets forth the high and low closing-bid prices for the common stock of Republic for the periods indicated. Such prices reflect inter-dealer prices, without retail mark-ups, mark-downs or commissions and may not represent actual transactions.


QUARTER ENDED                                                                         HIGH        LOW
-------------                                                                       ---------  ---------
1994
  March 31, 1994..................................................................   $4.50       $4.125
  June 30, 1994...................................................................    4.50        4.00
  September 30, 1994..............................................................    4.375       3.00
  December 31, 1994...............................................................    4.25        2.50
1995
  March 31, 1995..................................................................   $3.875      $3.00
  June 30, 1995...................................................................     4.25        3.5
  September 30, 1995..............................................................     5.50        3.5
  December 31, 1995...............................................................     6.50        4.25

  Dividends

     ExecuFirst has not paid any dividends on its Common Stock. In addition to restrictions imposed by applicable Pennsylvania banking law, and/or Pennsylvania corporate law, ExecuFirst is further restricted with respect to the payment of dividends by the terms of the Written Agreements which require ExecuFirst to receive the prior approval of the Federal Reserve Bank and/or the Department of Banking before paying any dividends.

                       CERTAIN DIFFERENCES IN THE RIGHTS
                    OF EXECUFIRST AND REPUBLIC SHAREHOLDERS
GENERAL

     Each of ExecuFirst and Republic are Pennsylvania corporations and as such are subject to the provisions of the BCL and the Bank Holding Company Act. Upon consummation of the Merger, shareholders of Republic will become shareholders of the Holding Company (as ExecuFirst is herein referred to with respect to post-Merger actions), and their rights as shareholders, as well as those of existing ExecuFirst shareholders, will be governed by the Holding Company's Articles of Incorporation and By-Laws.

     ExecuFirst is, and therefore, the Holding Company will be, a Registered Corporation (as defined by Section 2502 of the BCL) and as such is subject to certain statutory requirements and/or afforded certain protections with respect to the treatment of shareholders and corporate takeovers, among other matters. The provisions relating to Registered Corporations are set forth in Sections 2501 to 2588 of the BCL.

     Concurrently with the entering into the Plan of Merger by ExecuFirst and Republic, certain provisions of ExecuFirst's By-Laws were amended by the ExecuFirst Board and, effective upon consummation of the Merger, as amended will constitute the By-Laws of the Holding Company. Following shareholder approval of the Plan of Merger and the Merger and Proposals II and III hereof, on or prior to the Effective Time, Articles of Amendment amending ExecuFirst's Articles of Incorporation will have been filed with the Secretary of State of the Commonwealth of Pennsylvania and become effective. ExecuFirst's Articles of Incorporation as so amended will constitute the Holding Company's Articles of Incorporation. See 'PROPOSAL II' and 'PROPOSAL III' relating to the amendments to the Articles of Incorporation. The result of such actions will be that the Holding Company's instruments of corporate governance setting forth the rights of shareholders will be similar, in many respects, to the Republic instruments of corporate governance.

     Set forth below are the material differences between (i) the current rights of Republic shareholders under the Republic Articles of Incorporation and By-Laws and their rights under the Holding Company Articles of Incorporation and By-Laws and (ii) the current rights of ExecuFirst shareholders under the current ExecuFirst Articles of Incorporation and By-Laws (as amended) and their rights under the Holding Company Articles of Incorporation. Each such discussion assumes that the amendments to the Articles of Incorporation set forth herein as Proposals II and III are approved by ExecuFirst shareholders. In addition, in each case where no material difference exists between the current rights of existing ExecuFirst shareholders and such shareholders rights under the Holding Company Articles of Incorporation, the description herein has been entitled 'ExecuFirst/Holding Company' to indicate that the pre-Merger and post-Merger rights of existing ExecuFirst shareholders are unchanged. This summary does not purport to be a complete discussion of, and is qualified in its entirety by reference to, the BCL and the individual instruments of corporate governance of each of the Holding Company, ExecuFirst and Republic.

AUTHORIZED CAPITAL

     Republic. The authorized capital of Republic consists of 10,000,000 shares of Republic Common Stock and 10,000,000 shares of preferred stock, $.01 par value (the 'Republic Preferred Stock'). As of January 25, 1996, Republic had outstanding 794,263 shares of Republic Common Stock and no shares of Republic Preferred Stock.

     ExecuFirst/Holding Company. A description of the authorized capital of ExecuFirst/Holding Company is set forth herein under the caption 'Description of ExecuFirst Stock.'

AMENDMENT TO ARTICLES OF INCORPORATION

     Republic. In general, Republic's Articles of Incorporation may be amended by the affirmative vote of the holders of a majority of the votes cast with respect to any such amendment. The affirmative vote of the holders of 60% of the votes cast is required to amend the following Articles: (i) Article 11, concerning the restriction on holding more than 10% of the issued and outstanding Republic Common

Stock; (ii) Article 12, concerning the factors which the Republic Board may, but is not legally obligated to, consider in determining whether to oppose a tender offer or other offer for Republic's securities; and (iii) Article 13, concerning voting requirements for amending the Articles of Incorporation.

     ExecuFirst. Articles V through XI of ExecuFirst's Articles of Incorporation may only be amended by the affirmative vote of 75% of the votes entitled to be cast at a meeting of shareholders. See 'PROPOSAL III.'

     Holding Company. The Holding Company's Articles of Incorporation may be amended by the affirmative vote of the holders of at least 60% of the votes entitled to be cast with respect to any such amendment.

AMENDMENT TO BY-LAWS

     Republic. Republic's By-Laws may be amended by a vote of the shareholders or, with respect to those matters that are not reserved expressly to the shareholders by statute, by vote of a majority of the Republic Board.

     ExecuFirst/Holding Company. The By-Laws may be amended by the affirmative vote of a majority of the ExecuFirst Board or by the vote of shareholders holding at least 75% of the total aggregate outstanding shares of ExecuFirst's capital stock.

NUMBER OF DIRECTORS

     Republic. Republic's By-Laws provide that the Republic Board will consist of such number of directors as may be determined from time to time by the Republic Board. As of the date hereof, the Republic Board consists of 9 directors.

     ExecuFirst/Holding Company. ExecuFirst/Holding Company's By-Laws provide that ExecuFirst/Holding Company Board will consist of such number of directors as may be determined from time to time by ExecuFirst/ Holding Company Board, but in no event less than 5 or more than 25 directors. As of the date hereof, the ExecuFirst/Holding Company Board consists of 9 directors. Upon consummation of the Merger, the Holding Company Board will consist of 18 directors.

REMOVAL OF DIRECTORS BY SHAREHOLDERS

     Republic. The entire Republic Board, any class of the Board, or any individual director may be removed from office for cause by the affirmative vote of a majority of the shares entitled to elect directors. The Republic Board may be removed from office at any time, with or without cause, by the affirmative vote of at least 75% of the shares entitled to elect directors.

     ExecuFirst/Holding Company. One or more directors, or the entire Board, may be removed from office for cause, by the affirmative vote of the holders of at least 75% of the combined voting power of all classes of stock entitled to elect directors.

DIRECTOR AND OFFICER INDEMNIFICATION

     For a description of the indemnification provisions contained in the Republic, ExecuFirst and the Holding Company Articles of Incorporation, see 'PROPOSAL III.'

SHAREHOLDER MEETINGS

     Republic. Special meetings of the Republic shareholders may be called by a majority of the Republic Board, by the Chairman of the Board, or by holders of not less than 20% of the shares entitled to elect directors.

     ExecuFirst/Holding Company. Shareholders of Registered Corporations are not entitled to call special meetings, except in the case of a special meeting called by an Interested Shareholder for the purposes of approving a Business Combination (as defined under Sections 2553 and 2555 of the BCL).

NOMINATIONS TO THE BOARD OF DIRECTORS

     Republic. Republic's By-Laws provide that any shareholder wishing to nominate directors for election must provide written notice to the Secretary of Republic not less than 30 days and not more than 60 days before any meeting of shareholders called for the election of directors. If less than 30 days' notice of the meeting is given to shareholders, the nomination must be delivered or mailed to the Secretary no later than the close of business on the seventh day following the day on which notice of the meeting was mailed to the shareholders. Each such nomination must include: (i) the consent of the person nominated; (ii) the name, age, business address and residence address of the nominee; (iii) the principal occupation or employment of the nominee; and (iv) the number of shares of Republic Common Stock owned by the nominee.

     ExecuFirst. ExecuFirst's Articles of Incorporation and By-Laws provide that nominations for election to the ExecuFirst Board, other than those made by or on behalf of the existing ExecuFirst Board, must be made in writing and must be delivered or mailed to the President of ExecuFirst, not less than 14 days nor more than 50 days prior to any meeting of shareholders called for the election of directors. In the event that less than 21 days' notice of the meeting is given to shareholders, such nomination must be mailed or delivered to the President of the Corporation not later than the close of business on the seventh day following the day on which the notice of meeting was given. Such notification must contain the following information (to the extent know to the notifying shareholder): (a) the name and address of each proposed nominee; (b) the principal occupation of each proposed nominee; (c) the total number of shares of capital stock of ExecuFirst that will be voted for each proposed nominee; (d) the name and residence address of the notifying shareholder; and
(e) the number of shares of capital stock of ExecuFirst owned by the notifying shareholder.

     Holding Company. The Holding Company's Articles of Incorporation and By-Laws provide that, at all shareholder meetings following the annual meeting to be held in 1996, shareholders may nominate directors for election to the Holding Company Board by giving written notice to the Secretary of ExecuFirst in accordance with Rule 14a-8 ('Rule 14a-8') promulgated under the Exchange Act. With respect to an election to be held at a special meeting called for the purpose of electing directors, the nomination must be made no later than the close of business on the seventh day following the day on which notice of such meeting is first given to shareholders. Each such nomination must contain (i) the name and address of the of the nominee and of the shareholder who intends to make the nomination; (ii) a representation that the shareholder is a holder of record of stock entitled to vote at the meeting and intends to appear in person or by proxy at the meeting to nominate the nominee; (iii) a description of all arrangements or other understandings between the shareholder and the nominee or any other person pursuant to which the nomination is being made by the shareholder; (iv) such other information regarding the nominee as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the SEC had the nominee been nominated by the Board; and (v) the consent of the nominee to serve as director if elected.

SHAREHOLDER PROPOSALS

     Republic. The Republic By-Laws do not contain a provision with respect to shareholder proposals at annual meetings of shareholders.

     ExecuFirst. The ExecuFirst By-Laws do not contain a provision with respect to shareholder proposals at annual meetings of shareholders.

     Holding Company. At all shareholder meetings following the annual meeting to be held in 1996, shareholder proposals must be made in compliance with Rule 14a-8. With respect to any special meeting of the shareholders, written shareholder proposals must be filed with the Secretary of the

Holding Company no later than the close of business on the seventh day following the day on which notice of the special meeting is first given to shareholders.

ANTI-TAKEOVER PROVISIONS

     Republic. Republic's Articles of Incorporation contain a limitation on the amount of Republic stock which may be held by a person or group. For a description of such limitations, See 'PROPOSAL II.' Republic's Articles of Incorporation also provide for the division of the Republic Board into three classes serving staggered three-year terms, require the affirmative vote of the holders of 60% of the voting shares of Republic in order to amend the Articles of Incorporation and do not permit cumulative voting for the election of directors.

     ExecuFirst. The Articles of Incorporation require the affirmative vote of the holders of 75% of the voting shares of ExecuFirst in order to amend the substantive provisions of the Articles of Incorporation. See 'PROPOSAL III.'

     ExecuFirst/Holding Company.

     (a) The Articles of Incorporation provide that, except as set forth below, the affirmative vote 75% of the outstanding shares of voting stock is required to approve or authorize certain business combinations ('Business Combinations') of ExecuFirst or any of its subsidiaries with a 'Related Person.'

     'Related Person' is defined as any person, or any 'affiliate' or 'associate' (as those terms are defined in Rule 12b-2 under the Exchange Act) of such a person, which, together with its affiliates and associates, becomes the 'beneficial owner' (as defined under Rule 13d-3 of the Exchange Act) of an aggregate of 10% or more of the outstanding voting stock of ExecuFirst (unless such acquisition was approved in advance by two-thirds of the directors who were members of the ExecuFirst Board immediately before the Related Person acquired such shares ('Continuing Directors') or the person is a trustee or fiduciary of any employee benefit plan of ExecuFirst or any of its subsidiaries).

     'Business Combinations' are defined as (i) a proposed merger or consolidation of ExecuFirst or any of its subsidiaries with a Related Person;
(ii) the sale, lease, exchange, transfer or other disposition (including a mortgage of 10% or more of the assets of ExecuFirst or its subsidiaries (determined on the basis of their consolidated fair market value) to a Related Person; (iii) the purchase, lease, exchange, transfer or other disposition (including a mortgage of 10% or more of the assets of a Related Person by or to ExecuFirst or any of its subsidiaries; (iv) the issuance to a Related Person of any securities of ExecuFirst or any of its subsidiaries other than pursuant to a stock split or dividend, or a distribution of warrants or rights; or (v) a recapitalization of ExecuFirst or any of its subsidiaries which would increase the voting power of a Related Person.

     Each of the above-described Business Combinations may be approved only by the affirmative vote of at least 75% of the outstanding shares of voting stock held by shareholders other than a Related Person except where (i) such a business combination has been approved by at least two-thirds of the Continuing Directors or (ii) the cash or fair market value of property, securities or other consideration to be received by shareholders in such a business combination is not less than the highest per share price paid by the Related Person for any shares of ExecuFirst stock.

     (b) The Articles of Incorporation provide that the provisions of Subchapter E of the BCL shall not apply to ExecuFirst/Holding Company. Subchapter E provides that when a person or group (the 'Controlling Person') acquires, through means of any option, agreement, contract or other transaction, shares of a corporation's capital stock representing 20% or more of the votes that all shareholders would be entitled to cast in an election for directors (a 'Control Transaction'), the shareholders of such a corporation have the right to require such person or group to purchase all shares held by them. Following a Control Transaction, a notice must be given to each shareholder by the Controlling Person stating that (i) all shareholders are entitled to demand that they be paid the fair value of their shares, (ii) that the fair value shall not be less than the highest price paid per share by the Controlling Person at any time during the 90-day period ending on and including the date of the

Control Transaction plus an increment representing any value, including, without limitation, any proportion of any value payable for acquisition of control of a corporation, that may be reflected in such price. A valuation procedure exists in the event that a shareholder does not accept the fair value.

     (c) The Articles of Incorporation also provide for the division of the ExecuFirst/Holding Company Board into three classes, serving staggered three-year terms, and do not permit cumulative voting.

     Holding Company. The Holding Company's Articles of Incorporation contain a limitation on the amount of Holding Company Common Stock which may be held by a person or group. For a description of such limitation, See 'PROPOSAL II.'

CONSENT OF SHAREHOLDERS IN LIEU OF MEETING

     The Bylaws of each of Republic, ExecuFirst and the Holding Company permit any corporate action which could be taken by a vote at a meeting of shareholders to be taken by the unanimous written consent of the shareholders.

     Republic. Republic's By-Laws permit corporate action to be taken with the written consent of shareholders who would have been entitled to cast the minimum number of votes necessary to take such corporate action at a meeting of shareholders.

     Holding Company. Unless specifically provided otherwise in the Articles of Incorporation of a Registered Corporation, corporate action may be taken without a meeting only by unanimous written consent. The Holding Company Articles of Incorporation do not contain a provision authorizing corporate action by less than unanimous written consent.

QUORUM AND VOTING REQUIREMENTS

     A quorum for the purpose of acting upon this Proposal I requires the presence, in person or by proxy, of the holders of at least a majority of the outstanding shares of ExecuFirst Common Stock.

     The approval of this Proposal I requires the affirmative vote of a majority of the votes cast by the holders of the shares of ExecuFirst Common Stock present and voting, in person or by proxy.

     A quorum for the purpose of acting upon this Proposal I requires the presence, in person or by proxy, of the holders of at least a majority of the outstanding shares of Republic Common Stock.

     The approval of this Proposal I requires the affirmative vote of a majority of the votes cast by the holders of the shares of Republic Common Stock present and voting, in person or by proxy.

RECOMMENDATION OF THE BOARD OF DIRECTORS

     THE BOARD OF DIRECTORS OF EXECUFIRST RECOMMENDS THAT SHAREHOLDERS VOTE 'FOR' PROPOSAL I TO APPROVE THE PLAN OF MERGER AND THE MERGER.

     THE BOARD OF DIRECTORS OF REPUBLIC RECOMMENDS THAT SHAREHOLDERS VOTE 'FOR' PROPOSAL I TO APPROVE THE PLAN OF MERGER AND THE MERGER.

                                  PROPOSAL II
            TO APPROVE AN AMENDMENT TO THE ARTICLES OF INCORPORATION
                  RELATING TO RESTRICTIONS ON THE ACQUISITION
                           OF EXECUFIRST COMMON STOCK

     The ExecuFirst Board has approved, and proposed for shareholder approval, an amendment to the Articles of Incorporation to provide that no shareholder may have 'holdings' in excess of ten percent (10%) of the issued and outstanding shares of ExecuFirst Common Stock without the approval of at least a two-thirds majority vote of the ExecuFirst Board. The approval of the Plan of Merger and the Merger is a condition precedent to the adoption of Proposal II, notwithstanding the approval of Proposal II by ExecuFirst shareholders.

     The following description of the amendment to the Articles of Incorporation is qualified in its entirety by reference to the full text of such amendment set forth in Annex E to this Prospectus/Joint Proxy Statement. The proposed amendment defines 'holdings' to include shares of ExecuFirst Common Stock owned of record, shares of ExecuFirst Common Stock as to which a shareholder has a direct or indirect beneficial ownership (as such term is defined in Section 13(d) of the Securities Exchange Act), and shares of ExecuFirst Common Stock owned of record or beneficially by other shareholders acting in concert. If any shareholder acquires 'holdings' in excess of such 10% threshold, the ExecuFirst Board may (i) terminate voting rights with respect to all shares of ExecuFirst Common Stock held by such shareholder until such time this restriction is no longer violated, (ii) commence litigation to require the divestiture of such number of shares of ExecuFirst Common Stock so that following such divestiture, such shareholder would no longer have holdings in excess of such 10% threshold, or (iii) take such other action as is appropriate under the circumstances.

     The Articles of Incorporation of Republic contain an identical provision. Pursuant to the Plan of Merger, ExecuFirst has agreed to propose this amendment for shareholder approval.

     The purpose of the proposed amendment is to render more difficult or to discourage a merger, tender offer or proxy contest or the assumption of control by holders of large blocks of ExecuFirst Common Stock and to encourage anyone contemplating such accumulation of ExecuFirst Common Stock to enter into negotiations with ExecuFirst.

     As a Pennsylvania corporation, ExecuFirst is subject to the Control Share Acquisition Statute, Subchapter G of Chapter 25 of the BCL, which provides, in pertinent part, that, when a person or entity (the 'Acquiring Person') acquires (or determines to acquire) shares of a corporation's voting stock which would entitle such Acquiring Person, for the first time, to cast (i) at least 20% but less than 33 1/3%; (ii) at least 33 1/3% but less than 50%; or (iii) 50 % or more of the votes entitled to be cast by all shareholders in an election of directors (a 'Control Share Acquisition'), the shares of voting stock so acquired ('Control Shares') shall not have any voting rights until and unless such voting rights are restored by (a) the affirmative vote of the holders of a majority of the corporation's voting stock exclusive of the Control Shares and shares held by the corporation's officers, directors and certain employee benefit plans and (b) the affirmative vote of holders of a majority of all voting shares including such Control Shares.

     Certain types of transactions are excluded from the definition of Control Share Acquisitions, including, but not limited to, transfers by gift, devise, bequest or otherwise through the laws of inheritance; transfers by settlers of certain trusts; transfers in connection with divorce or separation proceedings; transfers pursuant to a pledge or other security interest; and transfers from a person who beneficially owns at least 20% of the voting shares of the corporation and who acquired such shares prior to October 17, 1989. In addition, certain categories of shares are not counted in determining whether a Control Share Acquisition has occurred including, but not limited to, voting shares which have been beneficially owned by the same natural person since January 1, 1988.

     Voting rights which are restored by such separate votes of the shareholders shall lapse in the event that the Control Share Acquisition is not consummated within 90 days after such shareholder approval was obtained.

     Notwithstanding the approval by ExecuFirst shareholders of this PROPOSAL II, ExecuFirst will remain subject to the provisions of Subchapter G in the event of a Control Share Acquisition.

     This proposal should not be viewed as part of a plan by the ExecuFirst's Board to effect any further anti-takeover measures or as a response to any particular take-over threat.

     IT IS A CONDITION TO CONSUMMATION OF THE MERGER, WHICH CONDITION MAY BE WAIVED BY THE PARTIES, THAT THE SHAREHOLDERS OF EXECUFIRST APPROVE THE ABOVE DESCRIBED AMENDMENT TO THE ARTICLES OF INCORPORATION.

QUORUM AND VOTING REQUIREMENTS

     A quorum for the purpose of acting upon this Proposal II requires the presence, in person or by proxy, of the holders of at least a majority of the outstanding shares of ExecuFirst Common Stock.

     The approval of this Proposal II requires the affirmative vote of a majority of the outstanding shares of ExecuFirst Common Stock.

RECOMMENDATION OF THE BOARD OF DIRECTORS

     THE EXECUFIRST BOARD RECOMMENDS THAT THE SHAREHOLDERS VOTE 'FOR' THE PROPOSAL TO ADOPT THE AMENDMENT TO THE ARTICLES OF INCORPORATION.

                                  PROPOSAL III
             TO APPROVE AMENDMENTS TO THE ARTICLES OF INCORPORATION
           RELATING TO (I) INDEMNIFICATION OF OFFICERS AND DIRECTORS
        AND OTHER PERSONS DESIGNATED BY EXECUFIRST; (II) NOMINATIONS FOR
  ELECTION TO THE BOARD OF DIRECTORS; AND (III) THE VOTE REQUIRED TO AMEND THE
                           ARTICLES OF INCORPORATION

     The ExecuFirst Board has approved, and proposed for shareholder approval, amendments to the Articles of Incorporation relating to (i) indemnification of officers and directors of ExecuFirst, as well as certain other persons designated by the ExecuFirst Board, with respect to any liability incurred in connection with any proceeding in which such persons may be involved, as a party or otherwise, by reason of the fact that they are or were serving as officers or directors of ExecuFirst or as Authorized Representatives (as hereinafter defined); (ii) the procedure for nominations for election to the ExecuFirst Board by persons other than the ExecuFirst Board; and (iii) the vote required to amend certain Articles of Incorporation. The approval of the Plan of Merger and the Merger is a condition precedent to the adoption of Proposal III, notwithstanding the approval of Proposal III by the ExecuFirst shareholders.

     The following description of the amendment to the Articles of Incorporation is qualified in its entirety by reference to the full text of such amendments set forth in Annex E to this Prospectus/Joint Proxy Statement.

(I) INDEMNIFICATION OF OFFICERS AND DIRECTORS

     ExecuFirst's Articles of Incorporation currently provide for (i) mandatory indemnification of officers and directors (including former officers and directors) of ExecuFirst to the fullest extent now or hereafter permitted by applicable law, (ii) mandatory advancement or reimbursement of expenses to such indemnified persons (subject to an undertaking to repay all amounts so advanced in the event that it is determined that such person was not entitled to indemnification (the 'Undertaking')) and (iii) indemnification, at the discretion of the ExecuFirst Board, of employees or agents of ExecuFirst or of directors, officers, employees, agents, fiduciaries or trustees of another corporation, partnership, joint venture, trust, employee benefit plan or other entity or enterprise so serving at the request of ExecuFirst ('Authorized Representatives').

     The purposes of the proposed amendment are (i) to delineate with greater specificity the parameters of indemnification and to expand and clarify its procedures, and (ii) to provide the Republic directors (or Republic designees) who will be appointed as members of the ExecuFirst Board with identical indemnification to that currently provided to them by Republic.

     The proposed amendment:

          1. Expands the category of persons entitled to mandatory indemnification to include officers, directors and any person so designated by the ExecuFirst Board, including, but not limited to, Authorized Representatives ('Indemnified Representatives');

          2. Defines the term 'to the fullest extent permitted by applicable law' to mean 'the maximum permitted by public policy, common law or statute.' Indemnified Representatives will be entitled to elect to have the right to indemnification or to advancement or reimbursement of expenses, construed, at such person's option, on the basis of (i) the applicable law on the date the amendment to the Articles of Incorporation is approved by shareholders, (ii) the applicable law in effect at the time of the occurrence of the event or events which give rise to indemnification, or
     (iii) the applicable law in effect at the time indemnification or advancement or reimbursement of expenses is sought.

          3. Specifies that the acts by an Indemnified Representative which give rise to indemnification are any actual or alleged breach or neglect of duty, error, misstatement or misleading statement, negligence, or gross negligence by an Indemnified Representative.

          4. Provides that an Indemnified Representative will not be entitled to indemnification (i) where such indemnification is expressly prohibited by applicable law; (ii) where the conduct of the Indemnified Representative has been finally determined (a) to constitute self-dealing, willful misconduct or recklessness within the meaning of Sections 513(a)(2) and 1746(b) of the BCL or any superseding provision of law; (b) to be based upon or attributable to the receipt by the Indemnified Representative of a personal benefit from ExecuFirst to which the Indemnified Representative is not legally entitled; or (iii) to the extent such indemnification has been determined in a final adjudication to be otherwise unlawful. The ExecuFirst Board will be authorized, at its discretion, to establish additional categories of exemptions from mandatory indemnification.

          5. Provides that, with respect to the Undertaking, the financial ability of an Indemnified Representative to repay an advance shall not be a perquisite to the making of such an advance by ExecuFirst.

          6. Provides that in the event that the indemnification provided for in the Articles of Incorporation, or otherwise, is unavailable for any reason with respect to any liability or portion thereof, ExecuFirst shall contribute to any liability to which the Indemnified Representative may be subject, in such proportion as is deemed appropriate to reflect the intent of the Articles of Incorporation or otherwise.

          7. Provides that with respect to any dispute related to the right to indemnification, contribution or advancement of expenses (except with respect to indemnification for liabilities arising under the Securities
     Act) that ExecuFirst has undertaken to submit to a court for adjudication, such dispute shall be decided by means of an arbitration proceeding, which arbitration proceeding shall take place in Philadelphia in accordance with the commercial arbitration rules of the American Arbitration Association or, in certain circumstances, shall be conducted by arbitrators selected by the presiding judge of the court of general jurisdiction in Philadelphia. In any such arbitration proceeding, the party or parties challenging the right of an Indemnified Representative to indemnification, contribution or advancement of expenses will bear the burden of proof.

          8. Provides that ExecuFirst may, to the fullest extent permitted by applicable law, indemnify and advance or reimburse expenses for persons in circumstances other than those specifically provided in the indemnification provisions of the Articles of Incorporation.

          9. Provides that all rights under the indemnification provisions of the Articles of Incorporation shall be deemed to be a contract between ExecuFirst and the Indemnified Representative pursuant to which ExecuFirst and each Indemnified Representative intend to be legally bound. Any repeal, amendment or modification of such provisions shall be prospective and shall not affect any rights or obligations then existing.

     In the event that the above amendment to the Articles of Incorporation is not approved by the shareholders of ExecuFirst, officers and directors of ExecuFirst will continue to be entitled to mandatory indemnification to the fullest extent permitted by applicable law.

(II) NOMINATIONS FOR ELECTION TO THE EXECUFIRST BOARD

     ExecuFirst's Articles of Incorporation currently provides, in Article VII, that nominations for election to the ExecuFirst Board, other than those made by or on behalf of the then existing ExecuFirst Board, shall be made in writing not less than 14 days nor more than 50 days prior to any meeting of shareholders called for the purpose of electing directors. See 'CERTAIN DIFFERENCES BETWEEN EXECUFIRST AND REPUBLIC SHAREHOLDERS.'

     The proposed amendment provides that, following the 1996 annual meeting, nominations for election to the ExecuFirst Board must be made in compliance with Rule 14a-8 of the Securities Exchange Act. Rule 14a-8 provides, in pertinent part, that such nomination must be received by the Corporate Secretary not later than 120 calendar days prior to the day and month that the preceding year's proxy was mailed to shareholders. A parallel provision is contained in ExecuFirst's Amended and Restated By-Laws.

     The purpose of the proposed amendment is to require greater advance notice to the Holding Company of any proposed nominations to the ExecuFirst Board, and would render it more difficult to place non-Board selected nominees in nomination.

(III) VOTE REQUIRED FOR AMENDMENT OF THE ARTICLES OF INCORPORATION

     ExecuFirst's Articles of Incorporation currently provides, in Article XI, that the affirmative vote of the holders of at least 75% of the votes entitled to be cast at a meeting of shareholders is required to amend the following
Articles:

          1. Article V, setting forth the authorized capital stock of ExecuFirst and the respective voting and other rights of each class of capital stock and empowering the ExecuFirst Board, without shareholder approval, to issue ExecuFirst Preferred Stock and to establish the rights and preferences thereof. See 'DESCRIPTION OF EXECUFIRST STOCK';

          2. Article VI, eliminating preemptive rights and disallowing cumulative voting with respect to the election of directors;

          3. Article VII, authorizing the ExecuFirst Board to establish the number of directors, the procedures for nomination, election and removal of directors and dividing the ExecuFirst Board into three classes serving staggered three-year terms;

          4. Article VIII, relating to the non-applicability of Subchapter E of the BCL (relating to the rights of certain shareholders to demand payment for the fair value of their stock upon the occurrence of a Control Transaction) and imposing certain voting restrictions with respect to the approval of a Business Combination with a Related Person. For a description of Subchapter E of the BCL and Article VIII of the Articles of Incorporation, See 'CERTAIN DIFFERENCES IN THE RIGHTS OF EXECUFIRST AND REPUBLIC SHAREHOLDERS';

          5. Article IX, setting forth the factors, including, but not limited to,(a) the acceptability of the offer price based on the operating results or financial condition of ExecuFirst, (b) the impact on ExecuFirst's employees, depositors and customers and (c) the reputation and business practices of any potential acquiror, which the ExecuFirst Board may, but is not legally obligated to, consider in determining whether to oppose a tender offer or other offer for ExecuFirst's securities;

          6. Article X, concerning indemnification of officers and directors;
     and

          7. Article XI, setting forth the requirement of the affirmative vote of the holders of 75% of the voting shares of ExecuFirst in order to amend Articles V-XI of the Articles of Incorporation.

     The proposed amendment provides that Article XI shall be amended to provide that the affirmative vote of the holders of at least 60% of the votes cast shall be required to amend Articles V through XI of the Articles of Incorporation.

     The purpose of the proposed amendment is to enable the Articles of Incorporation to be more easily amended in the future by ensuring that ExecuFirst shareholders owning only a small percentage of the issued and outstanding ExecuFirst Common Stock are not able to defeat any proposed alteration, change, amendment or repeal of any or all of the Articles of the Articles of Incorporation. The ExecuFirst Board believes that this will enhance the flexibility of ExecuFirst.

     These proposals should not be viewed as part of a plan by the ExecuFirst Board to effect any further anti-takeover measures or as a response to any particular take-over threat.

     IT IS A CONDITION TO CONSUMMATION OF THE MERGER, WHICH CONDITION MAY BE WAIVED BY THE PARTIES, THAT THE SHAREHOLDERS OF EXECUFIRST APPROVE THE ABOVE-DESCRIBED AMENDMENTS TO THE ARTICLES OF INCORPORATION.

QUORUM AND VOTING REQUIREMENTS

     A quorum for the purpose of acting upon this Proposal III requires the presence, in person or by proxy, of the holders of at least a majority of the outstanding shares of ExecuFirst Common Stock.

     The approval of this Proposal III requires the affirmative vote of the holders of at least 75% of the outstanding shares of ExecuFirst Common Stock.

RECOMMENDATION OF THE BOARD OF DIRECTORS

     THE EXECUFIRST BOARD RECOMMENDS THAT THE SHAREHOLDERS VOTE 'FOR' THE PROPOSAL TO ADOPT THE AMENDMENTS TO THE ARTICLES OF INCORPORATION.

                                  PROPOSAL IV
             TO APPROVE THE AMENDED AND RESTATED STOCK OPTION PLAN
                       THE 1988 PLAN AND THE AMENDED AND
                           RESTATED STOCK OPTION PLAN

     In 1988, the ExecuFirst Board adopted the ExecuFirst Bancorp, Inc. Stock Option Plan, which plan was amended by the shareholders in 1991 (as amended, the '1988 Plan'). In connection with the Merger, the ExecuFirst Board has deemed it appropriate to amend certain provisions of the 1988 Plan and present the Amended and Restated Stock Option Plan for approval at the ExecuFirst Meeting. The following description of the Amended and Restated Option Plan is qualified in its entirety by reference to the full text as set forth in Annex E to this Prospectus/Joint Proxy Statement.

     The 1988 Plan provides for a Committee (the 'Committee') consisting of three or more persons designated by the ExecuFirst Board, each of whom is 'disinterested' (as such term is defined under Rule 16b-3 under the Securities
Act) to administer and interpret the 1988 Plan. Full time officers and key employees of ExecuFirst ('Participants,' Participants who are awarded grants are hereinafter referred to as 'Optionees') are eligible to receive options under the 1988 Plan. The Committee is authorized to issue options to purchase up to 200,000 shares of ExecuFirst Common Stock, which options may either be intended to qualify as Incentive Stock Options ('ISOs') (within the meaning of section 422 of the Code) or to not so qualify ('NQSOs') the ISOs and the NQSOs are sometimes hereinafter collectively referred to as the 'Options'). The Committee is empowered to set a vesting period. The exercise price is the fair market value on the date of grant as determined by the Committee (the 'Option Exercise Price'). In the event that a Participant's employment is terminated for any reason, other than death or disability, all Options terminate ninety days from the date of termination. In the event of death or disability, all Options terminate six months from the date of death or disability. Upon exercise of any option, the shares of ExecuFirst Common Stock issuable thereunder ('Option Shares') are subject to ExecuFirst's right to repurchase such Option Shares at the fair market value (the 'Repurchase Right'), which right may be waived by ExecuFirst in its sole discretion. ExecuFirst may, at any time prior to the exercise of an Option, require the Participant to enter into an agreement conditioning the disposition of Option Shares. Without shareholder approval, ExecuFirst may not amend the 1988 Plan to
(i) increase the aggregate number of Options issuable under such plan, (ii) extend the term during which Options may be exercised, or (iii) make the Option Exercise Price less than the fair market value.

     The proposed Amended and Restated Stock Option Plan contains terms and conditions which materially differ from those contained in the 1988 Plan, including:

          1. The Committee will consist of three or more outside directors (as defined in section 162m of the Code), each of whom shall be 'disinterested' (as defined under Rule 16b-3 under the Securities Act) directors who will serve for a one year term and who will be indemnified by ExecuFirst with respect to their service on the Committee and who will administer and interpret the Amended and Restated Plan (except with respect to those provisions of the Amended and Restated Plan dealing with grants to members of the Committee);

          2. Participants may include non-employee directors and consultants;

          3. The Committee will be authorized to grant Options to purchase up to an aggregate of 500,000 shares of ExecuFirst Common Stock;

          4. Directors who serve as members of the Committee will receive an automatic grant of immediately exercisable NQSOs to purchase 1,000 shares of ExecuFirst Common Stock at the commencement of (in the case of directors currently serving as members of the Committee, upon shareholder approval of the Amended and Restated Stock Option Plan) and in consideration for their service as a member of the Committee (a 'Committee Member's Grant').

          5. The Committee will be authorized to grant Stock Appreciation Rights ('SARs');

          6. The Committee will be authorized to grant shares of restricted ExecuFirst Common Stock ('Restricted Stock'), which Restricted Stock may not be sold, transferred, pledged or otherwise disposed of unless and until the restrictions imposed by the Committee lapse;

          7. A procedure for determining the fair market value with respect to the Option Exercise Price has been set forth;

          8. All Options granted under the Amended and Restated Stock Option Plan shall immediately vest upon a Change of Control (as such term is defined in the Amended and Restated Stock Option Plan);

          9. In the case of a Participant who is disabled within the meaning of section 22(e)(3) of the Code, Options granted to such Participant shall remain exercisable for a period of one (1) year from the date of disability;

          10. At the discretion of the ExecuFirst Board, Participants shall be permitted to pay the Option Exercise Price by issuing an interest bearing promissory note or notes to ExecuFirst; and

          11. The Repurchase Right has been deleted.

     As of the date hereof, Options to purchase 83,500 Option Shares have been previously granted under the 1988 Plan, of which 60,000 Options have been previously granted to Zvi H. Muscal, Chairman, President and Chief Executive Officer of ExecuFirst and 23,500 Options have been granted to nine (9) non-executive officers of ExecuFirst and/or First Executive Bank. In the event that the Amended and Restated Stock Option Plan is adopted by the shareholders, all of such options will be deemed to have been granted under the Amended and Restated Stock Option Plan.

     As of the date hereof, all of ExecuFirst's officers and non-employee directors and certain of its key employees (a total of approximately 20 persons), would have been eligible to receive grants under the Amended and Restated Stock Option Plan. Upon consummation of the Merger, all of the officers and non-employee directors and certain key employees of ExecuFirst, a total of approximately 32 persons would be eligible to receive grants.

FEDERAL INCOME TAX CONSEQUENCES

     The federal income tax consequences of an employee's participation in the Amended and Restated Stock Option are complex and subject to change. The following discussion is only a summary of the general rules and Participants should consult their own tax advisors regarding their particular situation.

     There are no federal income tax consequences to the Optionee or the ExecuFirst upon the grant of ISOs or NQSOs. Upon the exercise of NQSOs, the Optionee will realize ordinary income in the amount by which the fair market value of the Option Shares exceeds the Option Exercise Price. ExecuFirst is allowed a deduction for federal income tax purposes equal to the amount of ordinary income recognized by the Optionee at the time of exercise of NQSOs. The Optionee's holding period for purposes of determining whether any subsequently realized gain or loss will be long-term or short-term will begin at the time the Optionee recognizes ordinary income. If, at the time of issuance of the Option Shares, the Optionee is subject to the restrictions of Section 16(b) of the Exchange Act, then the optionee generally will recognize ordinary income as of the later of (i) the date of exercise, or (ii) the expiration of six months from the date of grant of the Option, based upon the difference between the fair market value of the Option Shares at such time and the Option Exercise Price.

     Except as provided below with respect to 'disqualifying dispositions,' there generally are no regular federal income tax consequences upon the exercise of an ISO. However, for purposes of computing any alternative minimum tax liability, the amount by which the fair market value of the Option Shares at the time of exercise exceeds the Option Exercise Price (or other tax basis in the Option Shares) is an item of tax preference subject to the alternative minimum tax applicable to the person exercising the Option. ExecuFirst is not entitled to a deduction upon the exercise of an ISO. A sale of Option Shares acquired by exercise of an ISO that does not occur within one year after the exercise, or within two years after the grant of the Option, generally will result in the recognition of long-term capital gain or loss in an amount equal to the difference between the amount realized from the sale and the Participant's tax basis in the Option Shares, assuming that the Option Shares were held as capital assets. ExecuFirst is not entitled to any tax deduction in such event. However, if the sale occurs within one year from the date of exercise or within two years from the date of grant (a 'disqualifying disposition'), the Optionee will recognize ordinary income equal to the extent of lesser of (i) the excess of the fair market value of the Option Shares on the date of exercise of the Options over the Option Exercise Price (or the Optionee's other tax basis in the shares), or (ii) the excess of the amount realized on the sale of the Option Shares over the Option Exercise Price (or the Optionee's other tax basis in the shares). Any amount realized on a disqualifying disposition in excess of the amount treated as ordinary income (or any loss realized) will be a long-term or short-term capital gain (or loss), depending upon the length of time the Option Shares were held and assuming that the shares were held as capital assets. If, at the time of issuance of the Option Shares, the Optionee is subject to the restrictions of Section 16(b) of the Exchange Act, then the fair market value of Option Shares acquired upon exercise of an ISO generally will be determined as of the later of (i) the time of exercise, or (ii) the expiration of six months from the date of grant. ExecuFirst generally will be entitled to a tax deduction on a disqualifying disposition in the amount and at the time the ordinary income is recognized by the Optionee, assuming that such amount constitutes an ordinary and necessary business expense to the employer corporation.

     In the case of Restricted Stock a Participant will realize ordinary income in an amount equal to the fair market value of such stock, at the time when the Participant's rights with respect to such stock are no longer subject to a substantial risk of forfeiture, less any amount paid for such stock, unless the Participant made a written election (pursuant to section 83(b) of the Code), filed with the Service within thirty (30) days after the date of transfer of the Restricted Stock to include in ordinary income, as of the transfer date, the excess (on such date) of the fair market value of such Restricted Stock (determined without regard to any restriction) over any amount paid for such stock. Dividends paid to the holder of Restricted Stock during a period of restriction will be taxable as ordinary income unless the election under section 83(b) of the Code has been made. ExecuFirst will be entitled to a deduction under the Code at that time in an amount equal to the amount of ordinary income that is realized by the participant assuming that such amount constitutes an ordinary and necessary business expense to the employer corporation.

     Under section 162(m) of the Code, ExecuFirst may be precluded from claiming a federal income tax deduction for total remuneration in excess of $1,000,000 paid to the chief executive officer or to any of the other four most highly compensated officers in any one taxable year. Total remuneration would include amounts received upon the exercise of Options. An exception exists, however, for 'performance-based' remuneration, including amounts received upon the exercise of stock options pursuant to a plan approved by shareholders that meets certain requirements. The Amended and Restated Stock Option Plan, when approved by shareholders, is intended to make option grants thereunder meet the requirements of 'performance-based' remuneration.

     Future benefits under the Amended and Restated Stock Option Plan are not determinable since grants of Options, SARs and Restricted Stock are at the discretion of the Committee (except with respect to automatic grants to members of the Committee).

QUORUM AND VOTING REQUIREMENTS

     A quorum for the purpose of acting upon this Proposal IV requires the presence, in person or by proxy, of the holders of at least a majority of the outstanding shares of ExecuFirst Common Stock.

     The approval of this Proposal IV requires the affirmative vote of a majority of the votes cast at the ExecuFirst Meeting.

RECOMMENDATION OF THE BOARD OF DIRECTORS

     THE BOARD OF DIRECTORS OF EXECUFIRST RECOMMENDS THAT THE SHAREHOLDERS VOTE 'FOR' THE PROPOSAL TO ADOPT THE AMENDED AND RESTATED OPTION PLAN.

                                    EXPERTS

     The consolidated financial statements of ExecuFirst at December 31, 1994 and 1993, and for each of the two years in the period ended December 31, 1994, which are incorporated by reference in this Prospectus/Joint Proxy Statement, have been audited by Coopers and Lybrand, L.L.P. independent accountants, as set forth in their reports thereon incorporated by reference herein, and are included in reliance upon such reports given upon the authority of such firm as experts in accounting and auditing.

     The consolidated financial statements of Republic at December 31, 1994, and for the year ended December 31, 1994, included in this Prospectus/Joint Proxy Statement, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report appearing elsewhere herein and have been included herein in reliance upon the report of such firm, given upon the authority of said firm as experts in accounting and auditing.

                                 LEGAL MATTERS

     The validity of the ExecuFirst Common Stock issuable pursuant to the Merger will be passed upon for ExecuFirst by Klehr, Harrison, Harvey, Branzburg & Ellers, Philadelphia, Pennsylvania. Spector, Gadon & Rosen, P.C., Philadelphia, Pennsylvania is acting as counsel for Republic in connection with certain legal matters relating to the Merger.

                                 OTHER MATTERS

     Neither the Republic Board or the ExecuFirst Board intends to bring any matters before the meeting other than those specifically set forth in the notices of meeting and does not know of any matters to be brought before the meeting by others. If any other matters properly come before the meeting, it is the intention of the persons named in the accompanying proxy to vote such proxy of ExecuFirst and Republic, respectively, in accordance with the best judgment of the ExecuFirst proxy holder or as determined by a majority of the Republic Board, as the case may be.

                             SHAREHOLDER PROPOSALS

SHAREHOLDER PROPOSALS WITH RESPECT TO THE EXECUFIRST MEETING

     Any shareholder who intends to present a proposal for consideration at the
ExecuFirst Meeting must, on or before              , 1996, submit her or his
proposal to ExecuFirst and notify the Corporation that she or he intends to appear personally at the ExecuFirst Meeting to present her or his proposal.

SHAREHOLDER PROPOSALS WITH RESPECT TO THE REPUBLIC MEETING

     Any shareholder who intends to present a proposal for consideration at the
Republic Meeting must, on or before              , 1996, submit her or his
proposal to Republic and notify the Corporation that she or he intends to appear personally at the Republic Meeting to present her or his proposal.

                 REPUBLIC BANCORPORATION, INC. AND SUBSIDIARIES

                               TABLE OF CONTENTS

                                                                                                                 PAGE
                                                                                                                 -----

CONSOLIDATED FINANCIAL STATEMENTS FOR THE THREE YEARS ENDED
  DECEMBER 31, 1994 AND FOR THE NINE MONTHS
  ENDED SEPTEMBER 30, 1995 (UNAUDITED):

  Consolidated Balance Sheets...............................................................................      F-3

  Consolidated Statements of Income.........................................................................      F-4

  Consolidated Statements of Shareholders' Equity...........................................................      F-5

  Consolidated Statements of Cash Flows.....................................................................      F-6

  Notes to Consolidated Financial Statements................................................................      F-7


CONSOLIDATED FINANCIAL STATEMENTS FOR THE TWO YEARS ENDED
  DECEMBER 31, 1993 AND 1992:

  Consolidated Balance Sheets..............................................................................       F-18

  Consolidated Statements of Income........................................................................       F-19

  Consolidated Statements of Shareholders' Equity..........................................................       F-20

  Consolidated Statements of Cash Flows....................................................................       F-21

  Notes to Consolidated Financial Statements...............................................................       F-22



                          INDEPENDENT AUDITORS' REPORT

To the Board of Directors of
  Republic Bancorporation, Inc.:

We have audited the accompanying consolidated balance sheet of Republic Bancorporation, Inc. and subsidiaries (the 'Bank') as of December 31, 1994, and the related consolidated statements of income, shareholders' equity, and cash flows for the year then ended. These financial statements are the responsibility of the Bank's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of the Bank at December 31, 1994, and the results of their operations and their cash flows for the year then ended, in conformity with generally accepted accounting principles.

Deloitte & Touche LLP

March 3, 1995

                 REPUBLIC BANCORPORATION, INC. AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS

                         (DOLLAR AMOUNTS IN THOUSANDS)

                                                                                DECEMBER 31,        SEPTEMBER 30,
                                                                          ------------------------  -------------
                                                                             1993         1994          1995
                                                                          -----------  -----------  -------------
                                                                                                     (UNAUDITED)
ASSETS
Cash and due from banks.................................................  $     1,582  $     1,357   $     2,468
Federal funds sold......................................................        9,000        2,611         3,278
                                                                          -----------  -----------  -------------
  Cash and cash equivalents.............................................       10,582        3,968         5,746
                                                                          -----------  -----------  -------------
Investment securities held to maturity (market value -- $26,114 and
  $26,481 and $35,802 at December 31, 1993 and 1994 and September 30,
  1995, respectively)...................................................       26,479       28,209        36,254
                                                                          -----------  -----------  -------------
Loans...................................................................       62,921       72,083        82,181
Less allowance for loan losses..........................................         (460)        (650)         (617)
                                                                          -----------  -----------  -------------
  Net loans.............................................................       62,461       71,433        81,564
                                                                          -----------  -----------  -------------
Premises and equipment, net.............................................          243          234           196
Real estate owned.......................................................                                     295
Accrued interest and other assets.......................................        2,010        2,359         2,817
                                                                          -----------  -----------  -------------
TOTAL...................................................................  $   101,775  $   106,203   $   126,872
                                                                          -----------  -----------  -------------
                                                                          -----------  -----------  -------------
LIABILITIES AND SHAREHOLDERS' EQUITY
Deposits:
  Interest-bearing......................................................  $    83,850  $    80,566   $   102,832
  Noninterest-bearing...................................................        5,134        7,400        10,035
                                                                          -----------  -----------  -------------
     Total deposits.....................................................       88,984       87,966       112,867
Borrowed funds..........................................................        4,000        5,583
Subordinated debt.......................................................                     3,400         3,400
Other liabilities.......................................................        1,598        1,254         2,158
                                                                          -----------  -----------  -------------
     Total liabilities..................................................       94,582       98,203       118,425
                                                                          -----------  -----------  -------------
Committments and contingencies (Note 13)
Shareholders' equity:
  Common stock, $2 par value, authorized 10,000,000 shares; issued and
     outstanding 794,263 shares.........................................        1,588        1,588         1,588
  Paid-in capital.......................................................        5,075        5,075         5,075
  Retained earnings.....................................................          530        1,337         1,784
                                                                          -----------  -----------  -------------
     Total shareholders' equity.........................................        7,193        8,000         8,447
                                                                          -----------  -----------  -------------
TOTAL...................................................................  $   101,775  $   106,203   $   126,872
                                                                          -----------  -----------  -------------
                                                                          -----------  -----------  -------------

                See notes to consolidated financial statements.

                 REPUBLIC BANCORPORATION, INC. AND SUBSIDIARIES

                       CONSOLIDATED STATEMENTS OF INCOME

            (DOLLAR AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                  DECEMBER 31,               SEPTEMBER 30,
                                                         -------------------------------  --------------------
                                                           1992       1993       1994       1994       1995
                                                         ---------  ---------  ---------  ---------  ---------
                                                                                              (UNAUDITED)
INTEREST INCOME:
  Loans................................................  $   4,246  $   4,555  $   5,521  $   3,948  $   5,595
  Investment securities................................        858      1,159      1,442      1,078      1,458
  Federal funds sold...................................        213        403        278        214        152
                                                         ---------  ---------  ---------  ---------  ---------
     Total interest income.............................      5,317      6,117      7,241      5,240      7,205
INTEREST EXPENSE:
  Deposits.............................................      3,083      3,498      3,664      2,677      4,032
  Borrowed funds.......................................         51                    25         21         38
  Long-term debt.......................................                              255        187        206
                                                         ---------  ---------  ---------  ---------  ---------
     Total interest expense............................      3,134      3,498      3,944      2,885      4,276
                                                         ---------  ---------  ---------  ---------  ---------
     Net interest income...............................      2,183      2,619      3,297      2,355      2,929
PROVISION FOR LOAN LOSSES..............................         62        207        323        296        172
                                                         ---------  ---------  ---------  ---------  ---------
NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES....      2,121      2,412      2,974      2,059      2,757
OTHER INCOME:
  Refant income........................................         63        196        877        877
  Fee income...........................................        140        271        219        168        117
  Gain on sale of securities...........................         51        210
                                                         ---------  ---------  ---------  ---------  ---------
     Total other income................................        254        677      1,096      1,045        117
                                                         ---------  ---------  ---------  ---------  ---------
OTHER EXPENSES:
  Salaries and employee benefits.......................        868      1,059      1,284        955      1,165
  Occupancy............................................        343        376        425        315        345
  Equipment............................................         89         62         96         70         70
  Professional fees....................................        197        270        354        245        206
  Insurance............................................        175        219        288        224        121
  Other operating expenses.............................        300        297        386        276        301
                                                         ---------  ---------  ---------  ---------  ---------
     Total other expenses..............................      1,972      2,283      2,833      2,085      2,208
                                                         ---------  ---------  ---------  ---------  ---------
INCOME BEFORE PROVISION FOR INCOME TAXES...............        403        806      1,237      1,019        666
                                                         ---------  ---------  ---------  ---------  ---------
PROVISION FOR INCOME TAXES:
  Current:
     Federal...........................................        104        282        413        351        219
     State.............................................                    38
  Deferred tax (benefit) -- Federal....................       (104)       (20)        17         14
                                                         ---------  ---------  ---------  ---------  ---------
     Total provision for income taxes..................                   300        430        365        219
                                                         ---------  ---------  ---------  ---------  ---------
NET INCOME.............................................  $     403  $     506  $     807  $     654  $     447
                                                         ---------  ---------  ---------  ---------  ---------
                                                         ---------  ---------  ---------  ---------  ---------
NET INCOME PER COMMON SHARE............................  $    0.51  $    0.64  $    1.02  $    0.82  $    0.56
                                                         ---------  ---------  ---------  ---------  ---------
                                                         ---------  ---------  ---------  ---------  ---------
WEIGHTED AVERAGE NUMBER OF SHARES......................    794,263    794,263    794,263    794,263    794,263
                                                         ---------  ---------  ---------  ---------  ---------
                                                         ---------  ---------  ---------  ---------  ---------

                See notes to consolidated financial statements.

                 REPUBLIC BANCORPORATION, INC. AND SUBSIDIARIES
                CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY
                         (DOLLAR AMOUNTS IN THOUSANDS)

                                                                      COMMON     COMMON
                                                                       STOCK      STOCK     PAID-IN   RETAINED
                                                                      SHARES     AMOUNT     CAPITAL   EARNINGS
                                                                     ---------  ---------  ---------  ---------

BALANCE JANUARY 1, 1992............................................    794,263  $   3,971  $   2,692  $    (379)

  Net income.......................................................                                         403
                                                                     ---------  ---------  ---------  ---------

BALANCE, DECEMBER 31, 1992.........................................    794,263      3,971      2,692         24

  Par value amendment..............................................                (2,383)     2,383

  Net income.......................................................                                         506
                                                                     ---------  ---------  ---------  ---------

BALANCE, DECEMBER 31, 1993.........................................    794,263      1,588      5,075        530

  Net income.......................................................                                         807
                                                                     ---------  ---------  ---------  ---------

BALANCE, DECEMBER 31, 1994.........................................    794,263      1,588      5,075      1,337

  Net income (unaudited)...........................................                                         447
                                                                     ---------  ---------  ---------  ---------

BALANCE, SEPTEMBER 30, 1995 (UNAUDlTED)............................    794,263  $   1,588  $   5,075  $   1,784
                                                                     ---------  ---------  ---------  ---------
                                                                     ---------  ---------  ---------  ---------

                See notes to consolidated financial statements.

                 REPUBLIC BANCORPORATION, INC. AND SUBSIDIARIES
                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                             (AMOUNTS IN THOUSANDS)

                                                                    DECEMBER 31,               SEPTEMBER 30,
                                                           -------------------------------  --------------------
                                                             1992       1993       1994       1994       1995
                                                           ---------  ---------  ---------  ---------  ---------
                                                                                                (UNAUDITED)
OPERATING ACTIVITIES:
  Net income.............................................  $     403  $     506  $     807  $     654  $     447
  Adjustments to reconcile net income to net cash
     provided by (used in) operating activities:
     Provision for loan losses...........................         62        207        323        296        172
     Provision for depreciation and
        amortization.....................................         80         55         82         63         63
     Net amortization of investment premium..............         68          6         28         13         28
     Gain on sale of securities..........................        (51)      (210)
     Changes in assets and liabilities which provided
        (used) cash:
        Accrued interest and other assets................     (1,006)      (123)      (349)      (377)      (458)
        Other liabilities................................       (275)       475       (344)      (484)       904
                                                           ---------  ---------  ---------  ---------  ---------
           Net cash provided by (used in) operating
             activities..................................       (719)       916        547        165      1,156
                                                           ---------  ---------  ---------  ---------  ---------
INVESTING ACTIVITIES:
  Net increase in loans..................................     (9,208)    (3,220)    (9,295)    (6,793)   (10,704)
  Purchase of investment securities......................     (7,362)   (27,984)    (2,141)       (56)    (8,120)
  Proceeds from sale of securities.......................      3,094     10,160
  Principal reductions on collateralized
     mortgage obligations................................      1,868      1,315        383        321         47
  Purchase of premises and equipment.....................        (26)      (142)       (73)       (55)       (95)
                                                           ---------  ---------  ---------  ---------  ---------
     Net cash used in investing activities...............    (11,634)   (19,871)   (11,126)    (6,583)   (18,872)
                                                           ---------  ---------  ---------  ---------  ---------
FINANCING ACTIVITIES:
  Net increase (decrease) in interest-bearing deposits...     15,906     14,218     (3,284)     3,043     22,266
  Net increase in noninteresting-bearing deposits........      1,138      1,256      2,266        711      2,811
  Increase (decrease) in borrowed funds..................     (2,900)     4,000      1,583     (4,000)    (5,583)
  Issuance of subordinated debt..........................                            3,400      3,400
                                                           ---------  ---------  ---------  ---------  ---------
     Net cash provided by financing activities...........     14,144     19,474      3,965      3,154     19,494
                                                           ---------  ---------  ---------  ---------  ---------
INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS.........      1,791        519     (6,614)    (3,264)     1,778
CASH AND CASH EQUIVALENTS, BEGINNlNG OF PERIOD...........      8,272     10,063     10,582     10,502      3,968
                                                           ---------  ---------  ---------  ---------  ---------
CASH AND CASH EQUIVALENTS, END OF PERIOD.................  $  10,063  $  10,582  $   3,968  $   7,238  $   5,746
                                                           ---------  ---------  ---------  ---------  ---------
                                                           ---------  ---------  ---------  ---------  ---------
SUPPLEMENTAL DISCLOSURE OF NONCASH TRANSACTIONS --
  Transfer of loan receivable to real estate owned.......                                              $     295
                                                                                                       ---------
                                                                                                       ---------

                See notes to consolidated financial statements.

                 REPUBLIC BANCORPORATION, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
             FOR THE THREE YEARS ENDED DECEMBER 31, 1994 AND FOR THE
                 NINE MONTHS ENDED SEPTEMBER 30, 1995 (UNAUDITED)
                         (DOLLAR AMOUNTS IN THOUSANDS)

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     General -- Republic Bank is a Pennsylvania state chartered bank organized to provide a broad range of commercial and consumer banking services to small and medium sized businesses, professionals, and other individuals in the Philadelphia Metropolitan area including the surrounding counties of Bucks, Chester, Delaware and Montgomery. Republic Bank was incorporated on November 25, 1987 under the laws of the Commonwealth of Pennsylvania and commenced business on September 6, 1988. On August 2, 1995, the Bank became the banking subsidiary of the parent holding company Republic Bancorporation, Inc. (the 'Bank'). The Bank is a member of the Federal Reserve System with its main office in Philadelphia, Pennsylvania. In November 1995, the Bank opened one branch office in Ardmore, Pennsylvania.

     The Bank's two offices are located in an area intensely concentrated with other financial institutions, most of which are substantially larger than the Bank. The Bank has been able to compete with other financial institutions by paying higher than market rates of interest on its deposits, while pricing most loans at a floating rate of interest, thereby reducing its risk exposure to changes in interest rates.

     The Bank is subject to examination and extensive regulation by the Pennsylvania Banking Department and the Federal Reserve Board. Its deposits are insured by the FDIC to the individual depositor limits established by law.

     The principal business of the Bank consists primarily of attracting deposits and applying those funds to the origination of loans. The Bank's income is derived principally from interest and fees earned in connection with its lending activities, and, to a lesser extent, interest and dividends on investment securities and short-term investments. Its principal expenses are interest paid on deposits and operating expenses.

     Lending Activities -- The Bank's loan portfolio consists primarily of loans secured by commercial and residential real estate. The Bank also offers various types of traditional consumer loans, including revolving credit lines, home equity and automobile loans. The Bank directs its commercial lending towards businesses that otherwise do business with the Bank. Loans are made primarily to individuals and are generally related to the borrower's business operations and activities. In most situations, the loans are secured by real estate and assets owned by the borrower's business and by the borrower's personal residences.

     The Bank is also engaged, via its wholly owned subsidiary, Republic Services, Inc., in a tax refund anticipation loan ('RAL') program. The program was formed in 1991 and subsequently terminated in November of 1994. However, during the latter portion of fiscal 1995 the RAL program was reinstated and once again operates through Refant Partners ('Refant'), a Pennsylvania General Partnership. Refant is a joint venture between the Bank's wholly owned subsidiary and a wholly owned subsidiary of Jackson Hewitt, Inc. ('Hewitt'). The Refant program enables the Bank to make a high volume of short-term refund anticipation loans to consumer taxpayers for whom Hewitt prepares and electronically files federal income tax returns. The amount of each RAL is based upon the amount of the customer's expected federal income tax refund.

     Additionally, if based on credit, a customer seeking a RAL is denied, the Bank engages in ARCs (Accelerated Refund Check). This process expedites the turnaround period for an individual's income tax refund check. Hewitt files the customer's return, after which the return remittance amount is wire transferred to the Bank rather than sent via U.S. Mail. The Bank will then generate a check for the return amount to the customer. This entire process can be completed in approximately two weeks as compared to six weeks using the traditional mail-reply method. In order to provide this service, the Bank charges a processing fee of $24.00 per refund.

     Principles of Consolidation -- The consolidated financial statements include the accounts of Republic Bancorporation, Inc. and its wholly owned subsidiaries, Republic Bank and Republic

                 REPUBLIC BANCORPORATION, INC. AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED) FOR THE THREE YEARS ENDED DECEMBER 31, 1994 AND FOR THE
                 NINE MONTHS ENDED SEPTEMBER 30, 1995 (UNAUDITED)
                         (DOLLAR AMOUNTS IN THOUSANDS)

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES -- (CONTINUED)
Services, Inc. (the 'Bank'). All intercompany balances and transactions have been eliminated in consolidation.

     Interim Financial Statements -- The consolidated financial statements as of September 30, 1995 and for the nine month periods ended September 30, 1994 and 1995 are unaudited but in management's opinion reflect all adjustments, consisting only of normal recurring accruals, necessary for a fair presentation.

     Investment Securities -- In 1994, the Bank adopted Statement of Financial Accounting Standards (SFAS) No. 115, Accounting for Certain Investments in Debt and Equity Securities. Under the new rules, debt securities that the Bank has both the positive intent and ability to hold to maturity are carried at amortized cost. Debt securities that the Bank does not have the positive intent and ability to hold to maturity and all marketable equity securities will be classified as available-for-sale or trading and carried at fair value. Unrealized holding gains and losses on securities classified as available-for-sale are carried as a separate component of shareholders' equity. Unrealized holding gains and losses on securities classified as trading will be reported in earnings. The amortized cost of debt securities classified as held for investment is adjusted for amortization of premiums and accretion of discounts to maturity. Such amortization is included in interest income from investments. Interest and dividends are included in interest income from investments. The cost of securities sold is based on the specific identification method. At December 31, 1994 and September 30, 1995, all investment securities were classified as held to maturity.

     Prior to SFAS No. 115, the Bank classified its debt securities as held for investment and carried them at amortized cost.

     Real Estate Owned -- Real estate owned is initially recorded at the lower of carrying value of the loan or fair value at the date of foreclosure less costs to dispose. Costs relating to the development and improvement of property are capitalized, and those relating to holding the property are charged to expense.

     Loans -- Interest on commercial loans is credited to operations based upon the principal amount outstanding. Interest accruals are generally discontinued when a loan becomes 90 days past due or when principal or interest is considered doubtful of collection. Once identified as a nonaccrual loan, the loan is not returned to accrual status until interest is received on a current basis and the other factors indicating doubtful collection cease to exist. When interest accruals are discontinued, interest credited to income in the current year is reversed, and interest accrued in the prior year is charged to allowance for loan losses.

     Allowance for Loan Losses -- The allowance is maintained at a level adequate to absorb probable losses. Management determines the adequacy of the allowance based upon reviews of individual loans, recent loss experience, current economic conditions, the risk characteristics of the various categories of loans and other pertinent factors. Loans deemed uncollectible are charged to the allowance. Provisions for loan losses and recoveries on loans previously charged off are added to the allowance.

     The Bank adopted Statements of Financial Accounting Standards No. 114 Accounting by Creditors for Impairment of a Loan (SFAS No. 114) and No. 118, Accounting by Creditors for Impairment of a Loan -- Income Recognition and Disclosures (SFAS No. 118) as of January 1, 1995. SFAS Nos. 114 and 118 require that certain impaired loans be measured based either on the present value of expected future cash flows discounted at the loan's effective interest rate, or the loan's

                 REPUBLIC BANCORPORATION, INC. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
             FOR THE THREE YEARS ENDED DECEMBER 31, 1994 AND FOR THE
                NINE MONTHS ENDED SEPTEMBER 30, 1995 (UNAUDITED)
                          (DOLLAR AMOUNTS IN THOUSANDS)

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES -- (CONTINUED) observable market price, or the fair value of the collateral if the loan is collateral dependent. The adoption of Nos. SFAS 114 and 118 did not result in additional provisions for loan losses.

     Premises and Equipment -- Premises and equipment are stated at cost, less allowances for depreciation and amortization. For furniture, fixtures, and equipment, the provision for depreciation is computed by the straight-line method based on the estimated useful lives of the assets. Leasehold improvements are amortized over the shorter of the estimated useful lives of the assets or the related lease term.

     Income Taxes -- Effective January 1, 1993, the Bank adopted SFAS No. 109, Accounting for Income Taxes. Under SFAS No. 109, the deferred tax provision is determined under the liability method. Under this method, deferred tax assets and liabilities are determined based on differences between financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse.

     Net Income Per Common Share -- Net income per common share has been computed based on the weighted average number of shares outstanding during the year. Shares issuable upon exercise of stock options have not been recognized in computing net income per common share since these instruments were either antidilutive or had no material effect on the computation for the periods presented.

     Cash Flow Information -- The Bank paid $3,347, $3,154, $3,890, $3,308 and $3,418 in interest on deposits and borrowed funds during the years ended December 31, 1992, 1993 and 1994, and for the nine months ended September 30, 1994 and 1995, respectively. The Bank made $443, $240 and $230 of income tax payments during the year ended December 31, 1994 and the nine months ended September 30, 1994 and 1995, respectively.

     Cash and Cash Equivalents -- The Bank considers cash and other liquid securities with initial maturities of less than 90 days as cash equivalents.

                  REPUBLIC BANCORPORATION, INC. AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED) FOR THE THREE YEARS ENDED DECEMBER 31, 1994 AND FOR THE
                 NINE MONTHS ENDED SEPTEMBER 30, 1995 (UNAUDITED)
                         (DOLLAR AMOUNTS IN THOUSANDS)

2. INVESTMENT SECURITIES HELD TO MATURITY

                                                                                    DECEMBER 31, 1993
                                                                    --------------------------------------------------
                                                                                     GROSS         GROSS
                                                                     AMORTIZED    UNREALIZED    UNREALIZED    MARKET
                                                                       COST          GAINS        LOSSES       VALUE
                                                                    -----------  -------------  -----------  ---------
Collateralized mortgage obligations...............................   $  25,766     $      55     $     420   $  25,401
State of Israel bonds.............................................          25                                      25
                                                                    -----------        -----    -----------  ---------
  Total debt securities...........................................      25,791            55           420      25,426
Other investments.................................................         139                                     139
Federal Home Loan Bank stock......................................         349                                     349
Federal Reserve Bank stock........................................         200                                     200
                                                                    -----------        -----    -----------  ---------
  Total investments...............................................   $  26,479     $      55     $     420   $  26,114
                                                                    -----------        -----    -----------  ---------
                                                                    -----------        -----    -----------  ---------

                                                                                    DECEMBER 31, 1994
                                                                    --------------------------------------------------
                                                                                     GROSS         GROSS
                                                                     AMORTIZED    UNREALIZED    UNREALIZED    MARKET
                                                                       COST          GAINS        LOSSES       VALUE
                                                                    -----------  -------------  -----------  ---------
U.S. Treasury securities..........................................   $   2,016                               $   2,016
Collateralized mortgage obligations...............................      25,402     $      34     $   1,762      23,674
State of Israel bonds.............................................          25                                      25
                                                                    -----------        -----    -----------  ---------
  Total debt securities...........................................      27,443            34         1,762      25,715
Other investments.................................................         261                                     261
Federal Home Loan Bank stock......................................         305                                     305
Federal Reserve Bank stock........................................         200                                     200
                                                                    -----------        -----    -----------  ---------
  Total investments...............................................   $  28,209     $      34     $   1,762   $  26,481
                                                                    -----------        -----    -----------  ---------
                                                                    -----------        -----    -----------  ---------

                                                                                    SEPTEMBER 30, 1995
                                                                    --------------------------------------------------
                                                                                     GROSS         GROSS
                                                                     AMORTIZED    UNREALIZED    UNREALIZED    MARKET
                                                                       COST          GAINS        LOSSES       VALUE
                                                                    -----------  -------------  -----------  ---------
U.S. Treasury securities..........................................   $  10,223     $      37                 $  10,260
Collateralized mortgage obligations...............................      25,333             7     $     496      24,844
State of Israel bonds.............................................          25                                      25
                                                                    -----------        -----    -----------  ---------
  Total debt securities...........................................      35,581            44           496      35,129
Other investments.................................................         155                                     155
Federal Home Loan Bank stock......................................         318                                     318
Federal Reserve Bank stock........................................         200                                     200
                                                                    -----------        -----    -----------  ---------
  Total investments...............................................   $  36,254     $      44     $     496   $  35,802
                                                                    -----------        -----    -----------  ---------
                                                                    -----------        -----    -----------  ---------

                 REPUBLIC BANCORPORATION, INC. AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED) FOR THE THREE YEARS ENDED DECEMBER 31, 1994 AND FOR THE
                 NINE MONTHS ENDED SEPTEMBER 30, 1995 (UNAUDITED)
                         (DOLLAR AMOUNTS IN THOUSANDS)

2. INVESTMENT SECURITIES HELD TO MATURITY -- (CONTINUED)
     The maturity schedule of debt securities held at December 31, 1994 and September 30, 1995 is as follows:

                                                                DECEMBER 31, 1994       SEPTEMBER 30, 1995
                                                              ----------------------  ----------------------
                                                               AMORTIZED    MARKET     AMORTIZED    MARKET
                                                                 COST        VALUE       COST        VALUE
                                                              -----------  ---------  -----------  ---------
Due one year or less........................................   $   1,003   $   1,003   $   8,012   $   8,036
Due one year through five years.............................       1,013       1,013
After five years through ten years..........................          25          25          25          25
                                                              -----------  ---------  -----------  ---------
                                                                   2,041       2,041       8,037       8,061
Small Business Association Pooled Loans.....................                               2,211       2,224
Collateralized mortgage obligations.........................      25,402      23,674      25,333      24,844
                                                              -----------  ---------  -----------  ---------
Total.......................................................   $  27,443   $  25,715   $  35,581   $  35,129
                                                              -----------  ---------  -----------  ---------
                                                              -----------  ---------  -----------  ---------

     During the year ended December 31, 1993, proceeds from the sale of debt securities totaled $10,160 and the Bank realized a gross gain of $315 and a gross loss of $105. There were no sales of securities during 1994 and 1995.

3. LOANS

                                                                             DECEMBER 31,      SEPTEMBER 30,
                                                                         --------------------  -------------
                                                                           1993       1994         1995
                                                                         ---------  ---------  -------------
Commercial and industrial..............................................  $  29,653  $  27,429   $    26,368
Commercial real estate.................................................     16,160     22,979        29,186
Residential real estate................................................     16,279     20,493        25,369
Consumer...............................................................        829      1,182         1,259
                                                                         ---------  ---------  -------------
                                                                         $  62,921  $  72,083   $    82,182
                                                                         ---------  ---------  -------------
                                                                         ---------  ---------  -------------

     Nonaccrual loans amounted to $274, $878 and $514 at December 31, 1993 and 1994, and September 30, 1995, respectively. Interest income which would have been earned on these loans during 1994 was $26 and $44 for the nine months ended September 30, 1995. Interest actually paid on these loans was $3 for the year ended December 31, 1994 and $75 for the nine months ended September 30, 1995.

     Certain officers, directors, and their associates (related parties) have loans and conduct other transactions with the Bank. Such transactions are made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for other nonrelated party transactions. The following is a summary of these transactions:

                                                                   DECEMBER 31,   DECEMBER 31,   SEPTEMBER 30,
                                                                       1993           1994           1995
                                                                   -------------  -------------  -------------
Balance, beginning of period.....................................    $   2,394      $   2,249      $   2,380
  Additions......................................................          634            916            279
  Payments.......................................................         (779)          (785)          (641)
                                                                   -------------  -------------  -------------
Balance, end of period...........................................    $   2,249      $   2,380      $   2,018
                                                                   -------------  -------------  -------------
                                                                   -------------  -------------  -------------

                 REPUBLIC BANCORPORATION, INC. AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED) FOR THE THREE YEARS ENDED DECEMBER 31, 1994 AND FOR THE
                 NINE MONTHS ENDED SEPTEMBER 30, 1995 (UNAUDITED)
                         (DOLLAR AMOUNTS IN THOUSANDS)

3. LOANS -- (CONTINUED)
     The aggregate dollar amount of these loans available to related parties as of December 31, 1993 and 1994 and September 30, 1995 was $2,931, $3,929 and $2,399, respectively.

4. ALLOWANCE FOR LOAN LOSSES

                                                                           DECEMBER 31,               SEPTEMBER 30,
                                                                  -------------------------------  --------------------
                                                                    1992       1993       1994       1994       1995
                                                                  ---------  ---------  ---------  ---------  ---------
Balance, beginning of period....................................  $     355  $     340  $     460  $     460  $     650
Provision charged to operations.................................         62        207        323        296        172
Chargeoffs......................................................        (77)       (87)      (144)        (1)      (208)
Recoveries......................................................                               11                     3
                                                                  ---------  ---------  ---------  ---------  ---------
Balance, end of period..........................................  $     340  $     460  $     650  $     755  $     617
                                                                  ---------  ---------  ---------  ---------  ---------
                                                                  ---------  ---------  ---------  ---------  ---------

     The provision for loan losses charged to expense is based upon past loan and loss experience and an evaluation of potential losses in the current loan and lease portfolio, including the evaluation of impaired loans under SFAS Nos. 114 and 118. A loan is considered to be impaired when, based upon current information and events, it is probable that the Bank will be unable to collect all amounts due according to the contractual terms of the loan. An insignificant delay or insignificant shortfall in amount of payments does not necessarily result in the loan being identified as impaired. For this purpose, delays less than 90 days are considered to be insignificant. As of September 30, 1995, 100% of the impaired loan balance was measured for impairment based on the fair value of the loans' collateral. Impairment losses are included in the provision for loan losses. SFAS 114 and 118 do not apply to large groups of smaller balance homogeneous loans that are collectively evaluated for impairment, except for those loans restructured under a troubled debt restructuring. Loans collectively evaluated for impairment include consumer loans and residential real estate loans, and are not included in the data that follows.

     The following table summarizes impaired loan information.

                                                                                           SEPTEMBER 30,
                                                                                               1995
                                                                                          ---------------
Impaired loans with related reserve for loan losses calculated
  under SFAS No. 114....................................................................     $     150
Impaired loans with no related reserve for loan losses calculated
  under SFAS No. 114....................................................................           364
                                                                                                ------
                                                                                             $     514
                                                                                                ------
                                                                                                ------

                                                                                            NINE MONTHS
                                                                                               ENDED
                                                                                           SEPTEMBER 30,
                                                                                               1995
                                                                                          ---------------
Average impaired loans..................................................................     $     532
Interest income recognized on impaired loans............................................             0
Cash basis interest income recognized on impaired loans.................................             0

                 REPUBLIC BANCORPORATION, INC. AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED) FOR THE THREE YEARS ENDED DECEMBER 31, 1994 AND FOR THE
                 NINE MONTHS ENDED SEPTEMBER 30, 1995 (UNAUDITED)
                         (DOLLAR AMOUNTS IN THOUSANDS)

4. ALLOWANCE FOR LOAN LOSSES -- (CONTINUED)
     At September 30, 1995, all of the Bank's nonaccrual loans were considered to be impaired loans.

     Interest payments on impaired loans are typically applied to principal unless collectibility of the principal amount is fully assured, in which case interest is recognized on the cash basis.

     Commercial loans and commercial real estate loans are placed on nonaccrual at the time the loan is 90 days delinquent unless the credit is well secured and in the process of collection. Generally, commercial loans are charged off no later than 120 days delinquent unless the loan is well secured and in the process of collection, or other extenuating circumstances support collection. Residential real estate loans are typically placed on nonaccrual at the time the loan is 90 days delinquent. Other consumer loans are typically charged off at 90 days delinquent. In all cases, loans must be placed on nonaccrual or charged off at an earlier date if collection of principal or interest is considered doubtful.

5. PREMISES AND EQUIPMENT

                                                                                     DECEMBER 31,       SEPTEMBER 30,
                                                                                 --------------------  ---------------
                                                                                   1993       1994          1995
                                                                                 ---------  ---------  ---------------
Furniture, fixtures, and equipment.............................................  $     539  $     601     $     624
Leasehold improvements.........................................................        181        192           194
                                                                                 ---------  ---------        ------
                                                                                       720        793           818
Accumulated depreciation and amortization......................................       (477)      (599)         (622)
                                                                                 ---------  ---------        ------
                                                                                 $     243  $     234     $     196
                                                                                 ---------  ---------        ------
                                                                                 ---------  ---------        ------

     Depreciation expense amounted to $80, $55, $82, $61 and $63 for the years ended December 31, 1992, 1993 and 1994 and the nine month periods ended September 30, 1994 and 1995, respectively.

6. DEPOSITS

                                                                             DECEMBER 31,      SEPTEMBER 30,
                                                                         --------------------  -------------
                                                                           1993       1994         1995
                                                                         ---------  ---------  -------------
Time deposits..........................................................  $  67,225  $  69,953   $    93,049
Certificates of deposit of $100,000 or more............................     14,818     10,484         8,067
Demand deposits........................................................      6,941      7,529        11,751
                                                                         ---------  ---------  -------------
                                                                         $  88,984  $  87,966   $   112,867
                                                                         ---------  ---------  -------------
                                                                         ---------  ---------  -------------

     Certificates of deposit of $100,000 or more are scheduled to mature within one year.

7. BORROWED FUNDS

     Borrowed funds at December 31, 1993 and 1994 are summarized as follows:

                                                                                                DECEMBER 31,
                                                                                            --------------------
                                                                                              1993       1994
                                                                                            ---------  ---------
Borrowings under fixed-coupon dollar reverse repurchase agreements........................             $   5,583
Advances from the Federal Home Loan Bank..................................................  $   4,000
                                                                                            ---------  ---------
                                                                                            $   4,000  $   5,583
                                                                                            ---------  ---------
                                                                                            ---------  ---------

                 REPUBLIC BANCORPORATION, INC. AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED) FOR THE THREE YEARS ENDED DECEMBER 31, 1994 AND FOR THE
                 NINE MONTHS ENDED SEPTEMBER 30, 1995 (UNAUDITED)
                         (DOLLAR AMOUNTS IN THOUSANDS)

7. BORROWED FUNDS -- (CONTINUED)
     Information concerning borrowings under fixed-coupon dollar reverse repurchase agreements for the year ended December 31, 1994 and the nine months ended September 30, 1995 as there were no such agreements at December 31, 1993 is summarized as follows:

                                                                                                   NINE-MONTH
                                                                                    YEAR ENDED    PERIOD ENDED
                                                                                   DECEMBER 31,   SEPTEMBER 30,
                                                                                       1994           1995
                                                                                   -------------  -------------
Average balance during the period................................................    $     328      $     767
Average interest rate during the period..........................................         4.84%          5.98%
Maximum month-end balance during the period......................................    $   5,583      $   3,750
Carrying value of securities underlying the agreements at end of period..........    $   6,227      $      --
Estimated value..................................................................    $   5,877      $      --

     Securities sold under dollar reverse repurchase agreements were delivered to the broker-dealers who arranged the transactions. The broker-dealers may have sold, loaned, or otherwise disposed of such securities to third parties in the normal course of their operations, and have agreed to resell to the Bank substantially identical securities at the maturities of the agreements. The agreements at December 31, 1994 were scheduled to mature within one month.

     Pursuant to collateral agreements with the Federal Home Loan Bank (FHLB), advances are secured by all stock in the FHLB and qualifying first mortgage loans. There were no advances from the FHLB outstanding at December 31, 1994 and September 30, 1995.

     The Bank has a $1,000 noncontractual Federal Funds Line of Credit with PNC Bank, N.A., a $3,000 noncontractual Federal Funds Line of Credit with Atlantic Central Bankers Bank, N.A. and a $10,910 Secured Flexline with the Federal Home Loan Bank.

8. SUBORDINATED DEBENTURES

     In 1994, the Bank issued $3,400 of subordinated debentures due in 2001 in a private placement with a broker. Interest on the debentures will accrue from their date of issuance and will be paid semiannually at the rate of 8.15%. In January 1997, the debentures may be redeemed, at the option of the Bank, in whole or in part, on any interest payment date, at a redemption price equal to the principal amount of the debentures, plus accrued and unpaid interest to the redemption date, together with a premium.

9. INCOME TAXES

     The Bank's provision for income taxes differs from the amounts determined by applying the statutory federal income tax rate to income before provision for income taxes for the following reasons:

                                                                              DECEMBER 31,               SEPTEMBER 30,
                                                                     -------------------------------  --------------------
                                                                       1992       1993       1994       1994       1995
                                                                     ---------  ---------  ---------  ---------  ---------
Tax at federal rate................................................       34.0%      34.0%      34.0%      34.0%      34.0%
Utilization of net operating loss carryforwards....................      (34.0)
Other..............................................................                   3.2        0.8        1.8       (1.1)
                                                                     ---------  ---------  ---------  ---------  ---------
  Total............................................................         --%      37.2%      34.8%      35.8%      32.9%
                                                                     ---------  ---------  ---------  ---------  ---------
                                                                     ---------  ---------  ---------  ---------  ---------

                 REPUBLIC BANCORPORATION, INC. AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED) FOR THE THREE YEARS ENDED DECEMBER 31, 1994 AND FOR THE
                 NINE MONTHS ENDED SEPTEMBER 30, 1995 (UNAUDITED)
                         (DOLLAR AMOUNTS IN THOUSANDS)

9. INCOME TAXES -- (CONTINUED)

     Items that gave rise to significant portions of the deferred tax accounts included in accrued interest and other assets in the accompanying consolidated balance sheets at December 31, 1993 and 1994 and September 30, 1995, are as follows:


                                                                                   DECEMBER 31,        SEPTEMBER 30,
                                                                                --------------------   -------------
                                                                                  1993       1994           1995
                                                                                ---------  ---------     ---------
Allowance for loan losses.....................................................  $     130  $     189     $     156
Property......................................................................         27         28            25
Other.........................................................................        (24)      (109)          (73)
                                                                                ---------  ---------        ------
  Total.......................................................................  $     133  $     108     $     108
                                                                                ---------  ---------        ------
                                                                                ---------  ---------        ------

10. STOCK OPTION PLAN

     The Bank has a stock option plan for the purpose of providing additional incentives to key employees, directors, and other individuals providing significant service to the Bank. The maximum number of shares that may be granted under the plan is 158,852. A total of 154,880 options, of which 31,770 are qualified stock options and 123,110 are nonqualified stock options, have been granted. The exercise price is $6.25, $8.50 and $10.00 per share for 70,490, 70,491 and 13,899 options granted, respectively.

     The outstanding options are exercisable one year from the date of the grant and expire 10 years and a day from the date of grant. All options outstanding at December 31, 1994 and September 30, 1995 are exercisable.

11. DIRECTOR AND OFFICER ANNUITY PLAN

     The Bank has an agreement with an insurance company to provide for an annuity payment upon the retirement or death of the Bank's Directors and certain officers, ranging from $15 to $25 per year for ten years. After five years of service, the Director or officer shall be 50% vested in his accrued benefit. For each additional year of service over five years, the Director or officer will be vested an additional 10% per year until he is 100% vested after 10 years. The accrued benefits under the plan at December 31, 1992, 1993 and 1994 and September 30, 1994 and 1995 totaled $39, $44, $90, $78 and $124, respectively. The expense for the years ended December 31, 1992, 1993 and 1994 and for the nine months ended September 30, 1994 and 1995 was $39, $5, $46, $34 and $34, respectively. The Bank has elected to fund the plan through the purchase of certain life insurance contracts. The cash surrender value of these contracts (owned by the Bank) aggregated $1,034, $1,071, $1,105, $1,097 and $1,166 at
December 31, 1992, 1993 and 1994 and September 30, 1994 and 1995, respectively, which is included in accrued interest and other assets.

12. BENEFIT PLAN

     The Bank has a 401(k) plan for the benefit of its officers and employees. Participation in the plan is voluntary and enables officers and employees to invest up to fifteen percent (15%) of their salary in various investment options. On January 1, 1995, the Bank started contributing to the Plan on behalf of its officers and employees. During the nine months ended September 30, 1995 the Bank contributed $25 which was charged to expense.

                 REPUBLIC BANCORPORATION, INC. AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED) FOR THE THREE YEARS ENDED DECEMBER 31, 1994 AND FOR THE
                 NINE MONTHS ENDED SEPTEMBER 30, 1995 (UNAUDITED)
                         (DOLLAR AMOUNTS IN THOUSANDS)

13. COMMITMENTS AND CONTINGENCIES

     The Bank leases its branch and executive offices under a noncancelable operating lease with an initial lease term of 10 years with 3 renewal options of 3, 5, and 5 years, respectively. Rent during the initial lease term commenced at $167 per year and will increase over the term of the lease to a maximum of $337 per year for the last four years of the lease. Rent during the option periods is based on fair market values as determined by the landlord.

     Future minimum lease payments for the initial lease term under the above noncancelable operating lease and other leases consist of the following for the year ending December 31:

1995................................................................................   $      92
1996................................................................................         351
1997................................................................................         337
1998................................................................................          56
                                                                                      -----------
                                                                                       $     836
                                                                                      -----------
                                                                                      -----------

     Rent expense incurred on these operating leases totaled $320, $346 and $395 for the years ended December 31, 1992, 1993 and 1994 and $283 and $316 for the nine months ended September 30, 1994 and 1995, respectively.

     In the normal course of business, the Bank makes commitments to extend credit and issues standby letters of credit. Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The Bank evaluates each customer's creditworthiness on a case-by-case basis. The type and amount of collateral obtained if deemed necessary by the Bank upon extension of credit is based on management's credit evaluation of the borrower. Standby letters of credit are based on the management's credit evaluation of the borrower. Standby letters of credit are conditional commitments issued by the Bank to guarantee the performance of a customer to a third party. The credit risk involved in issuing standby letters of credit is essentially the same as that involved in extending loan facilities to customers. At December 31, 1993 and 1994 and September 30, 1995, firm loan commitments approximated $9,537, $7,423 and $2,294, respectively, and commitments under standby letters of credit approximated $1,154, $602 and $1,180, respectively.

     Bank Shares Tax Credit -- The Bank had been involved in litigation concerning the constitutionality of the 1989 Amended Bank Shares Tax Credit Act, with respect to tax credits extended to new banks chartered after January 1, 1979, which includes the Bank.

     The Bank had been participating with a group of other banks formed after 1983 in litigating these issues. On April 23, 1995, the new Bank Shares Tax Credit litigation was successfully concluded with no additional tax expense to the Bank.

                 REPUBLIC BANCORPORATION, INC. AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED) FOR THE THREE YEARS ENDED DECEMBER 31, 1994 AND FOR THE
                 NINE MONTHS ENDED SEPTEMBER 30, 1995 (UNAUDITED)
                         (DOLLAR AMOUNTS IN THOUSANDS)

14. REGULATORY MATTERS

     The Bank is subject to a risk-based capital requirement under an FDIC Statement of Policy which establishes a minimum ratio of qualifying total capital to risk-weighted assets of 8% of which at least four percentage points should be in the form of core capital (Tier 1). The Bank's total and Tier 1 risk-based capital ratios were 13.70% and 9.10%, respectively, at December 31, 1994 and 12.73% and 8.23%, respectively, at September 30, 1995.

     In addition to the risk-based capital requirement noted above, the Bank is subject to a minimum capital requirement under Part 325 of FDIC Rules and Regulations which establishes a minimum 3% Tier 1 leveraged capital ratio requirement based on average assets for those banks rated 1 under the CAMEL rating system and at least 100 to 200 basis points above the 3% minimum for all other banks or not less than 4%. The Bank's leveraged capital ratio was 7.55% as of December 31, 1994 and 7.25% as of September 30, 1995.

     State banking statutes restrict the Bank's payment of dividends on capital stock to an amount which, following the payment of such dividend, will not reduce additional paid-in capital to an amount less than 50 percent of capital stock.

15. SUBSEQUENT EVENTS

     On November 17, 1995, the Bank entered into a plan of merger with ExecuFirst Bancorp, Inc. pursuant to which the Bank will be merged with and into ExecuFirst. The merger is subject to regulatory and shareholder approval, and will be accounted for under purchase accounting method.

                                  Republic Bank

                           Consolidated Balance Sheets

                                                                                             December 31

                                                                                     1993                1992
                                                                               --------------------------------------
Assets
Cash and due from banks                                                             $  1,582,464         $  1,562,655
Federal funds sold                                                                     9,000,000            8,500,000
                                                                               --------------------------------------
Cash and cash equivalents                                                             10,582,464           10,062,655

Investment securities (market value--$26,114,520 and $9,884,717 in 1993
and 1992, respectively)                                                               26,478,985            9,766,723

Loans                                                                                 62,921,329           59,787,963
Less:   Allowance for loan losses                                                      (460,000)            (340,000)
                                                                               --------------------------------------
Net loans                                                                             62,461,329           59,447,963

Premises and equipment, net                                                              243,260              156,788
Accrued interest and other assets                                                      2,009,531            1,886,081
                                                                               --------------------------------------
Total assets                                                                        $101,775,569          $81,320,210
                                                                               ======================================

Liabilities and shareholders' equity
Deposits:
  Interest bearing                                                                  $ 83,850,043          $69,631,522
  Noninterest bearing                                                                  5,133,518            3,877,669
                                                                               -------------------------------------
Total deposits                                                                        88,983,561           73,509,191
Borrowed funds                                                                         4,000,000                   --
Other liabilities                                                                      1,598,719            1,123,468
                                                                               --------------------------------------
Total liabilities                                                                     94,582,280           74,632,659

Shareholders' equity:
 Common Stock--$2 par value and 10,000,000 shares
   authorized--1993; $5 par value
   and 6,000,000 shares authorized--1992;
   794,263 shares issued
   and outstanding                                                                     1,588,526            3,971,315
  Paid-in capital                                                                      5,074,721            2,691,932
  Retained earnings                                                                      530,042               24,304
                                                                               -------------------------------------
Total shareholders' equity                                                             7,193,289            6,687,551
                                                                               --------------------------------------
Total liabilities and shareholders' equity                                          $101,775,569          $81,320,210

                                                                               ======================================

                                  Republic Bank

                        Consolidated Statements of Income

                                                                      YEAR ENDED DECEMBER 31
                                                                   1993                    1992
                                                               ---------------------------------------
Interest Income:
  Loans                                                             $4,554,737           $4,246,017
  Investment securities                                              1,159,405              857,932
  Federal funds sold                                                   403,353              213,204
                                                               ---------------------------------------
  Total interest income                                              6,117,495            5,317,153
Interest expense:
  Deposits                                                           3,498,001            3,083,154
  Borrowed funds                                                            --               51,433
                                                               ---------------------------------------
Total interest expenses                                              3,498,001            3,134,587
                                                               ---------------------------------------
Net interest income                                                  2,619,494            2,182,566
Provision for loan losses                                              206,814               61,957
                                                               ---------------------------------------
Net interest income after provision for loan losses                  2,412,680            2,120,609
Other income                                                           466,804              203,047
Gain on sale of securities                                             210,383               50,512
Other expenses:
  Salaries and employee benefits                                     1,059,444              867,994
  Occupancy                                                            375,678              343,108
  Equipment                                                             61,574               89,011
  Other operating                                                      787,433              671,332
                                                               ---------------------------------------
Income before income taxes                                           2,284,129            1,971,445
                                                               ---------------------------------------
Provision for income taxes:
 Current:
   Federal                                                             282,000              103,700
   State                                                                38,000                   --
  Deferred benefit - Federal                                           (20,000)            (103,700)
                                                               ---------------------------------------
                                                                       300,000                   --
                                                               ---------------------------------------
Net income                                                          $  505,738           $  402,723
                                                               =======================================
Net income per common share                                         $      .64           $      .51
Average shares                                                      $  794,263              794,263


                                  Republic Bank

                 Consolidated Statements of Shareholder's Equity

                                            Common Stock
                                                                                                  Retained
                                                                                Paid-in           Earnings
                                     Shares                Amount               Capital           (Deficit)
                               ------------------------------------------------------------------------------
Balance,
  January 1, 1992                    794,263            $3,971,315             $2,691,932        $  (378,419)
Net income for the year                   --                    --                     --             402,723
                               ------------------------------------------------------------------------------
Balance,
  December 31, 1992                  794,263             3,971,315              2,691,932              24,304
Par value amendment                       --            (2,382,789)             2,382,789                  --
Net income                                --                     --                    --             505,738
                               ------------------------------------------------------------------------------
Balance,
 December 31, 1993                $  794,263             $1,588,526            $5,074,721         $   530,042
                               ==============================================================================

                                  Republic Bank

                      Consolidated Statements of Cash Flows


                                                                          YEAR ENDED DECEMBER 31
                                                                          1993                1992
                                                                     ---------------------------------
Operating Activities

Net income                                                               $  505,738       $  402,723
Adjustments to reconcile net income to net cash provided by
 (used in) operating activities:
  Provision for loan losses                                                 206,814          61,957
  Provision for depreciation and amortization                                55,409          79,944
  Net amortization of investment premium                                      6,303          68,121
  Gain on sale of securities                                               (210,383)        (50,512)
  Increase in accrued interest and other assets                            (123,450)     (1,005,840)
  Increase (decrease) in other liabilities                                  475,251        (275,391)
                                                                     ---------------------------------
Net cash provided by (used in) operating activities                         915,682        (718,998)

Investing Activities

Net increase in loans                                                    (3,220,180)     (9,208,152)
Purchase of investment securities                                       (27,983,693)     (7,361,751)
Proceeds form sale of securities                                         10,160,088       3,094,063
Principal reductions on collateralized mortgage obligations                1,315,423       1,867,923
Purchase of premises and equipment                                         (141,881)        (26,335)
                                                                     ---------------------------------
Net cash used in investing activities                                   (19,870,243)    (11,634,252)

Financing Activities

Net increase in interest-bearing deposits                                14,218,521      15,905,980
Net increase in noninterest-bearing deposits                              1,255,849       1,138,573
Increase (decrease) in borrowed funds                                     4,000,000      (2,900,000)
                                                                     ---------------------------------
Net cash provided by financing activities                                19,474,370      14,144,553
                                                                     ---------------------------------
Increase in cash and cash equivalents                                       519,809       1,791,303
Cash and cash equivalents at beginning of year                           10,062,655       8,271,352
                                                                     ---------------------------------
Cash and cash equivalents at end of year                                $10,582,464      $10,062,655
                                                                     =================================


                                  Republic Bank

                   Notes to Consolidated Financial Statements

                                December 31, 1993


1.   Summary of Significant Accounting Policies

Principles of Consolidation

The consolidated financial statements include the accounts of Republic Bank and its wholly-owned subsidiary, Republic Services, Inc. All intercompany balances and transactions have been eliminated in consolidation.

Investment Securities

In May 1993, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 115, "Accounting for Certain Investments in Debt and Equity Securities," effective for fiscal years beginning after December 15, 1993. Under the new rules, debt securities that the Bank has both the positive intent and ability to hold to maturity will be carried at amortized cost. Debt securities that the Bank does not have the positive intent and ability to hold to maturity and all marketable equity securities will be classified as available for sale or trading and carried at fair value. Unrealized holding gains and losses on securities classified as available for sale will be carried as a separate component of shareholders' equity. Unrealized holding gains and losses on securities classified as trading will be reported in earnings.

Under the new rules, the Bank will classify its debt securities as held-for-investment and carry them at amortized cost. The amortized cost of debt securities classified as held-to-maturity is adjusted for amortization of premiums and accretion of discounts to maturity, or in the case of mortgage-backed securities, over the estimated life of the security. Such amortization is included in interest income from investments. Interest and dividends are included in interest income from investments. Declines in value judged to be other-than-temporary are included in net securities gains (losses). The cost of securities sold is based on the specific identification method.

The adjusted cost of the specific security sold is used to compute gains or losses on the sale of investment securities.


Loans

Interest on commercial loans is credited to operations based upon the principal amount outstanding. Interest accruals are generally discontinued when a loan becomes 90 days past due or when principal or interest is considered doubtful of collection. Once identified as a nonaccrual loan, the loan is not returned to accrual status until interest is received on a current basis and the other factors indicating doubtful collection cease to exist. When interest accruals are discontinued interest credited to income in the current year is reversed, and interest accrued in the prior year is charged to allowance for possible loan losses. At December 31,1993, nonaccrual loans aggregated $274,000.

Allowance for Loan Losses

The allowance for loan losses is maintained at a level considered by management to be adequate to provide for possible losses, based on a detailed evaluation of the loan portfolio and considering factors such as changes in economic conditions. The reserve is increased by provisions for loan losses charged against income.

Premises and Equipment

Premises and equipment are stated at cost, less allowances for depreciation and amortization. For furniture, fixtures, and equipment, the provision for depreciation is computed by the straight-line method based on the estimated useful

                                  Republic Bank

                   Notes to Consolidated Financial Statements

                                December 31, 1993


lives of the assets. Leasehold improvements are amortized over the shorter of the estimated useful lives of the assets or the related lease term.

Income Taxes

The liability method is used in accounting for income taxes. Under this method, deferred tax assets and liabilities are determined based on differences between financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse.

Net Income Per Common Share

Net income per common share has been computed based on the weighted average number of shares outstanding during the year. Shares issuable upon exercise of stock options have not been recognized in computing net income per common share since these instruments are antidilutive for the periods presented.

Cash Flow Information

The Bank paid $3,154,406 and $3,401,384 in interest on deposits and borrowed funds during the years ended December 31, 1993 and 1992, respectively. The Bank made $161,000 of income tax payments during 1993.

Cash and Cash Equivalents

The Bank considers cash and other liquid securities with maturities less than 90 days as cash equivalents.

2.   Investment Securities


                                                                                        1993
                                                   ------------------------------------------------------------------------------
                                                                                Gross                Gross
                                                         Amortized            Unrealized           Unrealized           Market
                                                           Cost                 Gains               (Losses)             Value
                                                   ------------------------------------------------------------------------------
Collateralized mortgage obligations                         $25,765,898            $55,435         $(419,900)         $25,401,433
State of Israel bonds                                            25,000                  -                  -              25,000
                                                   ------------------------------------------------------------------------------
Total debt securities                                        25,790,898             55,435          (419,900)          25,426,433

Other investments                                               138,587                  -                 -              138,587
Federal Home Loan Bank stock                                    349,600                  -                 -              349,600
Federal Reserve Bank stock                                      199,900                  -                 -              199,900
                                                   ------------------------------------------------------------------------------
Total investments                                           $26,478,985            $55,435         $(419,900)         $26,114,520

                                  Republic Bank

                   Notes to Consolidated Financial Statements

                                December 31, 1993

                                                                                       1992
                                                   ------------------------------------------------------------------------------
                                                                                            Gross
                                                             Amortized                   Unrealized                   Market
                                                               Cost                        Gains                      Value
                                                   ------------------------------------------------------------------------------
Collateralized mortgage obligations                          $9,178,673                  $117,994                   $9,296,667
State of Israel bonds                                            25,000                    -                            25,000
                                                   ------------------------------------------------------------------------------
Total debt securities                                         9,203,673                   117,994                    9,321,677

Other investments                                                   350                         -                          350
Federal Home Loan Bank stock                                    362,800                         -                      362,800
Federal Reserve Bank stock                                      199,900                         -                      199,900
                                                   ------------------------------------------------------------------------------
Total investments                                            $9,766,723                  $117,994                    $9,884,717
                                                   ==============================================================================

The maturity schedule of debt securities held at December 31, 1993 is as follows:

                                                                              Amortized                             Market
                                                                                Cost                                 Value
                                                       --------------------------------------------------------------------------
Collateralized mortgage obligations                                          $25,765,898                          $25,401,433
After five years through ten years                                                25,000                               25,000
                                                       --------------------------------------------------------------------------
                                                                             $25,790,898                          $25,426,433
                                                       ==========================================================================

Proceeds from the sale of debt securities totaled $10,160,088 in 1993 and the Bank realized a gross gain of $315,159 and a gross realized loss of $104,776. The tax effect of the net security gain approximates $71,500. In 1992, proceeds from such sales were $3,094,063 and the Bank realized a gross gain of $50,512. At December 31, 1993 and 1992, there were no investment securities pledged to secure public deposits or for other purposes required by law.

                                  Republic Bank

                   Notes to Consolidated Financial Statements

                                December 31, 1993


3.   Loans

                                                             December 31

                                              1993                                      1992
                               -----------------------------------------------------------------
Commercial and industrial                 $29,653,364                                $33,668,651
Commercial real estate                     16,160,123                                 12,622,952
Residential real estate                    16,278,783                                 12,501,698
Consumer                                      829,059                                    994,662
                               -----------------------------------------------------------------
                                          $62,921,329                                $59,787,963
                               =================================================================

Certain officers, directors and their associates (related parties) have loans and conduct other transactions with the Bank. Such transactions are made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for other nonrelated party transactions. The aggregate dollar amount of these loans outstanding (available) to related parties as of December 31, 1993 and 1992 was $2,248,788 ($2,931,002) and $1,997,202
($3,378,512), respectively.

4.   Allowance for Loan Losses

                                             1993                             1992
                                  -----------------------------------------------------------
Balance, January 1                        $340,000                         $355,000
Chargeoffs                                  86,814                           76,957
Provision charged to operations            206,814                           61,957
                                  -----------------------------------------------------------
Balance, December 31                      $460,000                         $340,000
                                  ===========================================================


                                  Republic Bank

                   Notes to Consolidated Financial Statements

                                December 31, 1993


5.   Premises and Equipment

                                                            1993                                    1992
                                        ----------------------------------------------------------------------
Furniture, fixtures and equipment                          $539,174                               $412,334
Leasehold improvements                                      181,112                                166,071
                                        ----------------------------------------------------------------------
                                                            720,286                                578,405
Less:  Accumulated depreciation and
amortization                                                477,026                                421,617
                                        ----------------------------------------------------------------------
                                                           $243,260                               $156,788
                                        ======================================================================

6.   Deposits


                                                            1993                                    1992
                                        ----------------------------------------------------------------------
Time deposits                                           $67,225,170                            $49,204,107
Certificates of deposit of $100,000 or
more                                                     14,818,213                             18,999,088
Demand deposits                                           6,940,178                              5,305,996
                                        ----------------------------------------------------------------------
                                                        $88,983,561                            $73,509,191
                                        ======================================================================

7.   Line of Credit

The Bank has a $1 million, noncontractual Federal Funds line of credit with PNC Bank, N.A., and a $10 million secured Flexline with the Federal Home Loan Bank of Pittsburgh. As of December 31, 1993, the Bank had $4 million outstanding under the Flexline. The obligation was repaid in January 1994.

                                  Republic Bank

                   Notes to Consolidated Financial Statements

                                December 31, 1993


8.   Income Taxes

Components of deferred tax assets and liabilities as of December 31 are as follows:

                                                   1993                                  1992
                                    -----------------------------------------------------------------
Deferred tax assets:
Allowance for loan losses                         $130,400                              $90,000
Amortization of intangibles                             --                               11,600
Depreciation                                        27,200                               43,700
                                    -----------------------------------------------------------------
                                                   157,600                              145,300
Deferred tax liabilities                            24,800                               20,400
                                    -----------------------------------------------------------------
Net deferred tax assets                            132,800                              124,900
                                    =================================================================

9.   Stock Option Plan

The Bank has a stock option plan for the purpose of providing additional incentives to key employees, directors, and other individuals providing significant service to the Bank. The maximum number of shares that may be granted under the plan is 158,852. A total of 154,880 options, of which 31,770 are qualified stock options and 123,110 are non-qualified stock options have been granted. The exercise price is $6.25, $8.50 and $10.00 per share for 70,490, 70,491 and 13,899 options granted, respectively.

The outstanding options are exercisable one year from the date of the grant and expire 10 years and a day from the date of grant.

10.  Director and Officer Annuity Plan

The Bank has an agreement with an insurance company to provide for an annuity payment upon the retirement or death of the Bank's Directors and certain officers, ranging from $15,000 to $25,000 per year for ten years. After five years of service, the Director or officer shall be 50% vested in his accrued benefit. For each additional year of service over five years, the Director or officer will be vested an additional 10% per year until he is 100% vested after 10 years. The accrued benefits under the Plan at December 31, 1993 totaled $44,000. The Bank has elected to fund the Plan through the purchase of certain life insurance contracts. The cash surrender value of these contracts (owned by the Bank) aggregated $1,071,000 and $1,011,000 at December 31, 1993 and 1992, respectively, which is included in accrued interest and other assets. There was no charge to expense under the Plan in 1993 or 1992 as the income from the investment exceeded the accrued retirement cost.

11.  Benefit Plan

The Bank has a 401(k) plan for the benefit of its officers and employees. Participation in the plan is voluntary and enables officers and employees to invest up to fifteen percent (15%) of their salary in various investment options. The Bank does not contribute funds to the plan on behalf of its officers and employees.

                                  Republic Bank

                   Notes to Consolidated Financial Statements

                                December 31, 1993

12.  Commitments and Contingencies

The Bank leases its branch and executive offices under a noncancelable operating lease with an initial lease term of 10 years with 3 renewal options of 3,5 and 5 years, respectively. Rent during the initial lease term commenced at $167,380 per year and will increase over the term of the lease to a maximum of $336,981 per year for the last four years of the lease. Rent during the option periods is based on fair market values as determined by the landlord.

Future minimum lease payments for the initial lease term under the above noncancelable operating lease and an automobile lease consist of the following for the years ending December 31:

                 1994                        $ 341,838
                 1995                          336,981
                 1996                          336,981
                 1997                          336,981
                 1998                           56,164
                                            ----------
                                            $1,408,945

Rent expense incurred on these operating leases totaled $346,104 and $319,522 for 1993 and 1992, respectively.

In the normal course of business, the Bank makes commitments to extend credit and issues standby letters of credit. Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The Bank evaluates each customer's creditworthiness on a case-by-case basis. The type and amount of collateral obtained if deemed necessary by the Bank upon extension of credit is based on management's credit evaluation of the borrower. Standby letters of credit are based on management's credit evaluation of the borrower. Standby letters of credit are conditional commitments issued by the Bank to guarantee the performance of a customer to a third party. The credit risk involved in issuing standby letters of credit is essentially the same as that involved in extending loan facilities to customers. At December 31, 1993 and 1992, firm loan commitments approximated $9,537,000 and $2,294,000, respectively, and commitments under standby letters of credit approximated $1,154,000 and $1,180,000, respectively. Included in the cash and due from banks balance at December 31, 1993 is $185,000 which is pledged as security for an outstanding letter of credit.

13.  Dividend Restrictions

The ability of the Bank to pay dividends is currently limited by certain regulatory restrictions set forth in the Pennsylvania Banking Code of 1965 and the Federal Deposit Insurance Corporation Act. The Bank does not anticipate paying dividends in the near future.


14.  Subsequent Event

In January 1994, the Bank issued $3.4 million of subordinated debentures which are due in January 2001 with interest payable at 8.15%

                                                                         ANNEX A

                          AGREEMENT AND PLAN OF MERGER
                         DATED AS OF NOVEMBER 17, 1995
                                 BY AND BETWEEN
                         REPUBLIC BANCORPORATION, INC.
                                      AND
                            EXECUFIRST BANCORP, INC.

                               TABLE OF CONTENTS

I.         THE MERGER; EFFECTS OF THE MERGER....................................................................        A-3
           1.01       The Merger................................................................................        A-3
           1.02       Effective Date and Effective Time.........................................................        A-3
           1.03       Amendment of ExecuFirst Articles and By-Laws..............................................        A-3

II.        CONSIDERATION........................................................................................        A-4
           2.01       Merger Consideration......................................................................        A-4
           2.02       Stockholder Rights; Stock Transfers.......................................................        A-4
           2.03       Fractional Shares.........................................................................        A-4
           2.04       Exchange Procedures.......................................................................        A-4
           2.05       Dissenting Shares.........................................................................        A-5
           2.06       Options...................................................................................        A-5

III.       ACTIONS PENDING MERGER...............................................................................        A-6
           3.01       Ordinary Course...........................................................................        A-6
           3.02       Capital Stock.............................................................................        A-6
           3.03       Dividends, Etc............................................................................        A-6
           3.04       Compensation..............................................................................        A-6
           3.05       Benefit Plans.............................................................................        A-6
           3.06       Acquisitions and Dispositions.............................................................        A-7
           3.07       Amendments................................................................................        A-7
           3.08       Accounting Methods........................................................................        A-7
           3.09       Adverse Action............................................................................        A-7
           3.10       Agreements................................................................................        A-7

IV.        REPRESENTATIONS AND WARRANTIES.......................................................................        A-8
           4.01       Disclosure Letters........................................................................        A-8
           4.02       Standard..................................................................................        A-8
           4.03       Representations and Warranties of Republic................................................        A-8
           4.04       Representations and Warranties of ExecuFirst..............................................       A-15

V.         COVENANTS............................................................................................       A-21
           5.01       Reasonable Best Efforts...................................................................       A-21
           5.02       Stockholder Approval......................................................................       A-21
           5.03       Registration Statement....................................................................       A-21
           5.04       Press Releases............................................................................       A-22
           5.05       Access; Information.......................................................................       A-22
           5.06       Acquisition Proposals.....................................................................       A-22
           5.07       Affiliate Agreements......................................................................       A-22
           5.08       Certain Modifications; Restructuring Charges..............................................       A-23
           5.09       Takeover Laws.............................................................................       A-23
           5.10       No Rights Triggered.......................................................................       A-23
           5.11       Shares Listed.............................................................................       A-23
           5.12       Regulatory Applications...................................................................       A-23
           5.13       Indemnification...........................................................................       A-24
           5.14       Benefit Plans.............................................................................       A-25
           5.15       Accountant's Letter.......................................................................       A-25
           5.16       Stock Option Agreements...................................................................       A-25
           5.17       Notification of Certain Matters...........................................................       A-25

VI.        CONDITIONS TO CONSUMMATION OF THE MERGER.............................................................       A-25
           6.01       Shareholder Vote..........................................................................       A-25
           6.02       Regulatory Approvals......................................................................       A-25
           6.03       Third Party Consents......................................................................       A-25
           6.04       No Injunction, Etc........................................................................       A-26
           6.05       Pooling Letters...........................................................................       A-26
           6.06       Representations, Warranties and Covenants of ExecuFirst...................................       A-26
           6.07       Representations, Warranties and Covenants of Republic.....................................       A-26
           6.08       Effective Registration Statement..........................................................       A-26
           6.09       Blue-Sky Permits..........................................................................       A-26
           6.10       Tax Opinion...............................................................................       A-26
           6.11       Articles of Amendment.....................................................................       A-26
           6.12       Listing...................................................................................       A-27
           6.13       Dissenters Rights.........................................................................       A-27
           6.14       Fairness Opinion..........................................................................       A-27
           6.15       Accountants' Letters......................................................................       A-27
           6.16       Certain Director and Officer Positions....................................................       A-27
           6.17       Consent of Republic Option Holders........................................................       A-27
           6.18       Employment Agreements.....................................................................       A-27
           6.19       Chairman's Agreement......................................................................       A-27
           6.20       Shareholders' Equity......................................................................       A-27
           6.21       Delivery of Documents, Legal Opinion......................................................       A-28

VII.       TERMINATION..........................................................................................       A-28
           7.01       Termination...............................................................................       A-28
           7.02       Effect of Termination and Abandonment.....................................................       A-28

VIII.      OTHER MATTERS........................................................................................       A-29
           8.01       Survival..................................................................................       A-29
           8.02       Waiver; Amendment.........................................................................       A-29
           8.03       Counterparts..............................................................................       A-29
           8.04       Governing Law.............................................................................       A-29
           8.05       Expenses..................................................................................       A-29
           8.06       Confidentiality...........................................................................       A-29
           8.07       Notices...................................................................................       A-29
           8.08       Definitions...............................................................................       A-30
           8.09       Entire Understanding; No Third Party Beneficiaries........................................       A-30
           8.10       Headings..................................................................................       A-30

     AGREEMENT AND PLAN OF MERGER, dated as of the 17th day of November, 1995 (this 'Plan'), by and between Republic Bancorporation, Inc., a Pennsylvania corporation ('Republic') and ExecuFirst Bancorp, Inc., a Pennsylvania corporation ('ExecuFirst').

                                    RECITALS

     WHEREAS, the parties hereto desire that Republic merge with and into ExecuFirst upon the terms and subject to the conditions set forth in this Agreement; and

     WHEREAS, the Board of Directors of each of Republic and ExecuFirst has approved and adopted this Plan.

     NOW, THEREFORE, in consideration of their mutual promises and obligations, the parties hereto approve, adopt and make this Plan and prescribe the terms and conditions hereof and the manner and basis of carrying it into effect, which shall be as follows:

                      I. THE MERGER; EFFECTS OF THE MERGER

     1.01 The Merger.  At the Effective Time (as defined in Section 1.02):

          (A) The Surviving Corporation. Republic shall merge with and into ExecuFirst (the 'Merger'), the separate existence of Republic shall cease and ExecuFirst shall survive and continue to exist as a Pennsylvania corporation (the 'Surviving Corporation').

          (B) Effect of the Merger. Subject to the satisfaction or waiver of the conditions set forth in Article VI in accordance with the terms of this Plan, the Merger shall become effective upon the filing in the office of the Department of State of the Commonwealth of Pennsylvania of a certificate of merger (the 'Certificate of Merger'), or such later date and time as may be set forth in the Certificate of Merger, in accordance with
     Section 1928 of the Pennsylvania Business Corporation Law of 1988 (the 'PABCL'). The Merger shall have the effects prescribed in Section 1929 of the PABCL.

          (C) Certificate of Incorporation and By-laws. The Certificate of Incorporation and By-Laws of the Surviving Corporation shall be those in effect at the Effective Time (as defined below) as described in Section
     1.03 hereof.

     1.02 Effective Date and Effective Time. Subject to the conditions to the obligations of the parties to effect the Merger as set forth in Article VI, the parties shall cause the effective date of the Merger (the 'Effective Date') to occur on (1) the fifteenth (15) calendar day to occur after the last of the conditions set forth in Article VI hereof have been satisfied or waived in accordance with the terms of this Plan or (2) such other date to which the parties may agree in writing. The time on the Effective Date when the Merger shall become effective is referred to as the 'Effective Time.'

     1.03 Amendment of ExecuFirst Articles and By-Laws. At or prior to the Effective Time, as the case may be, the articles of incorporation of ExecuFirst shall be amended in substantially the form as shall be agreed upon between the parties (the 'Articles of Amendment') and the By-Laws of ExecuFirst shall be amended in substantially the form attached hereto as Exhibit A (the 'Amended By-Laws').

                               II. CONSIDERATION

     2.01 Merger Consideration. Subject to the provisions of this Plan, at the Effective Time, automatically by virtue of the Merger and without any action on the part of any stockholder:

          (A) Outstanding ExecuFirst Common Stock. Each share of ExecuFirst Common Stock (as defined in Section 4.04(B)) issued and outstanding immediately prior to the Effective Time shall be unchanged and shall remain issued and outstanding.

          (B) Outstanding Republic Common Stock. Subject to section 2.05, each share (excluding shares held by Republic or any of its subsidiaries, if any (as defined in Section 8.08) ('Republic Treasury Shares')) of Republic Common Stock (as defined in Section 4.03(B)) issued and outstanding immediately prior to the Effective Time shall become and be converted into the right to receive a number of shares of the Surviving Corporation's Common Stock (as defined in Section 2.02) equal to the quotient obtained from dividing the Republic Book Value Per Share (as defined below) by the ExecuFirst Book Value Per Share (as defined below) (the 'Exchange Ratio').

          The 'Republic Book Value Per Share' shall mean the quotient obtained by dividing (x) the total shareholders' equity of Republic as reflected on Republic's Financial Statements for the calendar quarter ended immediately preceding the Effective Time, as determined in accordance with generally accepted accounting principles consistently applied by (y) the number of issued and outstanding shares of Republic Common Stock as of the Effective Time, less the number of Republic Treasury Shares as of the Effective Time. The 'ExecuFirst Book Value Per Share' shall mean the quotient obtained by dividing (x) the total shareholders' equity of ExecuFirst as reflected on ExecuFirst' Financial Statements for the calendar quarter ended immediately preceding the Effective Time, as determined in accordance with generally accepted accounting principles consistently applied; provided, however, that subsequent changes after September 30, 1995 in the valuation reserve accounted for in compliance with FAS No. 115 shall not be recognized as a change in shareholders' equity as defined in this Agreement, by (y) the number of issued and outstanding shares of ExecuFirst Common Stock as of the Effective Time, less the number of shares of ExecuFirst Common Stock held by ExecuFirst or any of its subsidiaries ('ExecuFirst Treasury Shares').

     2.02 Stockholder Rights; Stock Transfers. Each share of Republic Common Stock, without any notice by the holder thereof, which is issued and outstanding at the Effective Time, shall be converted into the right to receive shares of common stock $.01 par value per share, of the Surviving Corporation (the 'Surviving Corporation Common Stock') in accordance with this Article II. At the Effective Time, holders of Republic Common Stock shall have no rights as, and shall cease to be stockholders of Republic, other than the right to receive the consideration provided under this Article II. After the Effective Time, there shall be no transfers on the stock transfer books of the Surviving Corporation of shares of Republic Stock.

     2.03 Fractional Shares. Notwithstanding any other provision hereof, no fractional shares of the Surviving Corporation Common Stock and no certificates or scrip therefor, or other evidence of ownership thereof, will be issued in the Merger; instead, the Surviving Corporation shall pay to each holder of Republic Common Stock who would otherwise be entitled to a fractional share an amount in cash determined by multiplying such fraction by ExecuFirst Book Value Per Share.

     2.04 Exchange Procedures. (A) As promptly as practicable after the Effective Date, the Surviving Corporation shall send or cause to be sent to each former holder of shares (other than Republic Treasury Shares) of Republic Common Stock of record immediately prior to the Effective Date transmittal materials for use in exchanging such stockholder's certificates formerly representing Republic Stock ('Old Certificates') for the consideration set forth in this
Article II. The certificates representing the shares of Surviving Corporation Common Stock ('New Certificates') into which shares of such stockholder's shares of Republic Common Stock are converted on the Effective Date and any check in respect of fractional share interests which such person shall be entitled to receive will be delivered to such stockholder only upon delivery to Midlantic Bank as Exchange Agent (the 'Exchange Agent') of Old Certificates representing all of such shares of Republic Common Stock (or indemnity satisfactory to the Surviving Corporation and the Exchange Agent if any of such certificates are lost, stolen or destroyed,) owned by such stockholder. No interest will be paid on any payments to be paid in lieu of fractional share interests or dividends or distributions which any such person shall be entitled to receive pursuant to this Article II upon such delivery. Old Certificates surrendered for exchange by any Affiliate (as defined in Section 5.07) of Republic shall not be exchanged for New

Certificates until the Surviving Corporation has received a written agreement from such person as specified in Section 5.07.

          (B) Notwithstanding the foregoing, neither the Exchange Agent nor any party hereto shall be liable to any former holder of Republic Common Stock for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

     2.05 Dissenting Shares. Notwithstanding anything to the contrary contained in this Agreement, shares of Republic Common Stock with respect to which dissenters' rights, if any, are granted by reason of the Merger and the PABCL and who do not vote in favor of the Merger and who otherwise comply with the provisions of Subchapter D of Chapter 15 of the PABCL ('Republic Dissenting Shares') shall not be entitled to shares of Surviving Corporation Common Stock pursuant to Section 2.01 hereof, unless and until the holder thereof shall have failed to perfect or shall have effectively withdrawn or lost such holder's right to dissent from the Merger under the PABCL, and shall be entitled to receive only the payment provided for by the PABCL. If any such holder shall have failed to perfect or shall have effectively withdrawn or lost such holder's dissenters' rights under the PABCL, such holder's Republic Dissenting Shares shall thereupon be deemed to remain outstanding and entitled to shares of Surviving Corporation Common Stock pursuant to this Agreement.

     2.06 Options. In accordance with Section 5.02 hereof, ExecuFirst shall submit to its shareholders for their approval an Amended and Restated Stock Option Plan, in substantially the form attached hereto as Exhibit B (the 'Amended and Restated Surviving Corporation Option Plan'), to provide for the award of long term incentives to (i) holders of Republic Stock Options (as defined below) immediately prior to the Effective Date, and (ii) the officers and key employees of the Surviving Corporation and its subsidiaries. From and after the Effective Time, all employee and director stock options to purchase shares of Republic Common Stock (each, a 'Republic Stock Option'), which are then outstanding and unexercised, shall be converted into and become options to purchase shares of the Surviving Corporation Common Stock, and the Surviving Corporation shall assume each such Republic Stock Option in accordance with the terms of the plan and agreement by which it is evidenced; provided, however, that from and after the Effective Time (i) each such Republic Stock Option assumed by the Surviving Corporation may be exercised solely to purchase shares of the Surviving Corporation Common Stock pursuant to the Amended and Restated Surviving Corporation Option Plan, (ii) the number of shares of the Surviving Corporation Common Stock purchasable upon exercise of such Republic Stock Option shall be equal to the number of shares of Republic Common Stock that were purchasable under such Republic Stock Option immediately prior to the Effective Time multiplied by the Exchange Ratio and rounding down to the nearest whole share, with cash being paid for any fractional share interest that otherwise would be purchasable, and (iii) the per share exercise price under each such Republic Stock Option shall be equal to the product of (x) the exercise price of such Republic Stock Option immediately prior to the Effective Date, and (y) the quotient obtained by dividing 1 by the Exchange Ratio, and rounding up to the nearest cent. The terms of each Republic Stock Option shall, in accordance with its terms, be subject to further adjustment as appropriate to reflect any stock split, stock dividend, recapitalization or other similar transaction with respect to the Surviving Corporation Common Stock on or subsequent to the Effective Date. It is intended that the foregoing assumption shall be effected in a manner which is consistent with the requirements of Section 424 of the Internal Revenue Code of 1986, as amended (the 'Code'), as to any Republic Stock Option that is an 'incentive stock option' (as defined in Section 422 of the Code).

                          III. ACTIONS PENDING MERGER

     From the date hereof until the Effective Time, except as expressly contemplated in this Plan, (i) without the prior written consent of ExecuFirst (which consent shall not be unreasonably withheld or delayed) Republic will not, and will cause each of its subsidiaries not to and (ii) without the prior written consent of Republic (which consent shall not be unreasonably withheld or delayed) ExecuFirst will not and will cause each of its subsidiaries not to:

          3.01 Ordinary Course. Conduct the business of it and its subsidiaries other than in the ordinary and usual course or, to the extent consistent therewith, fail to use reasonable efforts to preserve intact their business organizations and assets and maintain their rights, franchises and existing relations with customers, suppliers, employees and business associates, or take any action that would (i) affect the ability of any party to obtain any necessary approvals of any Regulatory Authorities (as defined in Section 4.03(H)) required for the transactions contemplated hereby without the imposition of a condition, restriction or requirement which would so materially and adversely impact the economic or business benefits to ExecuFirst or Republic of the transactions contemplated by this Plan that, had such condition or requirement been known, such party would not, in its reasonable judgment, have entered into this Plan or (ii) adversely affect its ability to perform any of its material obligations under this Plan.

          3.02 Capital Stock. Other than (i) as Previously Disclosed in Section 4.03(B) of its Disclosure Letter (as defined in Section 4.01) with respect to Republic or Section 4.04(B) of its Disclosure Letter with respect to ExecuFirst, (ii) in connection with acquisitions of businesses permitted in
     Section 3.06 or (iii) under the relevant Stock Option Agreement (as defined in Section 5.16), or pursuant to options to purchase Republic Common Stock or ExecuFirst Common Stock, as the case may be, which are outstanding as of the date hereof (x) issue, sell or otherwise permit to become outstanding any additional shares of capital stock, any stock appreciation rights, or any Rights (as defined in Section 8.08), or declare or otherwise effect any stock split, stock dividend, recapitalization or any similar transaction,
     (y) enter into any agreement with respect to the foregoing, or (z) permit any additional shares of capital stock to become subject to new grants of employee stock options, stock appreciation rights, or similar stock-based employee rights.

          3.03 Dividends, Etc. (1) Make, declare or pay any dividend, (2) except as Previously Disclosed in Section 3.03 of its Disclosure Letter, directly or indirectly, combine, redeem, reclassify, purchase or otherwise acquire, any shares of its capital stock or, (3) other than as Previously Disclosed in Section 4.03(B) of its Disclosure Letter with respect to Republic or
     Section 4.04(B) of its Disclosure Letter with respect to ExecuFirst or as required by the relevant Stock Option Agreement, authorize the creation or issuance of, or issue, any additional shares of its capital stock or any Rights with respect thereto.

          3.04 Compensation. Except as otherwise mutually agreed to by Republic and ExecuFirst, or as Previously Disclosed in Section 3.04 of its Disclosure Letter, enter into or amend any written employment, severance or similar agreements or arrangements with any of its directors, officers or employees, or grant any salary or wage increase or increase any employee benefit (including incentive or bonus payments), except for (i) normal individual increases in compensation to employees in the ordinary course of business consistent with past practice or consistent with individual increases for similarly situated employees, or (ii) other changes as may be required by law or to satisfy obligations existing as of the date hereof.

          3.05 Benefit Plans. Enter into or modify (except as specifically provided in this Agreement or as may be required by applicable law or to satisfy contractual obligations existing as of the date hereof, which to the extent practicable have been Previously Disclosed in Section 3.05 of its Disclosure Letter) any pension, retirement, stock option, stock purchase, savings, profit sharing, deferred compensation, bonus, group insurance or other employee benefit, incentive or welfare contract, plan or arrangement, or any trust agreement related thereto, in respect of any of its directors, officers or other employees, including without limitation taking any action that accelerates the vesting or exercise of any benefits payable thereunder.

          3.06 Acquisitions and Dispositions. Except as Previously Disclosed in
     Section 3.06 of its Disclosure Letter and except for dispositions and acquisitions of assets in the ordinary and usual course of business consistent with past practice, dispose of or discontinue any portion of its assets, business or properties, which is material to it and its subsidiaries taken as a whole, or merge or consolidate with or acquire (other than by way of foreclosures or acquisitions of control in a bona fide fiduciary capacity or in satisfaction of debts previously contracted in good faith, in each case in the ordinary and usual course of business consistent with past practice) all or any portion of the business or property of any other entity which is material to it and its subsidiaries taken as a whole (any of the foregoing, a 'Business Combination Transaction').

          3.07 Amendments. Except, in the case of ExecuFirst by filing the Articles of Amendment and adopting the Amended and Restated By Laws, in substantially the form attached hereto as Exhibit A, amend its articles or certificate of incorporation or By Laws.

          3.08 Accounting Methods. Implement or adopt any change in its accounting principles, practices or methods, other than as may be required by generally accepted accounting principles or by regulation of any banking or governmental authority having jurisdiction over Republic or ExecuFirst.

          3.09 Adverse Actions. (1) Knowingly take any action that would, or is reasonably likely to, prevent or impede the Merger from qualifying (i) for pooling-of-interests accounting treatment or (ii) as a reorganization within the meaning of Section 368(a) of the Code; provided, however, that nothing contained herein shall limit the ability of Republic or ExecuFirst to exercise its rights under the Stock Option Agreements; or (2) knowingly take any action that is intended or is reasonably likely to result in (x) any of its representations and warranties set forth in this Plan being or becoming untrue in any material respect at any time prior to the Effective Time, (y) any of the conditions to the Merger set forth in Article VI not being satisfied or (z) a material violation of any provision of this Plan except, in every case, as may be required by applicable law.

          3.10 Agreements. Agree or commit to do anything prohibited by Sections
     3.01 through 3.09.

                       IV. REPRESENTATIONS AND WARRANTIES

     4.01 Disclosure Letters. On or prior to the date hereof, ExecuFirst has delivered to Republic and Republic has delivered to ExecuFirst a letter (as the case may be, its 'Disclosure Letter') setting forth, among other things, items the disclosure of which is necessary or appropriate in relation to any or all of its representations, warranties and covenants; provided, that (i) no such item is required to be set forth in a Disclosure Letter as an exception to a representation or warranty if its absence is not reasonably likely to result in the related representation or warranty being deemed untrue or incorrect under the standards established by Section 4.02, and (ii) the mere inclusion of an item in a Disclosure Letter shall not be deemed an admission by a party that such item represents a material exception or fact, event or circumstance or that such item is reasonably likely to result in a Material Adverse Effect (as defined in Section 8.08).

     4.02 Standard.  No representation or warranty of Republic contained in
Section 4.03 (other than the representations and warranties contained in (i) Sections 4.03(B) and (T)(ii), which shall be true and correct (except for inaccuracies which are de minimis in amount) and (ii) Sections 4.03(E), (O) and
(T)(i), which shall be true and correct in all material respects) shall be deemed untrue or incorrect, and shall not be deemed to have breached a representation or warranty, as a consequence of the existence of any fact, circumstance or event if such fact, circumstance or event, individually or taken together with all other facts, circumstances or events inconsistent with any paragraph of Section 4.03 is not reasonably likely to, have a Material Adverse Effect. No representation or warranty of ExecuFirst contained in Section 4.04 (other than the representations and warranties contained in (i) Sections 4.04(B) and (T)(ii), which shall be true and correct (except for inaccuracies which are de minimis in amount) and (ii) Sections 4.04(E), (O), and (T)(i), which shall be true and correct in all material respects) shall be deemed untrue or incorrect, and shall not be deemed to have breached a representation or warranty, as a consequence of the existence of any fact, circumstance or event if such fact, circumstance or event, individually or taken together with all other facts, circumstances or events inconsistent with any paragraph of Section 4.04 is not reasonably likely to, have a Material Adverse Effect.

     4.03 Representations and Warranties of Republic. Subject to Sections 4.01 and 4.02, Republic hereby represents and warrants to ExecuFirst as follows:

          (A) Organization, Standing, and Authority. It is a corporation duly organized and existing and in good standing under the laws of the Commonwealth of Pennsylvania, with its principal executive offices located in Philadelphia, Pennsylvania. It is duly qualified to do business and is in good standing in the states of the United States and foreign jurisdictions where its ownership or leasing of property or the conduct of its business requires it to be so qualified. It has in effect all federal, state, local, and foreign governmental authorizations necessary for it to own or lease its properties and assets and to carry on its business as it is now conducted.

          (B) Shares. (1) As of the date hereof, Republic has 10,000,000 authorized shares of common stock, par value $.01 per share ('Republic Common Stock'), and 10,000,000 authorized shares of preferred stock, par value $.01 per share ('Republic Preferred Stock'; and, together with the Republic Common Stock, 'Republic Stock'), (no other class or series of capital stock being authorized), of which 794,263 shares of Republic Common Stock, and no shares of Republic Preferred Stock, were issued and outstanding as of October 31, 1995. The outstanding shares of its capital stock are validly issued and outstanding, fully paid and nonassessable, and subject to no preemptive rights (and were not issued in violation of any preemptive rights). Except as Previously Disclosed in Section 4.03(B) of its Disclosure Letter, there are no shares of its capital stock authorized and reserved for issuance, it does not have any Rights issued or outstanding with respect to its capital stock, and it does not have any commitment to authorize, issue or sell any such shares or Rights, except pursuant to this Plan or the relevant Stock Option Agreement. Since September 30, 1995 it has issued no shares of its capital stock except pursuant to plans or commitments Previously Disclosed in Section 4.03(B) of its Disclosure Letter.

             (2) The number of shares of Republic Common Stock which are issuable upon exercise of the Republic Stock Option Agreement (as defined in Section 5.16 hereof) as of the date hereof are Previously Disclosed in Section 4.03(B) of its Disclosure Letter.

          (C) Subsidiaries. (1) It has Previously Disclosed in Section 4.03(C) of its Disclosure Letter a list of all its subsidiaries together with state of incorporation for each such subsidiary and the states or jurisdictions in which such subsidiary is qualified to conduct business, (2) no equity securities of any of its significant subsidiaries (as defined in Section 8.08) are or may become required to be issued (other than to it or a subsidiary of it) by reason of any rights), (3) there are no contracts, commitments, understandings, or arrangements by which any of such significant subsidiaries is or may be bound to sell or otherwise transfer any shares of the capital stock of any such significant subsidiary (other than to it or a subsidiary of it), (4) there are no contracts, commitments, understandings, or arrangements relating to its rights to vote or to dispose of such shares (other than to it or a subsidiary of it), and (5) all of the shares of capital stock of each such significant subsidiary held by it or its subsidiaries are fully paid and nonassessable and are owned by it or its subsidiaries free and clear of any charge, mortgage, pledge, security interest, restriction, claim, lien, or encumbrance ('Liens').

             (2) Except as Previously Disclosed in Section 4.03(C) of its Disclosure Letter, it does not own (other than in a bona fide fiduciary capacity or in satisfaction of a debt previously contracted) beneficially, directly or indirectly, any shares of any equity securities or similar interests of any person, or any interest in a partnership or joint venture of any kind.

             (3) Except as Previously Disclosed in Section 4.03(C) of its Disclosure Letter, each of its significant subsidiaries has been duly organized and is validly existing and in good standing under the laws of the jurisdiction in which it is incorporated or organized, and is duly qualified to do business and in good standing, in the jurisdictions where its ownership or leasing of property or the conduct of its business requires it to be so qualified.

          (D) Corporate Power. It and each of its significant subsidiaries has the corporate power and authority to carry on its business as it is now being conducted and to own all its properties and assets; and it has the corporate power and authority to execute, deliver and perform its obligations under this Plan and the Stock Option Agreements.

          (E) Corporate Authority. Subject to receipt of the requisite approval of its stockholders referred to in Section 6.01, this Plan and the Stock Option Agreements and the transactions contemplated hereby and thereby have been authorized by all necessary corporate action of it and this Plan is a valid and binding agreement of it enforceable in accordance with its terms (except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer, liquidation or similar laws relating to, or affecting the enforcement of creditor's rights and remedies or by other equitable principles of general application whether enforceability is considered in a proceeding in equity or at law).

          (F) No Default. Except as Previously Disclosed in Section 4.03(F) of its Disclosure Letter, subject to receipt of the regulatory approvals and expiration of the waiting periods referred to in Section 6.02, the execution, delivery and performance of this Plan and the consummation of the transactions contemplated hereby by it, do not and will not (i) constitute a breach or violation of, or a default under, any law, rule or regulation or any judgment, decree, order, Governmental permit or license, or agreement, indenture or instrument of it or of any of its significant subsidiaries or to which it or any of its significant subsidiaries or properties is subject or bound, (ii) constitute a breach or violation of, or a default under, its articles or certificate of incorporation or by-laws, or (iii) require any consent or approval under any such law, rule, regulation, judgment, decree, order, governmental permit or license agreement, indenture or instrument.

          (G) Financial Reports. Its balance sheets at December 31, 1994 and September 30, 1995 and statement of operations and statement of cash flow for the periods ended December 31, 1994 and September 30, 1995 ('Republic Financial Statements') fairly present the financial position and results of operation of the entity or entities to which it relates as of its date or for each of the applicable periods, in each case in accordance with generally accepted accounting principles consistently applied during the periods involved, except in each case as may be noted therein, subject to normal and recurring year-end audit adjustments in the case of unaudited statements. It does not expect to make any material audit or other adjustments to the Republic Financial Statements.

          (H) Litigation; Regulatory Action.  Except as Previously Disclosed in
     Section 4.03(H) of its Disclosure Letter:

             (1) no litigation, proceeding or controversy before any court or governmental agency is pending against it or any of its subsidiaries and, to the best of its knowledge, no such litigation, proceeding or controversy has been threatened;

             (2) to the best of its knowledge, upon reasonable investigation, no litigation, proceeding or controversy before any court is pending against any of its current officers or directors or its subsidiaries' current officers and directors with respect to the business of Republic and, to the best of its knowledge, no such litigation, proceeding or controversy has been threatened;

             (3) neither it nor any of its subsidiaries or properties is a party to or is subject to any order, decree, agreement, memorandum of understanding or similar arrangement with, or a commitment letter or similar submission to, any federal or state governmental agency or authority charged with the supervision or regulation of financial institutions or issuers of securities or engaged in the insurance of deposits (including, without limitation, the Office of the Comptroller of the Currency, the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation or the Commonwealth of Pennsylvania Department of Banking) or the supervision or regulation of it or any of its subsidiaries (collectively, the 'Regulatory Authorities'); and

             (4) neither it nor any of its subsidiaries has been advised by any Regulatory Authority that such Regulatory Authority is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, decree, agreement, memorandum or understanding, commitment letter or similar submission.

          (I) Compliance with Laws.  Except as Previously Disclosed in Section
     4.03 of its Disclosure Letter, it and each of its subsidiaries:

             (1) is in compliance, in the conduct of its business, with all applicable federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders or decrees applicable thereto or to the employees conducting such businesses, including, without limitation, all applicable state and federal securities laws, the Bank Holding Company Act, the Equal Credit Opportunity Act, the Fair Housing Act, the Community Reinvestment Act, the Home Mortgage Disclosure Act and all other applicable fair lending laws and other laws relating to discriminatory business practices, except in all cases which individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect;

             (2) has all permits, licenses, authorizations, orders and approvals of, and have made all filings, applications and registrations with, all Regulatory Authorities that are required in order to permit them to conduct their businesses substantially as presently conducted; all such permits, licenses, certificates of authority, orders and approvals are in full force and effect and, to the best of its knowledge, no suspension or cancellation of any of them is threatened; and

             (3) has received, since December 31, 1994, no notification or communication from any Regulatory Authority (i) asserting that it or any of its subsidiaries is not in compliance with any of the statutes, regulations, or ordinances which such Regulatory Authority enforces or
        (ii) threatening to revoke any license, franchise, permit, or governmental authorization or (iii) threatening or contemplating revocation or limitation of, or which would have the effect of revoking or limiting, federal deposit insurance (nor, to its knowledge, do any grounds for any of the foregoing exist).

          (J) Defaults; Properties.  (1) Except as Previously Disclosed in
     Section 4.03(J) of its Disclosure Letter, neither it nor any of its subsidiaries is in default under any contract, agreement, commitment, arrangement, lease, insurance policy, or other instrument to which it is a party, by which its respective assets, business, or operations may be bound or affected, or under which it or its respective assets, business, or operations receives benefits, and there has not occurred any event that, with the lapse of time or the giving of notice or both, would constitute such a default.

             (2) Except as Previously Disclosed in Section 4.03(J) of its Disclosure Letters, it and its subsidiaries have good and marketable title, free and clear of all Liens (other than Liens for current taxes not yet delinquent or pledges to secure deposits) to all of the material properties and assets, tangible or intangible. To its knowledge, all buildings and all fixtures, equipment and other property and assets that are material to its business on a consolidated basis and are held under leases or subleases by it or its subsidiaries are held under valid leases or subleases enforceable in accordance with their respective terms (except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability affecting creditors' rights or by general equity principles).

          (K) No Finders Fee. Except as Previously Disclosed in Section 4.03(K) of its Disclosure Letter, all negotiations relative to this Plan and the transactions contemplated hereby have been carried on by it directly with the other parties hereto and no action has been taken by it that would give rise to any valid claim against any party hereto for a brokerage commission, finder's fee or other payment or commission as a result of the execution and delivery hereof or the consummation of the transactions contemplated hereby.

          (L) Employee Benefit Plans. (1) Its Disclosure Letter on Section 4.03(L) contains a complete list of all bonus, vacation, deferred compensation, pension, retirement, profit-sharing, thrift, savings, employee stock ownership, stock bonus, stock purchase, restricted stock and stock option plans, all employment or severance contracts, all medical, dental, disability, health and life insurance plans, all other employee benefit and fringe benefit plans, contracts or arrangements and any applicable 'change of control' or similar provisions in any plan, contract or arrangement maintained or contributed to by it or any of its subsidiaries for the benefit of officers, former officers, employees, former employees, directors, former directors, or the beneficiaries of any of the foregoing ('Compensation and Benefit Plans').

             (2) True and complete copies of its Compensation and Benefit Plans, including, but not limited to, any trust instruments and/or insurance contracts, if any, forming a part thereof, and all amendments thereto have been supplied to the other party.

             (3) Each of its Compensation and Benefit Plans has been administered in compliance with the terms thereof. All 'employee benefit plans' within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ('ERISA'), other than 'multiemployer plans' within the meaning of Section 3(37) of ERISA ('Multiemployer Plans'), covering employees or former employees of it and its subsidiaries (its 'Benefit Plans'), to the extent subject to ERISA, are in compliance with ERISA, the Code, the Age Discrimination in Employment Act and other applicable laws. Each Benefit Plan of it or its subsidiaries which is an 'employee pension benefit plan' within the meaning of Section 3(2) of ERISA ('Pension Plan') and which is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service, and it is not aware of any circumstances reasonably likely to result in the revocation or denial of any such favorable determination letter. Except as Previously Disclosed in Section 4.03(L) of its Disclosure Letter, there is no pending or, to its knowledge, threatened litigation or governmental audit, examination or investigation relating to the Benefit Plans. Neither it nor any of its subsidiaries has engaged in a transaction with respect to any Benefit Plan that, assuming the taxable period of such transaction expired as of the date hereof, could subject it or any of its subsidiaries to a tax or penalty imposed by either
        Section 4975 of the Code or Section 502(i) of ERISA.

             (4) No liability under Subtitle C or D of Title IV of ERISA has been or is expected to be incurred by it or any of its subsidiaries with respect to any ongoing, frozen or terminated 'single-employer plan', within the meaning of Section 4001(a)(15) of ERISA, currently or formerly maintained by any of them, or the single-employer plan of any entity which is considered one employer with it under Section 4001(a)(15) of ERISA or Section 414 of the Code (an 'ERISA Affiliate'). Neither it nor any of its subsidiaries presently contributes to a Multiemployer Plan, nor have they contributed to such a plan within the past five calendar years. No notice of a 'reportable event', within the meaning of Section 4043 of ERISA for which the 30-day reporting requirement has not been waived, has been required to be filed for any Pension Plan of it or any of its subsidiaries or by any ERISA Affiliate within the past 12 months.

             (5) All contributions, premiums and payments required to be made under the terms of any Benefit Plan of it or any of its subsidiaries have been made. Neither any Pension Plan of it or any of its Subsidiaries nor any single-employer plan of an ERISA Affiliate of it or any of its subsidiaries has an 'accumulated funding deficiency' (whether or not waived) within the meaning of Section 412 of the Code or Section 302 of ERISA. Neither it nor any of its subsidiaries has provided, or is required to provide, security to any Pension Plan or to any single-employer plan of an ERISA Affiliate pursuant to Section 401(a)(29) of the Code.

             (6) Under each Pension Plan of it or any of its subsidiaries which is a single-employer plan as of the last day of the most recent plan year ended prior to the date hereof, the actuarially determined present value of all 'benefit liabilities', within the meaning of Section 4001(a)(16) of ERISA (as determined on the basis of the actuarial assumptions contained in the Benefit Plan's most recent actuarial valuation) did not exceed the then current value of the assets of such Benefit Plan, and there has been no adverse change in the financial condition of such Benefit Plan (with respect to either assets or benefits) since the last day of the most recent Plan year.

             (7) Except as Previously Disclosed in Section 4.03(L) of its Disclosure Letter, neither it nor any of its subsidiaries has any obligations for retiree health and life benefits under any plan.

             (8) Except as Previously Disclosed in Section 4.03(L) of its Disclosure Letter, neither the execution and delivery of this Plan nor the consummation of the transactions contemplated hereby will (i) result in any payment (including, without limitation, severance, unemployment compensation, golden parachute or otherwise) becoming due to any director or any employees or any of its subsidiaries under any Compensation and Benefit Plan or otherwise from it or any of its subsidiaries, (ii) increase any benefits otherwise payable under any Compensation and Benefit Plan or (iii) result in any acceleration of the time of payment or vesting of any such benefit.

          (M) Labor Matters. Neither it nor any of its subsidiaries is a party to, or is bound by any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization, nor is it or any of its subsidiaries the subject of a proceeding asserting that it or any such subsidiary has committed an unfair labor practice (within the meaning of the National Labor Relations Act) or seeking to compel it or such subsidiary to bargain with any labor organization as to wages and conditions of employment, nor is there any strike or other labor dispute involving it or any of its subsidiaries, pending or, to the best of its knowledge, threatened, nor is it aware of any activity involving it or any of its subsidiaries' employees seeking to certify a collective bargaining unit or engaging in any other organization activity.

          (N) Insurance. It and its subsidiaries have taken all requisite action (including without limitation the making of claims and the giving of notices) pursuant to its directors' and officers' liability insurance policy or policies in order to preserve all rights thereunder with respect to all matters (other than matters arising in connection with this Plan and the transactions contemplated hereby) that are known to it.

          (O) Takeover Laws. It has taken all action required to be taken by it in order to exempt this Plan, the relevant Stock Option Agreement and the transactions contemplated hereby and thereby, from, and this Plan, and the relevant Stock Option Agreement and the transactions contemplated hereby and thereby are exempt from, the requirements of any 'moratorium', 'control share', 'fair price' or other antitakeover laws and regulations (collectively, 'Takeover Laws') of the Commonwealth of Pennsylvania.

          (P) Environmental Matters. Except as Previously Disclosed in Section 4.03(P) of its Disclosure Letter:

             (1) To its knowledge, it and each of its subsidiaries, the Participation Facilities and the Loan/Fiduciary Properties (each as defined below) are, and have been, in compliance with all Environmental Laws (as defined below) and it has no knowledge of any circumstances that with the passage of time or the giving of notice would be reasonably likely to result in noncompliance.

             (2) To its knowledge, there is no reasonable basis for any proceeding and there is no proceeding pending or, to its knowledge, threatened before any court, governmental agency or board or other forum in which it or any of its subsidiaries or any Participation Facility has been, or with respect to threatened proceedings, reasonably would be expected to be, named as a defendant or potentially responsible party
        (i) for alleged noncompliance (including by any predecessor) with any Environmental Law, or (ii) relating to the presence, release or threatened release into the environment of any Hazardous Material (as defined below), whether or not occurring at or on a site owned, leased or operated by it or any of its subsidiaries or any Participation Facility.

             (3) To its knowledge, there is no reasonable basis for any proceeding and there is no proceeding pending or, to its knowledge, threatened before any court, governmental agency or board or other forum in which any Loan/Fiduciary Property (or it or any of its subsidiaries in respect of any Loan/Fiduciary Property) has been, or with respect to threatened proceedings, reasonably would be expected to be, named as a defendant or potentially responsible party (i) for alleged noncompliance (including by any predecessor) with any Environmental Law, or (ii) relating to the release or threatened release into the environment of any Hazardous Material, whether or not occurring at or on a Loan/Fiduciary Property.

             (4) To its knowledge, during the period of (i) its or any of its subsidiaries' ownership or operation of any of their respective current properties, (ii) its or any of its subsidiaries' participation in the management of any Participation Facility, or (iii) its or any of its subsidiaries' holding of a security or other interest in a Loan/Fiduciary Property, there have been no releases or threatened releases of Hazardous Material in, on, from, under or affecting any such property, Participation Facility or Loan/Fiduciary Property.

             (5) To its knowledge, prior to the period of (i) its or any of its subsidiaries' ownership or operation of any of their respective current properties, (ii) its or any of its subsidiaries' participation in the management of any Participation Facility, or (iii) its or any of its subsidiaries' holding of a security or other interest in a Loan/Fiduciary Property, there were no releases or threatened releases of Hazardous Material in, on, under or affecting any such property, Participation Facility or Loan/Fiduciary Property.

             (6) The following definitions apply for purposes of this Section 4.03(P) and Section 4.04(P) 'Loan/Fiduciary Property' means any property owned or operated by it or any of its subsidiaries or in which it or any of its subsidiaries holds a security or other interest (including, without limitation, a fiduciary interest), and, where required by the context, includes any such property where it or any of its subsidiaries constitutes the owner or operator of such property; 'Participation Facility' means any facility in which it or any of its subsidiaries participates in the management and, where required by the context, includes the owner or operator of such property; 'Environmental Law' means (i) any federal, state and local law, statute, ordinance, rule, regulation, code, license, permit, authorization, approval, consent, legal doctrine, order, judgment, decree, injunction, requirement or agreement with any governmental entity, relating to (a) the protection, preservation or restoration of the environment, (including, without limitation, air, water vapor, surface water, groundwater, drinking water supply, surface land, subsurface land, plant and animal life or any other natural resource), or to human health or safety, or (b) the exposure to, or the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release or disposal of Hazardous Material, in each case as amended and as now in effect and includes, without limitation, the federal Comprehensive Environmental Response Act, Comprehensive Environmental and Liability Act, Water Pollution Control Act of 1972, the federal Clean Air Act, the federal Clean Water Act, the federal Resource Conservation and Recovery Act of 1976 (including the Hazardous and Solid Waste Amendments thereto), the federal Solid Waste Disposal Act, the federal Toxic Substances Control Act, the Federal Insecticide, Fungicide and Rodenticide Act, the Federal Occupational Safety and Health Act of 1970, and any similar state or local laws each as amended and as now in effect, and (ii) any common law or equitable doctrine (including. without limitation, injunctive relief and tort doctrines such as negligence, nuisance, trespass and strict liability) that may impose liability or obligations for injuries or damages due to, or threatened as a result of, the presence of or exposure to any Hazardous Material:
        'Hazardous Material' means any substance presently listed, defined, designated or classified as hazardous, toxic, radioactive or dangerous, or otherwise regulated, under any Environmental Law, whether by type or, and includes, without limitation, any oil or other petroleum product, toxic waste, pollutant, contaminant, hazardous substance, toxic substance, hazardous waste, special waste, solid waste or petroleum or any derivative or by-product thereof, radon, radioactive material, asbestos, asbestos containing material, urea formaldehyde foam insulation, lead and polychlorinated biphenyl.

          (Q) Tax Reports. Except as Previously Disclosed in Section 4.03(Q) of its Disclosure Letter: (i) all reports and returns with respect to Taxes (as defined below) that are required to be filed by or with respect to it or its subsidiaries, including without limitation consolidated federal income tax returns of it and its subsidiaries (collectively, the 'Tax Returns'), have been timely filed, or requests for extensions have been timely filed and have not expired, and such Tax Returns were true, complete and accurate; (ii) all taxes (which shall include federal, state, local or foreign income, gross receipts, windfall profits, severance, property, production, sales, use, license, excise, franchise, employment, withholding or similar taxes imposed on the income, properties or operations of it or its subsidiaries, together with any interest, additions, or penalties with respect thereto and any interest in respect of such additions or penalties, collectively the 'Taxes') shown to be due on such Tax Returns have been paid in full; (iii) all Taxes due with respect to completed and settled examinations have been paid in full; (iv) no issues have been raised by the relevant taxing authority in connection with the examination of any of such Tax Returns; and (v) no waivers of statutes of limitations (excluding such statutes that relate to years currently under examination by the Internal Revenue Service) have been given by or requested with respect to any Taxes of it or any of its subsidiaries.

          (R) Pooling; Reorganization. As of the date hereof, it is aware of no reason why the Merger will fail to qualify (i) for pooling-of-interests accounting treatment or (ii) as a reorganization under Section 368(a) of the Code.

          (S) Regulatory Approvals. As of the date hereof, it is aware of no reason why the regulatory approvals and consents referred to in Section
     6.02 will not be received without the imposition of a condition or requirement described in the proviso thereto.

          (T) No Material Adverse Effect. Since December 31, 1994, except as Previously Disclosed in Section 4.03(T) of its Disclosure Letter or in any other Section of its Disclosure Letter, (i) it and its subsidiaries have conducted their respective businesses in the ordinary and usual course (excluding the incurrence of expenses related to this Plan and the transactions contemplated hereby) and (ii) no event has occurred or circumstance arisen that, individually or taken together with all other facts, circumstances and events (described in any paragraph of Section 4.03 or otherwise), is reasonably likely to have a Material Adverse Effect with respect to it.

     Notwithstanding Section 8.08 hereof, for the purpose of this Section 4.03(T), Material Adverse Effect shall be deemed to include the impact of
     (i) changes in banking and similar laws of general applicability or interpretations thereof by courts or governmental authorities and (ii) changes in generally accepted accounting principles or regulatory accounting requirements applicable to banks and banking holding companies.

          (U) Undisclosed Liabilities.  Except as Previously Disclosed in
     Section 4.03(U) of its Disclosure Letter, since September 30, 1995, Republic has not incurred or become subject to any material liabilities (absolute or contingent) except current liabilities incurred, and liabilities under contracts entered into, in the ordinary course of its business.

     4.04 Representations and Warranties of ExecuFirst.  Subject to Sections
4.01 and 4.02, ExecuFirst hereby represents and warrants to Republic as follows:

          (A) Organization, Standing, and Authority. ExecuFirst is a corporation duly organized and existing in good standing under the laws of the Commonwealth of Pennsylvania, with its principal executive offices located in Philadelphia, Pennsylvania. It is duly qualified to do business and is in good standing in the states of the United States and foreign jurisdictions where its ownership or leasing of property or the conduct of its business requires it to be so qualified. It has in effect all federal, state, local, and foreign governmental authorizations necessary for it to own or lease its properties and assets and to carry on its business as it is now conducted.

          (B) Shares. (1) As of the date hereof, ExecuFirst has 20,000,000 authorized shares of common stock, each of par value $0.01 per share ('ExecuFirst Common Stock'), 10,000,000 authorized shares of Preferred Stock, par value $0.01 per share ('ExecuFirst Preferred Stock' and, together with ExecuFirst Common Stock 'ExecuFirst Stock') (no other class or series of capital stock being authorized), of which 1,226,057 shares of ExecuFirst Common Stock and no shares of ExecuFirst Preferred Stock were issued and outstanding as of October 31, 1995. The outstanding shares of its capital stock are validly issued and outstanding, fully paid and nonassessable, and subject to no preemptive rights (and were not issued in violation of any preemptive rights). Except as Previously Disclosed in
     Section 4.04(B) of its Disclosure Letter, there are no shares of its capital stock authorized and reserved for issuance, it does not have any Rights issued or outstanding with respect to its capital stock, and it does not have any commitment to authorize, issue or sell any such shares or Rights, except pursuant to this Plan or the ExecuFirst Stock Option Agreement. Since September 30, 1995 it has issued no shares of its capital stock except pursuant to plans or commitments Previously Disclosed in
     Section 4.04(B) of its Disclosure Letter.

             (2) the number of shares of ExecuFirst Common Stock which are issuable upon exercise of the ExecuFirst Stock Option Agreement (as defined in Section 5.16 hereof) as of the date hereof are Previously Disclosed in Section 4.04(B) of its Disclosure Letter.

             (3) the shares of Surviving Corporation Common Stock to be issued in exchange for shares of Republic Stock in the Merger, when issued in accordance with the terms of this Plan will be duly authorized, validly issued, fully paid and nonassessable.

             (4) it has filed all reports, schedules, forms, statements and the documents required to be filed by it with the Securities and Exchange Commission (the 'SEC') and with the NASDAQ Market pursuant to the reporting requirements of the Securities Exchange Act of 1934, as amended (the 'Exchange Act') (all the foregoing 'ExecuFirst SEC Documents'). As of their respective dates, none of ExecuFirst SEC Documents, at the time they were filed with the SEC, contained any untrue statement of material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statement therein, in light of the circumstances under which they were made, not misleading.

          (C) Subsidiaries. (1) It has Previously Disclosed in Section 4.04(C) of its Disclosure Letter a list of all its subsidiaries together with state of incorporation for each such subsidiary and the states or jurisdictions in which such subsidiary is qualified to conduct business, (2) no equity securities of any of its significant subsidiaries (as defined in Section 8.08) are or may become required to be issued (other than to it or a subsidiary of it) by reason of any rights), (3) there are no contracts, commitments, understandings, or arrangements by which any of such significant subsidiaries is or may be bound to sell or otherwise transfer any shares of the capital stock of any such significant subsidiary (other than to it or a subsidiary of it), (4) there are no contracts, commitments, understandings, or arrangements relating to its rights to vote or to dispose of such shares (other than to it or a subsidiary of it), and (5) all of the shares of capital stock of each such significant subsidiary held by it or its subsidiaries are fully paid and nonassessable and are owned by it or its subsidiaries free and clear of any Liens.

             (2) Except as Previously Disclosed in Section 4.04(C) of its Disclosure Letter, it does not own (other than in a bona fide fiduciary capacity or in satisfaction of a debt previously contracted) beneficially, directly or indirectly, any shares of any equity securities or similar interests of any person, or any interest in a partnership or joint venture of any kind.

             (3) Except as Previously Disclosed in Section 4.04(C) of its Disclosure Letter, each of its significant subsidiaries has been duly organized and is validly existing in good standing under the laws of the jurisdiction in which it is incorporated or organized, and is duly qualified to do business and in good standing, in the jurisdictions where its ownership or leasing of property or the conduct of its business requires it to be so qualified.

          (D) Corporate Power. It and each of its significant subsidiaries has the corporate power and authority to carry on its business as it is now being conducted and to own all its properties and assets; and it has the corporate power and authority to execute, deliver and perform its obligations under this Plan and the Stock Option Agreements.

          (E) Corporate Authority. Subject to receipt of the requisite approval of its stockholders referred to in Section 6.01, this Plan and the Stock Option Agreements and the transactions contemplated hereby and thereby have been authorized by all necessary corporate action of it and this Plan is a valid and binding agreement of it, enforceable in accordance with its terms (except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer, liquidation or similar laws relating to, or affecting the enforcement of creditor's rights and remedies or by other equitable principles of general application whether enforceability is considered in a proceeding in equity or at law).

          (F) No Default. Except as Previously Disclosed in Section 4.04(F) of its Disclosure Letter, subject to receipt of the regulatory approvals and expiration of the waiting periods referred to in Section 6.02 and the required filings under federal and state securities laws, the execution, delivery and performance of this Plan and the consummation of the transactions contemplated hereby by it, do not and will not (i) constitute a breach or violation of, or a default under, any law, rule or regulation or any judgment, decree, order, governmental permit or license, or agreement, indenture or instrument of it or of any of its significant subsidiaries or to which it or any of its significant subsidiaries or properties is subject or bound, (ii) constitute a breach or violation of, or a default under, its articles or certificate of incorporation or by-laws, or (iii) require any consent or approval under any such law, rule, regulation, judgment, decree, order, governmental permit or license agreement, indenture or instrument.

          (G) Financial Reports. Its balance sheets at December 31, 1994 and September 30, 1995 and statement of operations and statement of cash flow for the periods ended December 31, 1994 and September 30, 1995 ('ExecuFirst Financial Statements') fairly present the financial position and results of operation of the entity or entities to which it relates as of its date or for each of the applicable periods, in each case in accordance with generally accepted accounting principles consistently applied during the periods involved, except in each case as may be noted therein, subject to normal and recurring year-end audit adjustments in the case of unaudited statements. It does not expect to make any material audit or other adjustments to the ExecuFirst Financial Statements.

          (H) Litigation; Regulatory Action.  Except as Previously Disclosed in
     Section 4.04(H) of its Disclosure Letter:

             (1) no litigation, proceeding or controversy before any court or governmental agency is pending against it or any of its subsidiaries and, to the best of its knowledge, no such litigation, proceeding or controversy has been threatened;

             (2) to the best of its knowledge, upon reasonable investigation, no litigation, proceeding or controversy before any court is pending against any of its current officers or directors or its subsidiaries' current officers and directors with respect to the business of ExecuFirst and, to the best of its knowledge, no such litigation, proceeding or controversy has been threatened;

             (3) neither it nor any of its subsidiaries or properties is a party to or is subject to any order, decree, agreement, memorandum of understanding or similar arrangement with, or a commitment letter or similar submission to, any Regulatory Authority; and

             (4) neither it nor any of its subsidiaries has been advised by any Regulatory Authority that such Regulatory Authority is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, decree, agreement, memorandum or understanding, commitment letter or similar submission.

          (I) Compliance with Laws. Except as Previously Disclosed in Section 4.04(I) of its Disclosure Letter, it and each of its subsidiaries:

             (1) is in compliance, in the conduct of its business, with all applicable federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders or decrees applicable thereto or to the employees conducting such businesses, including, without limitation, all applicable state and federal securities laws, the Bank Holding Company Act, the Equal Credit Opportunity Act, the Fair Housing Act, the Community Reinvestment Act, the Home Mortgage Disclosure Act and all other applicable fair lending laws and other laws relating to discriminatory business practices, except in all cases which individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect;

             (2) has all permits, licenses, authorizations, orders and approvals of, and have made all filings, applications and registrations with, all Regulatory Authorities that are required in order to permit them to conduct their businesses substantially as presently conducted; all such permits, licenses, certificates of authority, orders and approvals are in full force and effect and, to the best of its knowledge, no suspension or cancellation of any of them is threatened; and

             (3) has received, since December 31, 1994, no notification or communication from any Regulatory Authority (i) asserting that it or any of its subsidiaries is not in compliance with any of the statutes, regulations, or ordinances which such Regulatory Authority enforces or
        (ii) threatening to revoke any license, franchise, permit, or governmental authorization or (iii) threatening or contemplating revocation or limitation of, or which would have the effect of revoking or limiting, federal deposit insurance (nor, to its knowledge, do any grounds for any of the foregoing exist).

          (J) Defaults; Properties.  (1) Except as Previously Disclosed in
     Section 4.04(J) of its Disclosure Letter, neither it nor any of its subsidiaries is in default under any contract, agreement, commitment, arrangement, lease, insurance policy, or other instrument to which it is a party, by which its respective assets, business, or operations may be bound or affected, or under which it or its respective assets, business, or operations receives benefits, and there has not occurred any event that, with the lapse of time or the giving of notice or both, would constitute such a default.

             (2) Except as previously disclosed in Section 4.04(J) of its Disclosure Letters, it and its subsidiaries have good and marketable title, free and clear of all Liens (other than Liens for current taxes not yet delinquent or pledges to secure deposits) to all of the material properties and assets, tangible or intangible. To its knowledge, all buildings and all fixtures, equipment and other property and assets that are material to its business on a consolidated basis and are held under leases or subleases by it or its subsidiaries are held under valid leases or subleases, enforceable in accordance with their respective terms (except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability affecting creditors' rights or by general equity principles).

          (K) No Finders Fee. Except as Previously Disclosed in Section 4.04(K) of its Disclosure Letter, all negotiations relative to this Plan and the transactions contemplated hereby have been carried on by it directly with the other parties hereto and no action has been taken by it that would give rise to any valid claim against any party hereto for a brokerage commission, finder's fee or other payment or commission as a result of the execution and delivery hereof or the consummation of the transactions contemplated hereby.

          (L) Employee Benefit Plans. (1) Its Disclosure Letter on Section 4.04(L) contains a complete list of all Compensation and Benefit Plans.

             (2) True and complete copies of its Compensation and Benefit Plans, including, but not limited to, any trust instruments and/or insurance contracts, if any, forming a part thereof, and all amendments thereto have been supplied to the other party.

             (3) Each of its Compensation and Benefit Plans has been administered in compliance with the terms thereof. All Benefit Plans, to the extent subject to ERISA, are in compliance with ERISA, the Code, the Age Discrimination in Employment Act and other applicable laws. Each Benefit Plan of it or its subsidiaries which is a Pension Plan and which is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service, and it is not aware of any circumstances reasonably likely to result in the revocation or denial of any such favorable determination letter. Except as Previously Disclosed in Section 4.04(L) of its Disclosure Letter, there is no pending or, to its knowledge, threatened litigation or governmental audit, examination or investigation relating to the Benefit Plans. Neither it nor any of its subsidiaries has engaged in a transaction with respect to any Benefit Plan that, assuming the taxable period of such transaction expired as of the date hereof, could subject it or any of its subsidiaries to a tax or penalty imposed by either Section 4975 of the Code or Section 502(i) of ERISA.

             (4) No liability under Subtitle C or D of Title IV of ERISA has been or is expected to be incurred by it or any of its subsidiaries with respect to any ongoing, frozen or terminated 'single-employer plan', within the meaning of Section 4001(a)(15) of ERISA, currently or formerly maintained by any of them, or the single-employer plan of any ERISA Affiliate. Neither it nor any of its subsidiaries presently contributes to a Multiemployer Plan, nor have they contributed to such a plan within the past five calendar years. No notice of a 'reportable event', within the meaning of Section 4043 of ERISA for which the 30-day reporting requirement has not been waived, has been required to be filed for any Pension Plan of it or any of its subsidiaries or by any ERISA Affiliate within the past 12 months.

             (5) All contributions, premiums and payments required to be made under the terms of any Benefit Plan of it or any of its subsidiaries have been made. Neither any Pension Plan of it or any of its Subsidiaries nor any single-employer plan of an ERISA Affiliate of it or any of its subsidiaries has an 'accumulated funding deficiency' (whether or not waived) within the meaning of Section 412 of the Code or Section 302 of ERISA. Neither it nor any of its subsidiaries has provided, or is required to provide, security to any Pension Plan or to any single-employer plan of an ERISA Affiliate pursuant to Section 401(a)(29) of the Code.

             (6) Under each Pension Plan of it or any of its subsidiaries which is a single-employer plan as of the last day of the most recent plan year ended prior to the date hereof, the actuarial determined present value of all 'benefit liabilities', within the meaning of Section 4001(a)(16) of ERISA (as determined on the basis of the actuarial assumptions contained in the Benefit Plan's most recent actuarial valuation) did not exceed the then current value of the assets of such Benefit Plan, and there has been no adverse change in the financial condition of such Benefit Plan (with respect to either assets or benefits) since the last day of the most recent Benefit Plan year.

             (7) Except as Previously Disclosed in Section 4.04(L) of its Disclosure Letter, neither it nor any of its subsidiaries has any obligations for retiree health and life benefits under any plan.

             (8) Except as Previously Disclosed in Section 4.04(L) of its Disclosure Letter, neither the execution and delivery of this Plan nor the consummation of the transactions contemplated hereby will (i) result in any payment (including, without limitation, severance, unemployment compensation, golden parachute or otherwise) becoming due to any director or any employees or any of its subsidiaries under any Compensation and Benefit Plan or otherwise from it or any of its subsidiaries, (ii) increase any benefits otherwise payable under any Compensation and Benefit Plan or (iii) result in any acceleration of the time of payment or vesting of any such benefit.

          (M) Labor Matters. Neither it nor any of its subsidiaries is a party to, or is bound by any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization, nor is it or any of its subsidiaries the subject of a proceeding asserting that it or any such subsidiary has committed an unfair labor practice (within the meaning of the National Labor Relations Act) or seeking to compel it or such subsidiary to bargain with any labor organization as to wages and conditions of employment, nor is there any strike or other labor dispute involving it or any of its subsidiaries, pending or, to the best of its knowledge, threatened, nor is it aware of any activity involving it or any of its subsidiaries' employees seeking to certify a collective bargaining unit or engaging in any other organization activity.

          (N) Insurance. It and its subsidiaries have taken all requisite action (including without limitation the making of claims and the giving of notices) pursuant to its directors' and officers' liability insurance policy or policies in order to preserve all rights thereunder with respect to all matters (other than matters arising in connection with this Plan and the transactions contemplated hereby) that are known to it.

          (O) Takeover Laws. It has taken all action required to be taken by it in order to exempt this Plan, the relevant Stock Option Agreement and the transactions contemplated hereby and thereby, from, and this Plan, and the relevant Stock Option Agreement and the transactions contemplated hereby and thereby are exempt from, the requirements of any Takeover Laws.

          (P) Environmental Matters. Except as Previously Disclosed in Section 4.04(P) of its Disclosure Letter:

             (1) To its knowledge, it and each of its subsidiaries, the Participation Facilities and the Loan/Fiduciary Properties are, and have been, in compliance with all Environmental Laws and it has no knowledge of any circumstances that with the passage of time or the giving of notice would be reasonably likely to result in noncompliance.

             (2) To its knowledge, there is no reasonable basis for any proceeding and there is no proceeding pending or, to its knowledge, threatened before any court, governmental agency or board or other forum in which it or any of its subsidiaries or any Participation Facility has been, or with respect to threatened proceedings, reasonably would be expected to be, named as a defendant or potentially responsible party
        (i) for alleged noncompliance (including by any predecessor) with any Environmental Law, or (ii) relating to the presence, release or threatened release into the environment of any Hazardous Material, whether or not occurring at or on a site owned, leased or operated by it or any of its subsidiaries or any Participation Facility.

             (3) There is no proceeding pending or, to its knowledge, threatened before any court, governmental agency or board or other forum in which any Loan/Fiduciary Property (or it or any of its subsidiaries in respect of any Loan/Fiduciary Property) has been, or with respect to threatened proceedings, reasonably would be expected to be, named as a defendant or potentially responsible party (i) for alleged noncompliance (including by any predecessor) with any Environmental Law, or (ii) relating to the release or threatened release into the environment of any Hazardous Material, whether or not occurring at or on a Loan/Fiduciary Property.

             (4) To its knowledge, during the period of (i) its or any of its subsidiaries' ownership or operation of any of their respective current properties, (ii) its or any of its subsidiaries' participation in the management of any Participation Facility, or (iii) its or any of its subsidiaries' holding of a security or other interest in a Loan/Fiduciary Property, there have been no releases or threatened releases of Hazardous Material in, on, from, under or affecting any such property, Participation Facility or Loan/Fiduciary Property.

             (5) To its knowledge, prior to the period of (i) its or any of its subsidiaries' ownership or operation of any of their respective current properties, (ii) its or any of its subsidiaries' participation in the management of any Participation Facility, or (iii) its or any of its subsidiaries' holding of a security or other interest in a Loan/Fiduciary Property, there were no releases or threatened releases of Hazardous Material in, on, under or affecting any such property, Participation Facility or Loan/Fiduciary Property.

          (Q) Tax Reports. Except as Previously Disclosed in Section 4.04(Q) of its Disclosure Letter: (i) all Tax Returns have been timely filed, or requests for extensions have been timely filed and have not expired, and such Tax Returns were true, complete and accurate; (ii) all Taxes have been paid in full; (iii) all Taxes due with respect to completed and settled examinations have been paid in full; (iv) no issues have been raised by the relevant taxing authority in connection with the examination of any of such Tax Returns; and (v) no waivers of statutes of limitations (excluding such statutes that relate to years currently under examination by the Internal Revenue Service) have been given by or requested with respect to any Taxes of it or any of its subsidiaries.

          (R) Pooling; Reorganization. As of the date hereof, it is aware of no reason why the Merger will fail to qualify (i) for pooling-of-interests accounting treatment or (ii) as a reorganization under Section 368(a) of the Code.

          (S) Regulatory Approvals. As of the date hereof, it is aware of no reason why the regulatory approvals and consents referred to in Section
     6.02 will not be received without the imposition of a condition or requirement described in the proviso thereto.

          (T) No Material Adverse Effect. Since December 31, 1994, except as Previously Disclosed in Section 4.04(T) of its Disclosure Letter or in any other Section of its Disclosure Letter, (i) it and its subsidiaries have conducted their respective businesses in the ordinary and usual course (excluding the incurrence of expenses related to this Plan and the transactions contemplated hereby) and (ii) no event has occurred or circumstance arisen that, individually or taken together with all other facts, circumstances and events (described in any paragraph of Section 4.04 or otherwise), is reasonably likely to have a Material Adverse Effect with respect to it. Notwithstanding Section 8.08 hereof, for the purpose of this
     Section 4.04(T), Material Adverse Effect shall be deemed to include the impact of (i) changes in banking and similar laws of general applicability or interpretations thereof by courts or governmental authorities and (ii) changes in generally accepted in accounting principles or regulatory accounting requirements applicable to banks and banking holding companies.

          (U) Undisclosed Liabilities.  Except as Previously Disclosed in
     Section 4.04(U) of its Disclosure Letter, since September 30, 1995, Execufirst has not incurred or become subject to any material liabilities (absolute or contingent) except current liabilities incurred, and liabilities under contracts entered into, in the ordinary course of business.

                                  V. COVENANTS

     Republic hereby covenants to and agrees with ExecuFirst, and ExecuFirst hereby covenants to and agrees with Republic, that:

     5.01 Reasonable Best Efforts. Subject to the terms and conditions of this Plan, it shall use its reasonable best efforts in good faith to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or desirable, or, advisable under applicable laws, so as to permit consummation of the Merger as promptly as reasonably practicable and to otherwise enable consummation of the transactions contemplated hereby and shall cooperate fully with the other parties hereto to that end.

     5.02 Stockholder Approvals. Each of them shall take, in accordance with applicable law, National Association of Securities Dealers rules and its respective articles or certificate of incorporation and by-laws, all action necessary to convene, respectively, an appropriate meeting of stockholders of ExecuFirst to consider and vote upon the issuance of the shares of the Surviving Corporation Common Stock to be issued in the Merger pursuant to this Plan and to vote on any other stockholder approval matters required for or incidental to consummation of the Merger including the approval of the Amended and Restated Surviving Corporation Option Plan (the 'ExecuFirst Meeting'), and an appropriate meeting of stockholders of Republic to consider and vote upon the approval of this Plan and to vote on any other stockholder approval matters required for or incidental to consummation of the Merger (the 'Republic Meeting'; each of the ExecuFirst Meeting and the Republic Meeting, a 'Meeting'), respectively, as promptly as practicable after the Registration Statement (as defined in Section 5.03) is declared effective. Subject to Section 5.06 and the next succeeding sentence, the Board of Directors of each of ExecuFirst and Republic will recommend such approval, and each of ExecuFirst and Republic will take all reasonable lawful action to solicit such approval by its respective stockholders. The Board of Directors of ExecuFirst or Republic, acting on behalf of ExecuFirst or Republic, respectively, may fail to make such recommendation, or withdraw, modify or change any such recommendation if and only if such Board of Directors, after having consulted with and considered the advice of outside counsel, has determined that the making of such recommendation, or the failure so to withdraw, modify or change its recommendation, would constitute a breach of the fiduciary duties of such directors under applicable law. Notwithstanding anything to the contrary contained herein, each of the Stock Option Agreements shall be effective on its own terms and an obligation of each party, independent of the provisions of this Section 5.02 and Section 5.06.

     5.03 Registration Statement. (1) Each of ExecuFirst and Republic agrees to cooperate in the preparation of a registration statement on Form S-4 (the 'Registration Statement') to be filed by ExecuFirst with the SEC in connection with the issuance of the Surviving Corporation Common Stock in the Merger (including the joint proxy statement and prospectus and other proxy solicitation materials of ExecuFirst and Republic constituting a part thereof the 'Joint Proxy Statement'). Each of Republic and ExecuFirst agrees to use all reasonable efforts to cause the Registration Statement to be declared effective under the Securities Act as promptly as reasonably practicable after filing thereof. ExecuFirst also agrees to use all reasonable efforts to obtain all necessary state securities law or 'Blue Sky' permits and approvals required to carry out the transactions contemplated by this Agreement. Republic agrees to furnish to ExecuFirst all information concerning Republic, its subsidiaries, officers, directors and stockholders as may be reasonably requested in connection with the foregoing.

          (2) Each of Republic and ExecuFirst agrees, as to itself and its subsidiaries, that none of the information supplied or to be supplied by it for inclusion or incorporation by reference in (i) the Registration Statement will, at the time the Registration Statement and each amendment or supplement thereto, if any, becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and (ii) the Joint Proxy Statement and any amendment or supplement thereto will, at the date of mailing to stockholders and at the times of the ExecuFirst Meeting and the Republic Meeting, contain any statement which, in the light of the circumstances under which such statement is made, will be false or misleading with respect to any material fact, or which will omit to state any material fact necessary in order to make the statements therein not false or misleading or necessary to correct any statement in any earlier statement in the Joint Proxy Statement or any amendment or supplement thereto.

          (3) In the case of ExecuFirst, ExecuFirst will advise Republic, promptly after ExecuFirst receives notice thereof, of the time when the Registration Statement has become effective or any supplement or amendment has been filed, of the issuance of any stop order or the suspension of the qualification of the ExecuFirst Stock or for offering or sale in any jurisdiction, of the initiation or threat of any proceeding for any such purpose, or of any request by the SEC for the amendment or supplement of the Registration Statement or for additional information.

     5.04 Press Releases. Neither Republic nor ExecuFirst will, without the prior approval of the other (which approval shall not be unreasonably withheld or delayed), issue any press release or written statement for general circulation relating to the transactions contemplated hereby.

     5.05 Access; Information. Subject to the terms and conditions of that certain Confidentiality Agreement dated as of August 30, 1995 by and between Republic and ExecuFirst (the 'Confidentiality Agreement') (1) upon reasonable notice, it shall afford the other parties and their officers, employees, counsel, accountants and other authorized representatives, access, during normal business hours throughout the period prior to the Effective Date, to all of its properties, books, contracts, commitments and records and, during such period, it shall furnish promptly to it (i) a copy of each material report, schedule and other document filed by it pursuant to the requirements of federal or state securities or banking laws, and (ii) all other information concerning the business, properties and personnel of it as the other may reasonably request: and (2) it will not use any information obtained pursuant to this Section 5.05 for any purpose unrelated to the consummation of the transactions contemplated by this Plan and, if this Plan is terminated will hold all information and documents obtained pursuant to this paragraph in confidence. No investigation by either party of the business and affairs of another shall affect or be deemed to modify or waive any representation, warranty, covenant or agreement in this Plan, or the conditions to either party's obligation to consummate the transactions contemplated by this Plan.

     5.06 Acquisition Proposals. Without the prior written consent of the other, neither Republic nor ExecuFirst shall, and each of them shall cause its respective subsidiaries not to, solicit or encourage inquiries or proposals with respect to, or engage in any negotiations concerning, or provide any confidential information to, or have any discussions with, any such person relating to, any tender offer or exchange offer for, or any proposal for the acquisition of a substantial equity interest in, or a substantial portion of the assets of, such party or any of its significant subsidiaries; provided, however, that the Board of Directors of Republic or ExecuFirst on behalf of Republic or ExecuFirst, respectively, may furnish or cause to be furnished information and may participate in such discussions and negotiations directly or through its representatives if such Board of Directors, after having consulted with and considered the advice of outside counsel, has determined that the failure to provide such information or participate in such negotiations and discussions would cause the members of such Board of Directors to breach their fiduciary duties under applicable laws; and provided, further, that the exercise of such fiduciary duties by the Board of Directors shall not effect such parties obligations, if any, under its applicable Stock Option Agreement. Subject to the foregoing, it shall instruct its and its subsidiaries' officers, directors, agents, advisors and affiliates to refrain from doing any of the foregoing.

     5.07 Affiliate Agreements. (1) Not later than the 15th day prior to the mailing of the Joint Proxy Statement, ExecuFirst shall deliver to Republic, and Republic shall deliver to ExecuFirst, a schedule of each person that to the best of its knowledge, is or is reasonably likely to be, as of the date of the relevant Meeting, deemed to be an 'affiliate' of it (each, an 'Affiliate') as that term is used in Rule 145 under the Securities Act or SEC Accounting Series Releases 130 and 135.

          (2) Each of Republic and ExecuFirst shall use its respective reasonable best efforts to cause each person who may be deemed to be an Affiliate of Republic or ExecuFirst, as the case may be, to execute and deliver to Republic and ExecuFirst on or before the date of mailing of the Joint Proxy Statement an agreement in the form attached hereto as Exhibit C and Exhibit D, respectively.

     5.08 Certain Modifications; Restructuring Charges. Republic and ExecuFirst shall consult with respect to their loan, litigation and real estate valuation policies and practices (including loan classifications and levels of reserves) and each shall make such modifications or changes to its policies and practices, if any, and at such date prior to the Effective Time, as may be mutually agreed upon. Republic and ExecuFirst shall also consult with respect to the character, amount and timing of restructuring charges to be taken by each of them in connection with the transactions contemplated hereby and shall take such charges in accordance with generally accepted accounting principles, as may be mutually agreed upon. Republic shall use its reasonable best efforts to assist ExecuFirst in establishing a relationship with County Bank of Rehobeth Beach Delaware with respect to the 'Refant Program'. To the extent that ExecuFirst participates in the 'Refant Program' and derives net income therefrom, all of such net income shall be added by ExecuFirst to its allowance for loan loss reserves (the 'Loan Loss Reserves'); provided, however, that such net income and offsetting addition shall not have any effect on shareholders' equity or net income of ExecuFirst. In addition, following the execution of this Agreement and prior to the Effective Time, (i) ExecuFirst shall use its reasonable best efforts to modify its internal policies and procedures with respect to the determination of loan classifications to make such policies and procedures more consistent with the internal policies and procedures of Republic and, to accomplish such objective, shall maintain the amount of $250,000 in excess of the amount of its allowance for Loan Loss Reserves as calculated pursuant to the formula currently utilized by ExecuFirst to determine the amount of such Loan Loss Reserves, and (ii) Republic shall increase the amount of its Loan Loss Reserves by $250,000 at ExecuFirst's request at any time prior to the Effective Time. No party's representations, warranties and covenants contained in this Plan shall be deemed to be untrue or breached in any respect for any purpose as a consequence of any modifications or changes to such policies and practices which may be undertaken on account of this Section 5.08. Subject to the terms of Section 5.05 hereof, each of Republic and ExecuFirst shall be entitled to review any loan commitments exceeding $100,000 in principal balance which have entered into by the other party subsequent to the date hereof.

     5.09 Takeover Laws. No party shall take any action that would cause the transactions contemplated by this Plan and/or the Stock Option Agreements to be subject to requirements imposed by any Takeover Law and each of them shall take all necessary steps within its control to exempt (or ensure the continued exemption of) the transactions contemplated by this Plan and the Stock Option Agreement from, or if necessary, challenge the validity or applicability of, any applicable Takeover Law, as now or hereafter in effect, including, without limitation, Subchapter G of Chapter 25 of the PABCL, other Takeover Laws of the Commonwealth of Pennsylvania or similar laws of any other State that purport to apply to this Plan or the transactions contemplated hereby or thereby.

     5.10 No Rights Triggered. Each of Republic and ExecuFirst shall take all necessary steps to ensure that the entering into of this Plan and the Stock Option Agreements and the consummation of the transactions contemplated hereby and thereby and any other action or combination of actions, or any other transactions contemplated hereby or thereby, do not and will not result in the grant of any rights, other than rights granted by law, to any person (1) under its articles or certificate of incorporation or by-laws, or (2) under any material agreement to which it or any of its subsidiaries is a party.

     5.11 Shares Listed. In the case of ExecuFirst, ExecuFirst shall use its reasonable best efforts to list, as of the Effective Date, on the National Association of Securities Dealers Automatic Quotation System ('NASDAQ') Small Cap Market or the National Market System, if ExecuFirst qualifies for such listing at the Effective Date, upon official notice of issuance, the shares of the Surviving Corporation Common Stock to be issued to the holders of Republic Stock in accordance with the terms of the Merger.

     5.12. Regulatory Applications. (1) Each party shall promptly (i) prepare and submit applications to the appropriate Regulatory Authorities and (ii) make all other appropriate filings to secure all other approvals, consents and rulings, which are necessary for it to consummate the Merger.

          (2) Each of ExecuFirst and Republic agrees to cooperate with the other and, subject to the terms and conditions set forth in this Agreement, use its reasonable best efforts to prepare and file all necessary documentation, to effect all necessary applications, notices, petitions, filings and other documents, and to obtain all necessary permits, consents, orders, approvals and authorizations of, or any exemption by, all third parties and Regulatory Authorities necessary or advisable to consummate the transactions contemplated by this Plan, including without limitation the regulatory approvals referred to in Section 6.02. Each of ExecuFirst and Republic shall have the right to review in advance, and to the extent practicable each will consult with the other, in each case subject to applicable laws relating to the exchange of information, with respect to all material written information submitted to, any third party or any Regulatory Authorities in connection with the transactions contemplated by this Plan. In exercising the foregoing right, each of the parties hereto agrees to act reasonably and as promptly as practicable. Each party hereto agrees that it will consult with the other party hereto with respect to the obtaining of all material permits, consents, approvals and authorizations of all third parties and Regulatory Authorities necessary or advisable to consummate the transactions contemplated by this Plan and each party will keep the other parties apprised of the status of material matters relating to completion of the transactions contemplated hereby.

          (3) Each party agrees, upon request, to furnish the other parties with all information concerning itself, its subsidiaries, directors, officers and stockholders and such other matters as may be reasonably necessary or advisable in connection with any filing, notice or application made by or on behalf of such other party or any of its subsidiaries to any Regulatory Authority.

     5.13 Indemnification. (A) For six years after the Effective Date, the Surviving Corporation shall indemnify, defend and hold harmless the present and former directors and officers of Republic and its subsidiaries (each, an 'Indemnified Party') against all costs or expenses (including reasonable attorneys' fees), judgments, fines, losses, claims, damages or liabilities (collectively, 'Costs') incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of actions or omissions occurring at or prior to the Effective Time (including, without limitation, the transactions contemplated by this Plan) to the fullest extent that such persons are indemnified under the laws of the Commonwealth of Pennsylvania and Republic's Articles of Incorporation and By-laws as in effect on the date hereof; provided that any determination required to be made with respect to whether an officer's or director's conduct complies with the standards set forth under the Commonwealth of Pennsylvania law and such Articles of Incorporation and By-laws shall be made by independent counsel (which shall not be counsel that provides material services to the Surviving Corporation) selected by the Surviving Corporation and reasonably acceptable to such officer or director; and provided, further, that in the absence of applicable Pennsylvania judicial precedent to the contrary, such counsel, in making such determination, shall presume such officer's or director's conduct complied with such standard and the Surviving Corporation shall have the burden to demonstrate that such officer's or director's conduct failed to comply with such standard.

          (B) If, in the determination of the Surviving Corporation, it shall be economically feasible, the Surviving Corporation shall maintain Republic's existing directors' and officers' liability insurance policy (or a policy providing comparable coverage amount on terms no less favorable, including ExecuFirst's existing policy if it meets the foregoing standard) covering the present and former directors and officers of Republic who are currently covered by such insurance for a period of three years after the Effective Date.

          (C) Any Indemnified Party wishing to claim indemnification under
     Section 5.13(A), upon learning of any claim, action, suit, proceeding or investigation described above, shall promptly notify the Surviving Corporation thereof; provided, that the failure so to notify shall not affect the obligations of the Surviving Corporation under Section 5.13(A) unless and to the extent such failure materially increases the Surviving Corporation's liability under such subsection (A).

          (D) If the Surviving Corporation or any of its successors or assigns shall consolidate with or merge into any other entity and shall not be the continuing or surviving entity of such consolidation or merger or shall transfer all or substantially all of its assets to any entity, then and in each case, proper provision shall be made so that the successors and assigns of the Surviving Corporation shall assume the obligations set forth in this Section 5.13.

          (E) The Surviving Corporation shall pay all reasonable Costs, including attorneys' fees, that may be incurred by any Indemnified Party in enforcing the indemnity and other obligations provided for in this Section
     5.13. The rights of each Indemnified Party hereunder shall be in addition to any other rights such Indemnified Party may have under applicable law.

     5.14 Benefit Plans. As soon as administratively practicable after the Effective Date, the Surviving Corporation shall use its best efforts to take all reasonable action so that employees of Republic and its subsidiaries who thereafter become employees of the Surviving Corporation or its subsidiary shall be covered by all employee benefit plans, practices and arrangements generally covering employees of ExecuFirst, or such other plans as Republic and ExecuFirst shall mutually agree shall be adopted by the Surviving Corporation (the 'Surviving Corporation Plans') and shall be given credit under the Surviving Corporation Plans for all purposes of service with Republic as if it had been service with ExecuFirst. The Surviving Corporation and its subsidiaries shall honor in accordance with their terms all employment, severance, consulting and other compensation contracts, disclosed in Section 4.03(L) of the Republic Disclosure Letter, between Republic or any of its subsidiaries and any current or former directors, officers or employees thereof.

     5.15 Accountant's Letter. Each of Republic and ExecuFirst shall use its reasonable best efforts to deliver to the other party, and such other party's directors and officers who sign the Registration Statement, a letter of independent auditors, dated (i) the date on which the Registration Statement shall become effective and (ii) a date shortly prior to the Effective Date, and addressed to such other party, and such directors and officers, in form and substance customary for 'comfort' letters delivered by independent accountants in accordance with Statement of Accounting Standards No. 72.

     5.16 Stock Option Agreements. Concurrent with the execution and delivery of this Plan (i) Republic shall enter into a Stock Option Agreement with ExecuFirst (the 'Republic Stock Option Agreement') in substantially the form attached hereto as Exhibit E, pursuant to which Republic shall grant to ExecuFirst an option to purchase, under certain circumstances, shares of Republic Common Stock, and (ii) ExecuFirst shall enter into a Stock Option Agreement with Republic (the 'ExecuFirst Stock Option Agreement'; and, together with the Republic Stock Option Agreement, the 'Stock Option Agreements') in substantially the form attached hereto as Exhibit F, pursuant to which ExecuFirst shall grant to Republic an option to purchase, under certain circumstances, shares of ExecuFirst Common Stock.

     5.17 Notification of Certain Matters. Each of Republic and ExecuFirst shall give prompt notice to the other of any fact, event or circumstance known to it that (i) is reasonably likely, individually or taken together with all other facts, events and circumstances known to it, to result in any Material Adverse Effect,with respect to it or (ii) would cause or constitute a material breach of any of its representations, warranties, covenants or agreements contained herein.

                  VI. CONDITIONS TO CONSUMMATION OF THE MERGER

     The obligations of each of the parties to consummate the Merger is conditioned upon the satisfaction at or prior to the Effective Time of each of the following, any of which, except Sections 6.01 or 6.02, may be waived by the party receiving the benefit of such condition:

          6.01 Shareholder Vote. Approval of this Plan by the requisite vote of the shareholders of Republic and approval of this Plan by the requisite vote of shareholders of ExecuFirst;

          6.02 Regulatory Approvals. Procurement by ExecuFirst and Republic of all requisite approvals and consents of Regulatory Authorities and the expiration of the statutory waiting period or periods relating thereto; provided, however, that no such approval or consent shall have imposed any condition or requirement which would so materially and adversely impact the economic or business benefits to ExecuFirst or Republic of the transactions contemplated by this Plan that, had such condition or requirement been known, such party would not, in its reasonable judgment, have entered into this Plan;

          6.03 Third Party Consents. All consents or approvals of all persons (other than Regulatory Authorities and the shareholders of each of Republic and ExecuFirst) required for the consummation of the Merger shall have been obtained and shall be in full force and effect, unless the failure to obtain any such consent or approval is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Republic or ExecuFirst;

          6.04 No Injunction, Etc. No order, decree or injunction of any court or agency of competent jurisdiction shall be in effect, and no law, statute or regulation shall have been enacted or adopted, that enjoins, prohibits or makes illegal consummation of any of the transactions contemplated hereby;

          6.05 Pooling Letters. ExecuFirst and Republic shall have received a letter from one or more nationally recognized accounting firms, dated the date of or shortly prior to each of the mailing date of the Joint Proxy Statement and the Effective Date, to the effect that such accounting firm(s) are not aware of any facts or circumstances which might cause the Merger not to qualify for pooling of interests accounting treatment; provided, however, that in the event that either party has taken any action that would adversely affect such qualification, each party will take any action as the other party requests to cure such effect to the extent curable.

          6.06 Representations, Warranties and Covenants of ExecuFirst. (i) Each of the representations and warranties contained herein of ExecuFirst shall be true and correct as of the date of this Plan and upon the Effective Date with the same effect as though all such representations and warranties had been made on the Effective Date, except for any such representations and warranties made as of a specified date, which shall be true and correct as of such date, in any case subject to the standards established by Section 4.02, (ii) each and all of the agreements and covenants of ExecuFirst to be performed and complied with pursuant to this Plan on or prior to the Effective Date shall have been duly performed and complied with in all material respects, and (iii) Republic shall have received a certificate signed by the Chief Executive Officer of ExecuFirst, dated the Effective Date, to the effect set forth in clauses (i) and (ii);

          6.07 Representations, Warranties and Covenants of Republic. (i) Each of the representations and warranties contained herein of Republic shall be true and correct as of the date of this Plan and upon the Effective Date with the same effect as though all such representations and warranties had been made on the Effective Date, except for any such representations and warranties made as of a specified date, which shall be true and correct as of such date, in any case subject to the standards established by Section 4.02, (ii) each and all of the agreements and covenants of Republic to be performed and complied with pursuant to this Plan on or prior to the Effective Date shall have been duly performed and complied with in all material respects, and (iii) ExecuFirst shall have received a certificate signed by the Chief Executive Officer of Republic, dated the Effective Date, to the effect set forth in clauses (i) and (ii);

          6.08 Effective Registration Statement. The Registration Statement shall have become effective and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been initiated or threatened by the SEC or any other Regulatory Authority;

          6.09 Blue-Sky Permits. ExecuFirst shall have received all state securities laws and 'blue sky' permits necessary to consummate the Merger;

          6.10 Tax Opinion. ExecuFirst and Republic shall have received an opinion from Klehr, Harrison, Harvey, Branzburg & Ellers and Spector Gadon & Rosen, P.C., respectively, special tax counsel to ExecuFirst and Republic, to the effect that (i) the Merger constitutes a reorganization under Section 368 of the Code, and (ii) no gain or loss will be recognized by stockholders of Republic who receive shares of ExecuFirst Stock, or in exchange for their shares of Republic Stock, except that gain or loss may be recognized as to cash received in lieu of fractional share interests; in rendering their opinion, they may require and rely upon representations and agreements contained in certificates of officers of ExecuFirst, Republic;

          6.11 Articles of Amendment. The Articles of Amendment shall have become effective in accordance with the PABCL and the Amended and Restated By-Laws, attached hereto as Exhibit A, shall have been adopted;

          6.12 Listing. The shares of the Surviving Corporation Common Stock issuable pursuant to this Plan shall have been approved for listing on NASDAQ Small Cap Market or, if eligible, the National Market System, subject to official notice of issuance.

          6.13 Dissenters Rights. Less than 5% of Republic Stock have exercised their dissenters rights in accordance with Subchapter D of Chapter 15 of the PABCL.

          6.14 Fairness Opinion. Each of Republic and ExecuFirst shall have received an opinion from its financial advisor, in form and substance reasonably satisfactory to its Board of Directors, to the effect that the Merger is fair, from a financial point of view, to its shareholders.

          6.15 Accountants' Letters. Each of Republic and ExecuFirst shall have received the accountant's letter as described in Section 5.15 hereof.

          6.16 Certain Director and Officer Positions. (1) ExecuFirst shall have caused the Board of Directors of the Surviving Corporation to be increased to 18 members. Nine members of Republic's Board of Directors, or the designees of Republic who are reasonably acceptable to ExecuFirst, ('Former Republic Directors') shall be nominated by ExecuFirst (subject to any applicable legal restrictions) and elected or appointed as directors of the Surviving Corporation at, or as promptly as practicable after, the Effective Time, provided, however, that if, at or for a reasonable period after the Effective Time, the members of ExecuFirst's then existing Board of Directors (the 'ExecuFirst Directors') or the Former Republic Directors would constitute less than 50% of the membership of the Surviving Corporation's Board of Directors, the ExecuFirst Directors or Former Republic Directors, as the case may be, shall have the right to appoint such number of directors as shall be required (and the non-appointing directors shall make such actions as are reasonably necessary to cause such appointment to occur) in order that the ExecuFirst Directors and Former Republic Directors each constitute 50% of the Board of Directors of the Surviving Corporation.

             (2) The Surviving Corporation agrees to cause four Former Republic Directors to be elected or appointed as members of the Executive Committee of the Board of Directors of the Surviving Corporation at, or as promptly as practicable after, the Effective Time (which Executive Committee shall at such time consist of not more than eight members).

             (3) At the Effective Time, the Surviving Corporation's Board of Directors shall elect or appoint as officers of the Surviving Corporation the persons set forth in the protocol approved and adopted by each party hereto on or prior to the date hereof.

          6.17 Consent of Republic Option Holders. ExecuFirst shall have received duly executed and valid consents from each employee option holder of Republic, consenting to the conversion of such options into options to purchase shares of the Surviving Corporation Common Stock.

          6.18 Employment Agreements. ExecuFirst shall have entered into an employment agreement or an amended and restated employment agreement, as the case may be, with those persons so designated in the protocol described in Section 6.16(3), in substantially the form as shall be agreed upon between the parties hereto.

          6.19 Chairman's Agreement. ExecuFirst shall have entered into an agreement with the Chairman of the Board of Republic ('Republic's Chairman') on substantially the terms agreed to between the parties, pursuant to which Republic's Chairman shall serve as Chairman of the Board of the Surviving Corporation.

          6.20 Shareholders Equity. (1) The total shareholders' equity of ExecuFirst, as determined in accordance with generally accepted accounting principles constantly applied, shall not be less than $6,000,000.

             (2) The total shareholders' equity of Republic, as determined in accordance with generally accepted accounting principles constantly applied, shall not be less than $6,979,000.

          6.21 Delivery of Documents. All other documents, including, without limitation, legal opinions in substantially the form attached hereto as Exhibit G, officer and incumbency certificates and other closing documents customary for transactions of a similar nature, which are reasonably requested by the other party shall have been delivered to such requesting party or to have been delivered under this Agreement.

                                VII. TERMINATION

     7.01 Termination. This Plan may be terminated, and the Merger may be abandoned:

          (A) Mutual Consent. At any time prior to the Effective Time, by the mutual consent of ExecuFirst and Republic, if the Board of Directors of each so determines by vote of a majority of the members of its entire Board.

          (B) Breach. At any time prior to the Effective Time, by ExecuFirst or Republic, if its Board of Directors so determines by vote of a majority of the members of its entire Board, in the event of either: (i) a breach by the other party of any representation or warranty contained herein (subject to the standard established by Section 4.02), which breach cannot be or has not been cured within 30 days after the giving of written notice to the breaching party of such breach; or (ii) a material breach by the other party of any of the covenants or agreements contained herein, which breach cannot be or has not been cured within 30 days after the giving of written notice to the breaching party of such breach.

          (C) Delay. At any time prior to the Effective Time, by ExecuFirst or Republic, if its Board of Directors so determines by vote of a majority of the members of its entire Board, in the event that the Merger is not consummated by June 30, 1996, except to the extent that the failure of the Merger then to be consummated arises out of or results from the knowing action or inaction of the party seeking to terminate pursuant to this
     Section 7.01(C).

          (D) No Approval, Dissenters Rights. By Republic or ExecuFirst, if its Board of Directors so determines by a vote of a majority of the members of its entire Board, in the event (i) the consent of the Board of Governors of the Federal Reserve System for consummation of the Merger and the other transactions contemplated by the Merger shall have been denied by final nonappealable action of such Regulatory Authority or (ii) any stockholder approval required by Section 6.01 herein is not obtained at the Republic Meeting or the ExecuFirst Meeting, or (iii) more than % of Republic Stock exercised their dissenters rights in accordance with Subchapter D of Chapter 15 of the PABCL.

          (E) Failure to Recommend, Etc. At any time prior to the Republic Meeting, by ExecuFirst if the Board of Directors of Republic shall have failed to make its recommendation referred to in Section 5.02, withdrawn such recommendation or modified or changed such recommendation in a manner adverse to the interests of ExecuFirst; or at any time prior to the ExecuFirst Meeting, by Republic if the Board of Directors of ExecuFirst shall have failed to make its recommendation referred to in Section 5.02, withdrawn such recommendation or modified or changed such recommendation in a manner adverse to the interests of Republic.

     7.02 Effect of Termination and Abandonment. In the event of termination of this Plan and the abandonment of the Merger pursuant to this Article VII, no party to this Plan shall have any liability or further obligation to any other party hereunder except (i) as set forth in Section 8.01, (ii) that each of the Stock Option Agreements shall be governed by its own terms as to termination and
(iii) that termination will not relieve a breaching party from liability for any willful breach of this Plan giving rise to such termination; provided, however, that, notwithstanding anything to the contrary herein, the sole remedy of either party hereto for a termination of the Plan resulting from (x) the exercise of its fiduciary duties under the PABCL or any other applicable law or statute by the Board of Directors of either party or (y) the failure of either party to satisfy any condition or covenant hereof provided it has used its reasonable best efforts to so satisfy such condition or covenant, shall be such rights as are granted pursuant to the Stock Option Agreements only.

                              VIII. OTHER MATTERS

     8.01 Survival. All representations, warranties, agreements and covenants contained in this Plan shall not survive the Effective Time or termination of this Plan if this Plan is terminated prior to the Effective Time; provided, however, if the Effective Time occurs, the agreements of the parties in Sections 5.13, 8.01, 8.04 and 8.09 shall survive the Effective Time, and if this Plan is terminated prior to the Effective Time, the agreements of the parties in Sections 5.05(2), 7.02, 8.01, 8.02, 8.04, 8.05, 8.06, 8.07 and 8.09, shall survive such termination.

     8.02 Waiver; Amendment. Prior to the Effective Time, any provision of this Plan may be (i) waived by the party benefitted by the provision, or (ii) amended or modified at any time, by an agreement in writing among the parties hereto approved by their respective Boards of Directors and executed in the same manner as this Plan, except that, after the Republic Meeting the consideration to be received by the stockholders of Republic for each share of Republic Stock shall not thereby be decreased.

     8.03 Counterparts. This Plan may be executed in one or more counterparts, each of which shall be deemed to constitute an original.

     8.04 Governing Law. This Plan shall be governed by, and interpreted in accordance with, the laws of the Commonwealth of Pennsylvania.

     8.05 Expenses. Each party hereto will bear all expenses incurred by it in connection with this Plan and the transactions contemplated hereby prior to the date hereof. All expenses related to (i) the preparation, printing and distribution of any joint proxy materials and (ii) the preparation, printing, distribution costs and SEC registration fees related to the Registration Statement shall be shared pro-rata between the parties in proportion to the number of shareholders of each of Republic and ExecuFirst.

     8.06 Confidentiality. Except as otherwise provided in Section 5.05(2) or in the Confidentiality Agreement, each of the parties hereto and their respective agents, attorneys and accountants will maintain the confidentiality of all information provided in connection herewith which has not been publicly disclosed or as it is advised by counsel that any such information or document is required by law or applicable NASDAQ rule or requirement to be disclosed, provided, however, that such required disclosure shall be subject to prior review by each party hereto.

     8.07 Notices. All notices, requests and other communications hereunder to a party shall be in writing and shall be deemed given if personally delivered, telecopied (with confirmation) or mailed by registered or certified mail (return receipt requested) to such party at its address set forth below or such other address as such party may specify by notice to the parties hereto.

If to ExecuFirst, to:                            ExecuFirst Bancorp, Inc.
                                                 1513 Walnut Street
                                                 Philadelphia, PA 19102
                                                 Attn: Zvi H. Muscal
With a copy to:                                  Stephen T. Burdumy, Esquire
                                                 Klehr, Harrison, Harvey, Branzburg & Ellers
                                                 1401 Walnut Street
                                                 Philadelphia, PA 19102
If to Republic, to:                              Republic Bancorporation, Inc.
                                                 1515 Market Street
                                                 Philadelphia, PA 19107
                                                 Attn: Harry D. Madonna, Esquire
With copies to:                                  Edward G. Fitzgerald, Jr., Esquire
                                                 Spector Gadon & Rosen, P.C.
                                                 1700 Market Street
                                                 Philadelphia, PA 19102

     8.08 Definitions. Any term defined anywhere in this Plan shall have the meaning ascribed to it for all purposes of this Plan (unless expressly noted to the contrary), in addition:

          (1) the term 'Material Adverse Effect' shall mean, with respect to Republic or ExecuFirst, respectively, any effect that (i) is material and adverse to the financial position, results of operations or business of Republic and its subsidiaries taken as a whole, or ExecuFirst and its subsidiaries taken as a whole, respectively, or (ii) materially impairs the ability of Republic or ExecuFirst, respectively, to perform its obligations under this Plan or the consummation of the Merger and the other transactions contemplated by this Plan; provided, however, that Material Adverse Effect shall not be deemed to include the impact of (a) changes in banking and similar laws of general applicability or interpretations thereof by courts, (b) changes in generally accepted accounting principles or regulatory accounting requirements applicable to banks and bank holding companies generally, (c) actions or omissions of Republic or ExecuFirst taken with the prior informed consent of Republic or ExecuFirst, as applicable, in contemplation of the transactions contemplated hereby, (d) circumstances affecting regional bank holding companies generally, and (e) the effects of the Merger and of the actions contemplated by Section 5.08;

          (2) the term 'person' shall mean any individual, bank savings association, corporation, partnership, association, joint stock company, business trust or unincorporated organization;

          (3) the term 'Previously Disclosed' by a party shall mean information set forth in its Disclosure Letter or a schedule that is delivered by that party to the other parties prior to the execution of this Plan and specifically designated as information 'Previously Disclosed' pursuant to this Plan;

          (4) the term 'Rights' means, with respect to any person, securities or obligations convertible into or exchangeable for, or giving any person any right to subscribe for or acquire, or any options, calls or commitments relating to, shares of capital stock of such person;

          (5) the terms 'subsidiary' and 'significant subsidiary' shall have the meanings set forth in Rule 1-02 of Regulation S-X of the SEC; and

          (6) the term 'willful breach' shall mean a knowing, intentional and deliberate act or failure to act.

     8.09 Entire Understanding; No Third Party Beneficiaries. This Plan, the Stock Option Agreements, the Confidentiality Agreement and the Exhibits hereto and thereto together represent the entire understanding of the parties hereto with reference to the transactions contemplated hereby and thereby and supersede any and all other oral or written agreements heretofore made. Except for Section 5.13, nothing in this Plan expressed or implied, is intended to confer upon any person, other than the parties hereto or their respective successors, any rights, remedies, obligations or liabilities under or by reason of this Plan.

     8.10 Headings. The headings contained in this Plan are for reference purposes only and are not part of this Plan.

     IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed in counterparts by their duly authorized officers, all as of the day and year first above written.

                                  REPUBLIC BANCORPORATION, INC.
                                  By: __________________________________________
                                  Title: President

                                  EXECUFIRST BANCORP, INC.
                                  By: __________________________________________
                                  Title:

                                                                         ANNEX B

                        SUBCHAPTER D. DISSENTERS RIGHTS

Section 1572.  Definitions

     The following words and phrases when used in this subchapter shall have the meanings given to them in this section unless the context clearly indicates otherwise:

          'Corporation.' The issuer of the shares held or owned by the dissenter before the corporate action or the successor by merger, consolidation, division, conversion or otherwise of that issuer. A plan of division may designate which of the resulting corporations is the successor corporation for the purposes of this subchapter. The successor corporation in a division shall have sole responsibility for payments to dissenters and other liabilities under this subchapter except as otherwise provided in the plan of division.

          'Dissenter.' A shareholder or beneficial owner who is entitled to and does assert dissenters rights under this subchapter and who has performed every act required up to the time involved for the assertion of those rights.

          'Fair value.' The fair value of shares immediately before the effectuation of the corporate action to which the dissenter objects, taking into account all relevant factors, but excluding any appreciation or depreciation in anticipation of the corporate action.

          'Interest.' Interest from the effective date of the corporate action until the date of payment at such rate as is fair and equitable under all the circumstances, taking into account all relevant factors, including the average rate currently paid by the corporation on its principal bank loans.

Section 1573.  Record and beneficial holders and owners

     (A) Record holders of shares. -- A record holder of shares of a business corporation may assert dissenters rights as to fewer than all of the shares registered in his name only if he dissents with respect to all the shares of the same class or series beneficially owned by any one person and discloses the name and address of the person or persons on whose behalf he dissents. In that event, his rights shall be determined as if the shares as to which he has dissented and his other shares were registered in the names of different shareholders.

     (B) Beneficial owners of shares. -- A beneficial owner of shares of a business corporation who is not the record holder may assert dissenters rights with respect to shares held on his behalf and shall be treated as a dissenting shareholder under the terms of this subchapter if he submits to the corporation not later than the time of the assertion of dissenters rights a written consent of the record holder. A beneficial owner may not dissent with respect to some but less than all shares of the same class or series owned by the owner, whether or not the shares so owned by him are registered in his name.

Section 1574.  Notice of intention to dissent

     If the proposed corporate action is submitted to a vote at a meeting of shareholders of a business corporation, any person who wishes to dissent and obtain payment of the fair value of his shares must file with the corporation, prior to the vote, a written notice of intention to demand that he be paid the fair value for his shares if the proposed action is effectuated, must effect no change in the beneficial ownership of his shares from the date of such filing continuously through the effective date of the proposed action and must refrain from voting his shares in approval of such action. A dissenter who fails in any respect shall not acquire any right to payment of the fair value of his shares under this subchapter. Neither a proxy nor a vote against the proposed corporate action shall constitute the written notice required by this section.

Section 1575.  Notice to demand payment

     (A) General rule. -- If the proposed corporate action is approved by the required vote at a meeting of shareholders of a business corporation, the corporation shall mail a further notice to all dissenters who gave due notice of intention to demand payment of the fair value of their shares and who refrained from voting in favor of the proposed action. If the proposed corporate action is to be taken without a vote of shareholders, the corporation shall send to all shareholders who are entitled to dissent and demand payment of the fair value of their shares a notice of the adoption of the plan or other corporate action. In either case, the notice shall:

          (1) State where and when a demand for payment must be sent and certificates for certificated shares must be deposited in order to obtain payment.

          (2) Inform holders of uncertificated shares to what extent transfer of shares will be restricted from the time that demand for payment is received.

          (3) Supply a form for demanding payment that includes a request for certification of the date on which the shareholder, or the person on whose behalf the shareholder dissents, acquired beneficial ownership of the shares.

          (4) Be accompanied by a copy of this subchapter.

     (B) Time for receipt of demand for payment. -- The time set for receipt of the demand and deposit of certificated shares shall be not less than 30 days from the mailing of the notice.

Section 1576. Failure to comply with notice to demand payment, etc.

     (A) Effect of failure of shareholder to act. -- A shareholder who fails to timely demand payment, or fails (in the case of certificated shares) to timely deposit certificates, as required by a notice pursuant to section 1575 (relating to notice to demand payment) shall not have any right under this subchapter to receive payment of the fair value of his shares.

     (B) Restriction on uncertificated shares. -- If the shares are not represented by certificates, the business corporation may restrict their transfer from the time of receipt of demand for payment until effectuation of the proposed corporate action or the release of restrictions under the terms of section 1577(a) (relating to failure to effectuate corporate action).

     (C) Rights retained by shareholder. -- The dissenter shall retain all other rights of a shareholder until those rights are modified by effectuation of the proposed corporate action.

Section 1577.  Release of restrictions or payment for shares

     (A) Failure to effectuate corporate action. -- Within 60 days after the date set for demanding payment and depositing certificates, if the business corporation has not effectuated the proposed corporate action, it shall return any certificates that have been deposited and release uncertificated shares from any transfer restrictions imposed by reason of the demand for payment.

     (B) Renewal of notice to demand payment. -- When uncertificated shares have been released from transfer restrictions and deposited certificates have been returned, the corporation may at any later time send a new notice conforming to the requirements of section 1575 (relating to notice to demand payment), with like effect.

     (C) Payment of fair value of shares. -- Promptly after effectuation of the proposed corporate action, or upon timely receipt of demand for payment if the corporate action has already been effectuated, the corporation shall either remit to dissenters who have made demand and (if their shares are certificated) have deposited their certificates the amount that the corporation estimates to be the fair value of the shares, or give written notice that no remittance under this section will be made. The remittance or notice shall be accompanied by:

          (1) The closing balance sheet and statement of income of the issuer of the shares held or owned by the dissenter for a fiscal year ending not more than 16 months before the date of remittance or notice together with the latest available interim financial statements.

          (2) A statement of the corporation's estimate of the fair value of the shares.

          (3) A notice of the right of the dissenter to demand payment or supplemental payment, as the case may be, accompanied by a copy of this subchapter.

     (D) Failure to make payment. -- If the corporation does not remit the amount of its estimate of the fair value of the shares as provided by subsection
(c), it shall return any certificates that have been deposited and release uncertificated shares from any transfer restrictions imposed by reason of the demand for payment. The corporation may make a notation on any such certificate or on the records of the corporation relating to any such uncertificated shares that such demand has been made. If shares with respect to which notation has been so made shall be transferred, each new certificate issued therefor or the records relating to any transferred uncertificated shares shall bear a similar notation, together with the name of the original dissenting holder or owner of such shares. A transferee of such shares shall not acquire by such transfer any rights in the corporation other than those that the original dissenter had after making demand for payment of their fair value.

Section 1578.  Estimate by dissenter of fair value of shares

     (A) General rule. -- If the business corporation gives notice of its estimate of the fair value of the shares, without remitting such amount, or remits payment of its estimate of the fair value of a dissenter's shares as permitted by section 1577(c) (relating to payment of fair value of shares) and the dissenter believes that the amount stated or remitted is less than the fair value of his shares, he may send to the corporation his own estimate of the fair value of the shares, which shall be deemed a demand for payment of the amount or the deficiency.

     (B) Effect of failure to file estimate. -- Where the dissenter does not file his own estimate under subsection (a) within 30 days after the mailing by the corporation of its remittance or notice, the dissenter shall be entitled to no more than the amount stated in the notice or remitted to him by the corporation.

Section 1579.  Valuation proceedings generally

     (A) General rule. -- Within 60 days after the latest of:

          (1) effectuation of the proposed corporate action;

          (2) timely receipt of any demands for payment under section 1575 (relating to notice to demand payment); or

          (3) timely receipt of any estimates pursuant to section 1578 (relating to estimate by dissenter of fair value of shares);

if any demands for payment remain unsettled, the business corporation may file in court an application for relief requesting that the fair value of the shares be determined by the court.

     (B) Mandatory joinder of dissenters. -- All dissenters, wherever residing, whose demands have not been settled shall be made parties to the proceeding as in an action against their shares. A copy of the application shall be served on each such dissenter. If a dissenter is a nonresident, the copy may be served on him in the manner provided or prescribed by or pursuant to 42 Pa.C.S. Ch. 53 (relating to bases of jurisdiction and interstate and international procedure).

     (C) Jurisdiction of the court. -- The jurisdiction of the court shall be plenary and exclusive. The court may appoint an appraiser to receive evidence and recommend a decision on the issue of fair value. The appraiser shall have such power and authority as may be specified in the order of appointment or in any amendment thereof.

     (D) Measure of recovery. -- Each dissenter who is made a party shall be entitled to recover the amount by which the fair value of his shares is found to exceed the amount, if any, previously remitted, plus interest.

     (E) Effect of corporation's failure to file application. -- If the corporation fails to file an application as provided in subsection (a), any dissenter who made a demand and who has not already settled his claim against the corporation may do so in the name of the corporation at any time within 30 days after the expiration of the 60-day period. If a dissenter does not file an application within the 30-day period, each dissenter entitled to file an application shall be paid the corporation's estimate of the fair value of the shares and no more, and may bring an action to recover any amount not previously remitted.

Section 1580. Costs and expenses of valuation proceedings

     (A) General rule. -- The costs and expenses of any proceeding under section 1579 (relating to valuation proceedings generally), including the reasonable compensation and expenses of the appraiser appointed by the court, shall be determined by the court and assessed against the business corporation except that any part of the costs and expenses may be apportioned and assessed as the court deems appropriate against all or some of the dissenters who are parties and whose action in demanding supplemental payment under section 1578 (relating to estimate by dissenter of fair value of shares) the court finds to be dilatory, obdurate, arbitrary, vexatious or in bad faith.

     (B) Assessment of counsel fees and expert fees where lack of good faith appears. -- Fees and expenses of counsel and of experts for the respective parties may be assessed as the court deems appropriate against the corporation and in favor of any or all dissenters if the corporation failed to comply substantially with the requirements of this subchapter and may be assessed against either the corporation or a dissenter, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted in bad faith or in a dilatory, obdurate, arbitrary or vexatious manner in respect to the rights provided by this subchapter.

     (C) Award of fees for benefits to other dissenters. -- If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated and should not be assessed against the corporation, it may award to those counsel reasonable fees to be paid out of the amounts awarded to the dissenters who were benefited.

                                                                         ANNEX C

                              FAIRNESS OPINION OF
                            BERWIND FINANCIAL GROUP

                           [FORM OF FAIRNESS OPINION]

January __, 1996

Board of Directors
ExecuFirst Bancorp, Inc.
1513 Walnut Street
Philadelphia, PA 19102

Directors:

     You have requested our opinion as to the fairness, from a financial point of view, to the shareholders of ExecuFirst Bancorp, Inc. ('ExecuFirst') of the financial terms of the proposed merger between Republic Bancorporation, Inc. ('Republic') and ExecuFirst whereby Republic will be merged with and into ExecuFirst with ExecuFirst surviving. The terms of the proposed merger (the 'Proposed Merger') between Republic and ExecuFirst are set forth in the Agreement and Plan of Merger (the 'Agreement') dated November 17, 1995, and provide that each outstanding share of Republic common stock will be converted into the common stock of ExecuFirst subject to certain terms and conditions as set forth in Section 2.01 of the Agreement, with cash to be paid in lieu of fractional shares.

     Berwind Financial Group, L.P., as part of its investment banking business, regularly is engaged in the valuation of assets, securities and companies in connection with various types of asset and security transactions, including mergers, acquisitions, private placements and valuations for various other purposes, and in the determination of adequate consideration in such transactions.

     In arriving at our opinion, we have, among other things: (i) reviewed the historical financial performances, current financial positions and general prospects of Republic and ExecuFirst, (ii) reviewed the Agreement, (iii) reviewed and analyzed stock market performance of ExecuFirst as well as of institutions we deemed comparable to the combined entity, (iv) studied and analyzed the pro forma consolidated financial and operating data, including projections, of Republic and ExecuFirst, (v) considered the terms and conditions of the Proposed Merger between Republic and ExecuFirst as compared with the terms and conditions of comparable bank mergers and acquisitions, particularly those deemed to be mergers of equals, (vi) compared ExecuFirst and the combined entity from a financial point of view to peer institutions we deemed relevant,
(vii) met and/or communicated with certain members of Republic and ExecuFirst's senior management to discuss their respective operations, historical financial statements, and future prospects, and (viii) conducted such other financial analyses, studies and investigations as we deemed appropriate.

     Our opinion is given in reliance on information and representations made or given by Republic and ExecuFirst, and their respective officers, directors, auditors, counsel and other agents, and on filings, releases and other information issued by Republic and ExecuFirst including financial statements, financial projections, and stock price data as well as certain information from recognized independent sources. We have not independently verified the information concerning Republic and ExecuFirst nor other data which we have considered in our review and, for purposes of the opinion set forth below, we have assumed and relied upon the accuracy and completeness of all such information and data. Additionally, we assume that the Proposed Merger is, in all respects, lawful under applicable law.

     With regard to financial and other information relating to the general prospects of Republic and ExecuFirst both as independent institutions and as a combined institution, we have assumed that such information has been reasonably prepared and reflects the best currently available estimates and judgments of the managements of Republic and ExecuFirst as to Republic's, ExecuFirst's and their combined entity's most likely future performance. We have also assumed, without independent verification, that the loan loss reserve will be adequate on a pro forma basis for the combined entity. In rendering our opinion, we have assumed that in the course of obtaining the necessary regulatory approvals for the Proposed Merger, and in preparation of the final proxy statement, no conditions will be imposed that will have a material adverse effect on the contemplated benefits of the Proposed Merger to ExecuFirst.

     Our opinion is based upon information provided to us by the managements of Republic and ExecuFirst, as well as market, economic, financial, and other conditions as they exist and can be evaluated only as of the date hereof and speaks to no other period. Our opinion pertains only to the financial consideration of the Proposed Merger and does not constitute a recommendation to the Board of ExecuFirst and does not constitute a recommendation to ExecuFirst's shareholders as to how such shareholders should vote on the Agreement.

     Based on the foregoing, it is our opinion that, as of the date hereof, the Proposed Merger between Republic and ExecuFirst is fair, from a financial point of view, to the shareholders of ExecuFirst.

                                          Sincerely,

                                          BERWIND FINANCIAL GROUP, L.P.

                                                                         ANNEX D

                              FAIRNESS OPINION OF
                            JANNEY MONTGOMERY SCOTT

                          [ FORM OF FAIRNESS OPINION ]

               , 1995

Board of Directors
Republic Bancorporation, Inc.
1515 Market Street
Philadelphia, PA 19103

Members of the Board:

     Republic Bancorporation, Inc. ('Republic') and ExecuFirst Bancorporation, Inc. ('ExecuFirst') have entered into an Agreement providing for the proposed merger ('Proposed Merger') of Republic with and into ExecuFirst, the separate existence of Republic shall cease and ExecuFirst shall survive and continue to exist as a Pennsylvania corporation (the 'Surviving Corporation'). The terms of the Proposed Merger are set forth in the Agreement and Plan of Merger (the 'Agreement') dated November 17, 1995, and provide that holders of Republic securities receive the consideration ('Consideration') as set forth in Section
2.1 of the Agreement. You have requested our opinion, from a financial point of view, as to the fairness of the Consideration to be received in the Proposed Merger by the holders of Republic's securities.

     Janney Montgomery Scott, Inc., as part of its investment banking business, regularly is engaged in the valuation of assets, securities and companies in connection with various types of asset and securities transactions, including mergers, acquisitions, private placements and valuations for various other purposes, and in the determination of adequate consideration in such transactions.

     In arriving at our opinion, we have, among other things: (i) reviewed the historical financial performances, current financial positions and general prospects of Republic and ExecuFirst, (ii) reviewed the Agreement and Plan of Merger, (iii) reviewed the Prospectus/Joint Proxy Statement, (iv) reviewed and analyzed the stock market performance of Republic and ExecuFirst, (v) studied and analyzed the consolidated financial and operating data of Republic and ExecuFirst, (vi) considered the terms and conditions of the Proposed Merger between Republic and ExecuFirst as compared with the terms and conditions of comparable bank mergers of equals and bank acquisition, (vii) met with certain members of Republic's and ExecuFirst's senior management to discuss their respective operations, historical financial statements, and future prospects, and (viii) conducted such other financial analyses, studies and investigations as we deemed appropriate.

     Our opinion is given in reliance on information and representations made or given by Republic and ExecuFirst, and their respective officers, directors, auditors, counsel and other agents, and on filings, releases and other information issued by Republic and ExecuFirst including financial statements, financial projections and stock price data as well as certain information from recognized independent sources. We have not independently verified the information concerning Republic and ExecuFirst nor other data which we have considered in our review and, for purposes of the opinion set forth below, we have assumed and relied upon the accuracy and completeness of all such information and data. Additionally, we assume that the Proposed Merger is, in all respects, lawful under applicable law.

     With regard to financial and other information relating to the general prospects of Republic and ExecuFirst, we have assumed that such information has been reasonably prepared and reflects the best currently available estimates and judgments of the managements of Republic and ExecuFirst as to Republic's and ExecuFirst's most likely future performance. In rendering our opinion, we have assumed that in the course of obtaining the necessary regulatory approvals of the Proposed Merger, and in preparation of the final proxy statement, no conditions will be imposed that will have a material adverse effect on the contemplated benefits of the Proposed Merger to Republic.

     Our opinion is based upon information provided to us by the managements of Republic and ExecuFirst, as well as market, economic, financial and other conditions as they exist and can be evaluated only as of the date hereof and speaks to no other period. Our opinion pertains only to the financial consideration of the Proposed Merger and does not constitute a recommendation to the Board of Directors of Republic and does not constitute a recommendation to Republic's shareholders as to how such shareholders should vote on the Agreement.

     Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Consideration is fair, from a financial point of view, to the holders of Republic's securities.

                                          Sincerely,

                                          JANNEY MONTGOMERY SCOTT INC.

                                                                         ANNEX E

PROPOSAL II

                      ARTICLE XII -- OWNERSHIP LIMITATION

     A. Except as provided in paragraph B, no shareholder may have Holdings (as defined in paragraph D of this Article), that exceed ten percent (10%) of the issued and outstanding shares of common stock.

     B. Upon the resolution of at least two-thirds of the Board of Directors, the restriction imposed by paragraph A may be waived with respect to the Holdings of any shareholders.

     C. If any shareholder acquires Holdings which cause the violation of the restriction contained in paragraph A, the Board of Directors may (i) terminate all voting rights attributable to the Holdings of such shareholder during the time that paragraph A is being violated; (ii) commence litigation to require divestiture of such amount of the Holdings so that after such divestiture the shareholder would no longer be in violation of the restriction contained in paragraph A; or (iii) take such other action as is appropriate under the circumstances.

     D.  Holdings means (i) the common stock the shareholder owns of record;
(ii) the common stock to which the shareholder has direct or indirect beneficial ownership (as such term is defined in Section 13(d) of the Securities Exchange Act of 1934 and the regulations thereunder in effect on the date hereof, 'Section 13(d)'); and (iii) the common stock owned of record or beneficially by other shareholder(s) acting together with the shareholder as a group (as such term is defined in Section 13(d)) for the purpose of acquiring, holding or disposing of common stock (a 'SHAREHOLDER GROUP'). The Board of Directors' determination of the existence and membership of a Shareholder Group, of a shareholder's Holdings and of the record and beneficial ownership of common stock shall be final and conclusive, absent proof of bad faith.

PROPOSAL III

                       ARTICLE VII -- BOARD OF DIRECTORS

     D. At all Annual Meetings of shareholders commencing after the Annual Meeting of Shareholders to be held in 1996, if any, any stockholder who desires to propose nominees to the Board of Directors must provide for the receipt of a written notice of the intention to nominate a person or persons for election as directors by the Secretary of the Corporation: (i) with respect to an election to be held at any annual meeting of shareholders in accordance with the provision of Rule 14a-8, and (ii) with respect to an election to be held at a special meeting of shareholders for the election of directors, the close of business on the seventh (7th) day following the day on which notice of such meeting is first given to shareholders. The notice is required to contain: (i) the name and address of the shareholder who intends to make the nomination and of the person or persons to be nominated; (ii) a representation that the shareholder is a holder of record of stock entitled to vote at the meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (iii) a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder; (iv) such other information regarding each nominee proposed by such shareholder as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had each nominee been nominated or intended to be nominated, by the Board of Directors of the Corporation; and (v) the consent of each nominee to serve as a director of the Company if so elected. The chairman of any meeting of shareholders to elect directors and the Board of Directors may refuse to recognize the nomination of any person not made in compliance with the foregoing.

                   ARTICLE X -- INDEMNIFICATION AND INSURANCE

     A. The corporation shall indemnify an indemnified representative against any liability incurred in connection with any proceeding in which the indemnified representative may be involved as a party or otherwise by reason of the act that such person is or was serving in an indemnified capacity, including, without limitation, liabilities resulting from any actual or alleged breach or neglect of duty, error, misstatement or misleading statement, negligence, gross negligence or act giving rise to strict or products liability, except:

          (1) where such indemnification is expressly prohibited by applicable law;

          (2) where the conduct of the indemnified representative has been finally determined pursuant to paragraph F or otherwise:

             (i) to constitute willful misconduct or recklessness within the meaning of 15 Pa.C.S. 513(b) and 1746(b) or any superseding provision of law sufficient in the circumstances to bar indemnification against liabilities arising from the conduct; or

             (ii) to be based upon or attributable to the receipt by the indemnified representative from the corporation of a personal benefit to which the indemnified representative is not legally entitled; or

             (iii) to the extent such indemnification has been finally determined in a final adjudication pursuant to paragraph F to be otherwise unlawful.

          (3) with respect to expenses or the payment of profits arising from the purchase or sale of securities of the corporation in violation of
     Section 16(b) of the Securities Exchange Act of 1934;

          (4) expenses or liabilities of any type whatsoever (including, but not limited to, judgments, fines and amounts paid in settlement) which have been paid directly to, or for the benefit of, such person by directors' liability insurance whose premiums are paid for by the corporation or by an individual or entity other than such director or officer;

          (5) amounts paid in settlement of any proceeding without the written consent of the corporation or;

The Board of Directors of the corporation is hereby authorized, at any time by resolution, to add to the above list of exceptions from the right of indemnification, but any such additional exception shall not apply with respect to any event, act or omission which has occurred prior to the date that the Board of Directors in fact adopts such resolution. Any such additional exception may, at any time after its adoption, be amended, supplemented, waived or terminated by further resolution of the Board of Directors of the corporation.

     If an indemnified representative is entitled to indemnification in respect of a portion, but not all, of any liabilities to which such person may be subject, the corporation shall indemnify such indemnified representative to the maximum extent for such portion of the liabilities.

     The termination of a proceeding by judgment, order, settlement or conviction or upon a plea of nolo contendere or its equivalent shall not of itself create a presumption that the indemnified representative is not entitled to indemnification.

     For purposes of this Article X:

          (1) 'indemnified capacity' means any and all past, present and future service by an indemnified representative in one or more capacities as a director, officer, employee or agent of the corporation, or, at the request of the corporation, as a director, officer, employee, agent, fiduciary or trustee of another corporation, partnership, joint venture, trust, employee benefit plan or other entity or enterprise;

          (2) 'indemnified representative' means any and all directors and officers of the corporation and any other person designated as an indemnified representative by the Board of Directors of the corporation (which may, but not, include any person serving at the request of the corporation, as a director, officer, employee, agent, fiduciary or trustee of another corporation, partnership, joint venture, trust, employee benefit plan or other entity or enterprise):

          (3) 'liability' means any damage, judgment, amount paid in settlement, fine, penalty, punitive damages, excise tax assessed with respect to an employee benefit plan, or cost or expense, of any nature (including, without limitation, attorneys' fees and disbursements); and

          (4) 'proceeding' means any threatened, pending or completed action, suit, appeal or other proceeding of any nature, whether civil, criminal, administrative or investigative, whether formal or informal, and whether brought by or in the right of the corporation, a class of its security holders or otherwise.

          (5) 'to the fullest extent permitted by applicable law'means the maximum extent permitted by public policy, common law or statute. Any person covered by this Article X may, to the fullest extent permitted by applicable law, elect to have the right to indemnification or to advancement or reimbursement of expenses, interpreted, at such person's option (i) on the basis of the applicable law on the date this Article X was approved by shareholders, or (ii) on the basis of the applicable law in effect at the time of the occurrence of the event or events giving rise to the proceeding, or (iii) on the basis of the applicable law in effect at the time indemnification or advancement or reimbursement of expenses is sought.

          (6) The corporation shall have the right to appoint the attorney for an indemnified representative provided such appointment is not unreasonable under the circumstances.

     B. Notwithstanding any other provision of this Article X, the corporation shall not indemnify under this Article X an indemnified representative for any liability incurred in a proceeding initiated (which shall not be deemed to include counterclaims or affirmative defenses) or participated in as an intervenor or amicus curiae by the person seeking indemnification unless such initiation of or participation in the proceeding is authorized, either before or after its commencement, by the affirmative vote of a majority of the directors in office. This section does not apply to a reimbursement of expenses incurred in successfully prosecuting or defending an arbitration under paragraph F or otherwise successfully prosecuting or defending the rights of an indemnified representative granted by or pursuant to this Article X.

     C. The corporation shall pay the expenses (including attorneys' fees and disbursements) incurred in good faith by an indemnified representative in advance of the final disposition of a proceeding described in paragraph A or the initiation of or participation in which is authorized pursuant to paragraph B upon receipt of an undertaking by or on behalf of the indemnified representative to repay the amount if it is ultimately determined pursuant to paragraph F that such person is not entitled to be indemnified by the corporation pursuant to this Article X. The financial ability of an indemnified representative to repay an advance shall not be a prerequisite to the making of such advance.

     D. To further effect, satisfy or secure the indemnification obligations provided herein or otherwise, the corporation may maintain insurance, obtain a letter of credit, act as self-insurer, create a reserve, trust, escrow, cash collateral or other fund or account, enter into indemnification agreements, pledge or grant a security interest in any assets or properties of the corporation, or use any other mechanism or arrangement whatsoever in such amounts, at such costs, and upon such other terms and conditions as the Board of Directors shall deem appropriate. Absent fraud, the determination of the Board of Directors with respect to such amounts, costs, terms and conditions shall be conclusive against all security holders, officers and directors and shall not be subject to voidability.

     E. An indemnified representative shall be entitled to indemnification within thirty (30) days after a written request for indemnification has been delivered to the Secretary of the corporation.

     F. Any dispute related to the right to indemnification, contribution or advancement of expenses as provided under this Article X, except with respect to indemnification for liabilities arising under the

Securities Act of 1933 that the corporation has undertaken to submit to a court for adjudication, shall be decided only by arbitration in the metropolitan area in which the principal executive offices of the corporation are located at the time, in accordance with the commercial arbitration rules then in effect of the American Arbitration Association, before a panel of three arbitrators, one of whom shall be selected by the corporation, the second of whom shall be selected by the indemnified representative and third of whom shall be selected by the other two arbitrators. In the absence of the American Arbitration Association, or if for any reason arbitration under the arbitration rules of the American Arbitration Association cannot be initiated, or if one of the parties fails or refuses to select an arbitrator or if the arbitrators selected by the corporation and the indemnified representative cannot agree on the selection of the third arbitrator within thirty (30) days after such time as the corporation and the indemnified representative have each been notified of the selection of the other's arbitrator, the necessary arbitrator or arbitrators shall be selected by the presiding judge of the court of general jurisdiction in such metropolitan area.

     The party or parties challenging the right of an indemnified representative to the benefits of this Article X shall have the burden of proof.

     The corporation shall reimburse an indemnified representative for the expenses (including attorneys' fees and disbursements) incurred unsuccessfully prosecuting or defending such arbitration.

     Any award entered by the arbitrators shall be final, binding and nonappealable and judgment may be entered thereon by any party in accordance with applicable law in any court of competent jurisdiction, except that the corporation shall be entitled to interpose as a defense in any such judicial enforcement proceeding any prior final judicial determination adverse to the indemnified representative in a proceeding not directly involving indemnification under this Article X. This arbitration provision shall be specifically enforceable.

     G. If the indemnification provided for in this Article X or otherwise is unavailable for any reason in respect of any liability or portion thereof, the corporation shall contribute to the liabilities to which the indemnified representative may be subject in such proportion as is appropriate to reflect the intent of this Article X or otherwise.

     H. To the extent that an authorized representative of the corporation has been successful on the merits or otherwise in defense of any action or proceeding referred to in 15 Pa.C.S. 1741 or 1742 or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees and disbursements) actually and reasonably incurred by such person in connection therewith.

     I. The corporation may, to the fullest extent permitted by applicable law, indemnify and advance or reimburse expenses for, persons in all situations other than that covered by this Article X.

     J. All rights under this Article X shall be deemed a contract between the corporation and the indemnified representative pursuant to which the corporation and each indemnified representative intend to be legally bound. Any repeal, amendment or modification hereof shall be prospective only and shall not affect any rights or obligations then existing.

     K. The rights granted by this Article X shall not be deemed exclusive of any other rights to which those seeking indemnification, contribution or advancement of expenses may be entitled under any statute, agreement, vote of shareholders or disinterested directors or otherwise both as to action in an indemnified capacity and as to action in any other capacity. The indemnification, contribution and advancement of expenses provided by or granted pursuant to this Article X shall continue as to a person who has ceased to be an indemnified representative in respect of matters arising prior to such time, and shall inure to the benefit of the heirs, executors, administrators and personal representatives of such a person.

     L. Each person who shall act as an indemnified representative of the corporation shall be deemed to be doing so in reliance upon the rights provided in this Article X.

                            ARTICLE XI -- AMENDMENTS

     These Articles of Incorporation may be amended, subject to the provisions of the laws of the Commonwealth of Pennsylvania, at any regular or special meeting of the shareholders for which adequate notice has been given, by the affirmative vote of the holders of outstanding shares of stock of the Corporation representing a majority of the votes entitled to be cast; provided, however, that Article V through Article XII, including this Article XI, may be amended only by the affirmative vote of holders of outstanding shares representing at least sixty percent (60%) of the votes entitled to be cast for that purpose.

                                                                         ANNEX F

                                HOLDING COMPANY
          AMENDED AND RESTATED STOCK OPTION AND RESTRICTED STOCK PLAN

     The purpose of the Amended and Restated Stock Option and Restricted Stock Plan (the 'PLAN') of the Holding Company (the 'COMPANY') is to promote the interests of the Company by providing incentives to (i) designated officers and other employees of the Company or a Subsidiary Corporation (as defined herein),
(ii) non-employee members of the Company's Board of Directors (the 'BOARD') and
(iii) independent contractors and consultants (who may be individuals or entities) who perform services for the Company, to enable the Company to attract and retain them and to encourage them to acquire a proprietary interest, or to increase their proprietary interest, in the Company. The Company believes that the Plan will cause participants to contribute materially to the growth of the Company, thereby benefitting the Company's shareholders. For purposes of the Plan, the terms 'PARENT CORPORATION' and 'SUBSIDIARY CORPORATION' shall have the meanings set forth in subsections (e) and (f) of Section 424 of the Internal Revenue Code of 1986, as amended (the 'CODE').

1. ADMINISTRATION

     (a) Except with respect to Committee Grants (as hereinafter defined), the Plan shall be administered and interpreted by a committee of the Board (the 'COMMITTEE') consisting of not less than three persons, all of whom shall be 'OUTSIDE DIRECTORS' within the meaning of Section 162(m) of the Code and each of whom shall be a 'DISINTERESTED PERSON' as defined in Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the 'EXCHANGE ACT') (a 'COMMITTEE MEMBER'). With respect to Eligible Participants (as hereinafter defined), the Committee shall have the sole authority to determine (i) who is eligible to receive Grants (as defined in Section 2 below) under the Plan, (ii) the type, size and terms of each Grant under the Plan (subject to Section 4 below), (iii) the time when each Grant will be made and the duration of any exercise or restriction period; (iv) any restrictions on resale applicable to the shares to be issued or transferred pursuant to the Grant; and (v) any other matters arising under the Plan. The Committee may, if it so desires, base any of the foregoing determinations upon the recommendations of management of the Company. The Committee shall have full power and authority to administer and interpret the Plan and to adopt or amend such rules, regulations, agreements and instruments as it may deem appropriate for the proper administration of the Plan. The Committee's interpretations of the Plan and all determinations made by the Committee pursuant to the powers vested in it hereunder shall be conclusive and binding on all persons having any interests in the Plan or in any Grants under the Plan. No person acting under this subsection shall be held liable for any action or determination made in good faith with respect to the Plan or any Grant under the Plan.

     (b) Each member of the Committee shall be indemnified and held harmless by the Company against any cost or expense (including counsel fees) reasonably incurred by him or her, or liability (including any sum paid in settlement of a claim with the approval of the Company) arising out of any act or omission to act in connection with the Plan, unless arising out of such member's own fraud or bad faith, to the extent permitted by applicable law. Such indemnification shall be in addition to any rights of indemnification the members may have as directors or otherwise under the Articles of Incorporation or By-Laws of the Company, any agreement of shareholders or disinterested directors or otherwise.

2. GRANTS

     (a) Grants to Eligible Participants. With respect to Eligible Participants, incentives under the Plan shall consist of Incentive Stock Options (as defined in Section 5(b) below), Nonqualified Stock Options (as defined in
Section 5(b) below), Restricted Stock Grants (as defined in Section 6 below) or SARs (as defined in Section 7 below) (hereinafter collectively referred to as 'GRANTS'). All Grants, except with respect to Committee Grants as specifically provided in Section 2(b) hereof, shall be subject to the terms and conditions set forth herein and to such other terms and conditions of any nature as long as they are not inconsistent with the Plan as the Committee deems appropriate and specifies in writing to the participant (the 'GRANT LETTER'). The Committee shall approve the form and provisions of each Grant Letter. Grants under any section of the Plan need not be uniform as among the participants receiving the same type of Grant, and Grants under two or more sections of the Plan may be combined in one Grant Letter.

     (b) Committee Grants. A Committee Member shall be entitled to receive a Committee Grant in accordance with this Section 2(b).

          i) Committee Members shall receive a Nonqualified Stock Option to purchase One Thousand (1,000) shares of Common Stock (as hereinafter defined) (subject to adjustment as provided in Section 3(b) hereof) of the Company at an exercise price equal to the higher of the fair market value (as defined herein) or the book value of a share of Common Stock on the date of grant, at the commencement of and in consideration for their service to the Company as a Committee Member and such Committee Grant shall become exercisable, with respect to 100% of the shares of Common Stock underlying such Committee Grant, on the date of grant. Committee Grants shall be exercisable for a period of ten years from the date of grant.

          ii) Upon the occurrence of (a) a Change In Control (as defined in
     Section 9 hereof or (b) a sale or exchange of assets of the Company or (c) dissolution, liquidation, merger or consolidation of the Company (in which the Company is not the surviving corporation), all restrictions imposed under any Committee Grant shall immediately lapse.

          iii) Each Committee Member who receives a Committee Grant pursuant to this Section 2(b) shall receive a written agreement setting forth the terms and conditions of such grant including, but not limited to, the restrictions set forth in this Section 2(b) (the 'COMMITTEE GRANT LETTER').

          iv) Except as otherwise provided in this Section 2(b), Committee Grants shall be subject to the provisions of this Plan applicable to Nonqualified Stock Options granted to other persons.

          v) Notwithstanding any other provision of the Plan, this Section 2(b) may not be amended more than once every six months, except for amendments necessary to conform the plan to changes in the provisions of the Code or the Employee Retirement Income Security Act of 1974 ('ERISA'), or the rules promulgated thereunder.

          vi) The provisions of this Section 2(b) are intended to operate automatically and not require administration. To the extent that any administrative determinations may be required, such determination shall be made by a member or members of the Board of Directors who is/are not eligible to be granted Options under this Section 2(b), but in no event shall such determinations affect the eligibility of Committee Members, the timing of the grants or the number of shares of Common Stock subject to Committee Grants hereunder.

3. SHARES SUBJECT TO THE PLAN

     (a) The aggregate number of shares of the Common Stock, par value $.01 ('COMMON STOCK'), of the Company that may be issued or transferred under the Plan is 500,000, subject to adjustment pursuant to Section 3(b) below. Such shares may be authorized but unissued shares or reacquired shares. If and to the extent that options granted under the Plan terminate, expire or are canceled without having been exercised (including shares canceled as part of an exchange of Grants), or if any shares of restricted stock are forfeited, the shares subject to such Grant shall again be available for subsequent Grants under the Plan.

     (b) If any change is made to the Common Stock (whether by reason of merger, consolidation, reorganization, recapitalization, stock dividend, stock split, combination of shares, or exchange of shares or any other change in capital structure made without receipt of consideration), then unless such event or change results in the termination of all outstanding Grants and Committee Grants under the Plan, the Committee shall preserve the value of the outstanding Grants and Committee Grants by adjusting the maximum number and class of shares issuable under the Plan to reflect the effect of such event or change in the Company's capital structure, and by making appropriate adjustments to the number and class of shares, the exercise price of each outstanding option and otherwise, except that any fractional shares resulting from such adjustments shall be eliminated by rounding any portion of a share equal to .500 or greater up, and any portion of a share equal to less than .500 down, in each case to the nearest whole number.

4. ELIGIBILITY FOR PARTICIPATION

     Officers and other employees of the Company or a Subsidiary Corporation, non-employee members of the Board who are not members of the Committee, and independent contractors and consultants who perform services for the Company shall be eligible to participate in the Plan (hereinafter referred to individually as an 'ELIGIBLE PARTICIPANT' and collectively as 'ELIGIBLE PARTICIPANTS'). Only Eligible Participants who are officers or other employees of the Company or a Subsidiary Corporation shall be eligible to receive Incentive Stock Options. All Eligible Participants shall be eligible to receive Nonqualified Stock Options, Restricted Stock Grants and SARs. The Committee shall select from among the Eligible Participants those who will receive Grants (such Eligible Participants and Committee Members who receive Committee Grants pursuant to Section 2(b) are hereinafter referred to as 'GRANTEES') and, except in the case of Committee Grants made pursuant to Section 2(b) hereof, shall determine the number of shares of Common Stock subject to each Grant; provided, however, that the maximum number of shares of Common Stock which may be subject to Grants awarded to any Grantee shall not exceed 500,000. The Committee may, if it so desires, base any such selections or determinations upon the recommendations of management of the Company. Nothing contained in the Plan shall be construed to limit in any manner whatsoever the right of the Company to grant rights or options to acquire Common Stock or awards of Common Stock otherwise than pursuant to the Plan.

5. STOCK OPTIONS

     (a) Number of Shares. The Committee, in its sole discretion, shall determine the number of shares of Common Stock that will be subject to each option.

     (b) Type of Option and Option Price.

     (1) The Committee may grant options qualifying as incentive stock options within the meaning of Section 422 of the Code ('INCENTIVE STOCK OPTIONS') and other stock options ('NONQUALIFIED STOCK OPTIONS'), in accordance with the terms and conditions set forth herein, or may grant any combination of Incentive Stock Options and Nonqualified Stock Options (hereinafter referred to collectively as 'STOCK OPTIONS'). The option price per share of an Incentive Stock Option shall be the fair market value (as defined herein) of a share of Common Stock on the date of grant. If the Grantee of an Incentive Stock Option owns Common Stock (as determined under section 424(d) of the Code) possessing more than 10% of the total combined voting power of all classes of stock of the Company or a Parent Corporation or Subsidiary Corporation, the option price per share in the case of an Incentive Stock Option shall not be less than 110% of the fair market value of a share of Common Stock on the date of grant and such option by its terms is not exercisable after the expiration of five (5) years from the date of grant.

     (2) For all valuation purposes under the Plan, the fair market value of a share of Common Stock shall be determined in accordance with the following provisions:

          (A) If the Common Stock is not at the time listed or admitted to trading on any stock exchange but is traded in the over-the-counter market (but not on the Nasdaq National Market segment of The Nasdaq Stock Market), the fair market value shall be the mean between the last reported bid and asked prices of one share of Common Stock on the date in question in the over-the-counter market, as such prices are reported by the National Association of Securities Dealers through its Nasdaq system or any successor system. If there are no reported bid and asked prices on the date in question, then the mean between the last reported bid and asked prices on the next preceding date for which such quotations exist shall be determinative of fair market value. If the Common Stock is traded over-the-counter on the Nasdaq National Market segment of The Nasdaq Stock Market, the fair market value shall be the closing selling price of one share of Common Stock on the date in question as such price is reported by the National Association of Securities Dealers through such system or any successor system. If there is no reported closing selling price for the Common Stock on the date in question, then the closing selling price on the next preceding date for which such quotation exists shall be determinative of fair market value.

          (B) If the Common Stock is at the time listed or admitted to trading on any stock exchange, then the fair market value shall be the closing selling price of one share of Common Stock on the date in question on the stock exchange determined by the Committee to be the primary market for the Common Stock, as such prices are officially quoted on such exchange. If there is no reported closing selling price of Common Stock on such exchange on the date in question, then the fair market value shall be the closing selling price on the next preceding date for which such quotation exists.

          (C) If the Common Stock is at the time neither listed nor admitted to trading on any stock exchange nor traded in the over-the-counter market (or, the Committee determines that the value as determined pursuant to Section 5(b)(2)(A) or (B) above does not reflect fair market value), then the Committee shall determine fair market value after taking into account such factors as it deems appropriate.

     (c) Exercise Period. The Committee shall determine the option exercise period of each Stock Option. The exercise period shall not exceed ten years from the date of grant. Notwithstanding any determinations by the Committee regarding the exercise period of any Stock Option, all outstanding Stock Options shall be immediately exercisable upon a Change of Control of the Company (as defined in Section 9 below).

     (d) Vesting of Options and Restrictions on Shares. The vesting period for Stock Options shall commence on the date of grant and shall end on the date or dates, determined by the Committee, that shall be specified in the Grant Letter. The Committee may impose upon the shares of Common Stock issuable upon the exercise of a Stock Option such restrictions as it deems appropriate and specifies in the Grant Letter. During any period in which such restrictions apply, the provisions of Section 6(d) below shall be applicable to such shares, and the Committee, in such circumstances as it deems equitable, may determine that all such restrictions shall lapse. Notwithstanding any other provision of the Plan, all outstanding Stock Options shall become immediately exercisable upon a Change of Control of the Company (as defined in Section 9 below).

     (e) Manner of Exercise. A Grantee may exercise a Stock Option by delivering a duly completed notice of exercise to the Committee, together with payment of the option price. Such notice may include instructions authorizing the Company to deliver the certificates representing the shares of Common Stock issuable upon the exercise of such Stock Option to any designated registered broker or dealer ('DESIGNATED BROKER'). Such instructions shall designate the account into which the shares are to be deposited. The Grantee may tender such notice of exercise, which has been properly executed by the Grantee, and the aforementioned delivery instructions to any Designated Broker.

     (f) Termination of Employment, Disability or Death.

          (1) If a Grantee who is an employee ceases to be an employee (in the case of an Incentive Stock Option) or ceases to be an Eligible Participant (in the case of a Nonqualified Stock Option) for any reason (other than, in the case of an individual, the death of such individual) any Stock Option which is otherwise exercisable by the Grantee shall terminate unless exercised within three months after the date on which the Grantee ceases to be an employee or an Eligible Participant, as the case may be (or within such other period of time, which may be longer or shorter than three months, as may be specified in the Grant Letter), but in any event no later than the date of expiration of the option exercise period, except that in the case of an individual Grantee who is disabled within the meaning of Section 22(e)(3) of the Code, such period shall be one year rather than three months (except as otherwise provided in the Grant Letter).

          (2) In the event of the death of an individual Grantee while he or she is an Eligible Participant or within not more than three months after the date on which the Grantee ceases to be an Eligible Participant (or within such other period of time, which may be longer or shorter than three months, as may be specified in the Grant Letter), any Stock Option which was otherwise exercisable by the Grantee at the date of death may be exercised by the Grantee's personal representative at any time prior to the expiration of one year from the date of death, but in any event no later than the date of expiration of the option exercise period.

     (g) Satisfaction of Option Price. The Grantee shall pay the option price in full at the time of exercise in cash, or, with the consent of the Committee in its sole discretion, by delivering shares of Common Stock already owned by the Grantee and having a fair market value on the date of exercise equal to the option price or a combination of cash and shares of Common Stock provided, however, that in lieu of payment in full in such manner, a Grantee may with the approval of the Board in its sole discretion, be entitled to pay for the shares purchased upon exercise of the Stock Option by payment to the Company in cash or by certified or bank check a sum equal at least to the par value of the Common Stock, with the remainder of the purchase price satisfied by the issuance of an interest bearing promissory note or notes, in a form and having terms, including rate of interest and collateral security, satisfactory to the Board in its sole discretion. The Grantee shall also pay the amount of withholding tax due, if any, at the time of exercise. Shares of Common Stock shall not be issued or transferred upon any purported exercise of a Stock Option until the option price and the withholding obligation are fully paid.

     (h) Limits on Incentive Stock Options. Each Grant of an Incentive Stock Option shall provide that:

          (1) the Stock Option is not transferable by the Grantee, except, in the case of an individual Grantee, by will or the laws of descent and distribution;

          (2) the Stock Option is exercisable only by the Grantee, except as otherwise provided herein or in the Grant Letter in the event of the death of an individual Grantee;

          (3) the aggregate fair market value of the Common Stock determined as of the date of the Grant with respect to which Incentive Stock Options are exercisable for the first time by a Grantee during any calendar year under the Plan and under any other stock option plan of the Company shall not exceed $100,000; and

          (4) unless the Grantee could otherwise transfer Common Stock issued pursuant to the Stock Option without incurring liability under Section 16(b) of the Securities and Exchange Act of 1934, as amended (the 'EXCHANGE ACT'), at least six months must elapse from the date of acquisition of the Stock Option until the date of disposition of the Common Stock issued upon exercise thereof.

6. RESTRICTED STOCK GRANTS

     The Committee may issue shares of Common Stock to an Eligible Participant pursuant to an incentive or long range compensation plan, program or contract approved by the Committee (a 'RESTRICTED STOCK GRANT'). The following provisions are applicable to Restricted Stock Grants:

          (a) General Requirements. Shares of Common Stock issued pursuant to Restricted Stock Grants will be issued in consideration for cash or services rendered having a value, as determined by the Board, at least equal to the par value thereof. All conditions and restrictions imposed under each Restricted Stock Grant, and the period of years during which the Restricted Stock Grant will remain subject to such restrictions, shall be set forth in the Grant Letter and designated therein as the 'RESTRICTION PERIOD.' All restrictions imposed under any Restricted Stock Grant shall lapse on such date or dates as the Committee may approve until the restrictions have lapsed as to 100% of the shares, except that upon a Change of Control of the Company, all restrictions on the transfer of the shares which have not been forfeited prior to such date shall lapse. In addition, the Committee, in circumstances that it deems equitable, may determine as to any or all Restricted Stock Grants, that all the restrictions shall lapse, notwithstanding any Restriction Period.

          (b) Number of Shares. The Committee, in its sole discretion, shall determine the number of shares of Common Stock that will be granted in each Restricted Stock Grant.

          (c) Requirement of Relationship with Company. If the Eligible Participant s relationship with the Company (as an employee, non-employee member of the Board, independent contractor or consultant, as the case may
     be) terminates during the period designated in the Grant Letter as the Restriction Period, the Restricted Stock Grant shall terminate as to all shares covered by the Grant as to which restrictions on transfer have not lapsed, and such shares shall be immediately returned to the Company. The Committee may, in its sole discretion, provide for complete or partial exceptions to the provisions of this Section 6(c).

          (d) Restrictions on Transfer and Legend on Stock Certificate. During the Restriction Period, an Eligible Participant may not sell, assign, transfer, pledge or otherwise dispose of the shares of Common Stock to which such Restriction Period applies except to a Successor Grantee pursuant to Section 8 below. Each certificate representing a share of Common Stock issued or transferred under a Restricted Stock Grant shall contain a legend giving appropriate notice of the restrictions in the Grant. The Grantee shall be entitled to have the legend removed from the stock certificate or certificates representing any such shares as to which all restrictions have lapsed.

7. STOCK APPRECIATION RIGHTS

     (a) General Provisions. The Committee may grant stock appreciation rights ('SARS') to any Eligible Participant in tandem with any Stock Option, for all or a portion of the applicable Stock Option, either at the time the Stock Option is granted or at any time thereafter while the Stock Option remains outstanding.

     (b) Number of SARs. The number of SARs granted to an Eligible Participant which shall be exercisable during any given period of time shall not exceed the number of shares of Common Stock which the Eligible Participant may purchase upon the exercise of the related Stock Option during such period.

     (c) Settlement Amount. Upon an Eligible Participant s exercise of some or all of the Eligible Participant's SARs, the Eligible Participant shall receive in settlement of such SARs an amount equal to the stock appreciation (as defined herein) for the number of SARs exercised, payable in cash, Common Stock or a combination thereof. The 'STOCK APPRECIATION' for a SAR is the difference between the option price specified for the related Stock Option and the fair market value of the underlying Common Stock on the date of exercise of the SAR; provided that the maximum value of any stock appreciation right shall be limited to the exercise price of the tandem Stock Option with respect to which it is issued.

     (d) Settlement Election. Upon the exercise of any SARs, the Eligible Participants shall have the right to elect the portions of the settlement amount that the Eligible Participant desires to receive in cash and shares of Common Stock, respectively. For purposes of calculating the number of shares of Common Stock to be received upon settlement, shares of Common Stock shall be valued at their fair market value on the date of exercise of the SARs. Notwithstanding the foregoing, the Committee shall have the right (i) to disapprove an Eligible Participant's election to receive such settlement in whole or in part in cash, and to require that shares of Common Stock be delivered in lieu of cash or (ii) to require that settlement be made in cash. If shares of Common Stock are to be received upon exercise of an SAR, cash shall be delivered in lieu of any fractional share.

     (e) Exercise. A SAR is exercisable only during the period when the Stock Option to which it is related is also exercisable. SARs shall be exercisable only at the same time and to the same extent as, and shall terminate and no longer be exercisable upon the termination or immediately after the exercise of, the tandem Stock Options or applicable portion thereof.

8. TRANSFERABILITY OF OPTIONS AND GRANTS

     Only a Grantee (or, in the case of an individual Grantee, his or her authorized legal representative on behalf of Grantee) may exercise rights under a Grant. No individual Grantee may transfer those rights except by will or by the laws of descent and distribution or, in the case of a Grant other than an Incentive Stock Option and to the extent permitted under Rule 16b-3 of the Exchange Act and by the Committee in its sole discretion, (a) pursuant to a qualified domestic relations order as defined under the Code or Title I of ERISA or the rules thereunder and (b) to a trust for the benefit of a member of the Grantee's immediate family. Upon the death of an individual Grantee, the personal representative or other person entitled to succeed to the rights of the Grantee ('SUCCESSOR GRANTEE') may exercise such rights. A Successor Grantee shall furnish proof satisfactory to the Company of such person's right to receive the Grant or the Committee Grant under the Grantee's will or under the applicable laws of descent and distribution.

9. CHANGE OF CONTROL OF THE COMPANY

     As used herein, a 'CHANGE OF CONTROL' shall be deemed to have occurred when
(a) any 'PERSON' (as such term is used in Section 13(d) and 14(d) of the Exchange Act) becomes the 'BENEFICIAL OWNER', directly or indirectly, of securities of the Company representing thirty (30%) percent or more of the combined voting power of the Company's then outstanding securities or (b) the Company becomes a subsidiary of another corporation or is merged or consolidated into another corporation or if substantially all of its assets shall have been sold to an unaffiliated party or parties unless thereafter (1) directors of the Company immediately prior thereto continue to constitute at least fifty (50%) percent of the directors of the surviving entity or purchaser or (2) the Company's securities continue to represent, or are converted into securities which represent, more than sixty-six and two thirds(66 2/3%) percent of the combined voting power of the surviving entity or purchaser, or (c) fifty (50%) percent or more of the Board is comprised of persons who were not nominated by the Board for election as directors, or (d) the Board adopts a plan of complete liquidation of the Company.

10. CERTAIN CORPORATE CHANGES

     (a) Sale or Exchange of Assets, Dissolution or Liquidation or Merger or Consolidation Where the Company Does Not Survive. If all or substantially all of the assets of the Company are to be sold or exchanged, the Company is to be dissolved or liquidated, or the Company is a party to a merger or consolidation with another corporation in which the Company will not be the surviving corporation, then, at least ten days prior to the effective date of such event, the Company shall give each Grantee with any outstanding Grants (including Committee Grants) written notice of such event. Each such Grantee shall thereupon have the right to exercise in full any installments of such Grants (including Committee Grants) not previously exercised (whether or not the right to exercise such installments has accrued pursuant to such Grants (including Committee Grants)), within ten days after such written notice is sent by the Company. Any installments of such Grants (including Committee Grants) not so exercised shall thereafter lapse and be of no further force or effect.

     (b) Merger or Consolidation Where the Company Survives. If the Company is a party to a merger or consolidation in which the Company will be the surviving corporation, then the Committee may, in its sole discretion, elect to give each Grantee with any outstanding Grants (including Committee Grants) written notice of such event. If such notice is given, each such Grantee shall thereupon have the right to exercise in full any installments of such Grants (including Committee Grants) not previously exercised (whether or not the right to exercise such installments has accrued pursuant to such Grants (including Committee Grants)), within ten days after such written notice is sent by the Company. Any installments of such Grants (including Committee Grants) not so exercised shall thereafter lapse and be of no further force or effect.

11. SHAREHOLDER APPROVAL

     This Plan is subject to and no options shall be exercisable hereunder until after approval of this Plan by holders of a majority of the shares of the stock of the Company present or represented by a proxy in a separate vote at a duly held meeting of the shareholders of the Company within twelve months after the date of the adoption of the Plan by the Board. If the Plan is not so approved by shareholders, the Plan and all Grants (including Committee Grants) hereunder shall terminate and be of no force or effect.

12. AMENDMENT AND TERMINATION OF THE PLAN

     (a) Amendment. The Board may amend or terminate the Plan at any time; provided that the approval of the shareholders of the Company shall be required in respect of any amendment that (i) materially increases the benefits accruing to Eligible Participants under the Plan, (ii) increases the aggregate number of shares of Common Stock that may be issued or transferred under the Plan (other than by operation of Section 3(b) above), (iii) materially modifies the requirements as to eligibility for participation in the Plan; or (iv) modifies the provisions for determining the fair market value of a share of Common Stock.

     (b) Termination of Plan. The Plan shall terminate on November 14, 2005 (as set forth in Section 19 below) unless earlier terminated by the Board or unless extended by the Board with the approval of the shareholders.

     (c) Termination and Amendment of Outstanding Grants. A termination or amendment of the Plan that occurs after a Grant (including Committee Grants) is made shall not result in the termination or amendment of the Grant (including Committee Grants) unless the Grantee consents or unless the Committee acts under
Section 20(b) below. The termination of the Plan shall not impair the power and authority of the Committee with respect to an outstanding Grant. Whether or not the Plan has terminated, an outstanding Grant may be terminated or amended under
Section 20(b) below or may be amended by agreement of the Company and the Grantee which is consistent with the Plan.

13. FUNDING OF THE PLAN

     The Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the payment of any Grants under the Plan. In no event shall interest be paid or accrued on any Grant, including unpaid installments of Grants.

14. RIGHTS OF ELIGIBLE PARTICIPANTS

     Nothing in the Plan shall entitle any Eligible Participant or other person to any claim or right to any Grant under the Plan. Neither the Plan nor any action taken hereunder shall be construed as giving any Eligible Participant or Grantee any rights to be retained by the Company in any capacity, whether as an employee, non-employee member of the Board, independent contractor, consultant or otherwise.

15. WITHHOLDING OF TAXES

     The Company shall have the right to deduct from all Grants paid in cash any federal, state or local taxes required by law to be withheld with respect to such Grants paid in cash. In the case of Grants paid in Common Stock, the Company shall have the right to require the Grantee to pay to the Company the amount of any taxes which the Company is required to withhold in respect of such Grants or to take whatever action it deems necessary to protect the interests of the Company in respect of such tax liabilities, including, without limitation, withholding a portion of the shares of Common Stock otherwise deliverable pursuant to the Plan. The Company's obligation to issue or transfer shares of Common Stock upon the exercise of a Stock Option or SAR or the acceptance of a Restricted Stock Grant shall be conditioned upon the Grantee's compliance with the requirements of this section to the satisfaction of the Committee.

16. AGREEMENTS WITH GRANTEES

     Each Grant made under the Plan shall be evidenced by a Grant Letter containing such terms and conditions as the Committee shall approve.

17. REQUIREMENTS FOR ISSUANCE OF SHARES

     No Common Stock shall be issued or transferred under the Plan unless and until all applicable legal requirements have been complied with to the satisfaction of the Committee. The Committee shall have the right to condition any Stock Option, Restricted Stock Grant or SAR on the Grantee's undertaking in writing to comply with such restrictions on any subsequent disposition of the shares of Common Stock issued or transferred thereunder as the Committee shall deem necessary or advisable as a result of any applicable law, regulation or official interpretation thereof, and certificates representing such shares may be legended to reflect any such restrictions.

18. HEADINGS

     The section headings of the Plan are for reference only. In the event of a conflict between a section heading and the content of a section of the Plan, the content of the section shall control.

19. EFFECTIVE DATE OF THE PLAN

     The Plan shall be effective as of November 14, 1995, subject to the approval of the Company's shareholders within 12 months after such effective date.

20. MISCELLANEOUS

     (a) Substitute Grants. The Committee may make a Grant to an employee, a non-employee director, or an independent contractor or consultant of another corporation, if such person shall become an Eligible Participant by reason of a corporate merger, consolidation, acquisition of stock or property, reorganization or liquidation involving the Company or a Subsidiary Corporation and such other corporation. Any such Grant shall be made in substitution for a stock option or restricted stock grant granted by the other corporation ('SUBSTITUTED STOCK INCENTIVES'), but the terms and conditions of the substitute Grant may vary from the terms and conditions required by the Plan and from those of the Substituted Stock Incentives. The Committee shall prescribe the provisions of the substitute Grants.

     (b) Compliance with Law. The Plan, the exercise of Grants and the obligations of the Company to issue or transfer shares of Common Stock under Grants shall be subject to all applicable laws and required approvals by any governmental or regulatory agencies. The Committee (or, in the case of Committee Grants, the Board) may revoke any Grant if it is contrary to law or modify any Grant to bring it into compliance with any valid and mandatory government regulations. The Committee may also adopt rules regarding the withholding of taxes on payments to Grantees. The Committee may, in its sole discretion, agree to limit its authority under this section.

     (c) Ownership of Stock. A Grantee or Successor Grantee shall have no rights as a shareholder with respect to any shares of Common Stock covered by a Grant until the shares are issued or transferred to the Grantee or Successor Grantee on the stock transfer records of the Company.

                                                                         ANNEX G

                EXECUFIRST BANCORP, INC. STOCK OPTION AGREEMENT

     STOCK OPTION AGREEMENT, dated as of November 17, 1995 (the 'Agreement'), by and between ExecuFirst Bancorp, Inc., a Pennsylvania corporation ('Issuer'), and Republic Bancorporation, Inc. a Pennsylvania corporation ('Grantee').

                                    RECITALS

     (A) The Plan. Grantee and Issuer have on a date prior to the date hereof, entered into an Agreement and Plan of Merger, dated as of November 17, 1995 (the 'Plan'), providing for, among other things, the merger of Issuer with and into the Grantee, with the Issuer being the surviving corporation.

     (B) Condition to Plan. As a condition and inducement to Grantee's execution of the Plan and Grantee's agreement referred to in the next sentence, Grantee has required that Issuer agree, and Issuer has agreed, to grant Grantee the Option (as hereinafter defined). As a condition and inducement to Issuer's execution of the Plan and this Agreement, Grantee has agreed to grant an option to Issuer on terms and conditions substantially identical to those of the Option and this Agreement.

     NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein and in the Plan, and intending to be legally bound hereby, Issuer and Grantee agree as follows:

          1. Defined Terms. Capitalized terms which are used but not defined herein shall have the meanings ascribed to such terms in the Plan.

          2. Grant of Option. Subject to the terms and conditions set forth herein, Issuer hereby grants to Grantee an irrevocable option (the 'Option') to purchase a number of shares of common stock, par value $.01 per share ('Issuer Common Stock'), of Issuer up to 243,985 of such shares (as adjusted as set forth herein, the 'Option Shares', which shall include the Option Shares before and after any transfer of such Option Shares, but in no event shall the number of Option Shares for which this Option is exercisable exceed 19.9% of the issued and outstanding shares of Issuer Common Stock) at a purchase price per Option Share (as adjusted as set forth herein, the 'Purchase Price') equal to $5.00 per share of Issuer Common Stock.

          3. Transferability of Option. The Option granted hereunder may not be transferred by the Grantee except to a 'Parent Corporation' or a 'Subsidiary Corporation', as such terms are defined in subsections (e) and
     (f), respectively, of Section 424 of the Internal Revenue Code of 1986, as amended.

          4. Exercise of Option.

          (a) Provided that (i) Grantee or Holder (as hereinafter defined), as applicable, shall not be in material breach of the agreements or covenants contained in this Agreement or the Plan, and (ii) no preliminary or permanent injunction or other order against the delivery of shares covered by the Option issued by any court of competent jurisdiction in the United States shall be in effect, the Holder may exercise the Option, in whole or in part, at any time and from time to time following the occurrence of a Purchase Event (as hereinafter defined); provided that the Option shall terminate and be of no force and effect upon the earliest to occur of (A) the Effective Time, (B) termination of the Plan in accordance with the terms thereof prior to the occurrence of a Purchase Event (other than a termination resulting from a willful breach by the Issuer of any covenant contained therein) or (C) twelve (12) months after termination of the Plan if such termination follows the occurrence of a Purchase Event or is due to a willful breach by the Issuer of any covenant, representation or warranty contained therein; provided, however, that any purchase of shares upon exercise of the Option shall be subject to compliance with applicable law. The term 'Holder' shall mean the holder or holders of the Option from time to time, and which initially is

     Grantee. The rights set forth in Section 9 hereof shall terminate when the right to exercise the Option terminates (other than as a result of a complete exercise of the Option) as set forth herein.

          (b) As used herein, a 'Purchase Event' means any of the following events:

             (i) Without Grantee's prior written consent, Issuer shall have recommended, proposed or announced an intention to authorize, recommend or propose, or entered into an agreement with any person (other than Grantee or any subsidiary of Grantee) to effect (A) a merger, consolidation or similar transaction involving Issuer or any of its significant subsidiaries (other than transactions solely between Issuer's subsidiaries that are not violative of the Plan), (B) the disposition, by sale, lease, exchange or otherwise, of assets or deposits of Issuer or any of its significant subsidiaries representing in either case 22.5% or more of the consolidated assets or deposits of Issuer and its subsidiaries or (C) the issuance, sale or other disposition by Issuer of (including by way of merger, consolidation, share exchange or any similar transaction) securities representing 22.5% or more of the voting power of the Issuer or any of its significant subsidiaries (each of (A), (B) or (C) an 'Acquisition Transaction'); or

             (ii) any person (other than Grantee or any subsidiary of Grantee shall have acquired beneficial ownership (as such term is defined in Rule 13d-3 promulgated under the Exchange Act) of or the right to acquire beneficial ownership of, or any 'group' (as such term is defined in Section 13(d)(3) of the Exchange Act), other than a group of which Grantee or Issuer or any affiliates or persons participating with any affiliate or any subsidiary of Grantee or Issuer shall have been formed to have acquired beneficial ownership of or has the right to acquire beneficial ownership of, 22.5% or more of the voting power of Issuer or any of its significant subsidiaries.

          (c) Issuer shall notify Grantee promptly in writing of the occurrence of any Purchase Event, it being understood that the giving of such notice by Issuer shall not be a condition to the right of Holder to exercise the Option.

          (d) In the event Holder wishes to exercise the Option or any part thereof, it shall send to Issuer a written notice (the date of which being herein referred to as the 'Notice Date') specifying (i) the total number of Option Shares it intends to purchase pursuant to such exercise and (ii) a place and date not earlier than three business days nor later than 15 business days from the Notice Date for the closing (the 'Closing') of such purchase (the 'Closing Date'); provided that the first notice of exercise shall be sent to Issuer within 180 days after the first Purchase Event of which Grantee has been notified and if no such notification is given within such 180 day time period, the right to exercise shall expire. If prior notification to or approval of any Regulatory Authority is required in connection with such purchase, Issuer shall cooperate with the Holder in the filing of the required notice of application for approval and the obtaining of such approval and the Closing shall occur immediately following such regulatory approvals (and any mandatory waiting periods). Any exercise of the Option shall be deemed to occur on the Notice Date relating thereto.

          5. Payment and Delivery of Certificates.

          (a) On each Closing Date, Holder shall (i) pay to Issuer, in immediately available funds by wire transfer to a bank account designated by Issuer, an amount equal to the Purchase Price multiplied by the number of Option Shares to be purchased on such Closing Date, and (ii) present and surrender this Agreement to the Issuer at the address of the Issuer specified in Section 13(f).

          (b) At each Closing, simultaneously with the delivery of immediately available funds and surrender of this Agreement as provided in Section 4(a), (i) Issuer shall deliver to Holder (A) a certificate or certificates representing the Option Shares to be purchased at such Closing, which Option Shares shall be free and clear of all Liens and subject to no preemptive rights, and (B) if the Option is exercised in part only, an executed new agreement with the same terms as this Agreement evidencing the right to purchase the balance of the shares of Issuer Common Stock purchasable hereunder, and (ii) Holder shall deliver to Issuer a letter agreeing that Holder shall not offer to sell or otherwise dispose of such Option Shares in violation of applicable federal and state law or of the provisions of this Agreement.

          (c) In addition to any other legend that is required by applicable law, certificates for the Option Shares delivered at each Closing shall be endorsed with a restrictive legend which shall read substantially as follows:

             THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE 'SECURITIES ACT') AND ARE 'RESTRICTED SECURITIES' AS THAT TERM IS DEFINED IN RULE 144 UNDER THE SECURITIES ACT. THE SHARES MAY NOT BE OFFERED FOR SALE, SOLD OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION UNDER THE SECURITIES ACT OR A VALID EXEMPTION THEREFROM. THE SHARES ARE SUBJECT TO FURTHER RESTRICTIONS WITH RESPECT TO SALE OF TRANSFER PURSUANT TO THE TERMS OF A STOCK OPTION AGREEMENT DATED AS OF NOVEMBER 17, 1995. A COPY OF SUCH AGREEMENT WILL BE PROVIDED TO THE HOLDER HEREOF WITHOUT CHARGE UPON RECEIPT BY THE ISSUER OF A WRITTEN REQUEST THEREFOR.

     It is understood and agreed that the portion of the above legend relating to the Securities Act shall be removed by delivery of substitute certificates without such legend if Holder shall have delivered to Issuer a copy of a letter from the staff of the SEC, or an opinion of counsel in form and substance reasonably satisfactory to Issuer and its counsel, to the effect that such legend is not required for purposes of the Securities Act.

          (d) Upon the giving by Holder to Issuer of the written notice of exercise of the Option provided for under Section 4(d), the tender of the applicable purchase price in immediately available funds and the tender of this Agreement to Issuer, Holder shall be deemed to be the holder of record of the shares of Issuer Common Stock issuable upon such exercise, notwithstanding that the stock transfer books of Issuer shall then be closed or that certificates representing such shares of Issuer Common Stock shall not then be actually delivered to Holder. Issuer shall pay all expenses, and any and all United States federal, state, and local taxes and other charges that may be payable in connection with the preparation, issuance and delivery of stock certificates under this Section in the name of Holder or its assignee, transferee, or designee.

          (e) Issuer agrees (i) that it shall at all times maintain, free from preemptive rights, sufficient authorized but unissued shares of Issuer Common Stock so that the Option may be exercised without additional authorization of Issuer Common Stock after giving effect to all other options, warrants, convertible securities and other rights to purchase Issuer Common Stock, (ii) that it will not, by charter amendment or through reorganization, consolidation, merger, dissolution or sale of assets, or by any other voluntary act, avoid or seek to avoid the observance or performance of any of the covenants, stipulations or conditions to be observed or performed hereunder by Issuer, (iii) promptly to take all action as may from time to time be required (including (A) complying with all premerger notification, reporting and waiting period requirements and
     (B) in the event prior approval of or notice to any Regulatory Authority is necessary before the Option may be exercised, cooperating fully with Holder in preparing such applications or notices and providing such information to such Regulatory Authority as it may require) in order to permit Holder to exercise the Option and Issuer duly and effectively to issue shares of the Issuer Common Stock pursuant hereto, and (iv) promptly to take all action provided herein to protect the rights of Holder against dilution.

          6. Representations and Warranties of Issuer. Issuer hereby represents and warrants to Grantee (and Holder, if different than Grantee) as follows:

             (a) Corporate Authority. Issuer has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby; the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Issuer and the Issuer's Board of Directors, by at least a two-thirds vote, has waived any restriction on ownership imposed by its articles of incorporation ('Articles of Incorporation') with respect to this Option, and no other corporate proceedings on the part of Issuer are necessary to authorize this Agreement or to consummate the transactions so contemplated.

             (b) Beneficial Ownership. To the best knowledge of Issuer, except for First Fidelity Bank, N.A., or its affiliate or designee, as of the date of this Agreement, no person or group has beneficial ownership of more than 10% of the issued and outstanding shares of Issuer Common Stock.

             (c) Shares Reserved for Issuance; Capital Stock. Issuer has taken all necessary corporate action to authorize and reserve and permit it to issue, and at all times from the date hereof through the termination of this Agreement in accordance with its terms, will have reserved for issuance upon the exercise of the Option, that number of shares of Issuer Common Stock equal to the maximum number of shares of Issuer Common Stock at any time and from time to time purchasable upon exercise of the Option, and all such shares, upon issuance pursuant to the Option, will be duly authorized, validly issued, fully paid and nonassessable, and will be delivered free and clear of all claims, liens, encumbrances, and security interests (other than those created by this Agreement) and not subject to any preemptive rights.

             (d) No Violations. The execution, delivery and performance of this Agreement does not or will not, and the consummation by Issuer of any of the transactions contemplated hereby will not, constitute or result in
        (A) a breach or violation of, or a default under, its Articles of Incorporation or by-laws ('By-Laws'), or the comparable governing instruments of any of its subsidiaries, or (B) a breach or violation of, or a default under, any agreement, lease, contract, note, mortgage, indenture, arrangement or other obligation of it or any of its subsidiaries (with or without the giving of notice, the lapse of time or both) or under any law, rule, ordinance or regulation or judgment, decree, order, award or governmental or nongovernmental permit or license to which it or any of its subsidiaries is subject, that would, in any case give any other person the ability to prevent or enjoin Issuer's performance under this Agreement in any material respect.

          7. Representations and Warranties of Grantee. Grantee hereby represents and warrants to Issuer that Grantee has full corporate power and authority to enter into this Agreement and, subject to obtaining the approvals referred to in this Agreement, to consummate the transactions contemplated by this Agreement; the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Grantee; and this Agreement has been duly executed and delivered by Grantee.

          8. Adjustment upon Changes in Issuer Capitalization, etc. (a) In the event of any change in Issuer Common Stock by reason of a stock dividend, stock split, split-up, recapitalization, combination, exchange of shares, or similar transaction, the type and number of shares or securities subject to the Option, and the Purchase Price therefor, shall be adjusted appropriately, and proper provision shall be made in the agreements governing such transaction so that Holder shall receive, upon exercise of the Option, the number and class of shares or other securities or property that Holder would have received in respect of Issuer Common Stock if the Option had been exercised immediately prior to such event, or the record date therefor, as applicable. If any additional shares of Issuer Common Stock are issued after the date of this Agreement (other than pursuant to an event described in the first sentence of this Section 8(a), upon exercise of any option to purchase Issuer Common Stock outstanding on the date hereof or upon conversion into

     Issuer Common Stock of any convertible security of Issuer outstanding on the date hereof), the number of shares of Issuer Common Stock subject to the Option shall be adjusted so that, after such issuance it, together with any share of Issuer Common Stock previously issued pursuant hereto, equals 19.9% of the number of shares of Issuer Common Stock then issued and outstanding, without giving effect to any shares subject to or issued pursuant to the Option. No provision of this Section 8 shall be deemed to affect or change, or constitute authorization for any violation of, any of the covenants or representations in the Plan.

             (b) In the event that Issuer shall enter into an agreement (i) to consolidate with or merge into any person, other than Grantee or one of its subsidiaries, and shall not be the continuing or surviving corporation of such consolidation or merger, (ii) to permit any person, other than Grantee or one of its subsidiaries, to merge into Issuer and Issuer shall be the continuing or surviving corporation, but, in connection with such merger, the then outstanding shares of Issuer Common Stock shall be changed into or exchanged for stock or other securities of Issuer or any other person or cash or any other property or the outstanding shares of Issuer Common Stock immediately prior to such merger shall after such merger represent less than 50% of the outstanding shares and share equivalents of the merged company, or (iii) to sell or otherwise transfer all or substantially all of its assets or deposits to any person, other than Grantee or one of its subsidiaries, then, and in each such case, the agreement governing such transaction shall be subject to this Agreement in accordance with the terms provided herein and make proper provisions so that the Option shall, upon the consummation of any such transaction and upon the terms and conditions set forth herein, be converted into, or exchanged for, an option (the 'Substitute Option'), at the election of Holder, of either (x) the Acquiring Corporation (as hereinafter defined), (y) any person that controls the Acquiring Corporation, or (z) in the case of a merger described in clause (ii), Issuer (such person being referred to as 'Substitute Option Issuer').

             (c) The Substitute Option shall have the same terms as the Option, provided that, if the terms of the Substitute Option cannot, for legal reasons, be the same as the Option, such terms shall be as similar as possible and in no event less advantageous to Holder. Substitute Option Issuer shall also enter into an agreement with Holder in substantially the same form as this Agreement, which shall be applicable to the Substitute Option.

             (d) The Substitute Option shall be exercisable for such number of shares of Substitute Common Stock (as hereinafter defined) as is equal to the Assigned Value (as hereinafter defined) multiplied by the number of shares of Issuer Common Stock for which the Option was theretofore exercisable, divided by the Average Price (as hereinafter defined). The exercise price of Substitute Option per share of Substitute Common Stock (the 'Substitute Option Price') shall then be equal to the Purchase Price multiplied by a fraction in which the numerator is the number of shares of Issuer Common Stock for which the Option was theretofore exercisable and the denominator is the number of shares of the Substitute Common Stock for which the Substitute Option is exercisable.

             (e) The following terms have the meanings indicated:

                 (1) 'Acquiring Corporation' shall mean (i) the continuing or surviving corporation of a consolidation or merger with Issuer (if other than Issuer), (ii) Issuer in a merger in which Issuer is the continuing or surviving person, or (iii) the transferee of all or substantially all of Issuer's assets (or a substantial part of the assets of its subsidiaries taken as a whole).

                 (2) 'Substitute Common Stock' shall mean the shares of capital stock (or similar equity interest) with the greatest voting power in respect of the election of directors (or persons similarly responsible for the direction of the business and affairs) of the Substitute Option Issuer.

                 (3) 'Assigned Value' shall mean the highest of (w) the price per share of Issuer Common Stock at which a Tender Offer or an Exchange Offer therefor has been made, (x) the price per share of Issuer Common Stock to be paid by any third party pursuant to an agreement with Issuer, and (y) the highest closing price for shares of Issuer Common stock within the six month period immediately preceding the consolidation, merger, or sale in question and (z) in the event of a sale of all or substantially all of Issuer's assets or deposits an amount equal to (i) the sum of the price paid in such sale for such assets (and/or deposits) and the current market value of the remaining assets of Issuer, as determined by a nationally or regionally recognized investment banking firm selected by Holder divided by (ii) the number of shares of Issuer Common Stock outstanding at such time. In the event that a Tender Offer or an Exchange Offer is made for Issuer Common Stock or an agreement is entered into for a merger or consolidation involving consideration other than cash, the value of the securities or other property issuable or deliverable in exchange for Issuer Common Stock shall be determined by a nationally or regionally recognized investment banking firm selected by Holder.

                 (4) 'Average Price' shall mean the average closing price of a share of Substitute Common Stock for the one year immediately preceding the consolidation, merger, or sale in question, but in no event higher than the closing price or the purchase price of the shares of Substitute Common Stock on the day preceding such consolidation, merger or sale; provided that if Issuer is the issuer of the Substitute Option, the Average Price shall be computed with respect to the Purchase Price, a share of common stock issued by Issuer, the person merging into Issuer or by any company which controls such person, as Holder may elect.

             (f) In no event, pursuant to any of the foregoing paragraphs, shall the Substitute Option be exercisable for more than 19.9% of the aggregate of the shares of Substitute Common Stock outstanding prior to exercise of the Substitute Option. In the event that the Substitute Option would be exercisable for more than 19.9% of the aggregate of the shares of Substitute Common Stock but for the limitation in the first sentence of this Section 8(f), Substitute Option Issuer shall make a cash payment to Holder equal to the excess of (i) the value of the Substitute Option without giving effect to the limitation in the first sentence of this Section 8(f) over (ii) the value of the Substitute Option after giving effect to the limitation in the first sentence of this Section 8(f). This difference in value shall be determined by a nationally-recognized investment banking firm selected by Holder.

             (g) Issuer shall not enter into any transaction described in
        Section 8(b) unless prior to the entering of such transaction the Acquiring Corporation and any person that controls the Acquiring Corporation assumed in writing all the obligations of Issuer hereunder and took all other actions that may be necessary so that the provisions of this Section 8 are given full force and effect (including, without limitation, any action that may be necessary so that the holders of the other shares of common stock issued by Substitute Option Issuer are not entitled to exercise any rights by reason of the issuance or exercise of the Substitute Option and the shares of Substitute Common Stock are otherwise in no way distinguishable from or have lesser economic value (other than any diminution in value resulting from the fact that the Substitute Common Stock are restricted securities, as defined in Rule 144 under the Securities Act or any successor provision) than other shares of common stock issued by Substitute Option Issuer).

          9. Repurchase at the Option of Holder. (a) Subject to the last sentence of Section 4(a), at the demand of Holder at any time commencing upon the first occurrence of a Repurchase Event (as defined in Section 9(d)) and ending 12 months immediately thereafter, Issuer shall repurchase from Holder (i) the Option or any part of the Option or (ii) any or all shares of Issuer Common Stock purchased by Holder pursuant hereto with respect to which Holder then has beneficial ownership. The dates on which Holder may exercise its rights under this Section 9 are referred to as the 'Request Dates'. Such repurchase shall be at an aggregate price (the 'Section 9 Repurchase Consideration') equal to the sum of:

             (i) the aggregate Purchase Price paid by Holder for any shares of Issuer Common Stock acquired pursuant to the Option with respect to which Holder then has beneficial ownership;

             (ii) the excess, if any, of (x) the Applicable Price (as defined below) for each share of Issuer Common Stock over (y) the Purchase Price (subject to adjustment pursuant to Section 7), multiplied by the number of shares of Issuer Common Stock with respect to which the Option has not been exercised; and

             (iii) the excess, if any, of the Applicable Price over the Purchase Price (subject to adjustment pursuant to Section 7) paid (or, in the case of Option Shares with respect to which the Option has been exercised but the Closing Date has not occurred, payable) by Holder for each share of Issuer Common Stock with respect to which the Option has been exercised and with respect to which Holder then has beneficial ownership, multiplied by the number of such shares.

          (b) If Holder exercises its rights under this Section 9, Issuer shall, within 10 business days after any Request Date, pay the Section 9 Repurchase Consideration to Holder in immediately available funds, and contemporaneously with such payment, Holder shall surrender to Issuer the Option or any part of the Option and the certificates evidencing the shares of Issuer Common Stock purchased thereunder with respect to which Holder then has exercised its rights under this Section 9, and Holder shall warrant that it has sole record and beneficial ownership of such shares and that the same are then free and clear of all Liens. Notwithstanding the foregoing, to the extent that prior notification to or approval of any Regulatory Authority is required in connection with the payment of all or any portion of the Section 9 Repurchase Consideration, Holder shall have the ongoing option to revoke its request for repurchase pursuant to Section 9, in whole or in part, or to require that Issuer deliver from time to time that portion of the Section 9 Repurchase Consideration that it is not then so prohibited from paying and promptly file the required notice or application for approval and expeditiously process the same (and each party shall cooperate with the other in the filing of any such notice or application and the obtaining of any such approval). If any Regulatory Authority disapproves of any part of Issuer's proposed repurchase pursuant to this Section 9, Issuer shall promptly give notice of such fact to Holder. If any Regulatory Authority prohibits the repurchase in part but not in whole, then Holder shall have the right (i) to revoke the repurchase request or (ii) to the extent permitted by such Regulatory Authority, determine whether the repurchase should apply to the Option and/or Option Shares and to what extent to each, and Holder shall thereupon have the right to exercise the Option as to the number of Option Shares for which the Option was exercisable at the Request Date less the sum of the number of shares covered by the Option in respect of which payment has been made pursuant to Section 9(a)(ii) and the number of shares covered by the portion of the Option (if any) that has been repurchased. Holder shall notify Issuer of its determination under the preceding sentence within five
     (5) business days of receipt of notice of disapproval of the repurchase.

          Notwithstanding anything herein to the contrary, all of Holder's rights under this Section 9 shall terminate on the date of termination of this Option pursuant to Section 4(a).

          (c) For purposes of this Agreement, the 'Applicable Price' means the highest of (i) the highest price per share of Issuer Common Stock paid for any such share by the person or groups described in Section 9(d)(i), (ii) the price per share of Issuer Common Stock received by holders of Issuer Common Stock in connection with any merger or other business combination transaction described in Section 8(b)(i), 8(b)(ii) or 8(b)(iii), or (iii) the highest closing sales price per share of Issuer Common Stock quoted on the NASDAQ Small Cap market or the National Daily Quotation Bureau, as the case may be; provided, however, that in the event of a sale of less than all of Issuer's assets, the Applicable Price shall be the sum of the price paid in such sale for such assets and the current market value of the remaining assets of Issuer as determined by a nationally or regionally recognized investment banking firm selected by Holder, divided by the number of shares of the Issuer Common Stock outstanding at the time of such sale. If the consideration to be offered, paid or received pursuant to either of the foregoing clauses (i) or (ii) shall be other than in cash, the value of such consideration shall be determined in good faith by an independent nationally or regionally recognized investment banking firm selected by Holder and reasonably acceptable to Issuer, which determination shall be conclusive for all purposes of this Agreement.

          (d) As used herein, 'Repurchase Event' shall occur if (i) any person (other than Grantee or any subsidiary of Grantee) shall have acquired beneficial ownership of (as such term is defined in Rule 13d-3 promulgated under the Exchange Act), or the right to acquire beneficial ownership of, or any 'group' (as such term is defined under the Exchange Act) shall have been formed which beneficially owns or has the right to acquire beneficial ownership of, 50% or more of the then outstanding shares of Issuer Common Stock, or (ii) any of the transactions described in Section 8(b)(i), 8(b)(ii) or 8(b)(iii) shall be consummated.

          10. Registration Rights. (a) If Issuer at any time after the exercise of the Option proposes for any reason to register any shares of Issuer Common Stock under the Securities Act or in the event that any registration pursuant to this Section 10(a) shall be, in whole or in part, an underwritten offering of securities of such Issuer Common Stock, Issuer will at each such time promptly give written notice to any Holder, including Grantee and any permitted transferee ('Selling Shareholders') of its intention to do so and, upon the written request of any Selling Shareholder given within 30 days after receipt of any such notice (which request shall specify the number of shares of Issuer Common Stock intended to be included in such registration by the Selling Shareholder), Issuer will cause all such shares for which a Selling Shareholder requests participation in such registration, to be so registered; provided, however, that Issuer may elect to not cause any such shares to be so registered (i) if the managing underwriters, if any, in good faith object to the inclusion of such shares for valid business reasons, or (ii) in the case of a registration solely to implement an employee benefit plan or a registration filed on Form S-4 of the Securities Act or any successor Form; provided, further, however, that such election pursuant to (i) may only be made two times. If some, but not all, the shares of Issuer Common Stock, with respect to which Issuer shall have received requests for registration pursuant to this Section 10(a), shall be excluded from such registration, Issuer shall make appropriate allocation of shares to be registered among the Selling Shareholders desiring to register their shares pro rata in the proportion that the number of shares requested to be registered by each such Selling Shareholder bears to the total number of shares requested to be registered by all such Selling Shareholders then desiring to have Issuer Common Stock registered for sale.

          (b) Conditions to Registration. Issuer shall use all reasonable efforts to cause each registration statement referred to in Section 10(a) above to become effective and to obtain all consents or waivers of other parties which are required therefor and to keep such registration statement effective; provided, however, that Issuer shall not be required to maintain the effectiveness of any registration statement after the expiration of nine months from the effective date of such registration statement. Issuer shall use all reasonable efforts to make any filings. and take all steps, under all applicable state securities laws to the extent necessary to permit the sale or other disposition of the Option Shares so registered in accordance with the intended method of distribution for such shares; provided, however, that Issuer shall not be required to consent to general jurisdiction or qualify to do business in any state where it is not otherwise required to so consent to such jurisdiction or to so qualify to do business.

          (c) Expenses. Except where applicable state law prohibits such payments, Issuer will pay all expenses (including without limitation registration fees, qualification fees, blue sky fees and expenses (including the fees and expenses of counsel), legal expenses, including the reasonable fees and expenses of one counsel to the holders whose Option Shares are being registered, printing expenses and the costs of special audits or 'cold comfort' letters, expenses of underwriters, excluding discounts and commissions but including liability insurance if Issuer so desires or the underwriters so require, and the reasonable fees and expenses of any necessary special experts) in connection with each registration pursuant to Section 10(a) above (including the related offerings and sales by holders of Option Shares) and all other qualifications, notifications or exemptions pursuant to Section 10(a) above.

          (d) Indemnification.  In connection with any registration under
     Section 10(a) above Issuer hereby indemnifies the Selling Shareholders, and each underwriter thereof, including each person, if any, who controls such holder or underwriter within the meaning of Section 15 of the Securities Act, against all expenses, losses, claims, damages and liabilities caused by any untrue, or alleged untrue, statement of a material fact contained in any registration statement or prospectus or notification or offering circular (including any amendments or supplements thereto) or any preliminary prospectus, or caused by any omission, or alleged omission, to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such expenses, losses, claims, damages or liabilities of such indemnified party are caused by any untrue statement or alleged untrue statement that was included by Issuer in any such registration statement or prospectus or notification or offering circular (including any amendments or supplements thereto) in reliance upon and in conformity with, information furnished in writing to Issuer by such indemnified party expressly for use therein, and Issuer and each officer, director and controlling person of Issuer shall be indemnified by such Selling Shareholders, or by such underwriter, as the case may be, for all such expenses, losses, claims, damages and liabilities caused by any untrue, or alleged untrue, statement, that was included by Issuer in any such registration statement or prospectus or notification or offering circular (including any amendments or supplements thereto) in reliance upon, and in conformity with, information furnished in writing to Issuer by such holder or such underwriter, as the case may be, expressly for such use.

          Promptly upon receipt by a party indemnified under this Section 10(d) of notice of the commencement of any action against such indemnified party in respect of which indemnity or reimbursement may be sought against any indemnifying party under this Section 10(d), such indemnified party shall notify the indemnifying party in writing of the commencement of such action, but the failure so to notify the indemnifying party shall not relieve it of any liability which it may otherwise have to any indemnified party under this Section 10(d). In case notice of commencement of any such action shall be given to the indemnifying party as above provided, the indemnifying party shall be entitled to participate in and, to the extent it may wish, jointly with any other indemnifying party similarly notified, to assume the defense of such action at its own expense, with counsel chosen by it and satisfactory to such indemnified party. The indemnified party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel (other than reasonable costs of investigation) shall be paid by the indemnified party unless (i) the indemnifying party either agrees to pay the same, (ii) the indemnifying party fails to assume the defense of such action with counsel satisfactory to the indemnified art , or (iii) the indemnified party has been advised by counsel that one or more legal defenses may be available to the indemnifying party that may be contrary to the interest of the indemnified party, in which case the indemnifying party shall be entitled to assume the defense of such action notwithstanding its obligation to bear fees and expenses of such counsel. No indemnifying party shall be liable for any settlement entered into without its consent, which consent may not be unreasonably withheld.

          If the indemnification provided for in this Section 10(d) is unavailable to a party otherwise entitled to be indemnified in respect of any expenses, losses, claims, damages or liabilities referred to herein, then the indemnifying party, in lieu of indemnifying such party otherwise entitled to be indemnified, shall contribute to the amount paid or payable by such party to be indemnified as a result of such expenses, losses, claims, damages or liabilities in such proportion as is appropriate to reflect the relative benefits received by Issuer, the Selling Shareholders and the underwriters from the offering of the securities and also the relative fault of Issuer, the Selling Shareholders and the underwriters in connection with the statements or omissions which resulted in such expenses, losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The amount paid or payable by a party as a result of the expenses, losses, claims, damages and liabilities referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim; provided, however, that in no case shall any Selling Shareholder be responsible, in the aggregate, for any amount in excess of the net offering proceeds attributable to its Option Shares included in the offering. No person guilty of fraudulent misrepresentation (within the meaning of Section 11
     (f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Any obligation by any holder to indemnify shall be several and not joint with other holders.

          In connection with any registration pursuant to Section 10(a) above, Issuer and each Selling Shareholder (other than Grantee) shall enter into an agreement containing the indemnification provisions of this Section 10(d).

          (e) Miscellaneous Reporting. Issuer shall comply with all reporting requirements and will do all such other things as may be necessary to permit the expeditious sale at any time of any Option Shares by the Selling Shareholders thereof in accordance with and to the extent applicable and permitted by any rule or regulation promulgated by the SEC from time to time, including, without limitation, Rule 144A. Issuer shall at its expense provide the Selling Shareholders with any information necessary in connection with the completion and filing of any reports or forms required to be filed by them under the Securities Act or the Exchange Act, or required pursuant to any state securities laws or the rules of any stock exchange.

          (f) Issue Taxes. Issuer will pay all stamp taxes in connection with the issuance and the sale of the Option Shares and in connection with the exercise of the Option, and will save the Selling Shareholders harmless, without limitation as to time, against any and all liabilities, with respect to all such taxes.

          11. Quotation; Listing. If Issuer Common Stock or any other securities to be acquired in connection with the exercise of the Option are then authorized for quotation or trading or listing on the NASDAQ or any securities exchange or market, Issuer, upon the request of Holder, will promptly file an application, if required, to authorize for quotation or trading or listing the shares of Issuer Common Stock or other securities to be acquired upon exercise of the Option on the NASDAQ or such other securities exchange or market and will use its best efforts to obtain approval, if required, of such quotation or listing as soon as practicable.

          12. Division of Option. This Agreement (and the Option granted hereby) are exchangeable, without expense, at the option of Holder, upon presentation and surrender of this Agreement at the principal office of Issuer for other Agreements providing for Options of different denominations entitling the holder thereof to purchase in the aggregate the same number of shares of Issuer Common Stock purchasable hereunder. The terms 'Agreement' and 'Option' as used herein include any other Agreements and related Options for which this Agreement (and the Option granted hereby) may be exchanged. Upon receipt by Issuer of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Agreement, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Agreement, if mutilated, Issuer will execute and deliver a new Agreement of like tenor and date. Any such new Agreement executed and delivered shall constitute an additional contractual obligation on the part of Issuer, whether or not the Agreement so lost, stolen, destroyed or mutilated shall at any time be enforceable by anyone.

        13. Miscellaneous.

          (a) Expenses. Each of the parties hereto shall bear and pay all costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder, including fees and expenses of its own financial consultants, investment bankers, accountants and counsel provided, however, that the Issuer shall bear and pay all fees, costs and expenses incurred in connection with Section 10 hereof.

          (b) Waiver and Amendment. Any provision of this Agreement may be waived at any time by the party that is entitled to the benefits of such provision. This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by the parties hereto.

          (c) Entire Agreement: No Third-Party Beneficiaries;
     Severability. This Agreement, together with the Plan and the other documents and instruments referred to herein and therein, between Grantee and Issuer (i) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof and (ii) is not intended to confer upon any person other than the parties hereto (other than the indemnified parties under Section 10(d) and any transferees of the Option Shares or any permitted transferee of this Agreement pursuant to Section 13(h)) any rights or remedies hereunder. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or Regulatory Authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated. If for any reason such court or Regulatory Authority determines that the Option does not permit Holder to acquire, or does not require Issuer to repurchase, the full number of shares of Issuer Common Stock as provided in Section 5 (as may be adjusted herein), it is the express intention of Issuer to allow Holder to acquire or to require Issuer to repurchase such lesser number of shares as may be permissible without any amendment or modification hereof.

          (d) Governing Law. This Agreement shall be governed and construed in accordance with the laws of the Commonwealth of Pennsylvania without regard to any applicable conflicts of law rules.

          (e) Descriptive Headings. The descriptive headings contained herein are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

          (f) Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (with confirmation) or mailed by registered or certified mail (return receipt requested) to the parties at the addresses set forth in the Plan (or at such other address for a party as shall be specified by like notice).

          (g) Counterparts. This Agreement and any amendments hereto may be executed in two counterparts, each of which shall be considered one and the same agreement and shall become effective when both counterparts have been signed, it being understood that both parties need not sign the same counterpart.

          (h) Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder or under the Option shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other party, except that Holder may assign this Agreement to a wholly-owned subsidiary of Holder and Holder may assign its rights hereunder in whole or in part after the occurrence of a Purchase Event. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

          (i) Further Assurances. In the event of any exercise of the Option by the Holder, Issuer and the Holder shall execute and deliver all other documents and instruments and take all other action that may be reasonably necessary in order to consummate the transactions provided for by such exercise.

          (j) Specific Performance. The parties hereto agree that this Agreement may be enforced by either party through specific performance, injunctive relief and other equitable relief. Both parties further agree to waive any requirement for the securing or posting of any bond in connection with the obtaining of any such equitable relief and that this provision is without prejudice to any other rights that the parties hereto may have for any failure to perform this Agreement.

     IN WITNESS WHEREOF, Issuer and Grantee have caused this Stock Option Agreement to be signed by their respective officers thereunto duly authorized, all as of the day and year first written above.

                                          EXECUFIRST BANCORP, INC.

                                          By: __________________________________
                                              Title:

                                          REPUBLIC BANCORPORATION, INC.

                                          By: __________________________________
                                              Title:

                                                                         ANNEX H

              REPUBLIC BANCORPORATION, INC. STOCK OPTION AGREEMENT

     STOCK OPTION AGREEMENT, dated as of November 17, 1995 (the 'Agreement'), by and between Republic Bancorporation, Inc., a Pennsylvania corporation ('Issuer'), and ExecuFirst Bancorp, Inc. a Pennsylvania corporation ('Grantee').

                                    RECITALS

     (A) The Plan. Grantee and Issuer have on a date prior to the date hereof, entered into an Agreement and Plan of Merger, dated as of November 17, 1995 (the 'Plan'), providing for, among other things, the merger of Issuer with and into the Grantee, with the Grantee being the surviving corporation.

     (B) Condition to Plan. As a condition and inducement to Grantee's execution of the Plan and Grantee's agreement referred to in the next sentence, Grantee has required that Issuer agree, and Issuer has agreed, to grant Grantee the Option (as hereinafter defined). As a condition and inducement to Issuer's execution of the Plan and this Agreement, Grantee has agreed to grant an option to Issuer on terms and conditions substantially identical to those of the Option and this Agreement.

     NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein and in the Plan, and intending to be legally bound hereby, Issuer and Grantee agree as follows:

          1. Defined Terms. Capitalized terms which are used but not defined herein shall have the meanings ascribed to such terms in the Plan.

          2. Grant of Option. Subject to the terms and conditions set forth herein, Issuer hereby grants to Grantee an irrevocable option (the 'Option') to purchase a number of shares of common stock, par value $.01 per share ('Issuer Common Stock'), of Issuer up to 158,058 of such shares (as adjusted as set forth herein, the 'Option Shares', which shall include the Option Shares before and after any transfer of such Option Shares, but in no event shall the number of Option Shares for which this Option is exercisable exceed 19.9% of the issued and outstanding shares of Issuer Common Stock) at a purchase price per Option Share (as adjusted as set forth herein, the 'Purchase Price') equal to $8.50 per share of Issuer Common Stock.

          3. Transferability of Option. The Option granted hereunder may not be transferred by the Grantee except to a 'Parent Corporation' or a 'Subsidiary Corporation', as such terms are defined in subsections (e) and
     (f), respectively, of Section 424 of the Internal Revenue Code of 1986, as amended.

          4. Exercise of Option.

          (a) Provided that (i) Grantee or Holder (as hereinafter defined), as applicable, shall not be in material breach of the agreements or covenants contained in this Agreement or the Plan, and (ii) no preliminary or permanent injunction or other order against the delivery of shares covered by the Option issued by any court of competent jurisdiction in the United States shall be in effect, the Holder may exercise the Option, in whole or in part, at any time and from time to time following the occurrence of a Purchase Event (as hereinafter defined); provided that the Option shall terminate and be of no force and effect upon the earliest to occur of (A) the Effective Time, (B) termination of the Plan in accordance with the terms thereof prior to the occurrence of a Purchase Event (other than a termination resulting from a willful breach by the Issuer of any covenant, representation or warranty contained therein) or (C) twelve (12) months after termination of the Plan if such termination follows the occurrence of a Purchase Event or is due to a willful breach by the Issuer of any covenant contained therein; provided, however, that any purchase of shares upon exercise of the Option shall be subject to compliance with applicable law. The term 'Holder' shall mean the holder or holders of the Option from time to time, and which initially is

     Grantee. The rights set forth in Section 9 hereof shall terminate when the right to exercise the Option terminates (other than as a result of a complete exercise of the Option) as set forth herein.

          (b) As used herein, a 'Purchase Event' means any of the following events:

             (i) Without Grantee's prior written consent, Issuer shall have recommended, proposed or announced an intention to authorize, recommend or propose, or entered into an agreement with any person (other than Grantee or any subsidiary of Grantee) to effect (A) a merger, consolidation or similar transaction involving Issuer or any of its significant subsidiaries (other than transactions solely between Issuer's subsidiaries that are not violative of the Plan), (B) the disposition, by sale, lease, exchange or otherwise, of assets or deposits of Issuer or any of its significant subsidiaries representing in either case 22.5% or more of the consolidated assets or deposits of Issuer and its subsidiaries or (C) the issuance, sale or other disposition by Issuer of (including by way of merger, consolidation, share exchange or any similar transaction) securities representing 22.5% or more of the voting power of the Issuer or any of its significant subsidiaries (each of (A), (B) or (C) an 'Acquisition Transaction'); or

             (ii) any person (other than Grantee or any subsidiary of Grantee shall have acquired beneficial ownership (as such term is defined in Rule 13d-3 promulgated under the Exchange Act) of or the right to acquire beneficial ownership of, or any 'group' (as such term is defined in Section 13(d)(3) of the Exchange Act), other than a group of which Grantee or Issuer or any affiliates or persons participating with any affiliate or any subsidiary of Grantee or Issuer shall have been formed to have acquired beneficial ownership of or has the right to acquire beneficial ownership of, 25% or more of the voting power of Issuer or any of its significant subsidiaries.

          (c) Issuer shall notify Grantee promptly in writing of the occurrence of any Purchase Event, it being understood that the giving of such notice by Issuer shall not be a condition to the right of Holder to exercise the Option.

          (d) In the event Holder wishes to exercise the Option or any part thereof, it shall send to Issuer a written notice (the date of which being herein referred to as the 'Notice Date') specifying (i) the total number of Option Shares it intends to purchase pursuant to such exercise and (ii) a place and date not earlier than three business days nor later than 15 business days from the Notice Date for the closing (the 'Closing') of such purchase (the 'Closing Date'); provided that the first notice of exercise shall be sent to Issuer within 180 days after the first Purchase Event of which Grantee has been notified and if no such notification is given within such 180 day time period, the right to exercise shall expire. If prior notification to or approval of any Regulatory Authority is required in connection with such purchase, Issuer shall cooperate with the Holder in the filing of the required notice of application for approval and the obtaining of such approval and the Closing shall occur immediately following such regulatory approvals (and any mandatory waiting periods). Any exercise of the Option shall be deemed to occur on the Notice Date relating thereto.

          5. Payment and Delivery of Certificates.

          (a) On each Closing Date, Holder shall (i) pay to Issuer, in immediately available funds by wire transfer to a bank account designated by Issuer, an amount equal to the Purchase Price multiplied by the number of Option Shares to be purchased on such Closing Date, and (ii) present and surrender this Agreement to the Issuer at the address of the Issuer specified in Section 13(f).

          (b) At each Closing, simultaneously with the delivery of immediately available funds and surrender of this Agreement as provided in Section 4(a), (i) Issuer shall deliver to Holder (A) a certificate or certificates representing the Option Shares to be purchased at such Closing, which Option Shares shall be free and clear of all Liens and subject to no preemptive rights, and (B) if the Option is exercised in part only, an executed new agreement with the same terms as this Agreement evidencing the right to purchase the balance of the shares of Issuer Common Stock purchasable hereunder, and (ii) Holder shall deliver to Issuer a letter agreeing that Holder shall not offer to sell or otherwise dispose of such Option Shares in violation of applicable federal and state law or of the provisions of this Agreement.

          (c) In addition to any other legend that is required by applicable law, certificates for the Option Shares delivered at each Closing shall be endorsed with a restrictive legend which shall read substantially as follows:

             THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE 'SECURITIES ACT') AND ARE 'RESTRICTED SECURITIES' AS THAT TERM IS DEFINED IN RULE 144 UNDER THE SECURITIES ACT. THE SHARES MAY NOT BE OFFERED FOR SALE, SOLD OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION UNDER THE SECURITIES ACT OR A VALID EXEMPTION THEREFROM. THE SHARES ARE SUBJECT TO FURTHER RESTRICTIONS WITH RESPECT TO SALE OF TRANSFER PURSUANT TO THE TERMS OF A STOCK OPTION AGREEMENT DATED AS OF NOVEMBER 17, 1995. A COPY OF SUCH AGREEMENT WILL BE PROVIDED TO THE HOLDER HEREOF WITHOUT CHARGE UPON RECEIPT BY THE ISSUER OF A WRITTEN REQUEST THEREFOR.

          It is understood and agreed that the portion of the above legend relating to the Securities Act shall be removed by delivery of substitute certificates without such legend if Holder shall have delivered to Issuer a copy of a letter from the staff of the SEC, or an opinion of counsel in form and substance reasonably satisfactory to Issuer and its counsel, to the effect that such legend is not required for purposes of the Securities Act.

          (d) Upon the giving by Holder to Issuer of the written notice of exercise of the Option provided for under Section 3(e), the tender of the applicable purchase price in immediately available funds and the tender of this Agreement to Issuer, Holder shall be deemed to be the holder of record of the shares of Issuer Common Stock issuable upon such exercise, notwithstanding that the stock transfer books of Issuer shall then be closed or that certificates representing such shares of Issuer Common Stock shall not then be actually delivered to Holder. Issuer shall pay all expenses, and any and all United States federal, state, and local taxes and other charges that may be payable in connection with the preparation, issuance and delivery of stock certificates under this Section in the name of Holder or its assignee, transferee, or designee.

          (e) Issuer agrees (i) that it shall at all times maintain, free from preemptive rights, sufficient authorized but unissued shares of Issuer Common Stock so that the Option may be exercised without additional authorization of Issuer Common Stock after giving effect to all other options, warrants, convertible securities and other rights to purchase Issuer Common Stock, (ii) that it will not, by charter amendment or through reorganization, consolidation, merger, dissolution or sale of assets, or by any other voluntary act, avoid or seek to avoid the observance or performance of any of the covenants, stipulations or conditions to be observed or performed hereunder by Issuer, (iii) promptly to take all action as may from time to time be required (including (A) complying with all premerger notification, reporting and waiting period requirements and
     (B) in the event prior approval of or notice to any Regulatory Authority is necessary before the Option may be exercised, cooperating fully with Holder in preparing such applications or notices and providing such information to such Regulatory Authority as it may require) in order to permit Holder to exercise the Option and Issuer duly and effectively to issue shares of the Issuer Common Stock pursuant hereto, and (iv) promptly to take all action provided herein to protect the rights of Holder against dilution.

          6. Representations and Warranties of Issuer. Issuer hereby represents and warrants to Grantee (and Holder, if different than Grantee) as follows:

             (a) Corporate Authority. Issuer has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby; the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Issuer and the Issuer's Board of Directors, by at least a two-thirds vote, has waived the restriction of ownership imposed in Section 11.1 of its certificate of incorporation ('Certificate of Incorporation') with respect to this Option, and no other corporate proceedings on the part of Issuer are necessary to authorize this Agreement or to consummate the transactions so contemplated.

             (b) Beneficial Ownership. To the best knowledge of Issuer, as of the date of this Agreement, no person or group has beneficial ownership of more than 10% of the issued and outstanding shares of Issuer Common Stock.

             (c) Shares Reserved for Issuance; Capital Stock. Issuer has taken all necessary corporate action to authorize and reserve and permit it to issue, and at all times from the date hereof through the termination of this Agreement in accordance with its terms, will have reserved for issuance upon the exercise of the Option, that number of shares of Issuer Common Stock equal to the maximum number of shares of Issuer Common Stock at any time and from time to time purchasable upon exercise of the Option, and all such shares, upon issuance pursuant to the Option, will be duly authorized, validly issued, fully paid and nonassessable, and will be delivered free and clear of all claims, liens, encumbrances, and security interests (other than those created by this Agreement) and not subject to any preemptive rights.

             (d) No Violations. The execution, delivery and performance of this Agreement does not or will not, and the consummation by Issuer of any of the transactions contemplated hereby will not, constitute or result in
        (A) a breach or violation of, or a default under, its Articles of Incorporation or by-laws ('ByLaws'), or the comparable governing instruments of any of its subsidiaries, or (B) a breach or violation of, or a default under, any agreement, lease, contract, note, mortgage, indenture, arrangement or other obligation of it or any of its subsidiaries (with or without the giving of notice, the lapse of time or both) or under any law, rule, ordinance or regulation or judgment, decree, order, award or governmental or nongovernmental permit or license to which it or any of its subsidiaries is subject, that would, in any case give any other person the ability to prevent or enjoin Issuer's performance under this Agreement in any material respect.

          7. Representations and Warranties of Grantee. Grantee hereby represents and warrants to Issuer that Grantee has full corporate power and authority to enter into this Agreement and, subject to obtaining the approvals referred to in this Agreement, to consummate the transactions contemplated by this Agreement; the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Grantee; and this Agreement has been duly executed and delivered by Grantee.

          8. Adjustment upon Changes in Issuer Capitalization, etc. (a) In the event of any change in Issuer Common Stock by reason of a stock dividend, stock split, split-up, recapitalization, combination, exchange of shares, or similar transaction, the type and number of shares or securities subject to the Option, and the Purchase Price therefor, shall be adjusted appropriately, and proper provision shall be made in the agreements governing such transaction so that Holder shall receive, upon exercise of the Option, the number and class of shares or other securities or property that Holder would have received in respect of Issuer Common Stock if the Option had been exercised immediately prior to such event, or the record date therefor, as applicable. If any additional shares of Issuer Common Stock are issued after the date of this Agreement (other than pursuant to an event described in the first sentence of this Section 8(a), upon exercise of any option to purchase Issuer Common Stock outstanding on the date hereof or upon conversion into Issuer Common Stock of any convertible security of Issuer outstanding on the date hereof), the number of shares of Issuer Common Stock subject to the Option shall be adjusted so that, after such issuance it, together with any share of Issuer Common Stock previously issued pursuant hereto, equals 19.9% of the number of shares of Issuer Common Stock then issued and outstanding, without giving effect to any shares subject to or issued pursuant to the Option. No provision of this Section 8 shall be deemed to affect or change, or constitute authorization for any violation of, any of the covenants or representations in the Plan.

          (b) In the event that Issuer shall enter into an agreement (i) to consolidate with or merge into any person, other than Grantee or one of its subsidiaries, and shall not be the continuing or surviving corporation of such consolidation or merger, (ii) to permit any person, other than Grantee or one of its subsidiaries, to merge into Issuer and Issuer shall be the continuing or surviving corporation, but, in connection with such merger, the then outstanding shares of Issuer Common Stock shall be changed into or exchanged for stock or other securities of Issuer or any other person or cash or any other property or the outstanding shares of Issuer Common Stock immediately prior to such merger shall after such merger represent less than 50% of the outstanding shares and share equivalents of the merged company, or (iii) to sell or otherwise transfer all or substantially all of its assets or deposits to any person, other than Grantee or one of its subsidiaries, then, and in each such case, the agreement governing such transaction shall be subject to this Agreement in accordance with the terms provided herein and make proper provisions so that the Option shall, upon the consummation of any such transaction and upon the terms and conditions set forth herein, be converted into, or exchanged for, an option (the 'Substitute Option'), at the election of Holder, of either (x) the Acquiring Corporation (as hereinafter defined), (y) any person that controls the Acquiring Corporation, or (z) in the case of a merger described in clause (ii), Issuer (such person being referred to as 'Substitute Option Issuer').

          (c) The Substitute Option shall have the same terms as the Option, provided that, if the terms of the Substitute Option cannot, for legal reasons, be the same as the Option, such terms shall be as similar as possible and in no event less advantageous to Holder. Substitute Option Issuer shall also enter into an agreement with Holder in substantially the same form as this Agreement, which shall be applicable to the Substitute Option.

          (d) The Substitute Option shall be exercisable for such number of shares of Substitute Common Stock (as hereinafter defined) as is equal to the Assigned Value (as hereinafter defined) multiplied by the number of shares of Issuer Common Stock for which the Option was theretofore exercisable, divided by the Average Price (as hereinafter defined). The exercise price of Substitute Option per share of Substitute Common Stock (the 'Substitute Option Price') shall then be equal to the Purchase Price multiplied by a fraction in which the numerator is the number of shares of Issuer Common Stock for which the Option was theretofore exercisable and the denominator is the number of shares of the Substitute Common Stock for which the Substitute Option is exercisable.

          (e) The following terms have the meanings indicated:

             (1) 'Acquiring Corporation' shall mean (i) the continuing or surviving corporation of a consolidation or merger with Issuer (if other than Issuer), (ii) Issuer in a merger in which Issuer is the continuing or surviving person, or (iii) the transferee of all or substantially all of Issuer's assets (or a substantial part of the assets of its subsidiaries taken as a whole).

             (2) 'Substitute Common Stock' shall mean the shares of capital stock (or similar equity interest) with the greatest voting power in respect of the election of directors (or persons similarly responsible for the direction of the business and affairs) of the Substitute Option Issuer.

             (3) 'Assigned Value'shall mean the highest of (w) the price per share of Issuer Common Stock at which a Tender Offer or an Exchange Offer therefor has been made, (x) the price per share of Issuer Common Stock to be paid by any third party pursuant to an agreement with Issuer, and (y) the highest closing price for shares of Issuer Common stock within the six month period immediately preceding the consolidation, merger, or sale in question and (z) in the event of a sale of all or substantially all of Issuer's assets or deposits an amount equal to (i) the sum of the price paid in such sale for such assets (and/or deposits) and the current market value of the remaining assets of Issuer, as determined by a nationally or regionally recognized investment banking firm selected by Holder divided by (ii) the number of shares of Issuer Common Stock outstanding at such time. In the event that a Tender Offer or an Exchange Offer is made for Issuer Common Stock or an agreement is entered into for a merger or consolidation involving consideration other than cash, the value of the securities or other property issuable or deliverable in exchange for Issuer Common Stock shall be determined by a nationally or regionally recognized investment banking firm selected by Holder.

             (4) 'Average Price' shall mean the average closing price of a share of Substitute Common Stock for the one year immediately preceding the consolidation, merger, or sale in question, but in no event higher than the closing price or the purchase price of the shares of Substitute Common Stock on the day preceding such consolidation, merger or sale; provided that if Issuer is the issuer of the Substitute Option, the Average Price shall be computed with respect to the Purchase Price, a share of common stock issued by Issuer, the person merging into Issuer or by any company which controls such person, as Holder may elect.

          (f) In no event, pursuant to any of the foregoing paragraphs, shall the Substitute Option be exercisable for more than 19.9% of the aggregate of the shares of Substitute Common Stock outstanding prior to exercise of the Substitute Option. In the event that the Substitute Option would be exercisable for more than 19.9% of the aggregate of the shares of Substitute Common Stock but for the limitation in the first sentence of this Section 7(f), Substitute Option Issuer shall make a cash payment to Holder equal to the excess of (i) the value of the Substitute Option without giving effect to the limitation in the first sentence of this
     Section 8(f) over (ii) the value of the Substitute Option after giving effect to the limitation in the first sentence of this Section 8(f). This difference in value shall be determined by a nationally-recognized investment banking firm selected by Holder.

          (g) Issuer shall not enter into any transaction described in Section 8(b) unless prior to the entering of such transaction the Acquiring Corporation and any person that controls the Acquiring Corporation assumed in writing all the obligations of Issuer hereunder and took all other actions that may be necessary so that the provisions of this Section 8 are given full force and effect (including, without limitation, any action that may be necessary so that the holders of the other shares of common stock issued by Substitute Option Issuer are not entitled to exercise any rights by reason of the issuance or exercise of the Substitute Option and the shares of Substitute Common Stock are otherwise in no way distinguishable from or have lesser economic value (other than any diminution in value resulting from the fact that the Substitute Common Stock are restricted securities, as defined in Rule 144 under the Securities Act or any successor provision) than other shares of common stock issued by Substitute Option Issuer).

          9. Repurchase at the Option of Holder. (a) Subject to the last sentence of Section 4(a), at the demand of Holder at any time commencing upon the first occurrence of a Repurchase Event (as defined in Section 9(d)) and ending 12 months immediately thereafter, Issuer shall repurchase from Holder (i) the Option or any part of the Option or (ii) any or all shares of Issuer Common Stock purchased by Holder pursuant hereto with respect to which Holder then has beneficial ownership. The dates on which Holder may exercise its rights under this Section 9 are referred to as the 'Request Dates'. Such repurchase shall be at an aggregate price (the 'Section 9 Repurchase Consideration') equal to the sum of:

             (i) the aggregate Purchase Price paid by Holder for any shares of Issuer Common Stock acquired pursuant to the Option with respect to which Holder then has beneficial ownership;

             (ii) the excess, if any, of (x) the Applicable Price (as defined below) for each share of Issuer Common Stock over (y) the Purchase Price (subject to adjustment pursuant to Section 7), multiplied by the number of shares of Issuer Common Stock with respect to which the Option has not been exercised; and

             (iii) the excess, if any, of the Applicable Price over the Purchase Price (subject to adjustment pursuant to Section 7) paid (or, in the case of Option Shares with respect to which the Option has been exercised but the Closing Date has not occurred, payable) by Holder for each share of Issuer Common Stock with respect to which the Option has been exercised and with respect to which Holder then has beneficial ownership, multiplied by the number of such shares.

          (b) If Holder exercises its rights under this Section 9, Issuer shall, within 10 business days after any Request Date, pay the Section 9 Repurchase Consideration to Holder in immediately available funds, and contemporaneously with such payment, Holder shall surrender to Issuer the Option or any part of the Option and the certificates evidencing the shares of Issuer Common Stock purchased thereunder with respect to which Holder then has exercised its rights under this Section 9, and Holder shall warrant that it has sole record and beneficial ownership of such shares and that the same are then free and clear of all Liens. Notwithstanding the foregoing, to the extent that prior notification to or approval of any Regulatory Authority is required in connection with the payment of all or any portion of the Section 9 Repurchase Consideration, Holder shall have the ongoing option to revoke its request for repurchase pursuant to Section 9, in whole or in part, or to require that Issuer deliver from time to time that portion of the Section 9 Repurchase Consideration that it is not then so prohibited from paying and promptly file the required notice or application for approval and expeditiously process the same (and each party shall cooperate with the other in the filing of any such notice or application and the obtaining of any such approval). If any Regulatory Authority disapproves of any part of Issuer's proposed repurchase pursuant to this Section 8, Issuer shall promptly give notice of such fact to Holder. If any Regulatory Authority prohibits the repurchase in part but not in whole, then Holder shall have the right (i) to revoke the repurchase request or (ii) to the extent permitted by such Regulatory Authority, determine whether the repurchase should apply to the Option and/or Option Shares and to what extent to each, and Holder shall thereupon have the right to exercise the Option as to the number of Option Shares for which the Option was exercisable at the Request Date less the sum of the number of shares covered by the Option in respect of which payment has been made pursuant to Section 9(a)(ii) and the number of shares covered by the portion of the Option (if any) that has been repurchased. Holder shall notify Issuer of its determination under the preceding sentence within five
     (5) business days of receipt of notice of disapproval of the repurchase.

          Notwithstanding anything herein to the contrary, all of Holder's rights under this Section 9 shall terminate on the date of termination of this Option pursuant to Section 4(a).

          (c) For purposes of this Agreement, the 'Applicable Price' means the highest of (i) the highest price per share of Issuer Common Stock paid for any such share by the person or groups described in Section 8(d)(i), (ii) the price per share of Issuer Common Stock received by holders of Issuer Common Stock in connection with any merger or other business combination transaction described in Section 8(b)(i), 8(b)(ii) or 8(b)(iii), or (iii) the highest closing sales price per share of Issuer Common Stock quoted on the NASDAQ Small Cap market or the National Daily Quotation Bureau, as the case may be; provided, however, that in the event of a sale of less than all of Issuer's assets, the Applicable Price shall be the sum of the price paid in such sale for such assets and the current market value of the remaining assets of Issuer as determined by a nationally or regionally recognized investment banking firm selected by Holder, divided by the number of shares of the Issuer Common Stock outstanding at the time of such sale. If the consideration to be offered, paid or received pursuant to either of the foregoing clauses (i) or (ii) shall be other than in cash, the value of such consideration shall be determined in good faith by an independent nationally or regionally recognized investment banking firm selected by Holder and reasonably acceptable to Issuer, which determination shall be conclusive for all purposes of this Agreement.

          (d) As used herein, 'Repurchase Event' shall occur if (i) any person (other than Grantee or any subsidiary of Grantee) shall have acquired beneficial ownership of (as such term is defined in Rule 13d-3 promulgated under the Exchange Act), or the right to acquire beneficial ownership of, or any 'group' (as such term is defined under the Exchange Act) shall have been formed which beneficially owns or has the right to acquire beneficial ownership of, 50% or more of the then outstanding shares of Issuer Common Stock, or (ii) any of the transactions described in Section 8(b)(i), 8(b)(ii) or 8(b)(iii) shall be consummated.

          10. Registration Rights. (a) If Issuer at any time after the exercise of the Option proposes for any reason to register any shares of Issuer Common Stock under the Securities Act or in the event that any registration pursuant to this Section 10(a) shall be, in whole or in part, an underwritten offering of securities of such Issuer Common Stock, Issuer will at each such time promptly give written notice to any Holder, including Grantee and any permitted transferee ('Selling Shareholders') of its intention to do so and, upon the written request of any Selling Shareholder given within 30 days after receipt of any such notice (which request shall specify the number of shares of Issuer Common Stock intended to be included in such registration by the Selling Shareholder), Issuer will cause all such shares for which a Selling Shareholder requests participation in such registration, to be so registered; provided, however, that Issuer may elect to not cause any such shares to be so registered (i) if the managing underwriters, if any, in good faith object to the inclusion of such shares for valid business reasons, or (ii) in the case of a registration solely to implement an employee benefit plan or a registration filed on Form S-4 of the Securities Act or any successor Form; provided, further, however, that such election pursuant to (i) may only be made two times. If some, but not all, the shares of Issuer Common Stock, with respect to which Issuer shall have received requests for registration pursuant to this Section 10(a), shall be excluded from such registration, Issuer shall make appropriate allocation of shares to be registered among the Selling Shareholders desiring to register their shares pro rata in the proportion that the number of shares requested to be registered by each such Selling Shareholder bears to the total number of shares requested to be registered by all such Selling Shareholders then desiring to have Issuer Common Stock registered for sale.

          (b) Conditions to Registration. Issuer shall use all reasonable efforts to cause each registration statement referred to in Section 10(a) above to become effective and to obtain all consents or waivers of other parties which are required therefor and to keep such registration statement effective; provided, however, that Issuer shall not be required to maintain the effectiveness of any registration statement after the expiration of nine months from the effective date of such registration statement. Issuer shall use all reasonable efforts to make any filings. and take all steps, under all applicable state securities laws to the extent necessary to permit the sale or other disposition of the Option Shares so registered in accordance with the intended method of distribution for such shares; provided, however, that Issuer shall not be required to consent to general jurisdiction or qualify to do business in any state where it is not otherwise required to so consent to such jurisdiction or to so qualify to do business.

          (c) Expenses. Except where applicable state law prohibits such payments, Issuer will pay all expenses (including without limitation registration fees, qualification fees, blue sky fees and expenses (including the fees and expenses of counsel), legal expenses, including the reasonable fees and expenses of one counsel to the holders whose Option Shares are being registered, printing expenses and the costs of special audits or 'cold comfort' letters, expenses of underwriters, excluding discounts and commissions but including liability insurance if Issuer so desires or the underwriters so require, and the reasonable fees and expenses of any necessary special experts) in connection with each registration pursuant to Section 10(a) above (including the related offerings and sales by holders of Option Shares) and all other qualifications, notifications or exemptions pursuant to Section 10(a) above.

          (d) Indemnification.  In connection with any registration under
     Section 10(a) above Issuer hereby indemnifies the Selling Shareholders, and each underwriter thereof, including each person, if any, who controls such holder or underwriter within the meaning of Section 15 of the Securities

     Act, against all expenses, losses, claims, damages and liabilities caused by any untrue, or alleged untrue, statement of a material fact contained in any registration statement or prospectus or notification or offering circular (including any amendments or supplements thereto) or any preliminary prospectus, or caused by any omission, or alleged omission, to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such expenses, losses, claims, damages or liabilities of such indemnified party are caused by any untrue statement or alleged untrue statement that was included by Issuer in any such registration statement or prospectus or notification or offering circular (including any amendments or supplements thereto) in reliance upon and in conformity with, information furnished in writing to Issuer by such indemnified party expressly for use therein, and Issuer and each officer, director and controlling person of Issuer shall be indemnified by such Selling Shareholders, or by such underwriter, as the case may be, for all such expenses, losses, claims, damages and liabilities caused by any untrue, or alleged untrue, statement, that was included by Issuer in any such registration statement or prospectus or notification or offering circular (including any amendments or supplements thereto) in reliance upon, and in conformity with, information furnished in writing to Issuer by such holder or such underwriter, as the case may be, expressly for such use.

          Promptly upon receipt by a party indemnified under this Section 10(d) of notice of the commencement of any action against such indemnified party in respect of which indemnity or reimbursement may be sought against any indemnifying party under this Section 10(d), such indemnified party shall notify the indemnifying party in writing of the commencement of such action, but the failure so to notify the indemnifying party shall not relieve it of any liability which it may otherwise have to any indemnified party under this Section 10(d). In case notice of commencement of any such action shall be given to the indemnifying party as above provided, the indemnifying party shall be entitled to participate in and, to the extent it may wish, jointly with any other indemnifying party similarly notified, to assume the defense of such action at its own expense, with counsel chosen by it and satisfactory to such indemnified party. The indemnified party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel (other than reasonable costs of investigation) shall be paid by the indemnified party unless (i) the indemnifying party either agrees to pay the same, (ii) the indemnifying party fails to assume the defense of such action with counsel satisfactory to the indemnified art , or (iii) the indemnified party has been advised by counsel that one or more legal defenses may be available to the indemnifying party that may be contrary to the interest of the indemnified party, in which case the indemnifying party shall be entitled to assume the defense of such action notwithstanding its obligation to bear fees and expenses of such counsel. No indemnifying party shall be liable for any settlement entered into without its consent, which consent may not be unreasonably withheld.

          If the indemnification provided for in this Section 10(d) is unavailable to a party otherwise entitled to be indemnified in respect of any expenses, losses, claims, damages or liabilities referred to herein, then the indemnifying party, in lieu of indemnifying such party otherwise entitled to be indemnified, shall contribute to the amount paid or payable by such party to be indemnified as a result of such expenses, losses, claims, damages or liabilities in such proportion as is appropriate to reflect the relative benefits received by Issuer, the Selling Shareholders and the underwriters from the offering of the securities and also the relative fault of Issuer, the Selling Shareholders and the underwriters in connection with the statements or omissions which resulted in such expenses, losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The amount paid or payable by a party as a result of the expenses, losses, claims, damages and liabilities referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim; provided, however, that in no case shall any Selling Shareholder be responsible, in the aggregate, for any amount in excess of the net offering proceeds attributable to its Option Shares included in the offering. No person guilty of fraudulent misrepresentation (within the meaning of Section 11 (f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Any obligation by any holder to indemnify shall be several and not joint with other holders.

          In connection with any registration pursuant to Section 10(a) above, Issuer and each Selling Shareholder (other than Grantee) shall enter into an agreement containing the indemnification provisions of this Section 10(d).

          (e) Miscellaneous Reporting. Issuer shall comply with all reporting requirements and will do all such other things as may be necessary to permit the expeditious sale at any time of any Option Shares by the Selling Shareholders thereof in accordance with and to the extent applicable and permitted by any rule or regulation promulgated by the SEC from time to time, including, without limitation, Rule 144A. Issuer shall at its expense provide the Selling Shareholders with any information necessary in connection with the completion and filing of any reports or forms required to be filed by them under the Securities Act or the Exchange Act, or required pursuant to any state securities laws or the rules of any stock exchange.

          (f) Issue Taxes. Issuer will pay all stamp taxes in connection with the issuance and the sale of the Option Shares and in connection with the exercise of the Option, and will save the Selling Shareholders harmless, without limitation as to time, against any and all liabilities, with respect to all such taxes.

          11. Quotation; Listing. If Issuer Common Stock or any other securities to be acquired in connection with the exercise of the Option are then authorized for quotation or trading or listing on the NASDAQ or any securities exchange or market, Issuer, upon the request of Holder, will promptly file an application, if required, to authorize for quotation or trading or listing the shares of Issuer Common Stock or other securities to be acquired upon exercise of the Option on the NASDAQ or such other securities exchange or market and will use its best efforts to obtain approval, if required, of such quotation or listing as soon as practicable.

          12. Division of Option. This Agreement (and the Option granted hereby) are exchangeable, without expense, at the option of Holder, upon presentation and surrender of this Agreement at the principal office of Issuer for other Agreements providing for Options of different denominations entitling the holder thereof to purchase in the aggregate the same number of shares of Issuer Common Stock purchasable hereunder. The terms 'Agreement' and 'Option' as used herein include any other Agreements and related Options for which this Agreement (and the Option granted hereby) may be exchanged. Upon receipt by Issuer of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Agreement, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Agreement, if mutilated, Issuer will execute and deliver a new Agreement of like tenor and date. Any such new Agreement executed and delivered shall constitute an additional contractual obligation on the part of Issuer, whether or not the Agreement so lost, stolen, destroyed or mutilated shall at any time be enforceable by anyone.

        13. Miscellaneous.

          (a) Expenses. Each of the parties hereto shall bear and pay all costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder, including fees and expenses of its own financial consultants, investment bankers, accountants and counsel provided, however, that the Issuer shall bear and pay all fees, costs and expenses incurred in connection with Section 10 hereof.

          (b) Waiver and Amendment. Any provision of this Agreement may be waived at any time by the party that is entitled to the benefits of such provision. This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by the parties hereto.

          (c) Entire Agreement: No Third-Party Beneficiaries;
     Severability. This Agreement, together with the Plan and the other documents and instruments referred to herein and therein, between Grantee and Issuer (i) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof and (ii) is not intended to confer upon any person other than the parties hereto (other than the indemnified parties under Section 10(d) and any transferees of the Option Shares or any permitted transferee of this Agreement pursuant to
     Section 13(h)) any rights or remedies hereunder. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or Regulatory Authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated. If for any reason such court or Regulatory Authority determines that the Option does not permit Holder to acquire, or does not require Issuer to repurchase, the full number of shares of Issuer Common Stock as provided in Section 5 (as may be adjusted herein), it is the express intention of Issuer to allow Holder to acquire or to require Issuer to repurchase such lesser number of shares as may be permissible without any amendment or modification hereof.

          (d) Governing Law. This Agreement shall be governed and construed in accordance with the laws of the Commonwealth of Pennsylvania without regard to any applicable conflicts of law rules.

          (e) Descriptive Headings. The descriptive headings contained herein are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

          (f) Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (with confirmation) or mailed by registered or certified mail (return receipt requested) to the parties at the addresses set forth in the Plan (or at such other address for a party as shall be specified by like notice).

          (g) Counterparts. This Agreement and any amendments hereto may be executed in two counterparts, each of which shall be considered one and the same agreement and shall become effective when both counterparts have been signed, it being understood that both parties need not sign the same counterpart.

          (h) Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder or under the Option shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other party, except that Holder may assign this Agreement to a wholly-owned subsidiary of Holder and Holder may assign its rights hereunder in whole or in part after the occurrence of a Purchase Event. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

          (i) Further Assurances. In the event of any exercise of the Option by the Holder, Issuer and the Holder shall execute and deliver all other documents and instruments and take all other action that may be reasonably necessary in order to consummate the transactions provided for by such exercise.

          (j) Specific Performance. The parties hereto agree that this Agreement may be enforced by either party through specific performance, injunctive relief and other equitable relief. Both parties further agree to waive any requirement for the securing or posting of any bond in connection with the obtaining of any such equitable relief and that this provision is without prejudice to any other rights that the parties hereto may have for any failure to perform this Agreement.

     IN WITNESS WHEREOF, Issuer and Grantee have caused this Stock Option Agreement to be signed by their respective officers thereunto duly authorized, all as of the day and year first written above.

                                          REPUBLIC BANCORPORATION, INC.

                                          By: __________________________________
                                              Title:

                                          EXECUFIRST BANCORP, INC.

                                          By: __________________________________
                                              Title:

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Sections 1741 through 1750 of Subchapter C, Chapter 17, of the Pennsylvania Business Corporation Law of 1988, as amended (the 'BCL'), contain provisions for mandatory and discretionary indemnification of a corporation's directors, officers and other personnel, and related matters.

     Under Section 1741, subject to certain limitations, a corporation has the power to indemnify directors and officer under certain prescribed circumstances against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with an action or proceeding, whether civil, criminal, administrative or investigative (other than derivative actions), to which any of them is a party or is threatened to be made a party by reason of his being a representative, director or officer of the corporation or serving at the request of the corporation as a representative of another corporation, partnership, joint venture, trust or other enterprise, if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal proceeding, had no reasonable cause to believe his conduct was unlawful.

     Section 1742 permits indemnification in derivative actions if the appropriate standard of contact is met, except in respect of any claim, issue or matter as to which the person has been adjudged to be liable to the corporation unless and only to the extent that the proper court determines upon application that, despite the adjudication of liability but in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for the expenses that the court deems proper.

     Under Section 1743, indemnification is mandatory to the extent that the officer or director has been successful on the merits or otherwise in defense of any action or proceeding referred to in Section 1741 or 1742.

     Section 1744 provides that, unless ordered by a court, any indemnification under Section 1741 or 1742 shall be made by the corporation only as authorized in the specific case upon a determination that the representative met the applicable standard of conduct, and such determination will be made by (i) the board of directors by a majority vote of a quorum of directors not parties to the action or proceeding; (ii) if a quorum is not obtainable, or if obtainable and a majority of disinterested directors so directs, by independent legal counsel; or (iii) by the shareholders.

     Section 1745 provides that expenses incurred by an officer, director, employee or agent in defending a civil or criminal action or proceeding may be paid by the corporation in advance of the final disposition of such action or proceeding upon receipt of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation.

     Section 1746 provides generally that, except in any case where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness, the indemnification and advancement of expenses provided by Subchapter 17C of the BCL shall not be deemed exclusive of any other rights to which a person seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding that office.

     Section 1747 also grants a corporation the power to purchase and maintain insurance on behalf of any director or officer against any liability incurred by him in his capacity as officer or director, whether or not the corporation would have the power to indemnify him against the liability under Subchapter 17C of the BCL.

     Sections 1748 and 1749 extend the indemnification and advancement of expenses provisions contained in Subchapter 17C of the BCL to successor corporations in fundamental changes and to representatives serving as fiduciaries of employee benefit plans.

     Section 1750 provides that the indemnification and advancement of expense provided by, or granted pursuant to, Subchapter 17C of the BCL shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs and personal representative of such person.

     ExecuFirst's Articles of Incorporation and By-Laws currently provide for
(i) mandatory indemnification of officers and directors (including former officers and directors) of ExecuFirst to the fullest extent now or hereafter permitted by applicable law, (ii) mandatory advancement or reimbursement of expenses to such indemnified persons (subject to an undertaking to repay all amounts so advanced in the event that it is determined that such person was not entitled to indemnification and (iii) indemnification, at the discretion of the ExecuFirst Board, of employees or agents of ExecuFirst or of directors, officers, employees, agents, fiduciaries or trustees of another corporation, partnership, joint venture, trust, employee benefit plan or other entity or enterprise so serving at the request of ExecuFirst.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

     The following documents are filed as a part of this Registration Statement. (Exhibit numbers correspond to the exhibits required by Item 601 of Regulation S-B for a Registration Statement on Form S-4.)

     (a) Exhibits

     The following exhibits are filed herewith or incorporated herein by reference.

  EXHIBIT
  NUMBER     DESCRIPTION
-----------  -----------
     2.1     Agreement and Plan of Merger, dated as of November 17, 1995, by and among the Registrant, Republic and
             Bancorporation, Inc. ('Republic') (incorporated by reference to Annex A to the Proxy
             Statement/Prospectus included as part of this Registration Statement).
     5.1**   Opinion of Klehr, Harrison, Harvey, Branzburg & Ellers as to the legality of the Registrant's Common
             Stock being registered hereby.
     8.1**   Tax opinion of Klehr, Harrison, Harvey, Branzburg & Ellers.
     8.2**   Tax opinion of Spector, Gadon & Rosen.
    10.1**   Amended and Restated Employment Agreement by and between the Registrant and Zvi H. Muscal.
    10.2**   Form of Amended and Restated Employment Agreement by and between the Registrant and George S. Rapp.
    10.3     Form of Employment Agreement by and between the Registrant and Rolf A. Stensrud.
    10.4     Form of Employment Agreement by and between the Registrant and Kevin J. Gallagher.
    10.5     Form of Agreement by and between the Registrant and Harry D. Madonna.
    23.1**   Consent of Klehr, Harrison, Harvey, Branzburg & Ellers with respect to the legality of securities being registered (contained in Exhibit 5.1).
    23.2**   Consent of Klehr, Harrison, Harvey, Branzburg & Ellers with respect to certain tax matters (contained in
             Exhibit 8.1).
    23.3**   Consent of Spector, Gadon & Rosen with respect to certain tax matters (contained in Exhibit 8.2).
    23.4*    Consent of Coopers & Lybrand, L.L.P. independent accountants, with respect to financial statements of the Registrant.

  EXHIBIT
  NUMBER     DESCRIPTION
-----------  -----------
    23.5*    Consent of Deloitte & Touche LLP, independent auditors, with respect to financial statements of
             Republic.
    23.6**   Consent of Berwind Financial Group with respect to its fairness opinion.
    23.8**   Consent of Janney Montgomery Scott with respect to its fairness opinion.
    24.1*    Power of Attorney.

------------------
 * Filed herewith.
** To be filed by amendment.

     (b) Financial Statement Schedules

     Financial statement schedules with respect to Republic Bancorporation, Inc. have been omitted since they are either not required, not applicable, or the required information is shown in the consolidated financial statements, or notes thereto, contained in the Proxy Statement/Prospectus filed as part of this Registration Statement.

     (c) Reports, Opinions and Appraisals

     The opinion of Berwind Financial Group (attached as Annex C to the Proxy Statement/Prospectus filed as a part of this Registration Statement).

     The opinion of Janney Montgomery Scott (attached as Annex D to the Proxy Statement/ Prospectus filed as a part of this Registration Statement).

ITEM 22. UNDERTAKINGS.

     (a) The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) The undersigned Registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this Registration

Statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

     (d) The Registrant undertakes that every prospectus: (i) that is filed pursuant to paragraph (c) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act of 1933 and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the Registration Statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (e) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that such a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

     (f) The undersigned Registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the Registration Statement through the date of responding to the request.

     (g) The undersigned Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the Registration Statement when it became effective.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia,
Commonwealth of Pennsylvania, on this   day of                    .

                                          EXECUFIRST BANCORP, INC.

                                          BY:       /S/ ZVI H. MUSCAL
                                             --------------------------------
                                                       Zvi H. Muscal
                                              Chairman of the Board, President
                                                and Chief Executive Officer

                               POWER OF ATTORNEY

     Each of the undersigned officers and directors of ExecuFirst Bancorp, Inc. whose signature appears below hereby appoints Zvi Muscal and George Rapp, jointly and each individually, as true and lawful attorneys-in-fact for the undersigned with full power of substitution, to execute in his name and on his behalf in each capacity stated below, any and all amendments (including post-effective amendments) to this Registration Statement as the attorney-in-fact shall deem appropriate, and to cause to be filed any such amendment (including exhibits thereto and other documents in connection therewith) to this Registration Statement with the Securities and Exchange Commission, as fully and to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, or either of them, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


                SIGNATURE                                   TITLE(S)                            DATE
------------------------------------------  -----------------------------------------  -----------------------

            /s/ ZVI H. MUSCAL               Chairman of the Board, President and             December 21, 1995
------------------------------------------  Chief Executive Officer (Principal
              Zvi H. Muscal                 Executive Officer)

          /s/ MICHAEL J. BRADLEY            Director                                         December 21, 1995
------------------------------------------
            Michael J. Bradley

           /s/ JOHN F. D'APRIX              Director                                         December 21, 1995
------------------------------------------
             John F. D'Aprix

         /s/ SHELDON E. GOLDBERG            Director                                           January 3, 1996
------------------------------------------
           Sheldon E. Goldberg

           /s/ GERALD LEVINSON              Director                                         December 21, 1995
------------------------------------------
             Gerald Levinson

           /s/ JAMES E. SCHLEIF             Director                                         December 21, 1995
------------------------------------------
             James E. Schleif

          /s/ JOHN M. O'DONNELL             Director                                         December 21, 1995
------------------------------------------
            John M. O'Donnell

           /s/ ALLEN L. KRAMER              Director                                         December 21, 1995
------------------------------------------
             Allen L. Kramer

             /s/ GEORGE RAPP                Executive Vice President and Chief               December 21, 1995
------------------------------------------  Operating Officer (Principal Financial
               George Rapp                  and Accounting Officer)